As filed with the Securities and Exchange Commission on June 28, 2011

Registration No. 333-171484

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Amendment No. 4 to

Form F-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

China Dredging Group Co., Ltd.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

British Virgin Islands	1600	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Floor 18, Tower A
Zhongshan Building No. 154
Hudong Road, Gulou District
Fuzhou City, Fujian Province 350001, PRC
+86-591-8727-1266

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

C T Corporation System
111 Eighth Avenue
New York, NY 10011
(212) 894-8940

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Yvan-Claude Pierre, Esq. William N. Haddad, Esq. DLA Piper LLP (US) 1251 Avenue of the Americas New York, New York 10020-1104 Tel: (212) 335-4500 Fax: (212) 335-4501	Steven Liu, Esq. DLA Piper UK LLP 20th Floor, South Tower Beijing Kerry Center 1 Guanghua Road, Chaoyang District Beijing 100020, PRC Telephone: +86 10 6561 1788 Facsimile: +86 10 6561 5158	Kenneth R. Koch, Esq. Jeffrey Schultz, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 666 Third Avenue New York, NY 10017 Tel: (212) 692-6200 Fax: (212) 983-3115

Approximate date of commencement of proposed sale to the public:  as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses, as described below.

•	Public Offering Prospectus. A prospectus to be used for the public offering by the registrant of up to American depositary shares (“ADSs”), each representing one of the registrant’s ordinary shares (plus up to additional ADSs that we may sell to the underwriters solely to cover over-allotments, if any) (the “Public Offering Prospectus”) through the underwriter named on the cover page of the Public Offering Prospectus.
•	Resale Prospectus. A prospectus to be used for the resale of ADSs by selling shareholders of the registrant, including ADSs representing 52,677,323 ordinary shares that are currently issued and outstanding and up to 10,012,987 ordinary shares issuable upon conversion of 10,012,987 preferred shares that were previously issued to the selling shareholders (the “Resale Prospectus”).

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

•	they contain different outside and inside front covers;
•	they contain different Prospectus Summary sections;
•	they contain different Use of Proceeds sections, and the Risk Factors and Business sections of the Resale Prospectus do not address use of proceeds from the offering contemplated by the Public Offering Prospectus;
•	the Capitalization, Dilution, Industry Overview, Shares Eligible for Future Sale and Underwriting sections are deleted from the Resale Prospectus;
•	the Selling Shareholders and Plan of Distribution sections are only included in the Resale Prospectus;
•	they contain different Legal Matters sections; and
•	the outside back cover of the Public Offering Prospectus is deleted from the Resale Prospectus.

The registrant has included in this registration statement a set of alternate pages after the back cover page of the Public Offering Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the selling shareholders.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION	PRELIMINARY PROSPECTUS DATED JUNE 28, 2011

American Depositary Shares

China Dredging Group Co., Ltd.

Representing         Ordinary Shares

This is our initial public offering. We are offering American depositary shares, or ADSs, each representing one ordinary share, no par value per share. No public market currently exists for our shares or ADSs.

We currently anticipate the initial public offering price of our ADSs to be between $           and $       per ADS. We have applied to list our ADSs on the NASDAQ Capital Market, or the Nasdaq, under the symbol “CLFF.”

Investing in our ADSs involves a high degree of risk. See “Risk Factors” beginning on page 11.

	Per ADS	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to China Dredging Group Co., Ltd.	$	$

We have granted the underwriters a 45-day option to purchase up to         additional ADSs from us at the initial public offering price less underwriting discounts and commissions.

Delivery of our ADSs will be made on or about             , 2011.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Chardan Capital Markets, LLC

The date of this prospectus is            , 2011.

CHINA DREDGING GROUP

Maintenance dredging on waterway in Tonggu, Taishan, Guangdong, PRC

Reclamation dredging on Steel and Iron projects in Fangcheng Port, Guangxi,PRC

Reclamation dredging on Oujiang Port, Lantian, Wenzhou, Zhejiang, PRC

恒盛浚88

Trailing Suction Hopper Dredger Hengshengjun # 88

Non-Self-Propelled Cutter Suction Dredger Xinggangjun #9

CHINA DREDGING GROUP CO., LTD.

You should rely only on the information contained in this prospectus or in any related free-writing prospectus that we have filed with the Securities and Exchange Commission, or the SEC. We have not authorized anyone to provide you with information that is different from that contained in this prospectus or in any other filed free-writing prospectus. We are offering to sell, and seeking offers to buy, the ADSs only in jurisdictions where offers and sales are permitted.

We have not taken any action to permit a public offering of the ADSs outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the ADSs and the distribution of this prospectus outside the United States.

i

Conventions That Apply to This Prospectus

Unless we indicate otherwise or the context otherwise requires, and for purposes of this prospectus only:

•	All information in this prospectus assumes no exercise by the underwriters of their option to purchase up to additional ADSs representing ordinary shares from us.
•	All share and per share data have been presented to give retrospective effect to our reorganization as described in the section entitled “Our Corporate History and Structure.”
•	“We,” “us,” “our company,” “our” and “China Dredging” refer to China Dredging Group Co., Ltd., a BVI company, and its subsidiaries and variable interest entities.
•	“China Dredging HK” refers to China Dredging (HK) Company Limited, a company organized under the laws of Hong Kong, a wholly owned subsidiary of China Dredging.
•	“Fujian Service” refers to Fujian Xing Gang Port Service Co., Ltd., our operating business in the PRC.
•	“Fujian WangGang” refers to Fujian WangGang Dredging Construction Co., Ltd., a PRC company, a wholly owned subsidiary of China Dredging HK and a wholly foreign-owned enterprise under PRC law. Fujian WangGang holds 50% of the equity interest in Fujian Service.
•	“Wonder Dredging” refers to Wonder Dredging Engineering LLC, a PRC company, which holds a 50% equity interest in Fujian Service. The shareholders of Wonder Dredging have transferred 100% of the economic benefit of Fujian Service and full voting and management control to Fujian WangGang.
•	“CAC” refers to Chardan Acquisition Corp., a BVI company.
•	The “Merger” refers to the merger of CAC with and into China Dredging, which was consummated on October 27, 2010.
•	“2010 Private Placement” refers to our private placement, between October 2010 to December 21, 2010, in multiple closings, of an aggregate of 10,012,987 preferred shares, at a purchase price of $5.00 per share with gross proceeds of approximately $50.1 million.
•	“ADSs” refers to American depositary shares, each of which represents one of our ordinary shares, and “ADRs” refers to American depositary receipts, which, if issued, evidence ADSs.
•	“Shares” or “ordinary shares” refers to our ordinary shares, no par value per share, and “preferred shares” refers to our Class A preferred shares, no par value per share.
•	“China” or the “PRC” refers to the People’s Republic of China, excluding Hong Kong, Macau and Taiwan.
•	“BVI” refers to the British Virgin Islands.
•	The “U.S.” and the “United States” refers to the United States of America.
•	“RMB” or “Renminbi” refers to the legal currency of China and “$,” “dollar,” “US$” or “U.S. dollar” refers to the legal currency of the United States.

This registration statement contains translations of Renminbi amounts into U.S. dollars at specified rates solely for the convenience of the reader. Unless otherwise noted, including in the notes to our financial statements, all translations from Renminbi to U.S. dollars were made at the rate of US$1 = RMB6.83. We make no representation that the Renminbi or U.S. dollar amounts referred to herein could have been or could be converted into U.S. dollars or Renminbi, as the case may be, at any particular rate or at all.

ii

PROSPECTUS SUMMARY

You should read the following summary together with the entire prospectus, including the more detailed information regarding us, the ADSs being sold in this offering, and our consolidated financial statements and related notes appearing elsewhere in this prospectus. You should consider carefully, among other things, the matters discussed in the section entitled “Risk Factors.”

Our Company

We provide specialized dredging services exclusively to the Chinese marine infrastructure market and, based on the number and capacity of the dredging vessels we operate, we believe that we are one of the leading independent (not state-owned) providers of such services in the PRC. Our services, which require significant engineering and project management expertise, include on-site investigation and measurement, cost estimation, sediment and obstruction removal and transport and disposal of dredged material in an environmentally responsible manner. We conduct our dredging operations through Fujian Service, in which we hold a 50% equity interest, with the remaining 50% interest controlled by us pursuant to variable interest entity agreements.

Dredging involves preserving or enhancing the navigability of waterways by removing soil, sand or rock or the transfer of marine bottom materials to other locations for environmental purposes or for land creation. We engage in three primary types of dredging work:

•	Capital dredging, which represented 13.5% of our revenues for the twelve months ended December 31, 2010, consists of sediment removal or transfer for the initial construction or deepening of ports and navigation channels;
•	Maintenance dredging, which represented 13.7% of our revenues for the twelve months ended December 31, 2010, entails ongoing dredging that is required to ensure that ports and navigation channels maintain sufficient water depth to serve their intended purpose; and
•	Reclamation dredging, which represented 72.8% of our revenues for the twelve months ended December 31, 2010, involves transferring material removed from sea or river-beds to another location to raise the surface above the water level and thereby increase land availability or utility.

Our modern fleet of ten dredging vessels has broad capabilities with which we are able to address diverse types of projects, and we intend to build our fleet by continuing to acquire additional vessels. As of December 31, 2010, we had successfully completed over 53 dredging projects in fifteen districts of eight provinces in the PRC. Our fleet has been substantially fully committed to projects since our inception in 2008. Fujian Service operated five dredgers in 2008 that it owned or leased. Currently, we own and operate four dredgers and lease six dredgers.

Our primary customers are large, state-owned enterprises that act as general contractors and perform a significant majority of the port infrastructure and dredging activity in the PRC. These companies sub-contract a portion of the required dredging services to specialty contractors, such as us, as a means of increasing their margins and more efficiently allocating their own resources. We believe that our robust project management, stringent project cost and schedule controls and streamlined and efficient operating procedures and staffing generate cost savings and overall project efficiencies for our customers that give us a competitive advantage over many other dredging subcontractors. These factors, combined with our history of having successfully executed numerous projects, have strengthened our relationships with our customers. As a result, we have plentiful opportunities to participate in bidding syndicates with our customers that serve to sustain our pipeline of future contracts.

Two of our largest customers have indicated to us through non-binding long-term cooperation agreements their intent to increase the level of project activity subcontracted to us over the five year period from 2010 through 2014. Collectively, these non-binding agreements represent approximately $3.4 billion of estimated aggregate revenue over the remaining four years and approximately $537 million during 2011 that we believe is potentially available to us and that could sustain the anticipated growth of our fleet and ongoing high utilization levels. However, as these agreements are non-binding, they may not actually result in any potential contract value and we may realize considerably less value under each of these agreements.

Our Industry

Dredging involves the removal of sediments from harbors, lakes, rivers and water treatment settling ponds to permit the passage of ships and barges, to increase the capacity of water storage reservoirs, to improve waterways and to build and maintain usable shore land. According to the International Association of Dredging Companies, or IADC, an industry association, the global dredging market was approximately $15.2 billion in 2009, representing a 7% increase from 2008 levels, and the Chinese dredging market was approximately $3.5 billion in 2009, representing a six-fold increase since 2000 and 23.0% of the global market in 2009. The dredging industry is closely tied to the broader port construction and marine transportation industries and is driven by general growth in population, trade and the economy as a whole. In particular, the capital dredging market fluctuates with general economic activity and, in China, is also influenced by government policy related to investment in marine transportation infrastructure. We believe that the maintenance dredging market, on the other hand, is more stable as all ports and navigation channels require periodic maintenance dredging. Reclamation dredging is driven by the demand for land and the application of dredged materials in construction and, we believe, is growing even more rapidly than other segments of the dredging market in China because of general economic growth and government land and environmental policies.

The dredging industry is significant for the PRC, a country with a long coastline, abundant marine resources, and strong and growing international trade activity. China’s growth in international trade, especially, has lead to sustained increases in the shipping of goods and the use of larger vessels to transport such goods. Increased shipping activity and the use of larger vessels necessitates deeper and wider waterways, giving rise to the need for more capital and maintenance dredging. These dynamics resulted in an objective in the PRC’s 11th five-year plan to increase port throughput by 80% between 2006 and 2010. Actual port throughput in the PRC increased 57.7% to 7.7 billion tons in 2009 from 4.9 billion tons in 2005, according to the PRC Ministry of Transportation, representing a compounded annual growth rate of 12.1%. We expect similar growth objectives to be set in the next five-year plan and commensurate increases in dredging activity. In addition, with the development of industrial areas surrounding the ports and coastal cities, we also expect an increasing requirement for water conservancy, flood control, environmental protection and demand for land reclamation that will augment dredging project opportunities.

The PRC’s Ministry of Construction and its Ministry of Foreign Trade and Economic Cooperation jointly issued Decree No. 113: The Regulations on Administration of Foreign Investment Construction Enterprises, which substantially limits international dredging companies from entering the PRC market and effectively closes the market to international tenders. We believe that this regulation substantially benefits us by limiting our competition primarily to small companies in the highly fragmented PRC industry for dredging specialty contracting.

Our Strengths

We believe that the following strengths have contributed to our success and differentiate us from our competitors:

•	Strong customer relationships. We have established close, cooperative customer relationships, evidenced in part by a non-binding long-term cooperation agreement with China Communications, the largest state-owned general contractor in the PRC for dredging projects. As a result of our successful execution of a diverse range of dredging projects, our large modern dredging fleet and our demonstrated engineering and project management skills, we believe we have developed a favorable reputation among local governments, suppliers and contractors. We believe these relationships position us to obtain quality dredging projects.
•	Robust backlog and project pipeline. As of December 31, 2010, we had contracted backlog of $62.3 million. The backlog comprises only executed contracts with specific schedules for commencement, and firm pricing that are not subject to unilateral cancellation by either party. Our backlog includes in-progress dredging projects as well as projects to be commenced in the future. The contracted backlog is sufficient to sustain full utilization of our current fleet for approximately three to four months. We also maintain an active dialogue with our two largest customers about the allocation of upcoming projects under our cooperation agreements. The contract proposal or bidding process is continuous within our organization and results in regular additions to our contract backlog. We believe our backlog, together with the contracts in negotiation, bids pending and work requests arising from our cooperation agreements, provides us with significant revenue visibility through 2011 and into 2012 and gives us confidence that our dredging fleet can remain substantially fully utilized through at least the next year, although this is not assured. If we are unable to convert these pending contracts and bids into binding agreements, we may experience less-than-full utilization of our fleet and reduced revenues and profits.
•	Modern, productive dredging fleet. We operate three trailer suction hopper dredges and seven non-self-propelling cutter suction dredges, and we have two contracts in place to purchase two additional new non-self-propelling cutter suction dredgers. Our modern fleet, which is fully committed through the third calendar quarter of 2011 to our contracted backlog, enables us to complete multiple projects simultaneously and effectively address projects requiring a variety of dredging methods.
•	Rigorous project management. Most of our dredging contracts are awarded and carried out on a fixed-price basis, subject to adjustment factors for unforeseen conditions, with a predetermined timetable for project completion. Correctly estimating costs and effectively managing dredging projects is crucial to achieving profitability under such contracts. We carefully estimate the cost of each project prior to signing a subcontract and monitor our costs throughout the life of a project using experienced project managers, detailed project plans, and distinct divisions of responsibility. As a result of our focused effort on disciplined project management and stringent cost control, we have a demonstrated track record of successful, on-time and profitable execution for all 53 dredging projects we have completed through December 31, 2010.
•	Well-capitalized balance sheet. The dredging industry is capital intensive, requiring investment in dredgers and long-term capacity planning in order to drive growth. We believe that the proceeds from our public offering, our cash on hand and our cash generated from operations provide us with significant flexibility to pursue growth opportunities, acquire additional dredgers and pursue new dredging projects. In addition, we believe our low leverage and strong cash position provide us with a credit profile that positions us favorably with our customers.
•	Experienced and proven management team. Our dredging projects require sophisticated construction engineering know-how, project management execution capability, and leadership skills. We have a seasoned management team of industry veterans with extensive industry knowledge and proven execution capabilities.

Our Strategies

We intend to leverage our existing strengths and pursue the following strategies:

•	Maintain and expand our fleet. Our dredging capacity and expertise have allowed us to execute complex capital, maintenance and reclamation dredging projects, and we anticipate continued demand for port expansions and channel depth increases in order to accommodate larger, deeper draft vessels. We have entered into agreements to acquire two new non-self-propelling cutter suction dredgers, which we expect to be delivered by or before May 2012 and December 2012, respectively, and we plan to further expand our dredging capacity to scale with our project engagements.
•	Build upon our leading position in our markets. We plan to expand upon our relationships with large dredging contractors in the PRC by continuing to complete an expanding volume of dredging projects. As our scale and dredging fleet grows, we believe we can obtain additional dredging projects from current and new customers.
•	Continue to focus on new technologies and operational efficiencies. We plan to continue to pursue and implement technological advancements and improvements to our fleet and processes. We believe these improvements will strengthen our ability to adapt to changing market conditions and to perform projects with unique site, environmental, or weather conditions, which are some of the most important factors that impact our margins.

Our Challenges

Our ability to realize our business objectives and execute our strategies is subject to many risks and uncertainties, including those relating to:

•	The PRC government’s public spending on port infrastructure and potential changes in demand for reclaimed land;
•	Our ability to continue to successfully estimate project costs and avoid cost overruns on our fixed-price dredging subcontracts;
•	Concentration in our customer base;
•	Matching growth in our dredging capacity with project growth; and
•	Uncertainties of doing business in the PRC and in the application of policies and regulations.

Please see the section entitled “Risk Factors” and the other information included in this prospectus for a detailed discussion of these and other risks and uncertainties.

Our Corporate Structure

We are a BVI holding company and conduct our dredging operations through our PRC subsidiary, Fujian Service. Our wholly owned subsidiary, China Dredging HK, was organized under the laws of Hong Kong in April 2010 to serve as a holding company for Fujian WangGang, a PRC company and wholly foreign-owned enterprise, or WFOE, under PRC law. Fujian WangGang holds a 50% direct equity interest in Fujian Service and consolidates the remaining 50% interest as a result of certain variable interest entity agreements described in the section entitled “Our Corporate History and Structure — Variable Interest Entity Agreements.”

In October 2010, we merged with CAC, a public reporting, non-trading shell company domiciled in the BVI. The terms of the Merger were set forth in a merger agreement, or the Merger Agreement, which provided that China Dredging would continue as the surviving company following the Merger. We have accounted for the Merger as a recapitalization, with China Dredging being treated as the accounting acquirer. Immediately prior to, and in contemplation of, the consummation of the Merger, we redesignated our shares to retroactively adjust our legal capital. At the time of the Merger, all of the issued and outstanding shares of CAC were exchanged for 500,000, or 0.95%, of our issued and then outstanding ordinary shares, while our shareholders immediately prior to the Merger retained 52,177,323, or 99.05%, of our issued and then outstanding ordinary shares. As a result of the Merger, we became a public reporting company. CAC, being the non-surviving company, ceased its corporate existence. Concurrently with the closing of the Merger, we conducted a private placement, which is described in more detail below in the section entitled “Our Corporate History and Structure —  2010 Private Placement.”

Under applicable PRC law, foreign ownership in certain industries is restricted and may not exceed a government specified level. WFOEs may only undertake certain types of construction projects, and foreign ownership in a Chinese-foreign joint venture construction enterprise is restricted to no more than 75% according to the PRC Regulations on Administration of Foreign-Invested Construction Enterprises, or the RAFCE. Additionally, as a marine contractor working on restricted projects within the PRC, Fujian Service is required to register its vessels under the flag of the PRC, and foreign ownership of the enterprises which own the PRC-registered vessels is limited to no more than 50%. Therefore, Fujian Service’s business operations will be adversely affected if its foreign ownership is increased to more than 50%. While Wonder Dredging qualifies as a PRC entity under PRC law and owns 50% equity of Fujian Service, Fujian WangGang’s direct ownership of 50% of Fujian Service and beneficial ownership and control of the remaining 50% of Fujian Service through the variable interest entity agreements allows it to meet both the requirements for foreign ownership under its qualifications as a marine construction company and as an operator of dredging vessels within PRC waters.

The following diagram illustrates our corporate structure immediately prior to our public offering:

(1)	Xinrong Zhuo is our Chairman of the Board of Directors and Chief Executive Officer, Bin Lin is our Senior Vice President, and Kit Chan is one of our independent directors.
(2)	Assumes the conversion of all of our preferred shares into ordinary shares upon completion of our public offering. Following our public offering, we expect public shareholders to own approximately % of China Dredging.
(3)	Qing Lin is the brother-in-law of Xinrong Zhuo, our Chairman of the Board of Directors and Chief Executive Officer, and holds 91% interest as the representative of the family.
(4)	Panxing Zhuo is the father of Xinrong Zhuo, our Chairman of the Board of Directors and Chief Executive Officer, and holds 9% interest as the representative of the family.

For more information regarding our corporate structure, including a “Make-Good Escrow” our controlling shareholder entered into in connection with our 2010 Private Placement, please see “Our Corporate History and Structure.”

Our Corporate Information

Our principal executive offices are located at Floor 18, Tower A, Zhongshan Building No. 154, Hudong Road, Gulou District, Fuzhou City, Fujian Province 350001, PRC. Our telephone number at this address is +86-591-8727-1266. Our registered office in the BVI is located at Kingston Chambers, PO Box 173, Road Town, Tortola, BVI.

Investors should submit any inquiries to the address and telephone number of our principal executive offices. Our main website is www.chinadredgingco.com. The information contained on our website is not a part of this prospectus. Our agent for service of process in the United States is C T Corporation System.

The Offering

ADSs offered by us
ADSs.
Offering price
We estimate that the initial public offering price will be between $ and $ per ADS.
ADSs outstanding immediately after this offering
ADSs.
Ordinary shares outstanding immediately before this offering
52,677,323 ordinary shares as of June 24, 2011.
The ADSs
Each ADS represents one ordinary share, no par value per share. The ADSs may be evidenced by ADRs.
The depositary will be the holder of the ordinary shares underlying your ADSs and you will have rights as provided in the deposit agreement among us, the depositary and owners and beneficial owners of ADSs from time to time.
Although we do not expect to pay dividends in the foreseeable future, if we declare dividends on our ordinary shares, the depositary will pay you the cash dividends and other distributions it receives on our ordinary shares, after deducting its fees and expenses.
You may turn in your ADSs to the depositary in exchange for ordinary shares underlying your ADSs. The depositary will charge you fees for exchanges.
We may amend or terminate the deposit agreement without your consent, and if you continue to hold your ADSs, you agree to be bound by the deposit agreement as amended.
You should carefully read the section in this prospectus entitled “Description of American Depositary Shares” to better understand the terms of the ADSs. You should also read the deposit agreement, which is an exhibit to the registration statement that includes this prospectus.
Listing
We have applied to list our ADSs on the Nasdaq under the symbol “CLFF.” The ADSs and shares will not initially be listed on any other exchange or quoted for trading on any other automated quotation system.
Option to purchase additional ADSs
We have granted the underwriters a 45-day option to purchase up to additional ADSs from us at the initial public offering price less underwriting discounts and commissions.
Use of proceeds
Our net proceeds from this offering are expected to be approximately $ million, or approximately $ million if the underwriters exercise their option to purchase additional ADSs in full, assuming an initial public offering price of $ per ADS, which is the midpoint of the estimated range of the initial public offering price, after deducting underwriting discounts and commissions and the estimated offering expenses payable by us. We anticipate using the net proceeds we receive in this offering, assuming they are sufficient, as follows:
• approximately $ million to add to our dredging fleet one or two non-self-propelled cutter suction dredgers with capacity above 3,000 m3/h; and
• approximately $ million to purchase the auxiliary ships, pipes, and other equipments.
Depositary
The Bank of New York Mellon.
Risk factors
See “Risk Factors” and other information included in this prospectus for a discussion of risks you should carefully consider before investing in the ADSs.
Lock-Up Agreements
We, our directors, our executive officers and holders of all of our outstanding securities prior to our public offering have agreed not to directly or indirectly sell, transfer or otherwise dispose of any of our ADSs or ordinary shares without the prior written consent of the representative of the underwriters, for a period ending:
• in the case of our directors and executive officers, including their affiliates, 360 days after the date of this prospectus;
• in the case of Regent Fill Investment Group, Poying Holdings Limited, Yu Jianliang, Ding Nan, us, and all the holders of our preferred shares, 180 days after the date of this prospectus; and
• in the case of all of our other shareholders, 270 days after the date of this prospectus.
See “Underwriting.”

The number of ordinary shares that will be outstanding immediately after this offering:

•	assumes no exercise of the underwriters’ option to purchase additional ADSs; and
•	assumes the conversion of all outstanding preferred shares into 10,012,987 ordinary shares immediately prior to the completion of this offering.

SUMMARY FINANCIAL AND OPERATING DATA

The summary financial and operating data as of December 31, 2010, 2009 and 2008 and for the years ended December 31, 2010 and 2009 and for the period from January 8, 2008 (Inception) to December 31, 2008, or the 2008 period, have been derived from our audited financial statements included elsewhere in this prospectus and reflect the financial results and position of our company. The basis of preparation and significant estimates and/or assumptions used are stated on pages F-54 to F-69. You should read this summary consolidated financial and operating data together with our consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus. Our audited financial statements are prepared and presented in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. Our historical financial results and position do not necessarily indicate our expected financial results or position for any future periods.

Statement of Operations Data	For the Period from January 8, 2008 (Inception) to December 31, 2008	For the Years ended December 31,
		2009	2010
	(Audited)	(Audited)	(Audited)
Contract revenue	$54,480,271	$80,333,891	$131,405,665
Cost of contract revenue	(25,424,227)	(38,715,490)	(58,723,528)
Gross profit	29,056,044	41,618,401	72,682,137
General and administrative expenses	(2,152,575)	(2,531,132)	(7,159,793)
Income from operations	26,903,469	39,087,269	65,522,344
Other (expense) income	(136,332)	(726,020)	(720,370)
Income before income taxes	26,767,137	38,361,249	64,801,974
Income tax expense	(6,696,745)	(9,596,651)	(16,556,396)
Net income	$20,070,392	$28,764,598	$48,245,578
Deemed dividend and accretion of discount on Class A Preferred Shares	—	—	(25,598,499)
Net income attributable to ordinary shareholders	$20,070,392	$28,764,598	$22,647,079

Earnings per share
Earnings per ordinary share
– Basic	$0.38	(1)	$0.55	(1)	$0.43
– Diluted	$0.38	(1)	$0.55	(1)	$0.43
Weighted average number of ordinary shares outstanding
– Basic	52,177,323		52,173,323		52,264,994
– Diluted	52,177,323		52,177,323		52,264,994

(1)	The earnings per share for 2008 and 2009 were calculated as if the existing corporate structure had been in existence throughout the periods presented and as if the reorganization had occurred as of the beginning of the earliest period presented.

	December 31,
Balance Sheet Data	2008	2009	2010
	(Audited)	(Audited)	(Audited)
Assets
Total current assets	$1,362,142	$25,984,418	$102,411,948
Total other assets	56,925,865	54,130,835	76,823,403
Total assets	$58,288,007	$80,115,253	$179,235,351
Liabilities and equity
Liabilities
Total current liabilities	$22,068,848	$9,282,633	$11,910,076
Total non-current liabilities	6,962,257	3,295,738	—
Total liabilities	29,031,105	12,578,371	11,910,076
Class A Preferred Shares	—	—	26,725,435
Owners’/Shareholders’ equity	29,256,902	67,536,882	140,599,840
Total liabilities and equity	$58,288,007	$80,115,253	$179,235,351

Backlog At	Amount ($ millions)
December 31, 2010	$62.3

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events. The forward looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” Known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

All statements other than statements of historical fact are “forward-looking statements,” including any statements of the plans, strategies, goals, intentions and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic or industry conditions or performance, any statements of management’s beliefs, expectations and estimations, and any assumptions underlying any of the foregoing. You can identify some of these forward-looking statements by words or phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “likely to,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “would,” and similar expressions, as well as statements in the future tense. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial position, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

•	our goals and strategies;
•	our future development, financial positions and results of operations;
•	the expected growth of the dredging industry in China and globally;
•	market acceptance of our services;
•	our expectations regarding demand for our services;
•	our ability to stay abreast of market trends and technological advances;
•	competition in our industry;
•	PRC governmental policies and regulations relating to our industry;
•	litigation and government proceedings involving our company and industry; and
•	general economic and business conditions, particularly in China.

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in “Prospectus Summary — Our Challenges,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “PRC Government Regulations” and other sections in this prospectus. You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

RISK FACTORS

Investing in our ADSs involves a high degree of risk. You should consider carefully all of the information in this prospectus, including the risks and uncertainties described below, before making an investment in our ADSs. Any of the following risks could have a material adverse effect on our business, financial position and results of operations. In any such case, the market price of our ADSs could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

Our performance depends upon public spending on marine infrastructure, which may significantly decline.

Our ability to generate revenues significantly depends upon the PRC government’s public spending on port infrastructure. Our major customers include PRC government agencies at the national, provincial and local levels, and state-owned enterprises. We are therefore affected by changes in public works’ budgets. The future growth of the ports infrastructure industry in the PRC depends primarily upon the continued availability of major marine transportation infrastructure projects. The nature, extent and timing of these projects will, however, be determined by the interplay of a variety of factors, including the PRC government’s spending in the marine transportation infrastructure industry in the PRC and the general conditions and prospects of the PRC economy. The PRC government’s spending in the marine transportation infrastructure industry has historically been, and will continue to be, vulnerable to the PRC economy and is cyclical in nature. Should there be a significant reduction in public spending on marine transportation infrastructure projects in the PRC and we fail to open up new markets in or outside the PRC, our operations and profits could be adversely affected.

Our profitability is subject to inherent risks because of the fixed-price nature of most of our contracts.

Our revenues are derived from our role as a subcontractor for general contractors of dredging projects. Substantially all of the contracts between us and the general contractors are fixed-price contracts or fixed unit price in nature. Under a fixed-price contract, the customer agrees to pay a specified price for its performance of the entire contract. Fixed-price contracts carry inherent risks, including risks of losses from underestimating costs of materials, operational difficulties and other changes that may occur during the contract period. As a result, we will only realize profits on these contracts if we successfully estimate project costs and avoid cost overruns.

One of the most significant factors affecting the profitability of a dredging project is the weather at the project site. Inclement or hazardous weather conditions can result in substantial delays in dredging and additional contract expenses. Due to these factors, it is possible that we will not be able to perform obligations under fixed-price contracts without incurring additional expenses. Should we significantly underestimate the costs on one or more significant contracts, the resulting losses could have a material adverse effect on us.

In the past several years we have derived a significant portion of our revenues from a small group of customers and we expect this to continue to be the case. The loss of any one of these customers could have a material adverse effect on our business, operating results and financial condition.

Our customer base has been, and we expect it to remain, highly concentrated. For each of the years ended December 31, 2010 and 2009, four customers accounted for 78.1% and 100%, respectively, of our total sales. For the years ended December 31, 2010 and 2009, two subsidiaries of our largest customer, China Communications, accounted for 57.1% and 48.8%, respectively, of our total revenues. We may lose customers from time to time, and if our customer base remains highly concentrated, the loss of, or reduction of our sales to, any such major customers could have a material adverse effect on our business, operating results and financial condition.

Our general contractor clients may continue to expand internal capacity and modernize their fleets which may reduce their reliance on subcontracting and limit our business growth.

Our largest general contractor clients have subcontracted a substantial amount of dredging work in the past, reflecting a large shortfall in internal capacity. If these clients continue to invest in a modern fleet for larger capacity and better efficiency, they may be reducing reliance on subcontracting. Since our prospects for growth are primarily driven by increases in subcontracting by our major clients, a reduced subcontracting demand from those clients would adversely impact our growth prospects.

Our operations may cause substantial harm to persons, property and the environment, which could hurt our reputation and, to the extent they are not covered contractually or by insurance could cause us to incur substantial costs.

Our operations are subject to hazards inherent in providing dredging and related support services, such as the risk of equipment failure, vessel collision or other transit related accidents, industrial accidents, fire and explosion. These hazards can cause personal injuries and losses of lives, business interruptions, property and equipment damage, pollution and environmental damage. We may be subject to claims as a result of incidents relating to these and other hazards. For example, Fujian Service was sued in four related lawsuits brought by several individuals in Wenzhou, China, in May 2010. The lawsuits related to a traffic accident that allegedly caused the deaths of two people and injuries to two other people. The plaintiffs alleged that a truck was hired for the Wenzhou Lingkun working area multiple function port construction project, or the Lingkun Construction Project, and that the owner, the general contractor and Fujian Service as the subcontractor of the Lingkun Construction Project, all of whom were named as co-defendants in these lawsuits, were responsible for the damages. The plaintiffs claimed total damages of approximately $0.6 million. Although Fujian Service was held not responsible for any of the plaintiffs’ claims, similar unpredictable events could occur in the future and adversely affect our operations.

We normally seek to limit our exposure to these claims and liabilities through contractual limitations of liability and insurance. These measures, however, may not always be effective because of various reasons outside of our control, including, among other things:

•	In some of the jurisdictions in which we operate, environmental and workers’ compensation liabilities may be assigned to us as a matter of law and may not be limited through contracts;
•	Insurance coverage may not be sufficient because it may not be possible to obtain adequate insurance against some risks on commercially reasonable terms, or at all. Insurance products, in particular, have become increasingly expensive and sometimes very difficult to obtain. In this regard, consistent with what we believe is customary practice in the PRC, we do not carry any business interruption insurance. While we do have Ship Pollution Liability coverage for certain environmental damage and third-party losses that arise from fuel or chemical leaks from the three vessels that we own, there may be circumstances in which we would not be fully covered or compensated for losses and liabilities arising from interruptions to our operations, construction accidents, defects in our work or other risks by insurance that we have maintained. Our Ship Pollution Liability coverage is for up to approximately $732,000 annually for Xinggangjun #66, $366,000 annually for Xinggangjun #3 and $309,000 annually for Xinggangjun #6.

Failure to effectively cover these risks for any of the above reasons could expose us to substantial costs and potentially lead to material losses. Additionally, the occurrence of any of these risks may harm our reputation, which may materially inhibit our ability to win more projects.

Customers pay us by way of progress payments, and delay in progress payments may affect working capital and cash flow.

Most of our contracts provide for progress payments from our general contractor customers based upon the value of work completed upon reaching certain milestones. Generally a site engineer issues a progress certificate certifying the work progress in the preceding contract stage. The customers then effect payments with reference to these certificates. As a result, we are often required to commit resources to projects prior to receiving payment from customers in amounts sufficient to cover expenditures on the projects as they are incurred. These progress payments may not be remitted by customers to us on a timely basis and we may not be able to efficiently manage the level of bad debt arising from such payment practice.

Delays in progress payments from customers would increase our working capital needs. If a customer defaults in making its payments on a project to which we have devoted significant resources, it would also affect our liquidity and decrease the capital resources that are otherwise available for other uses. In such cases, we may file a claim for compensation of the loss of a payment default, but settlement of disputes of this nature generally takes substantial time in the PRC and expenditure of financial and other resources, and the outcome is often uncertain.

We require substantial capital and any failure to obtain the capital needed on acceptable terms, or at all, may adversely affect our expansion plans and growth prospects.

The transportation infrastructure industry in which we operate is generally capital intensive. It requires significant capital to acquire, maintain and operate our vessels and facilities, resulting in high fixed costs. It also requires significant capital to purchase dredging equipment, develop new services and implement new technologies. Our capital expenditures may increase as a result of the further upgrade of our dredging fleet and expansion of our scope of operations.

Under most of our contracts, we are required to finance dredging equipment, and performance of engineering, construction and other work on projects for periods averaging approximately one month before receiving progress payments from customers in amounts sufficient to cover expenditures. We may therefore have significant working capital requirements. Our working capital requirements would materially increase if our general contractor customers impose extended payment terms in line with their corporate averages, which approach three months. To the extent that our working capital funding requirements exceed our financial resources, we will be required to seek additional debt or equity financing or to defer planned expenditures. In the past, we have financed our working capital and capital expenditures through a combination of sources, including cash flow from our operations and bank and other borrowings. If we are unable to obtain financing in a timely manner and at a reasonable cost, our expansion plans may be delayed, project progress may be constrained, and our growth, competitive position and future profitability may be adversely affected.

Our backlog is subject to unexpected adjustments and cancellations and is, therefore, an uncertain indicator of our future earnings.

Backlog represents our estimate of the contract value of work that remains to be completed on firm contracts that have not yet commenced and on contracts in progress as at a certain date. The contract value of a project represents the revenue that is expected to be received under the terms of the contract if the contract is performed in accordance with its terms. As of December 31, 2010, we had a backlog of approximately $62.3 million. The revenues anticipated by our backlog may not be realized and, if realized, may not result in profits. Projects may remain in backlog for an extended period of time. In addition, project cancellations or scope adjustments may occur from time to time, which could reduce the dollar amount of the backlog and the revenue and profits that are ultimately earned from the contracts. For instance, in October 2010 we formally deferred three contracts totaling approximately $44.6 million which were reported in our backlog as of June 30, 2010. We believe these deferral agreements created enough uncertainty about when the contracts would be performed that they should no longer be included in our backlog. By mutual agreement, these three contracts were, subsequent to December 31, 2010, replaced by three other one-year contracts for which work has commenced with an aggregate contract value of approximately $61.0 million. Accordingly, investors should not unduly rely on the backlog information presented in this filing as an indicator of our future earnings. In addition, since our backlog represents less than six months of potential revenue, our longer-term results depend significantly on our ability to convert our bid- and negotiation-stage project pipeline into backlog, which we may be unable to do.

Failure to meet schedule requirements of contracts could require us to pay liquidated damages.

Substantially all of our contracts with general contractors are subject to specific completion schedule requirements with liquidated damages charged to us if we do not achieve the schedules. Liquidated damages are typically levied at an agreed rate for each day of delay that is deemed to be our responsibility. Any failure to meet the schedule requirements of the contracts could cause us to pay significant liquidated damages, which would reduce or eliminate profit on the relevant contracts and could adversely affect liquidity and cash flows and have a material adverse effect on our business, financial condition, results of operations and prospects.

We are subject to extensive environmental, safety and health regulations in the PRC, the compliance with which may be difficult or expensive.

The PRC government has published extensive environmental, safety and health regulations with which we need to comply. Failure to comply with these regulations may result in penalties, fines, suspension or revocation of our licenses or permits to conduct business, and litigation. Given the magnitude and complexity of these regulations, compliance with them may be difficult or involve the expenditure of significant financial and other resources to establish effective compliance and monitoring systems. In addition, these regulations are constantly evolving. The PRC government may impose additional or stricter laws or regulations, compliance with which may cause us to incur significant costs that we may not be able to pass on to our customers. Furthermore, some of the new overseas markets that we are seeking to enter may have more onerous environmental, safety and health regulations than China, compliance with which may be very costly and could hinder our endeavors to enter these new overseas markets. In addition, we face numerous PRC regulatory risks associated with our operations in China. Please see “Risk Factors — Risks Relating to Doing Business in the PRC” and “PRC Government Regulations.”

Our operations depend heavily on the timely availability of an adequate supply of supplies and consumable parts at acceptable prices and quality.

To operate successfully, we must obtain from our suppliers sufficient quantities of supplies and consumable parts, such as mud pipe and dredge pumps at acceptable prices and quality and in a timely manner. In 2009 and 2010, the cost of supplies and consumable parts accounted for approximately 76.8% and 73.1%, respectively, of our total cost of contract revenue. During times of short supply, we may have to pay significantly higher prices to obtain the supplies and consumable parts required for our operations. Most of our dredging contracts specify a fixed unit price and we are responsible for procuring supplies and consumable parts needed for the projects. As a result, when prices of such supplies and consumable parts increase, we are unlikely to be able to pass the price increases on to our customers. In addition, we have entered into fixed price supply contracts with some of our suppliers, under which we are obligated to procure a fixed amount of supplies and consumable parts annually. Although we negotiate these agreements on an annual basis, in the event when prices of such supplies and consumable parts drop, we are unlikely to be able to procure the supplies and consumable parts of similar quality from a cheaper source. The profitable performance of our contracts also requires components and supplies of high quality. If quality supplies and consumable parts are not available, it could directly and adversely affect the quality, timeliness or efficiency of our work, undermine our reputation and increase the chances of potential disputes and liabilities, all or any of which may negatively affect future profits and projected growth.

We face significant competition in the markets in which we currently operate, which could adversely affect our financial results and business prospects.

We face significant competition in the PRC markets in which we operate. Our competition comes from various sources, including the internal operations of our general contractor customers and numerous private companies providing dredging services as general contractors or subcontractors. Some of our competitors may have advantages over us in terms of capacity, access to capital pricing and management expertise. Our market position and growth prospects depend on our ability to anticipate and respond to various competitive factors, including pricing strategies adopted by competitors, changes in customer preferences or work priorities, availability of capital and financing resources and the introduction of new or improved equipment, technology and services.

Our current or potential competitors may offer services or products comparable or superior to those that we offer at the same or lower prices or adapt more quickly than we do to evolving industry trends or changing market conditions. We may lose our customers to our competitors if, among other things, we fail to keep our prices at competitive levels or to sustain and upgrade our capacity and technology. Increased competition may result in price reductions, reduced profit margins and loss of market share.

Our operations require permits or licenses and the loss of these permits or licenses could significantly hinder our business and reduce our expected revenue and profits.

We require operating permits and licenses to conduct our business in PRC waters and we must comply with the restrictions and conditions imposed by various levels of government to maintain our permits and licenses. Such restrictions include limitations on foreign ownership of the enterprises which own the PRC-registered vessels and the licensed entity performing dredging works, maintenance of sufficient number of qualified personnel, maintenance of sufficient project track records and compliance with safety regulations and environment protection regulations and maintenance of various licenses of the dredging vessels. If we fail to comply with any of the regulations required for the maintenance of our licenses, our licenses could be temporarily suspended or even revoked, or the renewal of our licenses upon expiration of their original terms may be delayed, which would directly impact our ability to undertake dredging work and reduce our revenue and profit. For a detailed discussion of the effects of restrictions on foreign ownership of the enterprise which owns the PRC-registered vessels, the licensed entity performing dredging works and other conditions, please see “Risk Factors — Risks Relating to Doing Business in the PRC” and “PRC Government Regulations.”

We may encounter unexpected difficulties in expanding into new markets.

As we broaden the scope of our geographical operations within the PRC it places additional demands on our management resources. Such expansion also increases the requirements for spare parts and consumable inventories because our business model contemplates maintaining minimum quantities of key items close enough to each vessel to be delivered quickly. Further, it requires us to become familiar with and manage our operations in keeping with local requirements with which we may not be familiar. Any of these factors could adversely effect the cost and efficiency of our dredging operations and our financial performance.

Although we have no current plans to do so, we may expand the geographical coverage of our operations outside the PRC to meet the evolving needs of our key customers who are expanding internationally to places such as Vietnam, Taiwan and other Asian countries. Expansion into overseas markets carries with it many associated risks, including risks related to being relatively new in such markets and unfamiliar with and unable to manage the requirements of operating there. Expansion into overseas markets could also stretch our capital, personnel and management resources to a greater extent than further geographical expansion within the PRC. In addition, there may be many established incumbent players in these markets, who already enjoy a significant presence, and it may be difficult for us to win market share from them. Some of the overseas markets that we could potentially enter may have high barriers of entry to foreign competitors and any such expansion outside of the PRC may not be successful.

Our continued success requires hiring and retaining qualified personnel.

Our future success is dependent upon our ability to attract and retain personnel, including executive officers and key qualified personnel, who have the necessary and required experience and expertise. Particularly, our success is largely attributable to the highly qualified and experienced personnel that we have been able to attract and retain in the past such as captains and chief engineers for dredgers or construction-related geology analysts. Competition for qualified personnel is intense and we have periodically experienced difficulties in recruiting suitable personnel. We may lose these persons to those competitors who are able to offer more competitive packages, or we may have to significantly increase our related staff costs.

We significantly depend on our Chief Executive Officer.

We are dependent on the principal members of our management staff, and in particular Xinrong Zhuo, our Chief Executive Officer. While we have entered into a three-year employment agreement with Mr. Zhuo, there are circumstances under the agreement in which Mr. Zhuo may elect to terminate his employment pursuant to the agreement. Even if Mr. Zhuo were to terminate employment with us in breach of his agreement, we would have little or no practical recourse against Mr. Zhuo under PRC law. Mr. Zhuo may not continue to be employed by us for as long as we require his services. In addition, we rely on members of our senior management team with dredging industry experience for important aspects of our operations, and we believe that losing the services of these executive officers could be detrimental to our operations because they would be difficult to replace. We do not have key-man life insurance for any of our executive officers or other employees.

Risks Relating to Doing Business in the PRC

The political and economic policies of the PRC government could affect our businesses and results of operations.

The economy of the PRC differs from the economies of most developed countries in a number of respects, including the degree of government involvement, control of capital investment, and the overall level of development. Before its adoption of reform and open up policies in 1978, China was primarily a planned economy. In recent years the PRC government has been reforming the PRC economic system and the government structure. These reforms have resulted in significant economic growth and social progress. Economic reform measures, however, may be adjusted, modified or applied inconsistently from industry to industry or across different regions of the country. As a result, we may not continue to benefit from all, or any, of these measures. In addition, it cannot be predicted whether changes in the PRC’s political, economic and social conditions, laws, regulations and policies will have any adverse effect on our current or future business, financial condition and results of operations.

The PRC legal system is evolving and has inherent uncertainties regarding interpretation and enforcement of PRC laws and regulations that could limit the legal protections available to you.

Fujian Service, our operating company, is organized under the laws of the PRC. The PRC legal system is based on written statutes. Prior court decisions may be cited for reference but have limited weight as precedents. Since 1979, the PRC government has been developing a comprehensive system of commercial laws and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, because these laws and regulations are relatively new, and because of the limited number and non-binding nature of published cases, the interpretation and enforcement of these laws and regulations involve uncertainties.

Our operations and assets in the PRC are subject to significant political and economic uncertainties.

Changes in PRC laws and regulations, or their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion, imports and sources of supply, devaluations of currency or the nationalization or other expropriation of private enterprises could have a material adverse effect on our business, results of operations and financial condition. Under our current leadership, the PRC government has been pursuing economic reform policies that encourage private economic activity and greater economic decentralization. The PRC government may continue to pursue these policies, and it may significantly alter these policies from time to time without notice.

We may be required to obtain prior approval from Ministry of Commerce and the China Securities Regulatory Commission for the Merger and the listing and trading of our ADSs on Nasdaq.

On August 8, 2006, six PRC regulatory authorities, including the Ministry of Commerce, or MOFCOM, the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission, or the CSRC, and the State Administration of Foreign Exchange, or SAFE, jointly issued the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, which became effective on September 8, 2006 and was amended on June 22, 2009 by the MOFCOM, or the M&A Regulations. The M&A Regulations, among other things, require that the approval from MOFCOM be obtained for acquisitions of affiliated domestic entities by foreign entities established or controlled by domestic natural persons or enterprises, and also require that an offshore special purpose vehicle, or SPV, formed for purposes of overseas listing of equity interests in PRC companies and controlled directly or indirectly by PRC companies or individuals, obtain the approval of the CSRC prior to the listing and trading of such SPV’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its official website procedures regarding its approval of overseas listings by SPVs. The CSRC approval procedures require the filing of a number of documents with the CSRC.

As at the date of this prospectus, the application of the M&A Regulations remains unclear, with no consensus currently existing among leading PRC law firms regarding the scope and applicability of the CSRC approval requirement. Our PRC legal counsel, Dacheng Law Offices LLP (Fuzhou), based on its understanding of current PRC laws, regulations and rules, has advised that the M&A Regulations are not applicable to us or the Merger we already consummated and that the listing and trading of our ADSs on the Nasdaq does not require CSRC’s approval because our founder and controlling shareholder, Mr. Xinrong Zhuo, is not a mainland PRC natural person. However, the relevant PRC government authorities, including MOFCOM and the CSRC, may reach a different conclusion than our PRC counsel. If prior approval from MOFCOM or the CSRC is required but not obtained, we may face sanctions by MOFCOM, the CSRC or other PRC regulatory agencies. Consequently, MOFCOM, the CSRC or other PRC regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operations in the PRC, delay or restrict the repatriation of the proceeds from our public offering into the PRC, or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our ADSs. MOFCOM, the CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt our public offering before settlement and delivery of the ADSs offered by this prospectus.

Due to various restrictions under PRC laws on the distribution of dividends by our PRC operating companies, we may not be able to pay dividends to our shareholders.

The Wholly-Foreign Owned Enterprise Law (1986), as amended, The Wholly-Foreign Owned Enterprise Law Implementing Rules (1990), as amended, and the Company Law of the PRC (2006) contain the principal regulations governing dividend distributions by WFOEs. Under these regulations, WFOEs may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. Additionally, they are required to set aside each year 10% of its net profits (if any), based on PRC accounting standards, to fund a statutory surplus reserve until the accumulated amount of such reserve reaches 50% of their respective registered capital. These reserves are not distributable as cash dividends except in the event of liquidation and cannot be used for working capital purposes. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. We may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from the profits of Fujian WangGang.

Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from our operations through these contractual or dividend arrangements, we may be unable to pay dividends on our ordinary shares.

Because our principal assets are located outside of the United States and our directors and officers reside outside of the United States, it may be difficult for our investors to enforce their rights based on the United States federal securities laws against us and our officers and directors in the United States or to enforce foreign judgments or bring original actions in the PRC against us or our management named in this prospectus.

All of our officers and directors reside outside of the United States. In addition, our operating subsidiaries are located in the PRC and all of their assets are located outside of the United States. The PRC does not have a treaty with United States providing for the reciprocal recognition and enforcement of judgments of courts. It may therefore be difficult for investors in the United States to enforce their legal rights based on the civil liability provisions of the United States Federal securities laws against us in the courts of either the United States or the PRC and, even if civil judgments are obtained in courts of the United States, to enforce such judgments in PRC courts.

In addition, since we are incorporated under the laws of the BVI and our corporation affairs are governed by the laws of the BVI, it may not be possible for our investors to originate actions against us or against our directors or officers based upon PRC laws, and it may be difficult, if possible at all, to bring actions based upon BVI laws in the PRC in the event that you believe that your rights as a shareholder have been infringed.

If the PRC government determines that our contractual arrangements that establish the structure for our business operations do not comply with applicable PRC laws, rules and regulations, we could be subject to severe penalties or be forced to restructure our ownership structure.

Foreign ownership in ships which are authorized to operate within the waters in the PRC is subject to significant restrictions under current PRC laws, rules and regulations. According to the Regulation of Ship Registration of the PRC and other related regulations, a ship with more than 50% foreign ownership may not be registered with China nationality. In addition, a ship without a China nationality is not allowed to operate within the waters in the PRC. According to the requirements of the Rules of PRC Governing Vessels of Foreign Nationality, effective as of September 18, 1979, and other applicable rules and regulations, foreign vessels are required to obtain applicable permissions from the PRC administrative authorities for port entries into, navigations in, and exits from the PRC inland waterways and territorial seas. Furthermore, the RAFCE, provides that wholly foreign-owned construction enterprises may only undertake certain types of construction projects prescribed by the RAFCE within the scope of their qualifications. According to such stipulations, the business operations of our operating company, Fujian Service, will be adversely affected if its foreign-owned equity is increased to more than 50%.

To comply with applicable PRC laws, rules and regulations, we directly own 50% equity interests of Fujian Service, our operating company, and entered into the VIE Agreements with Wonder Dredging, which is a PRC domestic company and legal owner of the other 50% equity interests of Fujian Service, and the shareholders of Wonder Dredging. We believe these contractual arrangement give us total control and 100% beneficial interest in the 50% of Fujian Service and 100% of Wonder Dredging that we do not directly own. Our PRC legal counsel, Dacheng Law Offices LLP (Fuzhou), is of the opinion that (a) our contractual arrangements are in compliance with the requirements of applicable PRC laws and regulations and are in full force and effect; (b) the execution, delivery, effectiveness, enforceability and performance of the such contractual arrangements by any of the our subsidiaries do not (i) result in any violation of the provisions of the articles of association, business licenses or other constitutive documents of such parties, (ii) conflict with or constitute a breach of any contracts, agreements, or other instruments to which any such parties is a party or by which any of them may be bound, or to which any of the property or assets of such parties is subject, or (iii) result in any violation of any judgment, award, order, writ or decree of any government body, court, arbitration panel, domestic or foreign, having jurisdiction over any such party. However, the relevant PRC regulatory authorities have broad discretion in determining whether a particular corporate structure or contractual arrangement violates applicable PRC laws, rules and regulations, and may take a different view from that of our PRC legal counsel. If the current ownership structure or contractual arrangements is found to be in violation of any existing or future PRC laws, rules or regulations, the relevant PRC regulatory authorities would have broad discretion in dealing with such violations, including imposition of fines, revocation of the business and operating licenses of Fujian Service, whose business and operating licenses are essential to the operation of our business, confiscation of our income or the income of Fujian Service, or requiring us, our PRC subsidiary and Fujian Service to restructure the relevant ownership structure, operations or contractual arrangements and taking other regulatory or enforcement actions that could be harmful to our business.

In addition, new PRC laws, rules and regulations may be introduced to impose additional requirements that may be applicable to our corporate structure and contractual arrangements. The imposition of any of these penalties and the effect of any new PRC laws, rules and regulations applicable to our corporate structure and contractual arrangements could have a material adverse effect on our financial condition and results of operations.

Contractual or other arrangements among our affiliates may be subject to scrutiny by PRC tax authorities, and a finding that we or our affiliates owe additional taxes could substantially reduce our profitability and the value of your investment.

As a result of our contractual arrangements, we are entitled to substantially all of the economic benefits of ownership of Fujian Service and Wonder Dredging and also bear substantially all of their economic risks. If the PRC tax authorities determine that the economic terms, including pricing, of our arrangements in respect of Fujian Service were not determined on an arm’s length basis, we could be subject to significant additional tax liabilities and other penalties, which may materially adversely affect our operation results.

Contractual arrangements, including voting proxies, with our affiliated entities for our dredging businesses may not be as effective in providing operational control as direct or indirect ownership.

Since applicable PRC laws, rules and regulations restrict foreign ownership in the enterprises which own the ships allowed to operate within PRC waters, we only directly own 50% equity interests of Fujian Service, our operating company, and entered into a series of contractual arrangements with Wonder Dredging, which is a PRC domestic company and legal owner of the other 50% equity interests of Fujian Service, and all the shareholders of Wonder Dredging. Fujian Service holds the licenses and approvals pertaining to the operation of our dredging business. We conduct our dredging business and derive related revenues through the direct ownership and contractual arrangements. As we do not have a controlling ownership interest in Fujian Service, these contractual arrangements, including the voting proxies granted to us, may not be as effective in providing us with control over these companies as 100% direct or indirect ownership. If we were the controlling shareholder of Fujian Service with direct or indirect ownership, we would be able to exercise our rights as shareholder to effect changes in the board of directors more effectively, which in turn could effect changes, subject to any applicable fiduciary obligations, at the management level.

However, pursuant to our contractual arrangements, if Fujian Service, Wonder Dredging or the shareholders of Wonder Dredging fail to perform their obligations under these contractual arrangements, we may be forced to (i) incur substantial costs and resources to enforce such arrangements, including the voting proxies, and (ii) rely on legal remedies available under PRC law, including exercising our call option right over the equity interests in Fujian Service, seeking specific performance or injunctive relief, and claiming monetary damages. In the event that we are unable to enforce these contractual arrangements, or if we suffer significant time delays or other obstacles in the process of enforcing these contractual arrangements, our business, financial condition and results of operations could be materially and adversely affected.

If SAFE determines that its foreign exchange regulations concerning “round-trip” investment apply to us and our shareholding structure, a failure by our shareholders to comply with these regulations may restrict our ability to distribute profits, restrict our overseas and cross-border investment activities or subject us to liability under PRC laws, which may materially and adversely affect our business and prospects.

In October 2005, SAFE issued the Notice on Issues Relating to the Administration of Foreign Exchange in Fundraising and Roundtrip Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies, which became effective as of November 1, 2005 and which was supplemented by an implementing notice issued on May 29, 2007. We refer to them collectively as SAFE Circular No. 75. Under SAFE Circular No. 75, PRC citizens and residents without PRC citizenship must register with the relevant local SAFE branch prior to their establishment or control of an offshore entity established for the purpose of an overseas equity financing involving onshore assets or equity interests held by them, and must also make filings with SAFE thereafter upon the occurrence of certain material capital changes. The registration and filing procedures under SAFE Circular No. 75 are prerequisites for other approval and registration procedures necessary for capital inflow from the offshore entity, such as inbound investments or shareholders’ loans, or capital outflow to the offshore entity, such as the payment of profits or dividends, liquidating distributions, equity sale proceeds or the return of funds upon a capital reduction.

Because our founder and controlling shareholder, Mr. Xinrong Zhuo, obtained his Hong Kong identity card in 2005 and surrendered his PRC identity subsequent thereto but still resides in mainland China, he may be determined as the PRC resident defined in SAFE Circular No. 75. Due to the uncertainty over how SAFE Circular No. 75 will be interpreted and implemented, we cannot predict how it will affect our business operations or future strategies. In addition, if SAFE determines that SAFE Circular No. 75 does apply to us, our present and prospective PRC subsidiaries’ ability to conduct foreign exchange activities, such as any remittance of dividends, or foreign currency-denominated borrowings, use of the proceeds of our public offering, or other capital inflow from the offshore entity, may be subject to compliance with SAFE Circular No. 75 requirements of our PRC resident shareholders. If SAFE Circular No. 75 were determined to apply to us or any of our PRC resident shareholders, currently none of whom has made registrations or filings according to SAFE Circular No. 75, a failure by any of our shareholders or beneficial owners to comply with SAFE Circular No. 75 may subject the relevant shareholders or beneficiaries to penalties under PRC foreign exchange administrative regulations, and may subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiaries’ ability to make distributions or pay dividends or affect our ownership structure and the use of the proceeds of our public offering or other capital inflow from the offshore entity, which would have a material adverse effect on our business, financial condition, results of operations and liquidity as well as our ability to pay dividends or make other distributions to our shareholders.

The dividends we receive from our Chinese subsidiaries and our global income may be subject to Chinese tax under the Enterprise Income Tax Law, or the EIT Law, which would have a material adverse effect on our results of operations; our foreign ADS holders will be subject to a Chinese withholding tax upon the dividends payable by us and subject to the income tax on the gains on the sale of ADSs, if we are classified as a Chinese “resident enterprise.”

Under the EIT Law, dividends, interests, rent, royalties and gains on transfers of property payable by a foreign-invested enterprise in China to its foreign investor who is a non-resident enterprise will be subject to a 10% withholding tax, unless such non-resident enterprise’s jurisdiction of incorporation has a tax treaty with China that provides for a reduced rate of withholding tax. Under the arrangement for avoidance of double taxation between mainland China and Hong Kong, the effective withholding tax applicable to a Hong Kong non-resident company is currently 5% if it directly owns no less than 25% stake in the Chinese foreign-invested enterprise.

Under the EIT Law, an enterprise established outside China with its “de facto management body” within China is considered a “resident enterprise” in China and is subject to the Chinese enterprise income tax at the rate of 25% on its worldwide income. China Dredging, our BVI holding company, may be deemed to be a PRC resident enterprise under the EIT Law and be subject to the PRC enterprise income tax at the rate of 25% on our worldwide income. It is also unclear whether the dividends we receive from Fujian WangGang will constitute dividends between resident enterprises and therefore will be exempted from income tax, even if we are deemed to be a “resident enterprise” for PRC enterprise income tax purposes. If the Chinese tax authorities subsequently determine that we should be classified as a resident enterprise, foreign ADS holders will be subject to a 10% withholding tax upon dividends payable by us and subject to income tax upon gains on the sale of ADSs under the EIT Law. Any such tax may reduce the returns on your investment in our ADSs.

PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of our public offering to make loans or additional capital contributions to our PRC operating subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

In utilizing the proceeds of our public offering, as an offshore holding company of our PRC operating subsidiaries, we may make loans to our PRC subsidiaries, or we may make additional capital contributions to our PRC subsidiaries. Any loans to our PRC subsidiaries are subject to PRC regulations and approvals. For example, loans by us to our wholly owned subsidiaries in China, each of which is a foreign-invested enterprise, to finance their activities cannot exceed statutory limits and must be registered with SAFE or its local counterpart.

In addition, any capital contributions to our PRC wholly owned subsidiary must be approved by MOFCOM or its local counterpart and registered with SAFE or its local counterpart. We may not be able to obtain these government registrations or approvals on a timely basis, if at all, with respect to future loans or capital contributions by us to our subsidiaries. If we fail to receive such registrations or approvals, our ability to use the proceeds of our public offering and to capitalize our PRC operations may be negatively affected, which could adversely and materially affect our liquidity and our ability to fund and expand our business.

Currently Fujian Service has not obtained the License for Work Safety and, accordingly, may be assessed penalties.

The Regulations on Licenses for Work Safety promulgated by the State Council that took effect on January 13, 2004 includes the provisions that a construction entity without a license for work safety may not engage in construction activities. Fujian Service has been in the process of applying for the License for Work Safety. Although we have not been subject to any fines or other penalties in relation to any non-compliance in the past, if we fail to obtain the License for Work Safety in a timely manner, Fujian Service may be subject to fines, confiscation of the gains derived from the business activities or the suspension of operations of Fujian Service, which could adversely affect our business and results of operations.

Fujian Service has operated its construction business without the appropriate qualification certificate and therefore may be subject to various penalties.

PRC laws and regulations concerning construction or construction enterprises require that a construction enterprise must hold a qualification certificate for the purpose of undertaking construction projects. Furthermore, there are three levels of qualifications for enterprises undertaking waterway engineering projects and a license holder may only carry out projects permitted by its level of qualification. A construction enterprise is prohibited from undertaking projects without the requisite qualification certificate or exceeding the scope permitted by its level of qualification, otherwise it may be subject to penalties, fines, confiscation of the gains derived from the business activities or the suspension of operations. In addition, if a construction enterprise without the requisite qualification certificate is involved in any dispute in relation with the construction, the relevant court may rule the construction contract to be void. However, despite the void construction contract, if the construction has been completed and accepted after inspection, the construction enterprise is entitled to claim for the project payment.

Where a construction enterprise, which has acquired the construction qualification, applies for a higher level of qualification or to add new items to its qualification, the approval authorities may not approve its application if the construction enterprise, within a year before the day of application, has undertaken a project beyond the scope permitted by its level of qualification.

Our operating company, Fujian Service, commenced its business operation since January 2008 but obtained Level-III qualification only in August 2010. In addition, all major business contracts executed and performed by Fujian Service exceed the permitted scope for Level-III qualification. Although Fujian Service has received all project payments in accordance with the related construction contracts so far, and has not received any notice from the PRC authority for its previous and existing non-compliance, PRC authorities may impose any of the above penalties upon Fujian Service.

To be eligible for the Level-II qualification, a construction company is required to meet certain criteria as set forth in the PRC Criterion for Qualifications of Construction Enterprises, or Qualification Regulations. Currently Fujian Service meets all of the criteria for the Level-II qualification except the following: (i) it does not have a dredger with 2 m3 volume; (ii) it does not have 150 or more engineers and financial managers; and (iii) the current project manager does not have 10 years or more experience in construction management with a minimum of mid-level class qualification. Fujian Service plans to recruit the personnel with the requisite experiences and qualifications and to purchase a dredger with 2 m3 volume so as to be eligible for the Level- II qualification. However, it may take significant time for Fujian Service to meet such criteria. As Fujian Service has not complied with the relevant laws and regulations, such application may not be approved. If Fujian Service fails to upgrade its qualification in a timely manner and meanwhile continues to undertake projects exceeding the scope of Level-III qualification, it may be subject to fines, confiscation of the gains derived from the business activities or the suspension of operations, and the contracts may be ruled unenforceable or void if any dispute arises, which could materially and adversely affect our business and results of operations.

Fujian Service has not obtained the consents from construction project owners for a substantial number of contracts currently in-progress and which therefore may be held invalid and subject it to confiscation of the associated income.

According to the 1997 PRC Construction Law and other related regulations, if a general contractor subcontracts part of the projects to subcontractors with appropriate qualifications, except for the subcontracting as permitted in the general contracting agreement, prior approval from project owners is required. According to the Interpretation by the PRC Supreme Court Concerning the Application of Law in Trial of Dispute Cases Involving Construction Project Contracts, if a contractor illegally assigns or subcontracts the construction project, such act is invalid. The people’s court may confiscate the illegal income already obtained by the party according to Article 134 of the Civil Law General Principles. Among Fujian Service’s historical subcontracts, only a few general contractors have obtained the consent from the project owner, and of our current construction projects in progress no such consents have been obtained. We have not been involved in disputes with general contractors or project owners so far, but we may encounter such disputes in the future. In the event a general contractor is decided by a court to subcontract the construction project illegally, the revenues of Fujian Service may be confiscated, which could materially and adversely affect our business and results of operations.

Fujian Service has not obtained permits for Above-water and Under-water Construction Works and, therefore, may be subject to fines or ordered to rebuild, move or remove the works.

Under the Safety Administration Regulation on Above-water and Under-water Construction Works and Navigation promulgated by the Ministry of Transportation, or the Above-water and Under-water Regulation, the project owner or the contractor of a construction project is required to obtain the permit for above-water and under-water construction works and navigation. However, it is not explicitly specified whether the project owner, the general contractor or each of the various subcontractors are ultimately responsible for obtaining the permit. If the permit is not obtained upon the commencement of an above-water or under-water construction project, the relevant government authorities may impose penalties upon any of the enterprises involved in the project for violation of such regulations. The penalties may include fines, and orders to rebuild, move or remove the works. Fujian Service has not obtained such permit for its construction works. Although Fujian Service has not received any notice regarding penalties, there is risk that it may be subject to penalties due to non-compliance.

Fujian Service is responsible for the quality of the construction works undertaken by it, and any non-compliance with the related regulations may subject Fujian Service to penalties that may adversely affect our operations.

Under the Regulation on the Quality Management of Construction Projects issued by the State Council which took effect in January 2000, or the Supervision of Quality Regulations, the subcontractors will be jointly and severally responsible for the quality of the construction work in the case that the general contractor subcontracts part of the project work to the subcontractors. If Fujian Service does not comply with Supervision of Quality Regulations, it will be subject to fines, suspension of operations, degradation of the construction qualification, rework, repair and compensation, which may adversely affect our operations. Although the projects in which Fujian Service participated have all passed the inspection and acceptance upon its completion, there is risk that it may be subject to penalties due to the future non-compliance.

Our current employment practices may be adversely impacted under the labor contract law of the PRC.

The PRC National People’s Congress promulgated the Labor Contract Law, which became effective on January 1, 2008. Compared to previous labor laws, the Labor Contract Law provides stronger protection for employees and imposes more obligations on employers. According to the Labor Contract Law, employers have the obligation to enter into written labor contracts with employees to specify the key terms of the employment relationship. The law also stipulates, among other things, (i) that all written labor contracts shall contain certain requisite terms; (ii) that the length of trial employment periods must be in proportion to the terms of the relevant labor contracts, which in any event may not be longer than six months; (iii) that in certain circumstances, a labor contract is deemed to be without a fixed term and thus an employee can only be terminated with cause; and (iv) that there are certain restrictions on the circumstances under which employers may terminate labor contracts as well as the economic compensations to employees upon termination of the employee’s employment. A significant number of our employees are contracted through Fujian Haiyi International Ship Service Agency Co., Ltd., a third-party agency company, in the case of the dredgers owned by Fujian Service, and through the lessors, in the case of the dredgers leased by Fujian Service. Fujian Haiyi International Ship Service Agency Co., Ltd. and the lessors are responsible for managing, among others, payrolls and social insurance contributions of these employees.

We may be held jointly liable if Fujian Haiyi International Ship Service Agency Co., Ltd. or the lessors fails to pay such employees their wages and other benefits or otherwise become liable to these employees for labor law violations. In addition, in the event we decide to significantly change or downsize our workforce, the Labor Contract Law could restrict our ability to terminate employee contracts and adversely affect our ability to make such changes to our work force in a manner that is most favorable to our business or in a timely and cost effective manner, which in turn may materially and adversely affect our financial condition and results of operations. Our employment practices may be deemed to violate the Labor Contract Law. If we are subject to severe penalties or incur significant legal fees in connection with labor law disputes or investigations, our business, financial condition and results of operations may be adversely affected.

Fujian Service has not paid the housing fund for and on behalf of its employees and may be subject to the imposition of fines or penalties.

As required by PRC regulations concerning the housing fund, an employer shall make the housing fund payment and deposit registration and pay the housing fund for and on behalf of its employees according to a certain percentage of the respective employees’ salary, usually between 5% and 12%. Fujian Service has not made the housing fund payment and deposit registration due to inconsistent implementation and interpretation by local authorities in the PRC and different levels of acceptance of the social security system by employees. Fujian Service may be required to make such past housing fund payments in the future. Any judgment or decision against Fujian Service in respect of outstanding housing fund could have an adverse effect on our results of operations.

Currency fluctuations and restrictions on currency exchange may adversely affect our business, including limiting our ability to convert Renminbi into foreign currencies and, if Renminbi were to decline in value, reducing our revenue in U.S. dollar terms.

Our reporting currency is the U.S. dollar and our operations in the PRC use their local currency as their functional currencies. Substantially all of our revenue and expenses are in Renminbi. We are subject to the effects of exchange rate fluctuations with respect to any of these currencies. For example, the value of the Renminbi depends to a large extent on PRC government policies and the PRC’s domestic and international economic and political developments, as well as supply and demand in the local market. Since 1994, the official exchange rate for the conversion of Renminbi to the U.S. dollar had generally been stable and the Renminbi had appreciated slightly against the U.S. dollar. However, in July 2005, the PRC government changed its policy of pegging the value of Renminbi to the U.S. dollar. Under the new policy, Renminbi may fluctuate within a narrow and managed band against a basket of certain foreign currencies. As a result of this policy change, Renminbi appreciated more than 20% again the U.S. dollar in the following three years. Since July 2008, however, the Renminbi has traded within a narrow range against the U.S dollar. As a consequence, the Renminbi has fluctuated significantly since July 2008 against other freely traded currencies, in tandem with the U.S dollar. On June 19, 2010, the People’s Bank of China announced that the PRC government would further reform the Renminbi exchange rate regime and increase the flexibility of the exchange rate. It is difficult to predict how this new policy may impact the Renminbi exchange and the Renminbi may not be stable against the U.S. dollar or any other foreign currency.

The income statements of our operations are translated into U.S. dollars at the average exchange rates in each applicable period. To the extent the U.S. dollar strengthens against foreign currencies, the translation of these foreign currency denominated transactions results in reduced revenue, operating expenses and net income for our operations. Similarly, to the extent the U.S. dollar weakens against foreign currencies, the translation of these foreign currency denominated transactions results in increased revenue, operating expenses and net income for our operations. We are also exposed to foreign exchange rate fluctuations as we convert the financial statements of our foreign subsidiaries into U.S. dollars in consolidation. For example, our net income as measured in Renminbi was RMB325.6 million for the year ended December 31, 2010 compared to RMB196.5 million for the year ended December 31, 2009, an increase of 65.7%. However, our net income as measured in US dollars was $48.2 million for the year ended December 31, 2010 compared to $28.8 million for the year ended December 31, 2009, an increase of 67.7%. If there is a change in foreign currency exchange rates, the conversion of the foreign subsidiaries’ financial statements into U.S. dollars will lead to a translation gain or loss which is recorded as a component of other comprehensive income. In addition, if we have assets or liabilities that are denominated in currencies other than the relevant entity’s functional currency, changes in the functional currency value of these assets and liabilities would create fluctuations that lead to a transaction gain or loss. We have not entered into agreements or purchased instruments to hedge exchange rate risks, although we may do so in the future. The availability and effectiveness of any hedging transaction may be limited and we may not be able to successfully hedge its exchange rate risks.

Although PRC governmental policies were introduced in 1996 to allow the convertibility of Renminbi into foreign currency for current account items, conversion of Renminbi into foreign exchange for capital items, such as foreign direct investment, loans or securities, requires the approval of SAFE, which is under the authority of the People’s Bank of China. These approvals, however, do not guarantee the availability of foreign currency conversion. We may not be able to obtain all required conversion approvals for our operations and PRC regulatory authorities may impose greater restrictions on the convertibility of Renminbi in the future. Because a significant amount of our future revenue may be in the form of Renminbi, our inability to obtain the requisite approvals or any future restrictions on currency exchanges could limit our ability to utilize revenue generated in Renminbi to fund our business activities outside of the PRC, or to repay foreign currency obligations, including our debt obligations, which would have a material adverse effect on our financial condition and results of operations.

Risks Related to Our ADSs and Our Public Offering

There has been no public market for our shares or ADSs prior to our public offering and you may not be able to resell our ADSs at or above the price you paid, or at all.

Prior to our public offering, there has been no public market for our shares or ADSs. We have applied to list our ADSs on the Nasdaq under the symbol “CLFF.” The ADSs and shares will not initially be listed on any other exchange or quoted for trading on any other automated quotation system. However, we may never have our ADSs listed on the Nasdaq and, if listed, we may be unable to maintain such listing. If an active trading market for our ADSs does not develop after our public offering, the market price and liquidity of our ADSs will be materially and adversely affected.

Negotiations with the underwriters will determine the initial public offering price for our ADSs, which may bear no relationship to their market price after our public offering. An active trading market for our ADSs may not develop and the market price of our ADSs may not remain at or above the initial public offering price.

The market price for our ADSs may be volatile.

The market price for our ADSs is likely to be highly volatile and subject to wide fluctuations in response to factors including the following:

•	actual or anticipated fluctuations in our quarterly operating results and changes or revisions of our expected results;
•	announcements of new services by us or our competitors;
•	changes in financial estimates or recommendations by securities analysts;
•	conditions in the dredging industry in China;
•	changes in the economic performance or market valuations of other companies that provide similar services;
•	fluctuations of exchange rates between the Renminbi and the U.S. dollar or other foreign currencies;
•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;
•	additions or departures of key personnel;
•	release or expiration of lock-up or other transfer restrictions on our outstanding ordinary shares or ADSs;
•	sales or perceived potential sales of additional ordinary shares or ADSs;
•	pending or potential litigation or administrative investigations; and
•	general economic or political conditions in China.

In addition, the securities market has experienced significant price and volume fluctuations unrelated to the operating performance of any particular companies. These market fluctuations may also materially and adversely affect the market price of our ADSs.

Our corporate actions are substantially controlled by our officers, directors and principal shareholders and their affiliated entities.

After our public offering, our executive officers, directors and principal shareholders and their affiliated entities will beneficially own approximately      % of our outstanding shares. These shareholders, if they acted together, would control matters requiring approval by our shareholders, including the election of directors and the approval of mergers or other business combination transactions, and they may not act in the best interests of our minority shareholders. This concentration of ownership may also discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and might reduce the price of our ADSs. These actions maybe taken even if they are opposed by our other shareholders, including those who purchase ADSs in our public offering.

You will experience immediate and substantial dilution because our initial public offering price is substantially higher than our net tangible book value per share.

If you purchase ADSs in our public offering, you will pay more for your ADSs than the amount paid by our existing shareholders for their shares on a per ADS basis. As a result, you will experience immediate and substantial dilution of approximately $      per ADS, representing the difference between the assumed initial public offering price of $      per ADS, the midpoint of the estimated range of the initial public offering price, and our net tangible book value of       per ADS as of December 31, 2010, after giving effect to the assumed conversion of our preferred shares, immediately upon completion of our public offering and $      net proceeds to us from our public offering. See the section entitled “Dilution” for a complete detailed discussion of how the value of your investment in our ADSs will be diluted upon completion of our public offering.

We may need additional capital, and the sale of additional ADSs or other equity securities could result in additional dilution to our shareholders.

We believe that our current cash and cash equivalents, anticipated cash flow from operations and the proceeds from our public offering will be sufficient to meet our anticipated cash needs for the foreseeable future. We may, however, require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If these resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. It is uncertain whether financing will be available in amounts or on terms acceptable to us, if at all.

Because we do not expect to pay dividends in the foreseeable future after our public offering, you must rely on price appreciation of our ADSs for return on your investment.

We intend to retain most, if not all, of our available funds and earnings after our public offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our ADSs as a source for any future dividend income. Our board of directors has significant discretion as to whether to distribute dividends. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial position, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our ADSs will likely depend entirely upon any future price appreciation of our ADSs. Our ADSs may not appreciate in value after our public offering or even maintain the price at which you purchased our ADSs. You may not realize a return on your investment in our ADSs and you may even lose your entire investment in our ADSs.

Substantial future sales or perceived potential sales of our ADSs in the public market could cause the price of our ADSs to decline.

Sales of our ADSs or ordinary shares in the public market after our public offering, or the perception that these sales could occur, could cause the market price of our ADSs to decline. Upon completion of our public offering, we will have         ordinary shares outstanding, including         ordinary shares represented by ADSs, assuming that the underwriters do not exercise their option to purchase additional ADSs. All ADSs sold in our public offering will be freely transferable without restriction or additional registration under the Securities Act, unless held by our “affiliates” as that term is defined in Rule 144 under the Securities Act. The remaining ordinary shares outstanding after our public offering will be available for sale, upon the expiration of the applicable lock-up period beginning from the date of this prospectus and ending no earlier than 180 days, and up to 360 days, thereafter, subject to volume and other restrictions as applicable under Rules 144 under the Securities Act. Any or all of these shares may be released prior to the expiration of the lock-up period at the discretion of the representatives. To the extent shares are released before the expiration of the applicable lock-up periods and sold into the market, the market price of our ADSs could decline.

You may not have the same voting rights as the holders of our ordinary shares and may not receive voting materials in time to be able to exercise your right to vote.

Holders of ADSs will have the right to instruct the depositary how to vote the underlying ordinary shares. However, you may not receive voting materials, or otherwise learn of shareholder meetings, in time to instruct the depositary to vote, and it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote. Upon our written request, the depositary will mail to you a shareholder meeting notice which contains, among other things, a statement as to the manner in which your voting instructions may be given, including an express indication that such instructions may be given or deemed given to the depositary to give a discretionary proxy to a person designated by us if no instructions are received by the depositary from you on or before the response date established by the depositary. However, no voting instruction is deemed given and no such discretionary proxy may be given with respect to any matter as to which we inform the depositary that (i) we do not wish such proxy given, (ii) substantial opposition exists, or (iii) such matter materially and adversely affects the rights of shareholders. In addition, the depositary and its agents may not be able to send voting instructions to you or carry out your voting instructions in a timely manner. We will make all reasonable efforts to cause the depositary to extend voting rights to you in a timely manner, but you may not receive the voting materials, or otherwise learn of shareholders’ meetings, in time to ensure that you can instruct the depositary to vote your ADSs. Furthermore, the depositary and its agents will not be responsible for any failure to carry out any instructions to vote, for the manner in which any vote is cast or for the effect of any such vote. As a result, you may not be able to exercise your right to vote and you may lack recourse if your ADSs are not voted as you requested. In addition, in your capacity as an ADS holder, you will not be able to call a shareholders’ meeting. See “Description of American Depositary Shares.”

You may not be able to participate in rights offerings and may experience dilution of your holdings as a result.

We may from time to time distribute rights to our shareholders, including rights to acquire our securities. However, we cannot make rights available to you in the United States unless we register both the rights and the securities to which the rights relate under the Securities Act or an exemption from the registration requirements is available. Under the deposit agreement, the depositary will not make rights available to you unless both the rights and the underlying securities to be distributed to ADS holders are either registered under the Securities Act or exempt from registration under the Securities Act. We are under no obligation to file a registration statement with respect to any such rights or securities or to endeavor to cause such a registration statement to be declared effective and we may not be able to establish a necessary exemption from registration under the Securities Act. Accordingly, you may be unable to participate in our rights offerings and may experience dilution in your holdings.

You may not receive cash dividends if it is impracticable to make them available to you.

The depositary for our ADSs has agreed to pay to you the cash dividends or other distributions it or the custodian receives on our ordinary shares or other deposited securities after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent. However, the depositary may, at its discretion, decide that it is inequitable or impractical to make a distribution available to any holders of ADSs. For example, the depositary may determine that it is not practicable to distribute certain property through the mail, or that the value of certain distributions may be less than the cost of mailing them. In these cases, the depositary may decide not to distribute such property to you.

You may be subject to limitations on transfer of your ADSs.

Your ADSs are transferable on the books of the depositary. However, the depositary may close its transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties. In addition, the depositary may refuse to deliver, transfer or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary deems it advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason.

You may face difficulties in protecting your interests, and your ability to protect your rights through the United States federal courts may be limited because we are incorporated under BVI law, we conduct substantially all of our operations in China and all of our directors and officers reside outside the United States.

We are incorporated in the BVI and conduct substantially all of our operations in China through our PRC subsidiaries. All of our directors and officers reside outside the United States and a substantial portion of their assets are located outside of the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the BVI or in China in the event that you believe that your rights have been infringed under the securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the BVI and of China may render you unable to enforce a judgment against our assets or the assets of our directors and officers. There is no statutory recognition in the BVI of judgments obtained in the United States, although the courts of the BVI will recognize as a valid judgment, a final and conclusive judgment in personam obtained in a federal or state court of the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon; provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the BVI; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the BVI; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the BVI; and (f) there is due compliance with the correct procedures under the laws of the BVI. The PRC does not have a treaty with United States providing for the reciprocal recognition and enforcement of judgments of courts. For more information regarding the relevant laws of the BVI and China, see “Enforceability of Civil Liabilities.”

Our corporate affairs are governed by our memorandum and articles of association, as amended and restated from time to time, or our Articles of Association, and by the statutory and common law of the BVI. The rights of shareholders to take legal action against us and our directors, actions by minority shareholders and the fiduciary responsibilities of our directors are to a large extent governed by the common law of the BVI. The common law of the BVI is derived in part from comparatively limited judicial precedent in the BVI as well as from English common law, which provides persuasive, but not binding, authority on a court in the BVI. The rights of our shareholders and the fiduciary responsibilities of our directors under BVI law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the BVI has a less developed body of securities laws than the United States and provides significantly less protection. In addition, BVI companies may not have standing to initiate a shareholder derivative action in United States federal courts.

As a result, our public shareholders may have more difficulty in protecting their interests through actions against us, our management, our directors or our major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

You must rely on the judgment of our management as to the use of the net proceeds from this offering, and such use may not produce income or increase our ADS price.

Our current plans to utilize proceeds of the offering are described under the section entitled “Use of Proceeds,” however, circumstances may change before we have allocated the proceeds to such uses and we are not bound to use the proceeds as currently expected. Rather, our management will have full discretion in the application of the net proceeds received by us. You will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. You must rely on the judgment of our management regarding the application of the net proceeds of this offering. The net proceeds may be used for corporate purposes that do not improve our efforts to maintain profitability or increase our ADS price. The net proceeds from this offering may be placed in investments that do not produce income or that lose value.

We may be classified as a passive foreign investment company for United States federal income tax purposes, which could subject United States investors in the ADSs or ordinary shares to significant adverse United States federal income tax consequences.

If we are treated as a passive foreign investment company, or a PFIC for any taxable year during which a U.S. Holder (as defined in the section entitled “Taxation — Material United States Federal Income Tax Considerations — General”) holds our ADSs or ordinary shares, such U.S. Holder may incur significantly increased United States income tax on gain recognized on the sale or other disposition of the ADSs or ordinary shares and on the receipt of distributions on the ADSs or ordinary shares. Further, if we are classified as a PFIC for any taxable year during which a U.S. Holder holds our ADSs or ordinary shares, we generally will continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our ADSs or ordinary shares.

A foreign corporation will be treated as a PFIC for any taxable year if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income, or (ii) 50% or more of the value of its assets (determined on the basis of quarterly averaging) during such year is attributable to assets that produce passive income or are held for the production of passive income, or the asset test. Passive income is any income that would be foreign personal holding company income under the Internal Revenue Code of 1986, as amended, or the Code, including, without limitation, dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income, net gains from commodity transactions, net foreign currency gains and income from notional principal contracts. A foreign corporation which owns, directly or indirectly, at least 25% of the value of the stock of another corporation, or a 25%-owned subsidiary, is treated as if it held its proportionate share of the assets and income of such other corporation, for purposes of determining whether such foreign corporation is a PFIC. Based on our current income and assets (including our proportionate share of the income and assets of our 25%-owned subsidiaries) and our projections, we do not expect to be classified as a PFIC for the current taxable year or the foreseeable future. Because PFIC status is a factual determination made annually after the close of each taxable year on the basis of the composition of our income and the value of our active versus passive assets, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

We urge you to consult your tax advisor concerning the United States federal income tax consequences of acquiring, holding and disposing of ADSs or ordinary shares if we are classified as a PFIC. For more information, see “Taxation — United States Federal Income Taxation — Passive Foreign Investment Company Rules.”

We identified what believe would constitute a material weakness in our internal control over financial reporting in 2009 and may identify future material weaknesses which, if uncorrected, may adversely effect our ability to accurately and timely report our financial results or prevent fraud, decrease investor confidence in us and negatively impact the market price of our securities.

Historically, we have been a company with limited accounting personnel and other resources to address our internal control over financial reporting. In connection with the audit of our financial statements included in this prospectus, we identified what we believe would constitute a “material weakness” in our internal control over financial reporting. As defined in the standards established by the Public Company Accounting Oversight Board of the United States, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis by the company’s internal controls. The material weakness we identified was that none of our employees had any formal training in U.S. GAAP and SEC rules and regulations. Our newly recruited Chief Financial Officer also does not have such training, and we may not be able to remediate this material weakness without significant expense, if at all. We also may face additional material weaknesses in the future. Therefore, there is a risk that our current or future financial statements may not be properly prepared in accordance with the U.S. GAAP or that our current or future disclosures are not in compliance with SEC rules and regulations. If we fail to timely achieve and maintain the adequacy of our internal controls, we may not be able to conclude that we have effective internal control over financial reporting. As a result, our failure to achieve and maintain effective internal control over financial reporting could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the market price of our ADSs.

Compliance with rules and requirements applicable to public companies will cause us to incur additional costs, and any failure by us to comply with such rules and requirements could negatively affect investor confidence in us and cause the market price of our securities to decline.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company, many of which are not reflected in our historical financial statements. In addition, the Sarbanes-Oxley Act, as well as rules adopted by the SEC and the Nasdaq, has required changes in the corporate governance practices of public companies. We expect these rules and regulations to increase our legal, accounting and financial compliance costs and to make certain corporate activities more time-consuming and costly. Complying with these rules and requirements may be especially difficult and costly for us because we may have difficulty locating sufficient personnel in China with experience and expertise relating to U.S. GAAP and United States public company reporting requirements, and such personnel may command high salaries. If we cannot employ sufficient personnel to ensure compliance with these rules and regulations, we may need to rely more on outside legal, accounting and financial experts, which may be very costly. In addition, we will incur additional costs associated with our public company reporting requirements. We cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

MARKET DATA AND FORECASTS

We obtained statistical data, market data and other industry data and forecasts used throughout this prospectus from market research, publicly available information and industry publications that we believe to be reliable. Industry publications generally state that they have obtained information from sources believed to be reliable but do not guarantee the accuracy and completeness of such information. In particular, we have based much of our discussion of the PRC dredging industry on the most recent data available to us. We are not funded by or otherwise affiliated with, and we did not fund, any of the sources we cite, which are available to the public. In addition, the statistical, market and other industry data include estimates and projections that are based on a number of assumptions. If any one or more of the underlying assumptions turn out to be incorrect, actual results may differ significantly from the projections. For example, the global and Chinese dredging markets may not grow at the rate projected by market data, or at all.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $     million, or approximately $      million if the underwriters exercise their option to purchase additional ADSs in full, after deducting the estimated underwriting discounts and commissions and the estimated offering expenses payable by us. These estimates are based upon an assumed initial public offering price of $      per ADS, the midpoint of the range shown on the front cover page of this prospectus. A $1.00 increase (decrease) in the assumed initial public offering price of $     per ADS would increase (decrease) the net proceeds to us from this offering by $     million, assuming the number of ADSs offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and the estimated offering expenses payable by us.

We anticipate using the net proceeds we receive in this offering, assuming they are sufficient, as follows:

•	approximately $ million to add to our dredging fleet one or two non-self-propelled cutter suction dredgers with capacity above 3,000 m3/h; and
•	approximately $ million to purchase the auxiliary ships, pipes, and other equipments.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. If we are required to purchase rather than lease one or both dredgers, we expect that we would have to allocate additional funds from our current cash balances to do so because acquisition costs for a single dredger could range up to $30 million or more. The current lease and purchase markets for dredgers that meet our requirements are tight and the timing of dredger additions will depend on availability and is unpredictable. Accordingly, the schedule on which the proceeds from this offering can be utilized is uncertain. Our management will have total flexibility and discretion to use and allocate the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. See “Risk Factors — Risks Related to Our ADSs and Our Public Offering — You must rely on the judgment of our management as to the use of the net proceeds from this offering, and such use may not produce income or increase our ADS price.”

Pending any use of the net proceeds, as described above, we plan to invest the net proceeds in short-term, interest-bearing debt instruments or bank deposits. These investments may materially and adversely affect the United States federal income tax consequences of your investment in our ADSs. In particular, it is possible that we may become a passive foreign investment company for United States federal income tax purposes, which could result in negative tax consequences for you. “Taxation — Material United States Federal Income Tax Considerations — Passive Foreign Investment Company Considerations.”

In using the proceeds from this offering, as an offshore holding company, we are permitted, under PRC laws and regulations, to provide funding to our PRC subsidiary only through loans or capital contributions and then only with the approval of MOFCOM and its local counterpart. Subject to satisfaction of applicable government registration and approval requirements, we may extend inter-company loans to our PRC subsidiary or make additional capital contributions to our PRC subsidiary to fund their capital expenditures or working capital for purposes of using the proceeds of this offering as planned. We may not be able to obtain these government registrations or approvals on a timely basis, if at all, and in such case will allocate the offering proceeds differently.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our ordinary shares or preferred shares. We do not anticipate paying any cash dividends on our ordinary shares in the foreseeable future and plan to retain earnings, if any, for use in the development of our business. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements, BVI and PRC laws, and other factors that our board of directors deems relevant. The terms of our preferred shares also limit our ability to pay dividends.

We are a BVI holding company and substantially all of our operations are conducted through our PRC subsidiaries. We rely principally on dividends paid to us by our PRC subsidiary for our cash requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, service any debt we may incur and pay our operating expenses. Under applicable PRC regulations, foreign-invested enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, a foreign-invested enterprise in China is required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its general reserves until the accumulative amount of such reserves reach 50% of its registered capital. These reserves are not distributable as cash dividends. The board of directors in the case of a Chinese-foreign joint venture company, or the shareholders at a meeting, in the case of a WFOE, has the discretion to allocate a portion of its after-tax profits to staff welfare and bonus funds, which may not be distributed to equity owners except in the event of liquidation.

If we pay any dividends, the depositary will convert such dividends to U.S. dollars (if necessary) and distribute such payments to our ADS holders to the same extent as holders of our ordinary shares, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. See “Description of American Depositary Shares.”

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2010:

•	on an actual basis; and
•	as adjusted basis, to reflect (1) assumed conversion of all of our outstanding preferred shares issued in our 2010 Private Placement into 10,012,987 ordinary shares immediately upon the completion of this offering, and (2) the sale of ordinary shares in the form of ADSs by us in this offering at an assumed initial public offering price of $ per ADS, the midpoint of the estimated public offering price range shown on the front cover of this prospectus, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table together with our consolidated financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	Actual (audited)	As-Adjusted (unaudited)
Liabilities – current
Unsecured	$11,910,076		$11,910,076
Total current liabilities	11,910,076		11,910,076
Liabilities – non-current
Total non-current liabilities	—		—
Total Liabilities	$11,910,076		$11,910,076
Class A Preferred Shares	$26,725,435		$—
Shareholders’ Equity
Ordinary Shares	$—		$—
Additional paid-in capital	115,302,249
Retained earnings	10,099,403
Accumulated other comprehensive income	4,902,909		4,902,909
Statutory reserves	10,295,279		10,295,279
Total shareholders’ equity	$140,599,840	$
Total capitalization	$179,235,351	$

DILUTION

If you invest in our ADSs, your investment will be diluted immediately to the extent of the difference between the public offering price per ADS that you will pay in this offering and our net tangible book value per ADS immediately after this offering. Dilution results from the assumed conversion of our preferred shares and the fact that the initial public offering price per ordinary share is substantially in excess of the book value per share attributable to the existing shareholders for our presently outstanding ordinary shares.

We calculate net tangible book value per share by dividing our net tangible book value, which equals total assets less intangible assets and total liabilities, by the number of our ordinary shares outstanding and the assumed conversion of all of our outstanding preferred shares issued in our 2010 Private Placement. Our net tangible book value as of December 31, 2010 and after giving effect to assumed conversion of all preferred shares issued in our 2010 Private Placement was $167.3 million, or $2.67 per ordinary share. Our net tangible book value after the offering is $    per ordinary share, based on     shares outstanding, which gives effect to the assumed conversion of 10,012,987 of our preferred shares issued in our 2010 Private Placement immediately upon completion of this offering.

Assuming the sale by us of ADSs at a public offering price of $   per ADS, which is the mid-point of the estimated public offering price range set forth on the front cover of this prospectus, after deducting the underwriting discount and commissions and estimated offering expenses, our as adjusted net tangible book value as of December 31, 2010 would have been approximately $     million, or $     per ADS, assuming no exercise of the underwriter’s option to purchase additional ADSs. This represents an immediate increase in net tangible book value of $     per ordinary share to our existing shareholders and an immediate dilution of $    per ordinary share, or     %, to the new investors purchasing ADSs in this offering.

The following table illustrates this per ordinary share dilution:

Assumed public offering price
Net tangible book value as of December 31, 2010		$2.67
Net proceeds from this offering
As adjusted net tangible book value after this offering	$
Dilution to new investors	$

The as adjusted net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering		$167,325,275
Net proceeds from this offering	$
Offering costs paid in advance and excluded from net tangible book value		—
Numerator total	$
Denominator:
Ordinary shares outstanding prior to this offering		52,677,323
Increase due to assumed conversion of preferred shares		10,012,987
Total ordinary shares outstanding prior to this offering		62,690,310
Ordinary shares underlying ADSs included in the offering
Total

The following table summarizes the differences between the shares held by existing shareholders, on an as adjusted basis, as of December 31, 2010, after giving effect to the assumed conversion of 10,012,987 of our preferred shares issued in our 2010 Private Placement immediately upon completion of this offering, and the new investors with respect to the number of ordinary shares (in the form of ADSs or shares) purchased from us in this offering. The table also shows the total consideration paid and the average price per ordinary share/ADS paid before deducting the underwriting discounts and commissions and estimated offering expenses payable by us. The total number of ordinary shares does not include ordinary shares underlying the ADSs issuable upon the exercise of the option to purchase additional ADSs granted to the underwriters.

	Ordinary Shares Purchased			Net Tangible Book Value		Average per Ordinary Share		Average Price per ADS
	Number		%	Amount	%
Existing shareholders	62,690,310	(1)		$167,325,275			$2.67	$
Net proceeds from this offering
Total			100		100	$		$

(1)	Assumes the conversion of all of our preferred shares into ordinary shares upon completion of this offering.

A $1.00 increase (decrease) in the assumed public offering price of $     per ADS would increase (decrease) our adjusted net tangible book value per ordinary share and per ADS after giving effect to the assumed conversion of our preferred shares and this offering by $     per ordinary share and $     per ADS, and the dilution in our as adjusted net tangible book value per ordinary share and per ADS to new investors in this offering by $     per ordinary share and $     per ADS, assuming no change to the number of ADSs offered by us as set forth on the cover page of this prospectus, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us in connection with this offering.

The information discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our ADSs and other terms of this offering determined at pricing.

EXCHANGE RATE INFORMATION

We conduct substantially all of our operations in China. A substantial portion of our sales and our costs and expenses are denominated in Renminbi. We make no representation that any Renminbi or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or Renminbi, as the case may be, at any particular rate, at the rates stated below, or at all. The PRC government imposes control over its foreign currency reserves in part through direct regulation of the conversion of Renminbi into foreign exchange and through restrictions on foreign trade.

The following table sets forth information concerning exchange rates between the Renminbi and the U.S. dollar for the periods indicated. These rates are provided solely for your convenience and are not necessarily the exchange rates that we used in this prospectus or will use in the preparation of our periodic reports or any other information to be provided to you. For all dates and periods through December 31, 2008, exchange rates of Renminbi into the U.S. dollar are based on the noon buying rate in The City of New York for cable transfers of Renminbi as certified for customs purposes by the Federal Reserve Bank of New York. For January 1, 2009 and all later dates and periods, the exchange rate refers to the exchange rate as set forth in the H.10 statistical release of the Federal Reserve Board. Unless otherwise noted, all translations from Renminbi to U.S. dollars and from U.S. dollars to Renminbi in this prospectus were made at a rate of RMB6.83 to $1.00, the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on April 30, 2011.

	Noon Buying Rate
Period	Period End	Average(1)	Low	High
	(RMB per $1.00)
2006	7.8041	7.9579	8.0702	7.8041
2007	7.2946	7.5806	7.8127	7.2946
2008	6.8225	6.9193	7.2946	6.7800
2009	6.8259	6.8295	6.8470	6.8176
2010	6.6000	6.7696	6.8330	6.6000
2011
January	6.6017	6.5964	6.6364	6.5809
February	6.5713	6.5761	6.5965	6.5520
March	6.5483	6.5645	6.5743	6.5483
April	6.4900	6.5267	6.5477	6.4900
May	6.4786	6.4957	6.5073	6.4913

Source: Federal Reserve Statistical Release

(1)	Annual averages are calculated using the average of month-end rates of the relevant year. Monthly averages are calculated using the average of the daily rates during the relevant period.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated in the BVI in order to enjoy certain benefits, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, certain disadvantages accompany incorporation in the BVI. These disadvantages include a less developed body of BVI securities laws that provide significantly less protection to investors compared to the laws of the United States, and the potential lack of standing by BVI companies to sue before the federal courts of the United States.

Our organizational documents do not contain provisions requiring disputes, including those arising under the securities laws of the United States, between us and our officers, directors and shareholders, be arbitrated.

We conduct substantially all of our operations in China, and substantially all of our assets are located in China. Some of our directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed C T Corporation System as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Maples and Calder has advised us that the United States and the BVI do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any federal or state courts in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be automatically enforceable in the BVI. In addition, Maples and Calder has advised us that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority, for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the court of the BVI.

Maples and Calder has advised us that shareholders may originate actions under BVI law. In circumstances involving a breach of duty by directors, shareholders may invoke common law rights for their protection that are largely dependent on English company law, since the common law of the BVI for business companies is limited. Under English common law, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to law and the constituent documents of the company. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company's memorandum and articles of association, then the courts will grant relief. Generally, the areas in which the courts will intervene are the following: (1) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority of the company’s shareholders; (2) acts that constitute fraud on the minority where the wrongdoers control the company; (3) acts that infringe on the personal rights of shareholders, such as the right to vote; and (4) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders. The principal protection under BVI statutory law is that shareholders may bring an action to enforce our Articles of Association. Shareholders are entitled to have our affairs conducted in accordance with the general law and our Articles of Association.

Dacheng Law Offices LLP (Fuzhou) has advised us that there is also uncertainty as to whether the courts of China would:

•	Recognize or enforce judgments of the United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or
•	Entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Dacheng Law Offices LLP (Fuzhou) has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

SELECTED HISTORICAL FINANCIAL DATA

The selected financial data as of December 31, 2010, 2009 and 2008 and for the years ended December 31, 2010 and 2009 and for the 2008 period have been derived from our audited financial statements included elsewhere in this prospectus and reflect the financial results and position of our company. The basis of preparation and significant estimates and/or assumptions used are stated on pages F-54 to F-69. You should read this selected consolidated financial data together with our consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus. Our audited financial statements are prepared and presented in accordance with U.S. GAAP. Our historical financial results and position do not necessarily indicate our expected financial results or position for any future periods.

	For the Period from January 8, 2008 (Inception) to December 31, 2008	For the Years ended December 31,
Statement of Operations Data		2009	2010
	(Audited)	(Audited)	(Audited)
Contract revenue	$54,480,271	$80,333,891	$131,405,665
Cost of contract revenue	(25,424,227)	(38,715,490)	(58,723,528)
Gross profit	29,056,044	41,618,401	72,682,137
General and administrative expenses	(2,152,575)	(2,531,132)	(7,159,793)
Income from operations	26,903,469	39,087,269	65,522,344
Other (expense) income	(136,332)	(726,020)	(720,370)
Income before income taxes	26,767,137	38,361,249	64,801,974
Income tax expense	(6,696,745)	(9,596,651)	(16,556,396)
Net income	$20,070,392	$28,764,598	$48,245,578
Deemed dividend and accretion of discount on Class A Preferred Shares	—	—	(25,598,499)
Net income attributable to ordinary shareholders	$20,070,392	$28,764,598	$22,647,079

Earnings per share
Earnings per ordinary share
– Basic	$0.38	(1)	$0.55	(1)	$0.43
– Diluted	$0.38	(1)	$0.55	(1)	$0.43
Weighted average number of ordinary shares outstanding
– Basic	52,177,323		52,173,323		52,264,994
– Diluted	52,177,323		52,177,323		52,264,994

(1)	The earnings per share for 2008 and 2009 were calculated as if the existing corporate structure had been in existence throughout the periods presented and as if the reorganization had occurred as of the beginning of the earliest period presented.

	December 31,
Balance Sheet Data	2008	2009	2010
	(Audited)	(Audited)	(Audited)
Assets
Total current assets	$1,362,142	$25,984,418	$102,411,948
Total other assets	56,925,865	54,130,835	76,823,403
Total assets	$58,288,007	$80,115,253	$179,235,351
Liabilities and equity
Liabilities
Total current liabilities	$22,068,848	$9,282,633	$11,910,076
Total non-current liabilities	6,962,257	3,295,738	—
Total liabilities	29,031,105	12,578,371	11,910,076
Class A Preferred Shares	—	—	26,725,435
Owners’/Shareholders’ equity	29,256,902	67,536,882	140,599,840
Total liabilities and equity	$58,288,007	$80,115,253	$179,235,351

Backlog At	Amount
Backlog balance at December 31, 2009	$8,139,422
New contracts entered during the year ended December 31, 2010 (Net of a reduction of approximately $44.6 million of contracts which were deferred by customers)	184,386,368
Add: Adjustment of contracts due to change orders during the year	1,190,626
Adjusted contract amount at December 31, 2010	193,716,416
Less: Contract revenue earned during the year ended December 31, 2010	(131,405,665)
Backlog balance at December 31, 2010	$62,310,751

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our financial statements and the related notes included elsewhere in this report. The following discussion and analysis contains forward-looking statements that involve risks and uncertainties. Our actual results and the timing of selected events could differ materially from those anticipated, believed, estimated or otherwise indicated. See “Forward-Looking Statements.” Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors.” Unless otherwise indicated, all results are in US$, are derived from our consolidated financial statements included in this prospectus, and reflect rounding for clarity of presentation. Our financial results include those of Fujian Service for all periods presented and our other subsidiaries and variable interest entities from the various dates of their incorporation in 2010.

Company Overview

We provide specialized dredging services exclusively to the Chinese marine infrastructure market. We conduct our operations through our PRC subsidiary, Fujian Service, which began operating dredging vessels following its inception in January 2008. We acquired total control and a 100% ownership interest in Fujian Service in June 2010 through subsidiary holding companies formed in Hong Kong, China Dredging HK, and the PRC, Fujian WangGang. As further described below under the heading “Business Combination and Recapitalization'' and in the following section under the heading “Our Corporate History and Structure,'' the acquisition of Fujian Service was effected 50% through a direct investment commitment and 50% through a series of contractual arrangement we refer to as the VIE Agreements. The VIE Agreements:

•	transferred to Fujian WangGang voting and operational control of the 50% of Fujian Service that it does not directly own;
•	conveyed to Fujian WangGang all profits and cash flows derived from the operations of Fujian Service; and
•	granted Fujian WangGang the right to acquire all of the interests in Fujian Service that it does not directly own for no additional consideration, after giving effect to capital contribution agreements by certain of the parties.

In the short period since the acquisition of Fujian Service, we have not experienced or become aware of any issues related to the VIE Agreements or their implementation. However, the control of Fujian Service through such contractual arrangements, rather than direct ownership, does pose certain risks that could, among other things, adversely affect our operations and profitability, limit or preclude Fujian WangGang or its parent companies from deriving cash flow from operations or paying dividends, increase our taxes and trigger regulatory or legal action that could cause us to modify our corporate structure. Please see “Risk Factors'' — “Risks Relating to Doing Business in the PRC.''

The acquisition of Wonder Dredging and Fujian Service as VIE subsidiaries on June 29, 2010 was deemed to be a combination of entities under common control. Consequently, these financial statements have been prepared as if the entities in the group had always been consolidated. The financial statements are principally those of Fujian Service with the other group members included from their various dates of incorporation in 2010. The financial statements reflect the capital structure adopted by us.

Management determined that the VIE Agreements constituted a combination of entities under common control. Our Chief Executive Officer, Mr. Xinrong Zhuo, controlled us and our subsidiary Fujian WangGang as the 90% owner when we were formed, and he was then diluted to 88.27% after new shareholders acquired our ordinary shares in May 2010. Mr. Zhuo also had the right to make all executive and management decisions for Wonder Dredging and its subsidiary Fujian Service through an agreement with the legal owners, his brother-in-law and father, that predated the formation of Fujian Service. Under the agreement, Mr. Qing Lin and Mr. Panxing Zhuo, who hold 100% equity interests in Wonder Dredging collectively and own 50% equity interests in Fujian Service indirectly, hold those interests as representatives of the family.

Although our services entail dredging site surveys, project planning, engineering, and project management, these activities are all performed in support of the operations of our dredging vessels. The number, type and capacity of those vessels determines the maximum level and scope of our operations. Fujian Service began operations with a single dredger and acquired four more dredgers during 2008 by purchase or lease. In June 2010, we leased and deployed four additional dredgers, sometimes referred to herein as the 2010 leases, bringing our total fleet to nine. In January 2011, we acquired one of the dredging vessels originally leased in 2008. In April 2011, we leased one more dredger. The increases in dredging capacity have permitted us to commensurately increased the volume of dredging that we have performed. Contract value in our industry is generally directly related to the quantity of material dredged, typically expressed in terms of cubic meters. Pricing for each cubic meter, or unit, dredged can vary with project conditions and complexity, the distance that dredged material must be moved after it is excavated, and other factors.

We own and operate four non-self-propelling cutter-suction dredgers with capacity ranging from 2,500 to 3,500 cubic meter per hour. We also lease and operate three cutter-suction dredgers with capacity ranging from 2,500 to 3,800 cubic meter per hour. In addition, our fleet includes three leased trailer suction-hopper dredgers with capacities ranging from 3,500 to 7,000 cubic meters per hour. This range of vessel types and sizes gives us flexibility to bid on different types of projects and we believe it also gives us increased opportunity to increase our profit margins. Notwithstanding our diversified capability to handle various project types, our business has tended to focus increasingly on reclamation projects, which have increased to approximately 72.8% of our total revenues for the year ended December 31, 2010, compared to the 2008 period in which we did not perform any reclamation dredging projects. We believe that our concentration of projects in the reclamation category will continue because our fleet is well suited to handle work of this type and we perceive that reclamation dredging has experienced and will continue to enjoy higher growth in the PRC than capital or maintenance dredging. Nevertheless, our experience has been that we have achieved similar gross margins in all dredging project categories and so shifts in our service mix have not been and are not likely to become important to our ability to maintain profits in the foreseeable future.

Given that our fleet has been utilized at what we believe to be full capacity since early in 2008, and because we perceive that we have opportunities to be awarded future business in excess of the capacity of our current vessels and dredger in-construction, we are seeking to further expand our fleet. To this end, we are exploring options for acquiring and leasing at least two additional dredgers that can be integrated into our operations during each of 2011 and 2012. However, we have found that, in the PRC, the availability is low for dredgers that we deem suitable and, therefore, there is considerable uncertainty about when or whether we will be able to obtain the additional dredgers that we are seeking and whether doing so will be cost effective. If we are unable to expand our capacity through the addition of new dredgers, our revenue growth will be constrained. If we are able to obtain the additional dredgers we are seeking, we will likely be required to expend capital in excess of the cash we have on hand or can generate from operations. However, we are presently unable to quantify such amounts.

Dredging projects awarded in the PRC are highly concentrated among a small number of general contractors, some of whom share a common parent company. Accordingly, as a sub-contractor, our customer concentration is high and we have little ability to negotiate differentiated terms for contracts comprising the substantial majority of our revenue. To balance this, we are striving to diversify our customer base to the extent practicable, but the opportunities to do so are limited. In 2008, all of our business was contracted with four customers who did not share a common parent company, the largest of which accounted for 48.3% of our revenue. In 2009, all of our revenues were also derived from four customers. However, two such customers shared a common parent company and represented, in the aggregate, 48.8% of our revenue. In 2010, we were able to expand our customer base to include nine customers. However, three such customers shared a common control parent and represented, in the aggregate, 67.5% of our revenue. Our concentration of revenue with our largest customer, without aggregating revenues from customers sharing a common control parent, decreased from 48.3% in the 2008 period to 40.3% in 2009 to 36.4% in 2010.

Factors and Trends Affecting our Results of Operations

We believe that the following primary factors affect our revenues and operating margins:

•	Governmental policies and availability of sub-contract opportunities. Our opportunities to bid on dredging subcontracts depends significantly upon the PRC government’s public spending on port and navigable waterway projects and for land reclamation. The nature, extent and timing of these projects, however, is affected by the interplay of a variety of factors, including the PRC government’s spending commitments to improve and maintain marine transportation infrastructure industry and the general conditions and prospects of the PRC economy. The pattern of PRC government spending and economic activity has been robust and growing since the inception of Fujian Service and we expect this trend to continue for the foreseeable future, with the result that we believe the demand for dredging exceeds the immediate industry capacity and will continue to do so for the foreseeable future. These constrained conditions permit dredging contractors, and sub-contractors such as us, to keep their fleet utilization at high levels and give them a limited degree of positive pricing power. We expect this favorable dynamic to continue, and it is the basis of and is evidenced by the positive trend of unit prices that we have experienced since 2008. The intent expressed in the long-term cooperation agreements executed by China Communications, and Changjiang Waterway to grow their business with us at rates of 20% per annum or more through 2014 is a further indication of the favorable nature of current market conditions.
•	Our dredging fleet capacity to undertake contracts. Since inception, we have had more dredging work contracted than we could immediately perform. We own or lease three trailer suction hopper dredgers and seven non-self-propelling cutter suction dredgers, and we have entered into two agreements to purchase two new non-self-propelling cutter suction dredgers. Therefore, the continued addition of new vessels to the fleet will be required to grow our revenue and profitability, notwithstanding the contract backlog we have.
•	Our ability to manage our costs under fixed-price contracts. Substantially all of our revenue-generating contracts are fixed-price contracts under which we are paid a specified price for our performance of the entire contract. Fixed-price contracts carry inherent risks, including risks of losses from underestimating costs of materials, operational difficulties and other changes that may occur during the contract period. As a result, we can only realize profits on these contracts if we successfully estimate project costs and avoid cost overruns. To limit our exposures to fixed contract prices, we strive to keep contract durations short (less than one year) and we endeavor to rigorously manage each individual project. Short contract periods also limit our exposure to uncertainties in determining final contract values.
•	Provision of key supplies and operational support by customers. To date, our customers have generally provided key operating supplies (most notably fuel) and support services (such as supply ships and tug services for repositioning non-self-propelling dredgers) for our operations at no charge to us under our contracts. We believe this arrangement is typical for dredging subcontracts in the PRC, but may not be the norm for other companies operating outside of the PRC. Consequently, it may be difficult to compare our results of operations with dredging service companies operating elsewhere or which do not enjoy similar arrangements. The availability of customer-supplied supplies and services has had the effect of lowering our revenue and our capital and working capital requirements and reported costs relative to what they would have been if we were required to provide such items ourselves and charged our customers for them. We believe it also materially lowers our exposures under our fixed-price contracts because there is no risk to us from changes in the prices, or errors in estimating the cost, of such items. The historical pattern of customer-furnished supplies and support may not continue, although the contracts included in our backlog all provide for this.
•	Our ability to operate our dredgers at or above nameplate rates and at high levels of utilization. We strive to keep our dredgers in operation 24 hours per day, 7 days per week, the theoretical maximum, and to reduce downtime for maintenance, redeployment to new dredging sights and between projects as needed to coordinate project completion and start dates with third parties. However, as a practical matter, we believe that sustaining dredger operations in the range of 50 – 60% of the theoretical maximum constitutes full utilization of our dredger capacity and we estimate that we have achieved this since the inception of Fujian Service in 2008. In general, we accomplish this objective by concentrating our business so that we deploy multiple dredgers on a single major project or on projects clustered in a single region or geographic area. As a result, we are working in fewer locations and on fewer individual projects than the number of dredgers in our fleet, thereby ensuring prompt provisioning of spare parts and reduced downtime for vessel repositioning. In addition, we strive to properly operate and maintain our dredgers and related capital equipment so that they achieve or exceed the nominal performance specifications of the manufacturers. Our success in implementing such operating strategies directly influences our effective capacity, dredging volumes and revenues and can vary significantly when measured over short periods of time, such as quarter-to quarter. It also allows us to reduce unit costs and increase margins by spreading fixed costs over the largest possible revenue base.
•	The increased significance of lease expense in our operating costs. In 2008 and 2009, we owned three dredgers and leased two dredgers, and our leased dredgers increased to six after June 2010. This pattern of purchases and leases has resulted in the percentage of leased vessels increasing from 40% in 2008 and 2009 to more than 60% after June 2010, although the percentage decreased to 56% after we acquired one dredger in January 2011 that we previously leased. Following our lease of one additional dredger in March 2011, the percentage increased to 60%. The inclusion of a higher percentage of lease expense in our operating costs has the effect of lowering our reported margins because lease costs tend to be higher than depreciation we report on vessels we own. This change in the mix of our vessel ownership should be considered in making direct comparisons of expenses and margins for current and historical periods.
•	Backlog and business development pipeline. Because contracts begin in one fiscal year or reporting period and are typically completed in a subsequent fiscal year or reporting period, we believe that the revenue recognized in a particular year or period is not, by itself, the best indicator that our business is expanding. We believe that the prospects for future project work should normally also be considered. We measure this important metric and related trends by calculating our project backlog, which comprises only unrealized revenue on executed contracts with specific schedules for commencement and firm pricing and includes as-yet-uncompleted work on in-progress dredging projects. We only recently began to track this important metric, so the availability of trend information is limited. Our backlog as of December 31, 2010 was $62.3 million, an amount consistent with our objective of maintaining firm contract levels that will keep our dredging fleet fully utilized for at least three to four months, taking into account prospective increases in our fleet size.

The following schedule summarizes changes in backlog on contracts during the year ended December 31, 2010.

Backlog balance at December 31, 2009	$8,139,422
New contracts entered during the year ended December 31, 2010	184,386,368
Add: Adjustment of contracts due to change orders during the year	1,190,626
Adjusted contract amount at December 31, 2010	193,716,416
Less: Contract revenue earned during the year ended December 31, 2010	(131,405,665)
Backlog balance at December 31, 2010*	$62,310,751

*	We have excluded from the backlog three one-year contracts with two of our largest customers totaling approximately $44.6 million (at closing date of December 31, 2010), which were previously reported in our backlog as of June 30, 2010. These three contracts were formally deferred in October 2010 by mutual written agreement between us and our customers, but discussions were underway prior to reaching agreement on the deferral. By mutual agreement, these three contracts were, subsequent to December 31, 2010, replaced by three other one-year contracts for which work has commenced with an aggregate contract value of approximately $61.0 million.

In addition to our backlog, as of December 31, 2010, we had additional preliminary agreements and notices of bid awards with customers regarding additional work on three projects with an aggregate contract value of approximately $44.6 million for which we are precluded inclusion of these projects in our backlog. However, by mutual agreement, these three contracts were, subsequent to December 31, 2010, replaced by three other one-year contracts for which work has commenced with an aggregate contract value of approximately $61.0 million. We also maintain an active dialogue with our two largest customers about the allocation of upcoming projects under our cooperation agreements. The contract proposal or bidding process is ongoing for us and results in regular additions to our contract backlog, the balance of which is also continuously reduced by work performed and further adjusted for contract change orders. We believe our backlog, pipeline of contracts in the bid- or negotiation-stages and communications with customers with whom we have signed long-term cooperation agreements provide us with significant revenue visibility through 2011 and into 2012 and gives us a basis for confidence that our dredging fleet can remain substantially fully utilized through at least the end of 2011 and that our targeted objectives to add to our fleet and capacity are prudent.

Segment and Business Cycle Information

Since the inception of Fujian Service, the only line of business we have operated is sub-contract dredging and we have operated only in the PRC. Accordingly, no geographic or segment information is presented. Based on the contracts we have performed and in our backlog, we believe that our operations and business cycle are not strongly seasonal or subject to major fluctuations over time. However, our ability to operate is influenced by weather. We tend to achieve lower fleet utilization in the winter for our vessels working in areas subject to freezing conditions and we generally lose several days of operations in southern regions during monsoon season because we cannot operate during severe storms or when wave or wind conditions are extreme.

Our largest customers are state-owned enterprises and they often, but do not always, structure sub-contracts to conclude at or shortly prior to the end of their own fiscal years, which coincide with our own fiscal year ending December 31. As a result, we tend to have a lower amount of carryover project work at fiscal-year end than at other times and because our final project settlement period is short, our costs and estimated earnings in excess of billings, or our project receivables, and our inventories tend to be lower at our fiscal year end than at the end of other periods.

Primary Components of Revenue and Expense

Contract Revenue

We generate revenue primarily from dredging services. Substantially all of our revenue-generating contracts are fixed-price contracts under which we are paid a specified price for our performance of the entire contract. We recognize contract revenues under the percentage-of-completion method to determine the appropriate amount to be recognized in a given period. Our customers are PRC state-owned enterprises. There are no credit terms and customers settle balances according to the percentage of completion of contracts, and the date of settlement is specified in our contracts. We believe we have developed a favorable reputation among local governments, suppliers and contractors that position us to continue to obtain quality dredging projects.

Cost of Revenue

	For the Period from January 8, 2008 (Inception) to December 31, 2008 (Fujian Service)		For the Years Ended December 31,
			2009 (Fujian Service)		2010 (China Dredging)
	Amount	Percentage of Cost	Amount	Percentage of Cost	Amount	Percentage of Cost
Wages	$596,694	2.3%	$861,861	2.2%	$885,561	1.5%
Leasing fees	1,273,713	5.0%	1,720,275	4.4%	7,150,238	12.2%
Crew hire charge	1,110,149	4.4%	1,457,329	3.8%	2,685,442	4.6%
Consumable parts	18,757,168	73.8%	29,724,508	76.8%	42,964,969	73.1%
Depreciation	3,686,503	14.5%	4,951,517	12.8%	5,037,318	8.6%
Cost of contract revenue	$25,424,227	100.0%	$38,715,490	100.0%	$58,723,528	100.0%

Our cost of revenue includes consumable parts ($18.8 million for the 2008 period, $29.7 million for year ended December 31, 2009 and $43.0 million for year ended December 31, 2010), depreciation ($3.7 million for the 2008 period, $5.0 million for year ended December 31, 2009 and $5.0 million for year ended December 31, 2010), leasing fees ($1.3 million for the 2008 period, $1.7 million for year ended December 31, 2009 and $7.2 million for year ended December 31, 2010), crew hire charges ($1.1 million for the 2008 period, $1.5 million for year ended December 31, 2009 and $2.7 million for year ended December 31, 2010), and wages ($0.6 million for the 2008 period, $0.9 million for year ended December 31, 2009 and $0.9 million for year ended December 31, 2010). We expect our cost of revenue to increase in connection with our expansion plans, including our acquisition of additional dredgers.

Operating Expenses

Our operating expenses include professional fees and general and administrative expenses. We expect our operating expenses to increase in connection with our expansion plans. We also anticipate incurring higher expenses in connection with our public offering and as a public company, primarily including additional legal and corporate governance expenses, including salary and payroll-related costs for additional accounting staff.

Critical Accounting Policies and Estimates

General

Our financial statements have been prepared in accordance with U.S. GAAP. The preparation of the financial statements in conformity with U.S. GAAP requires our management to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods. Significant items subject to such estimates and assumptions include the recoverability of the carrying amount and the estimated useful lives of long-lived assets; valuation allowances for receivables; percentage of completion of contracts; and realizable values for inventories. Actual results could differ from those estimates.

Consolidation

Fujian WangGang entered into contractual arrangements with Wonder Dredging, Fujian Service, and shareholders of Wonder Dredging, the VIE Agreements. Based on the VIE Agreements, Fujian WangGang provides management services to Fujian Service and is entitled to (1) receive all of the economic benefits from Fujian Service, (2) exercise effective control over Fujian Service and Wonder Dredging, and (3) has an exclusive option to purchase all or part of the equity interests in Fujian Service. Accordingly, by virtue of the VIE Agreements, Fujian WangGang is the primary beneficiary of Fujian Service as defined by ASC 810 “Consolidation of Variable Interest Entities.” Therefore, we consolidate Fujian Service and Wonder Dredging as VIEs.

Revenue Recognition

We recognize contract revenues under the percentage-of-completion method to determine the appropriate amount to be recognized in a given period. Depending on the nature of contracts, the stage of completion is measured by reference to (a) the proportion of contract costs incurred for work performed to date to estimated total contract costs; (b) the amount of work certified by site engineer; or (c) completion of physical proportion of the contract work. The difference between amounts billed and recognized as revenue is reflected in the balance sheet as either contract revenues in excess of billings or billings in excess of contract revenues. Provisions for estimated losses on contracts in progress are made in the period in which they are identified. In the event that contract revenue cannot be estimated reliably, contract revenue is recognized only to the extent of contract costs incurred that are likely to be recoverable.

Because we are sub-contractors, almost all pre-contract costs such as site investigation and preparation are incurred by our customers. Our pre-contract costs are mainly site visit expenses, such as travel and accommodation, and the total amount of such travel and accommodation expense has been insignificant. As of the dates of the balance sheets included herein, no expenditures related to anticipated contracts had been incurred and therefore no deferred expenses are recorded. Approved and unapproved change orders are considered a change in the scope of the original contracts to which they relate. Upon approval by the customer and the contractor of both scope and price, contract revenue and costs are adjusted for the change order. Claims for additional revenue due to us are not recognized in contract revenues until such claims are settled. An amount equal to contract costs attributable to claims is included in revenue when realization is probable and the amount can be reliably estimated.

Accounts Receivable, Net

Accounts receivable represent amounts billed under the terms of contracts with our customers. The timing of when we bill our customers is generally based on advance billing terms or contingent upon completion of certain phases of the work, as stipulated in the contract. No amount constitutes a retainer. We anticipate collection of all outstanding balances within 10 to 15 days after completion reports of the contracts are issued. Allowance for doubtful accounts is our best estimate of the amount of probable credit losses in our existing receivables. We provide an allowance for estimated uncollectible receivables when events or conditions indicate that amounts outstanding are not recoverable. Outstanding account balances are reviewed individually for collectability. Based on our assessment of collectability, there was no allowance for doubtful accounts recognized as of December 31, 2010, 2009 and 2008.

Cost and Estimated Earnings in Excess of Billings on Contracts in Progress

Cost and estimated earnings in excess of billings represent amounts of cost and revenue earned under contracts in progress but not billed at the balance sheet date. These amounts become billable according to the contract terms, which usually consider passage of time, and/or completion of the project.

Impairment of Long-Lived Assets

We test long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value. As individual dredgers generate their own cash flow, each individual dredger is separately reviewed for impairment. If long-lived assets are to be disposed, depreciation is discontinued, if applicable, and the assets are reclassified as held for sale at the lower of their carrying amounts or fair values less costs to sell. Based on our assessment, no triggering events were identified as of December 31, 2010, 2009, or 2008.

Income Taxes

We are incorporated in the BVI, the laws of which do not require us to pay any income taxes or other taxes based on revenue, business activity or assets. Our subsidiaries domiciled and operating in other countries file separate tax returns in the respective jurisdictions in which they are domiciled or operate. Pursuant to authoritative accounting guidance regarding income taxes, deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be effective when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of income in the period that includes the enactment date. Authoritative accounting guidance prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken in the tax return. This guidance also addresses de-recognition of income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods and income tax disclosures.

The PRC tax system is subject to substantial uncertainties and has been subject to recently enacted changes, the interpretation and enforcement of which are also uncertain. Changes in PRC tax laws or their interpretation or application may subject us to substantial PRC taxes in future. No deferred tax liability has been provided as the amount involved is immaterial. Fujian Service has analyzed the tax positions taken or expected to be taken in its tax filings and has concluded it has no material liability related to uncertain tax positions. For the years ended December 31, 2010 and 2009 and the 2008 period, we had no unrecognized tax benefit. We do not anticipate any potential future adjustments in the next twelve months that would result in a material change to our financial tax position.

Other Comprehensive Income

Pursuant to authoritative accounting guidance regarding comprehensive income, our comprehensive income consists of net income and foreign currency translation adjustments. We translate our assets and liabilities of foreign operation at the rate of exchange in effect on the balance sheet date. We translate income and expenses at the average rate of exchange prevailing during the period. The year-end rates for December 31, 2010 and 2009 of RMB into one U.S. dollar were 6.6000 and 6.8270, respectively, and the period-end rate for December 31, 2008 was 6.8225. Average rates for the years ended December 31, 2010 and 2009 were 6.7604 and 6.8303, respectively, and for the 2008 period was 6.9351. The related translation adjustments are reflected in “Accumulated other comprehensive income” in the equity section of our consolidated balance sheets. Foreign currency gains and losses resulting from transactions are included in earnings. As of December 31, 2010, 2009 and 2008, the accumulated foreign currency translation gain was approximately $4.9 million, $0.7 million and $0.7 million, respectively.

Business Combination and Recapitalization

Mr. Qing Lin holds a 91% equity interest of Wonder Dredging and Mr. Panxing Zhuo holds the other 9% equity interest of Wonder Dredging. They are the brother-in-law and father, respectively, of Mr. Xinrong Zhuo, our Chairman and Chief Executive Officer and sole shareholder of Mars Harvest Co., Ltd. which effectively holds approximately 64.3% of our shares (or 54.0% if all preferred shares are converted). Mr. Qing Lin and Mr. Panxing Zhuo, pursuant to an agreement, hold their interests in Fujian Service indirectly as the representatives of the family. Through the agreement, Mr. Xinrong Zhuo has had the exclusive right to make executive decisions and manage Fujian Service since its inception. Half of the equity interest of Fujian Service is held by Fujian WangGang and the other half is held by Wonder Dredging. Mr. Qing Lin, Mr. Panxing Zhuo, and Mr. Xinrong Zhuo constitute a common control group holding more than 50% of the equity interest of Fujian Service. Our consolidated financial statements have been prepared as if the existing corporate structure had been in existence throughout the periods presented and as if the reorganization had occurred as of the beginning of the earliest period presented. Specifically, the presentation of our financial results and position for Fujian Service is from January 1, 2008 its inception, through December 31, 2008 and for years 2009 and 2010.

In October 2010, we merged with CAC, a public reporting, non-trading shell company domiciled in the BVI. The terms of the Merger were set forth in the Merger Agreement, which provided that China Dredging would continue as the surviving company following the Merger. We have accounted for the Merger as a recapitalization, with China Dredging being treated as the accounting acquirer. Immediately prior to, and in contemplation of, the consummation of the Merger, we redesignated our shares to retroactively adjust our legal capital. At the time of the Merger, all of the issued shares of CAC were exchanged for 500,000, or 0.95%, of our issued and then outstanding ordinary shares, while our shareholders immediately prior to the Merger retained 52,177,323, or 99.05%, of our issued and then outstanding ordinary shares. As a result of the Merger, we became a public reporting company. CAC, being the non-surviving company, ceased its corporate existence.

Escrow Shares and Preferred Share Discount

On October 29, 2010, our controlling shareholder, a company controlled by Mr. Xinrong Zhuo, our Chairman of the Board of Directors and Chief Executive Officer, placed into escrow 15,000,000 of our ordinary shares, or the Make-Good Escrow, pursuant to a securities escrow agreement, for the purpose of providing protection to the investors in the 2010 Private Placement in the event we do not achieve certain net income thresholds for the years ended 2010 and 2011. If we were not to achieve the thresholds set forth below, holders of the preferred shares will receive additional shares from the Make-Good Escrow, up to the full number of shares held in the Make-Good Escrow. The number of additional shares that may be released to investors in the 2010 Private Placement if we fail to meet the Adjusted Net Income targets set forth below is equal to: (Original Invested Shares * (Target EPS/Actual EPS)) — Original Invested Shares. “Actual EPS” means the Adjusted Net Income for fiscal year 2010 or 2011, as applicable, divided by the number of our fully diluted outstanding shares. “Target EPS” means the performance threshold for the applicable year divided by the number of our fully diluted outstanding shares. Adjusted Net Income means after-tax net income based on U.S. GAAP, adjusted to exclude (i) non-cash charges associated with the Merger, the 2010 Private Placement and our public offering or other financing, (ii) expenses related to the release of the escrow shares, and (iii) expenses related to implementation of any of the agreements related to the 2010 Private Placement. Adjusted Net Income for 2010 is calculated by adding the Adjusted Net Income of Fujian Service for the six months ended June 30, 2010 and our Adjusted Net Income on a consolidated basis for the six months ended December 31, 2010. The pro-rata right to receive shares issuable pursuant to the Make-Good Esrow is based upon initial preferred shares issued to investors. Shares not distributed from the Make-Good Escrow will be returned to the shareholder that contributed them. The Adjusted Net Income targets for the 2010 and 2011 fiscal years are $48.1 million and $87.0 million, respectively.

We have already achieved the Target EPS for 2010 and believe we are likely to achieve the Target EPS for 2011. If we do achieve the Target EPS for 2011 and release the escrowed shares back to the shareholder, we do not believe the fair value of the escrowed shares should be recognized as compensation or an expense. According to relevant guidance, to overcome the presumption that the release of shares are compensatory, we have considered the substance of the arrangement, including whether the arrangement was entered into for purposes unrelated to, and not contingent upon, continued employment.

The Make-Good Escrow was not entered into for purposes related to, or contingent upon, continued employment of the key executive. The sole reason for our and Mr. Zhuo’s company to enter into the escrow arrangement was to induce investors to close the 2010 Private Placement. In accordance with authoritative accounting guidance, we believe the proceeds of the 2010 Private Placement should be treated as being received for a combination of the preferred shares issued to the investors and the placing of the shares in escrow. We further believe this requires that the 2010 Private Placement proceeds be allocated first to the escrow shares based on their estimated fair value, with the remaining proceeds allocated to the preferred shares. In effect, the escrow shares would be treated as having been issued by us, either as additional equity instruments sold to the 2010 Private Placement investors to the extent that they receive the shares, or as an additional cost of the 2010 Private Placement, recorded as a reduction of the proceeds. In either case, the accounting effect is the same: the recording of a discount on the preferred shares for the estimated fair value of the escrow shares.

There were no readily ascertainable market prices for the ordinary shares. We decided to estimate the fair value of the ordinary shares based on their book value per share because we believe that was the only objective measurement available. Because the 2010 Private Placement took place in the fourth quarter of 2010, we used what we deemed to be the “expected book value” per share, which represents what shareholder’ equity would have been if 1) net income for 2010 were exactly the same amount that would have provided the Target EPS for 2010 and 2) the 2010 Private Placement did not take place. That “expected book value” was approximately $2.29 per share.

We believe this is a reasonable valuation when compared to the $5.00 per share paid by the 2010 Private Placement investors for the preferred shares. Those investors not only received the preferred shares convertible into ordinary shares but also received 1) the right to potential additional ordinary shares from the Make-Good Escrow, 2) the right to receive $1.00 on the second anniversary of issuance if the underlying ordinary shares had not been registered and listed on a suitable exchange, 3) the right to have their shares redeemed at the $5.00 purchase price if the shares have not been listed on a suitable exchange and 4) a liquidation preference over the ordinary shares.

Accordingly, applying the “expected book value” to the 15,000,000 escrow shares, the total value was $34,398,695. Reducing the proceeds of the 2010 Private Placement by this amount resulted in $12,044,591 being initially allocated to the 10,012,987 preferred shares. The 10,012,987 preferred shares are convertible into an equal number of ordinary shares which at the approximately $2.29 estimated value per share would have a total value of $22,962,246. The allocation of $12,044,591 to preferred shares that are convertible into ordinary shares worth $22,962,246 constitutes a “beneficial conversion feature” under authoritative accounting guidance described in FASB Accounting Standards Codification Topic 470-20-25. This beneficial conversion feature resulted in the allocation of $10,917,655 (the difference between the $22,962,246 and the $12,044,591) additional proceeds of the 2010 Private Placement to the beneficial conversion feature (recorded in additional paid-in capital) leaving $1,126,936 as the allocation of proceeds to the preferred shares, representing a discount of $48,937,999 compared to the liquidation preference of $50,064,935. Because the holders of the preferred shares had the immediate right to convert the shares to ordinary shares the $21,835,310 difference between the $22,962,246 estimated value of the ordinary shares into which the preferred shares were convertible and the $1,126,936 proceeds ultimately allocated to the preferred shares was immediately recorded as a deemed dividend in accordance with ASC 470-20-35-7. This deemed dividend did not affect net income, but resulted in a reduction of net income attributable to ordinary shareholders, which ultimately reduces earnings per share. The deemed dividend reduced retained earnings and increased the preferred share account.

In addition to the $48,937,999 discount on the preferred shares, the holders will be entitled to $10,012,987 two years after issuance if we are not listed on a qualifying stock exchange, for a total of $58,950,986, which amount is accreted over the two year period until payment and redemption can occur. In accordance with ASC 470-25-35-7 the accretion for each quarter is the amount necessary such that the cumulative accretion of the discount reflect the greater of the amount accreted under the interest (“effective yield”) method and the amount that would be realized by the holders of the preferred shares were they to convert on the balance sheet date at the estimated fair value of the ordinary shares into which they would convert. The accretion has no effect on net income but is recorded as a reduction of net income attributable to ordinary shareholders, which reduces earnings per share.

The additional reduction of net income attributable to ordinary shareholders for 2010 was $3,763,189 occurring entirely in the fourth quarter. That is based on increasing the preferred share account to the estimated fair value of the underlying ordinary shares. As discussed above, because of the lack of any other objective basis to value the ordinary shares, the December 31, 2010 estimated value of the ordinary shares is based on book value. This reduction of net income attributable to ordinary shareholders, together with the initial amount of $21,835,310, aggregated to the $25,598,499 deemed dividend and accretion of discount on the preferred shares recorded in our consolidated statements of income for 2010.

Earnings per Ordinary Share

Earnings per ordinary share (basic and diluted) is based on the net income attributable to ordinary shareholders divided by the weighted average number of ordinary shares outstanding during each period. Ordinary share equivalents are not included in the calculation of diluted earnings per ordinary share if their effect would be anti-dilutive. As of December 31, 2010, the weighted average outstanding ordinary share equivalents outstanding totaled 909,403 consisting of Class A Preferred Shares, all of which were anti-dilutive and, therefore, excluded in the calculation of diluted earnings per ordinary share.

We plan to pursue the registration of the ordinary shares underlying the preferred shares and a listing on a qualifying exchange so as to cause the preferred shares to automatically convert into ordinary shares. There is no assurance that we will be able to accomplish this. On a pro forma basis, had we been able to cause such a conversion upon issuance of the preferred shares, the basic and diluted earnings per ordinary share, both reported as $0.43 per share, would have instead been $0.91 and $0.92. This is with the additional 909,403 weighted average shares outstanding and eliminating the non-cash allocation of $25,598,499 of net income to the preferred shares.

We believe that this pro forma earnings per share information is useful to understand our earning ability if we are able to realize our goal of registering our shares with the SEC and list the shares on a qualifying exchange.

Internal Control over Financial Reporting

Historically, we have been a company with limited accounting personnel and other resources to address our internal control over financial reporting. In connection with the audit of our financial statements included in this prospectus, we identified what we believe would constitute a “material weakness” in our internal control over financial reporting. As defined in the standards established by the Public Company Accounting Oversight Board of the United States, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis by the company’s internal controls. The material weakness we identified was that none of our employees had any formal training in U.S. GAAP and SEC rules and regulations. Our newly recruited Chief Financial Officer also does not have such training, and we may not be able to remediate this material weakness without significant expense, if at all. We also may face additional material weaknesses in the future. Therefore, there is a risk that our current or future financial statements may not be properly prepared in accordance with the U.S. GAAP or that our current or future disclosures are not in compliance with SEC rules and regulations.

We have begun to undertake steps to improve our internal control over financial reporting, including, among others things, to enhance our corporate governance. We have appointed three independent directors to our board of directors, who serve on our audit committee, compensation committee and nomination committee. Based upon past employment experience in finance and other business experience requiring accounting knowledge and financial sophistication, our board of directors has determined that our audit committee includes an “Audit Committee Financial Expert,” as defined in Item 407(d)(5) of Regulation S-K, and that each member of our audit committee is able to read and understand fundamental financial statements. We have engaged a PCAOB registered and inspected public accounting firm in the United States to provide consulting services to the Company in matters involving U.S. GAAP and SEC rules and regulations, and we also plan to have other independent directors with such experience join our board of directors and audit committee. We plan to devote significant resources to remediating the material weakness identified above and to improving our internal controls, including training our accounting, internal audit and finance staff, engaging consultants to assist with these functions, and implementing additional financial and management controls, reporting systems and procedures. We have begun to implement these measures, expect to continue to implement them through the course of 2011, and plan to continue monitoring our internal controls with a view toward whether additional financial and management controls, reporting systems and procedures are appropriate. We do not expect that our plan will fully remediate the material weakness identified above until at least December 31, 2011, and it may not ensure the adequacy of our internal controls over our financial reporting and processes in the future.

However, if we fail to timely achieve and maintain the adequacy of our internal controls, we may not be able to conclude that we have effective internal control over financial reporting. As a result, our failure to achieve and maintain effective internal control over financial reporting could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the market price of our ADSs.

Results of Operations

Year Ended December 31, 2010 Compared to Year Ended December 31, 2009

The following table presents our operating results for the year ended December 31, 2010 compared to the year ended December 31, 2009. The 2009 amounts include only Fujian Service as the other companies in our currently consolidated group did not exist until 2010.

	For the Years Ended December 31,				Increase (Decrease)	Percent Change	Percent Change in RMB
	2009 (Fujian Service)		2010 (China Dredging)
Contract revenue	$80,333,891	100.0%	$131,405,665	100.0%	$51,071,774	63.6%	61.9%
Cost of contract revenue	(38,715,490)	(48.2)%	(58,723,528)	(44.7)%	20,008,038	51.7%	50.2%
Gross profit	41,618,401	51.8%	72,682,137	55.3%	31,063,736	74.6%	72.8%
General and administrative expenses	(2,531,132)	(3.2)%	(7,159,793)	(5.4)%	4,628,661	182.9%	182.9%
Income from operations	39,087,269	48.7%	65,522,344	49.9%	26,435,075	67.6%	65.7%
Income before income taxes	38,361,249	47.8%	64,801,974	49.3%	26,440,725	68.9%	67.0%
Income tax expense	(9,596,651)	(12.0)%	(16,556,396)	(12.6)%	6,959,745	72.5%	70.8%
Net income	$28,764,598	35.8%	$48,245,578	36.7%	$19,480,980	67.7%	65.7%

The following table summarizes changes in backlog on contracts during the year ended December 31, 2010. Backlog represents the amount of revenue we expect to realize from work to be performed on contracts in progress at year end and from contractual agreements on which work has not yet begun.

Backlog balance at December 31, 2009	$8,139,422
New contracts entered during the year ended December 31, 2010	184,386,368
Add: Adjustment of contracts due to change orders during the year	1,190,626
Adjusted contract amount at December 31, 2010	193,716,416
Less: Contract revenue earned during the year ended December 31,2010	(131,405,665)
Backlog balance at December 31, 2010	$62,310,751

While our business prospects are solid and growing, the significant growth in backlog during 2010 is primarily attributable to the formalization of contracts that permit reporting of firm backlog statistics. To a lesser degree it reflects our increased availability to enter into larger contract commitments as a result of adding four vessels to our dredging fleet in the second half of 2010.

Dredger Downtime for Redeployment/Repositioning

	Q1	Q2	Q3	Q4	Year Average
2010	2.9%	4.4%	10.9%	17.8%	10.5%
2009	18.0%	2.4%	10.0%	3.5%	8.4%

The impact of redeployments and repositioning on our overall fleet utilization was slightly higher in 2010 than in 2009, reflecting an increase in average downtime of 2.1%. However, while the year average was similar from 2009 to 2010, dredger downtime showed great volatility quarter-to-quarter, both when comparing sequential periods and when comparing the first and fourth fiscal quarters of 2010 to 2009. We believe this volatility is common in the dredging business and reflects changes in contract arrangements from time to time.

Effect of Exchange Rates

Substantially all of our operations are conducted in the PRC. All of our operations are conducted in RMB which is our functional currency. The average exchange rate used in translating the results of operations and cash flows for the years ended December 31, 2010 and 2009 was 6.7604 and 6.8303, respectively, which represented a 1.0% increase from 2009 to 2010 in the value of the RMB against the U.S. dollar.

Revenue

Contract revenue increased by $51.1 million, or 63.6% (61.9% without foreign exchange effect), to $131.4 million in 2010, compared to $80.3 million in 2009. The increase primarily reflects the increase of our dredging volume and unit construction price. The projects we performed varied in size and span of time. Accordingly, we measure our business volume by cubic meters we dredged rather than by numbers of projects we performed in a specific period. Applying the metric to our contract revenue allows us to track trends in unit construction price per cubic meter dredged. The unit construction price for each contract varies and reflects the negotiated price with the contractor for each specific project, depending on the nature of sediments in the river bed, difficulties in the dredging, and other factors specific to the project. With four newly leased dredgers joining the fleet from June 2010, we were able to deliver larger business volume and execute more projects with various field conditions. We completed 78.6 million cubic meters of dredging volume in 2010 as compared to 52 million cubic meters in 2009, a 51.2% increase in dredging volume. In addition, the unit construction price per cubic meter increased by $0.12, or 7.7% (7.1% without foreign exchange effect), to $1.67 in 2010 from $1.55 in 2009 due to increase of demand for our dredging services and general market conditions providing us with stronger negotiation power.

Cost of Revenue

Cost of revenue increased by $20.0 million, or 51.7% (50.2% without foreign exchange effect), from $38.7 million in 2009 to $58.7 million in 2010, primarily due to our increased revenue. Unit construction cost per cubic meter is $0.74 and $0.75 in 2010 and 2009, respectively. Unit construction cost is the metric for us to measure our direct cost per cubic meter dredged. The unit construction cost is dependent on the combination of prices of consumable parts, wages, leasing fees and depreciation.

	For the Years Ended December 31,
	2009 (Fujian Service)			2010 (China Dredging)
	Amount	Average unit cost (per cubic meter)	Percentage of Revenue	Amount	Average unit cost (per cubic meter)	Percentage of Revenue
Wages	$861,861	$0.02	1.1%	$885,561	$0.01	0.7%
Leasing fees	1,720,275	0.03	2.1%	7,150,238	0.09	5.4%
Crew hire charge	1,457,329	0.03	1.8%	2,685,442	0.03	2.1%
Consumable parts	29,724,508	0.57	37.0%	42,964,969	0.55	32.7%
Depreciation	4,951,517	0.10	6.2%	5,037,318	0.06	3.8%
Cost of contract revenue	$38,715,490	$0.75	48.2%	$58,723,528	$0.74	44.7%

The cost of consumable parts increased from $29.7 million in 2009 to $43.0 million in 2010, while the percentage to revenue declined from 37.0% to 32.7%, primarily due to improved cost control and operation management. This decrease resulted in the decrease of average unit construction cost of $0.02. Leasing fees increased by $5.4 million, primarily due to our four newly leased vessels being put into operation in June 2010, accounting for 5.4% of our revenue in 2010 as compared to 2.1% in 2009. This increase resulted in the increase of average unit construction cost of $0.06. The crew hire charge associated with leased vessels increased by $1.2 million in 2010 compared to 2009, also due to the addition to our four newly leased vessels. The crew hire charge change had insignificant impact on our unit construction cost. The amount of wages and depreciation remained relatively flat in 2010 compared to 2009, primarily reflecting our ownership and operation of the same three dredgers in our fleet. Wages accounted for 1.1% and 0.7% of our revenue in 2009 and 2010, respectively, which decrease resulted in the decrease of average unit construction cost of $0.01. Depreciation accounted for 6.2% and 3.8% of our revenue in 2009 and 2010, respectively, which decrease resulted in the decrease of average unit construction cost of $0.04. The decrease of wages and depreciation in percentage of revenue was due to increase in leased vessels.

Gross Profit

Gross profit increased by $31.1 million, or 74.6% (72.8% without foreign exchange effect), to $72.7 million in 2010, compared to $41.6 million in 2009, primarily due to our increased revenue. Since our average unit construction price in 2010 increased by 7.7% (7.1% without foreign exchange effect) compared to 2009 while our average unit construction cost remained substantially the same in these two years, our gross profit margin increased from 51.8% to 55.3%, or a 6.8% percentage increase, primarily reflecting the increase of our average unit construction price.

General and Administrative Expenses

General and administrative expenses are comprised of revenue taxes and fees, salaries and benefits, business insurance and other daily expenses. Revenue taxes and fees include primarily business tax, city maintenance and educational fees. Salaries and benefits include salaries and allowances, staff welfare for education, staff social welfare insurance and health insurance. Other expenses include depreciation of office equipment, rent, travel and others. The following table sets forth certain information regarding the main components of our general and administrative expenses for the years indicated:

	For the Years Ended December 31,
	2009 (Fujian Service)			2010 (China Dredging)
	Amount	% of Total G&A	% of Total Revenue	Amount	% of Total G&A	% of Total Revenue
Revenue tax expenses*	$2,112,416	83.5%	2.6%	$5,284,246	73.8%	4.0%
Salary and benefits	159,808	6.3%	0.2%	239,916	3.4%	0.2%
Operating insurance	187,575	7.4%	0.3%	191,153	2.7%	0.1%
Other expenses	71,333	2.8%	0.1%	125,453	1.7%	0.1%
Financing and restructuring expenses	—	—	—	1,319,025	18.4%	1.0%
Total G&A	$2,531,132	100.0%	3.2%	$7,159,793	100.0%	5.4%

*	In the PRC, provincial and local governments levy certain taxes based on revenue and we record this tax expense as a general and administrative expense.

General and administrative expense increased from $2.5 million, or 3.2% of revenues in 2009 to $7.2 million, or 5.4% of revenues in 2010. The increase in general and administrative expense was primarily attributable to an increase in revenue taxes of $3.2 million. For the services we provide, business tax can range from 2% up to approximately 5%, depending on local project concessions, and does not fluctuate in a consistent manner with contract revenue. The applicable business tax rates are set in negotiations between our customers and local governments. As a subcontractor, we pay an amount calculated by multiplying the negotiated business tax rates applicable to each project by our revenue for the project. Our contracts do not permit us to rebill our customers for the business tax we incur. The increases in salary and benefits expense and other expenses in 2010 as compared with 2009 ($80,108 and $54,120, respectively) were primarily attributable to maintenance of our company and our subsidiaries other than Fujian Services following their formation. We had an aggregate of $1.3 million of non-recurring restructuring expenses in 2010, which mainly reflect auditor and legal fees relating to the Merger.

Operating Income

As a result of the foregoing, our operating income increased by $26.4 million, or 67.6% (65.7% without foreign exchange effect), to $65.5 million in 2010, from $39.1 million in 2009.

Income Tax

Income tax expense increased by $7.0 million, or 72.5% (70.8% without foreign exchange effect), from $9.6 million in 2009 to $16.6 million in 2010, primarily due to the increase in our taxable income. The applicable income tax rate was 25%, which was effective on January 1, 2008 in the PRC. Income tax expense increased by a greater percentage than did operating income because of approximately $ 1.4 million of non-tax deductible expenses incurred in 2010. These non-deductible expenses consisted primarily of organizational and administrative expenses of our BVI Company.

Net Income

As a result of the foregoing, our net income increased by $19.5 million, or 67.7% (65.7% without foreign exchange effect), to $48.2 million, compared to $28.8 million in 2009.

Year Ended December 31, 2009 Compared to the Period from January 8, 2008 (Inception) to December 31, 2008

The following table presents our operating results for 2009 compared to 2008.

	Fujian Service				Increase (Decrease)	Percent Change	Percent Change in RMB
	For the Period from January 8, 2008 (Inception) to December 31, 2008		For the Year Ended December 31, 2009
	Amount	% of Total Revenue	Amount	% of Total Revenue
Contract revenue	$54,480,271	100.0%	$80,333,891	100.0%	$25,853,620	47.5%	45.2%
Cost of contract revenue	(25,424,227)	(46.7)%	(38,715,490)	(48.2)%	13,291,263	52.3%	50.0%
Gross profit	29,056,044	53.3%	41,618,401	51.8%	12,562,357	43.2%	41.1%
General and administrative expenses	(2,152,575)	(4.0)%	(2,531,132)	(3.2)%	378,557	17.6%	15.8%
Income from operations	26,903,469	49.4%	39,087,269	48.7%	12,183,800	45.3%	43.1%
Income before income taxes	26,767,137	49.1%	38,361,249	47.8%	11,594,112	43.3%	41.1%
Income tax expense	(6,696,745)	(12.3)%	(9,596,651)	(12.0)%	2,899,906	43.3%	41.1%
Net income	$20,070,392	36.8%	$28,764,598	35.8%	$8,694,206	43.3%	41.1%

Dredger Downtime for Redeployment/Repositioning

The dredger downtime for redeployment and repositioning was around 2% for 2008 and around 8% for 2009. The main reason for the increase in 2009 was that we started our business in 2008 in only one province in China, but we commenced dredging business in other provinces in China in 2009. Expansion to other provinces caused a higher downtime percentage due to redeployment and repositioning over greater distances.

Effect of Exchange Rates

We operate entirely in the PRC. All of its operations are conducted in RMB which is its functional currency. The average exchange rate used in translating the results of operations and cash flows for the year ended December 31, 2009 and for the 2008 period was 6.8303 and 6.9351, respectively, which represented a 1.5% increase from 2008 and 2009 in the value of the RMB against the U.S. dollar.

Revenue

Our contract revenue increased 47.5% (45.2% without foreign exchange effect) to $80.3 million in 2009 as compared to 2008. The increase primarily reflects the increase of our dredging volume and unit construction price. We started 2008 operations with one dredger and added our fifth dredger in June 2008. We completed 39.8 million and 52.0 million cubic meters of dredging volume, respectively, in 2008 and 2009, a 30.7% growth rate. In addition, the unit construction price per cubic meter increased by $0.18, or 13.1% (11.0% without foreign exchange effect), from $1.37 to $1.55 in 2009 compared to 2008 due to an increase in demand for our dredging services resulting from high demand for and limited supply of dredging capacity.

Cost of Revenue

Our cost of revenue increased by $13.3 million, or 52.3% (50.0% without foreign exchange effect), from $25.4 million in 2008 to $38.7 million in 2009, primarily reflecting increased revenues. Unit construction cost per cubic meter increased from $0.63 to $0.75. The following table sets forth the main components of our cost of revenue and we further explain the changes of cost below.

	Fujian Service
	For the Period from January 8, 2008 (Inception) to December 31, 2008			For the Year Ended December 31, 2009
	Amount	Average unit cost (per cubic meter)	Percentage of Revenue	Amount	Average unit cost (per cubic meter)	Percentage of Revenue
Wages	$596,694	$0.01	1.1%	$861,861	$0.02	1.1%
Leasing fees	1,273,713	0.03	2.3%	1,720,275	0.03	2.1%
Crew hire charge	1,110,149	0.03	2.1%	1,457,329	0.03	1.8%
Consumable parts	18,757,168	0.47	34.4%	29,724,508	0.57	37.0%
Depreciation	3,686,503	0.09	6.8%	4,951,517	0.10	6.2%
Cost of contract revenue	$25,424,227	$0.63	46.7%	$38,715,490	$0.75	48.2%

The cost of consumable parts increased from $18.8 million in 2008 to $29.7 million in 2009, accounting for 34.4% and 37.0% of our revenue in 2008 and 2009, respectively, primarily due to higher prices for procuring the consumable parts which demand recovered from a 2008 low. The increased cost of consumable parts resulted in the increase of average unit construction cost of $0.10. Leasing fees increased by $0.4 million from 2008 to 2009, since we fully operated with two leased dredgers in 2009 but we did not lease our second dredger until June 2008. Leasing fees accounted for 2.3% and 2.1% of our revenue in 2008 and 2009, respectively. The crew hire charge associated with leased vessels increased by $0.3 million from 2008 to 2009, due to the increase of our average leased dredgers size, accounting for 2.1% and 1.8% of our revenue in 2008 and 2009, respectively. Both the leasing fees and crew hire charge changes had an insignificant impact on our unit construction cost. Wages increased from $0.6 million in 2008 to $0.9 million in 2009, since we fully operated with three owned dredgers in 2009 but we did not own the third of our dredgers until May 2008. The increase in wages resulted in the increase of average unit construction cost of $0.01. Depreciation costs increased from $3.7 million to $5.0 million, due to increase of our average owned dredgers size, accounting for 6.8% and 6.2% of our revenue in 2008 and 2009. The increase of average cost of depreciation per cubic meter resulted in the increase of average unit construction cost of $0.01.

While some of our costs of contract revenue, such as wages, leasing fees, crew hire charge and depreciation, primarily depend on the number vessels in our fleet, the cost of consumable parts primarily depends on our dredging workload. Accordingly, changes in our costs for consumable parts may be disproportionate to changes in other costs of contract revenue. In addition, the increase in the cost of consumable parts, which we experienced in 2009 compared to 2008, may not vary consistently with our contract revenues. Dredging projects can require varying levels of consumable parts, particularly in more difficult dredging conditions, and high demand for consumable parts affords suppliers the ability to increase prices to customers such as us.

Gross Profit

Our gross profit increased from $29.1 million in 2008 to $41.6 million in 2009, primarily due to our increased revenue. Since our average unit construction price in 2009 increased by 13.1% (11.0% without foreign exchange effect) compared to 2008 while our average unit construction cost increased by 19.0% (14.9% without foreign exchange effect), our gross profit margin decreased from 53.3% to 51.8%, or a 2.9% percentage decrease.

General and Administrative Expenses

The following table set forth certain information regarding the main components of our general and administrative expenses for the periods indicated:

	Fujian Service
	For the Period from January 8, 2008 (Inception) to December 31, 2008			For the Year Ended December 31, 2009
	Amount	% of Total G&A	% of Total Revenue	Amount	% of Total G&A	% of Total Revenue
Revenue tax expenses*	$1,833,873	85.2%	3.4%	$2,112,416	83.5%	2.6%
Salary and benefits	140,014	6.5%	0.3%	159,808	6.3%	0.2%
Operating insurance	103,056	4.8%	0.2%	187,575	7.4%	0.3%
Other expenses	75,632	3.5%	0.1%	71,333	2.8%	0.1%
Total G&A	$2,152,575	100.0%	4.0%	$2,531,132	100.0%	3.2%

*	In the PRC, provincial and local governments levy certain taxes based on revenue and we record this tax expense as a general and administrative expense.

Operating Income

As a result of the foregoing, our operating income increased by $12.2 million, or 45.3% (43.1% without foreign exchange effect), from $26.9 million in 2008 to $39.1 million in 2009.

Income Tax

Our income tax expense increased by $2.9 million, or 43.3% (41.1% without foreign exchange effect), to $9.6 million in 2009, compared to $6.7 million for 2008, primarily due to the increase in our taxable income. The applicable tax rate was 25%, which was effective on January 1, 2008 in the PRC.

Net Income

As a result of the foregoing, our net income increased $8.7 million, or 43.3% (41.1% without foreign exchange effect), to $28.8 million in 2009, compared to $20.1 million in 2008.

Liquidity and Capital Resources

As of December 31, 2010, we had cash of $88.5 million, an increase of $65.2 million from December 31, 2009. Among the cash of $88.5 million as of December 31, 2010, $67 million, or 76%, was held in the PRC and the remaining balance was held in Hong Kong. $61 million, or 92%, of the cash held in the PRC was denominated in RMB, and nearly all the other cash held in the PRC and Hong Kong was denominated in U.S. dollars.

RMB is not a freely convertible currency and the remittance of funds out of the PRC is subject to the exchange restrictions imposed by the PRC government. Although foreign investors may remit abroad profits that are lawfully earned from a WFOE, according to the applicable PRC law, as well as other lawful earnings and any funds remaining after such enterprise is liquidated, the PRC government imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Under the applicable PRC regulations, RMB is freely convertible only to the extent of current account items, such as trade-related receipts and payments, interest and dividends. Capital account items, such as direct equity investments, loans and repatriation of investment, require the prior approval from SAFE or its local branch for conversion of RMB into a foreign currency, such as U.S. dollars. These approvals, however, do not guarantee the availability of foreign currency conversion. Furthermore, the value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions. The RMB may not be stable against the U.S. dollar or any other foreign currency. To the extent that we seek to convert RMB into U.S. dollars, depreciation of the RMB against the U.S. dollar would have an adverse effect on the U.S. dollar amount we receive from the conversion.

Our current assets totaled $102.4 million as of December 31, 2010 while our current liabilities totaled $11.9 million. We have financed our activities to date primarily through cash generated from operating activities and private placements of our securities. Between October 2010 to December 2010, we completed multiple closings of our 2010 Private Placement and received net proceeds of approximately $46.5 million, which substantially increased our cash balance and strengthened our liquidity position. We believe that our currently available working capital will be sufficient to maintain our operations at the current level for at least the next 12 months.

As part of our efforts to expand our dredging capacity, we explore opportunities to expand our fleet size. Our capital expenditures have historically related to the acquisition of dredgers. As of December 31, 2008 and 2009, we had acquired dredgers for $52.2 million. As of December 31, 2008, we had payables for dredger purchases of $17.9 million, which we repaid by April 2009. As of December 31, 2010 and 2009, we had capital commitments of $28 million and $27.1 million, respectively, payable until May 2013 for the acquisition of one new dredger. We had no additional material capital expenditures from December 31, 2009 to December 31, 2010. We anticipate that our cash provided by operations will be sufficient to pay off the balance of $28 million. In January 2011, we acquired a non-self-propelling cutter suction dredger that we had previously leased for a purchase price of $13.6 million. The aggregate rental deposit of $5.2 million we had previously paid was deducted from the vessel purchase price when we acquired the vessel, and we paid the balance of $8.4 million with a portion of the proceeds from our 2010 Private Placement. $7.3 million of this balance had been paid as a deposit prior to December 31, 2010 and had already been removed from cash and current assets. Only the remaining $1.1 million had to be paid from existing balances. In May 2011, we entered into an agreement to have a new non-self-propelling 3,800 m3/h cutter suction dredger built for us for approximately $39.4 million (RMB260 million). We paid approximately $19.7 million of this construction price with proceeds from our 2010 Private Placement and cash generated from operations. The remaining $19.7 million is payable in three tranches upon construction milestones, which we expect will be achieved by December 2012, with approximately $0.1 million withheld as quality earnest money to be paid after a one-year warranty period. We anticipate that our cash provided by operations will be sufficient to pay off this remaining amount.

We intend to use the remaining proceeds from our 2010 Private Placement and any additional proceeds from our public offering to finance our plan to further expand our fleet. In the event that we are unable to fund our planned fleet expansion in a timely manner, we intend to use cash generated from operating activities and to pursue alternative sources of financing, such as loan facilities from financial institutions, to meet our cash needs in relation to the expansion plan. As of the date of this prospectus, we have no current arrangements in place for such alternative sources of financing, which may not be available to us on reasonable terms, if at all.

The following table presents a comparison of our cash flows and beginning and ending cash balances during the year ended December 31, 2010 and 2009 and 2008 period. The amounts in the three categories of cash flows do not equal to the total changes for the years or period because of the effect of exchange rate:

	For the Period from January 8, 2008 (Inception) to December 31, 2008 (Fujian Service)	For the Years Ended December 31,
		2009 (Fujian Service)	2010 (China Dredging)
Cash flows provided by operating activities	$26,096,112	$30,952,939	$51,758,576
Cash flows used in investing activities	(42,059,354)	(2,196,096)	(24,965,015)
Cash flows provided by/(used in) financing activities	17,303,282	(6,785,017)	36,893,785
Net increase in cash	1,340,040	21,971,826	63,687,346
Cash at beginning of year/period	—	1,362,142	23,343,469
Cash at end of year/period	$1,362,142	$23,343,469	$88,532,472

Under our current corporate structure, Fujian WangGang is obligated to pay Fujian Service a management fee of RMB1 million and in return is entitled to 100% of the net profits (i.e., after all taxes and expenses) of Fujian Service determined under PRC accounting rules.

We or our subsidiaries will be providing capital to Fujian Service with proceeds from our equity transactions. We may decide to provide some or all of this capital in the form of intercompany loans.

In the future, cash generated by Fujian Service will be moved to the other companies by a combination of the repayment of intercompany loans owed to us or other subsidiaries, or by payment to Fujian WangGang of all or part of the 100% of net profits (i.e., after all taxes and other expenses) of Fujian Service determined under PRC accounting rules to which Fujian WangGang is entitled under the Contracted Management Agreement. Under PRC laws and regulations, Fujian Service is also required to set aside each year 10% of its net profits, based on PRC accounting standards, in order to fund a statutory surplus reserve until the accumulated amount of such reserve reaches 50% of its registered capital. This reserve is not distributable as dividends except in the event of liquidation of Fujian Service. Consequently, distribution of the net profits to which Fujian WangGang is entitled are subject to the 10% PRC statutory surplus reserve requirements each year, which must remain invested in Fujian Service indefinitely unless Fujian Service is liquidated.

When Fujian WangGang receives profit distributions and proceeds from the repayment of loans to Fujian Service, Fujian WangGang can make intercompany loans to other group members within the PRC or declare and pay dividends to China Dredging HK. Similarly, China Dredging HK can make loans to other group members or declare and pay dividends to us.

We have never declared or paid any cash dividends on our ADS, ordinary shares or preferred shares. We do not anticipate paying any cash dividends on our ADS or ordinary shares in the foreseeable future and plan to retain earnings, if any, for use in the development of our business. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements, BVI and PRC laws, and other factors that our board of directors deems relevant.

Cash Flow Provided by Operating Activities

The following table sets forth information regarding our cash provided by operating activities for the periods indicated:

	For the Period from January 8, 2008 (Inception) to December 31, 2008 (Fujian Service)	For the Years Ended December 31,
		2009 (Fujian Service)	2010 (China Dredging)
Net income	$20,070,392	$28,764,598	$48,245,578
Adjustments to reconcile net income to net cash
Add: depreciation expense	3,686,744	4,952,236	5,038,074
Changes in operating assets and liabilities:
Accounts receivable, net	—	—	(12,536,435)
Cost and estimated earnings in excess of billings on contracts in progress	—	(2,210,343)	1,418,098
Other receivables	—	(311)	(905)
Inventories	—	(429,018)	236,039
Accounts payable	—	—	4,380,904
Income taxes payable	2,186,909	(179,402)	2,656,355
Accrued liabilities and other payables	152,067	55,179	2,320,868
Net cash provided by operating activities	$26,096,112	$30,952,939	$51,758,576

Our net cash provided by operating activities was $51.8 million in 2010, compared to $31 million in 2009. The net cash provided from operating activities in 2010 was provided primarily by net income of $48.2 million as compared with net income in 2009 of $28.8 million. Adjustments in both periods for non-cash charges from depreciation expense were $5.0 million, reflecting the fact that the number of our owned dredgers was unchanged. We record depreciation on a straight-line basis and there were no material changes arising from asset purchases or dispositions.

Net income plus depreciation equaled $53.3 million in 2010, an increase from $33.7 million in 2009. In both years, cash from operations decreased because, as would usually be the case with increasing revenue, the amount of uncollected revenue increased faster than the balance of unpaid expenses.

In 2010, we collected $120.3 million from customers even though revenue was $131.4 million. This primarily reflected an increase in accounts receivable, net of $12.5 million in 2010 compared to 2009, primarily due to the completion and final settlement of several projects immediately prior to December 31, 2010. This also reflected a decrease in cost and estimated earnings in excess of billings on contracts in progress of $1.4 million during 2010, a reduction of $3.6 million, or 164.2%, from the $2.2 million increase by Fujian Service during 2009. This reduction occurred despite that our revenue run rate was higher during 2010 compared to 2009 and was due to variations in the timing of progress payments for contracts in progress and the completion and final settlement of several projects immediately prior to December 31, 2010.

In 2010, we paid $54.7 million for expenses (net of interest income) other than income taxes even though those expenses totaled $66.6 million. This primarily reflected the following factors:

•	depreciation of $5 million.
•	growth in our accounts payable of $4.4 million in 2010 compared to 2009. This change was attributable primarily to accruals for the use of consumable parts by the four additional dredgers acquired in June 2010 and payables in accordance with the leases. According to the agreements regarding our four new dredgers, the lessors would purchase components needed for dredging projects and we would reimburse them.
•	a decrease in our inventories of $0.2 million in 2010 compared to an increase of $0.4 million in 2009. This decrease occurred even though our revenues grew more during 2010 than 2009, primarily due to our increased need of inventory largely passed on to dredger lessors and accounted for as accounts payable.
•	an increase in accrued liabilities and other payables of $2.3 million in 2010 compared to approximately $0.1 million in 2009. This increase was attributable primarily to the accrual of leasing fees and crew hire charges in 2010. The payment terms of three of the four dredgers leased during June 2010 permit payment of lease fees and crew hire charges in arrears. This differs from the terms of our other dredger leases, which require us to pay lease fees and crew hire charges prior to the end of each month of operation.

We paid $13.9 million in income tax in 2010 while our income tax expense was $16.6 million. This primarily reflected a $2.7 million increase in income taxes payable. Because our income tax expense increased in 2010 compared to 2009, we did not have to settle a portion of the increase until after year end.

Net cash provided by operating activities was $31.0 million in 2009 compared to $26.1 million in 2008. The net cash provided from operating activities in 2009 was provided primarily by net income of $28.8 million as compared with net income of $20.1 million in 2008. Adjustments in 2009 and 2008 for non-cash charges from depreciation expense were $5.0 million and $3.7 million, respectively, reflecting the fact that we added the third of our self-owned dredgers in May 2008 but operated our three self-owned dredgers throughout 2009. We record depreciation on a straight-line basis and there were no material changes arising from asset purchases or dispositions.

Net income plus depreciation equaled $33.7 million in 2009, an increase from $23.8 million in 2008. In 2009, cash from operations decreased because, as would usually be the case with increasing revenue, the amount of uncollected revenue increased faster than the balance of unpaid expenses. In 2008, we had collected all of our revenue by the end of the year but had not paid all of our expenses, including a significant portion of our income tax expense, which we did not have to pay until after year end.

In 2009, we collected $78.1 million from customers even though revenue was $80.3 million. This primarily reflected an increase in cost and estimated earnings in excess of billings on contracts in progress of $2.2 million in 2009, compared to none in the 2008 period. The nil balance in 2008 was due to our intention to complete all projects in 2008 to make a clearer conclusion on the performance of our first year operation.

The increase in 2009 was due to variations in the timing of progress payments for contracts in progress and the completion and final settlement of several projects immediately prior to December 31, 2009.

In 2009, we paid $37.4 million for expenses (net of interest income) other than income taxes even though those expenses totaled $42.0 million. This primarily reflected depreciation of $5.0 million, although we did spend $0.4 million to build inventory. We had no inventory as of December 31, 2008 because we had not started to procure inventories for new contracts for 2009. The higher balance as of December 31, 2009 reflected the increase of upfront purchases relating to our backlog as of December 31, 2009.

We paid $9.8 million income tax in 2009 while our income tax expense was $9.6 million. This primarily reflected a $0.2 million decrease in income taxes payable. The small change in income taxes payable at December 31, 2009 compared to December 31, 2008 remained substantially the same as that for the fourth quarter of 2008.

We expect that the purchase of an additional dredger in January 2011, which we previously leased, will increase cash flows from operations because we will not have to pay rental fees. We will incur non-cash depreciation expense for the dredger at the end of future periods as we get closer to the time when it will need to be replaced.

Cash Flow Used in Investing Activities

	For the Period from January 8, 2008 (Inception) to December 31, 2008 (Fujian Service)	For the Years Ended December 31,
		2009 (Fujian Service)	2010 (China Dredging)
Deposits paid for dredgers	$—	$(2,196,096)	$(12,194,972)
Changes in security deposits	(8,291,156)	—	(12,440,092)
Payment of purchases of property, plant and equipment	(33,768,198)	—	(329,951)
Net cash used in investing activities	$(42,059,354)	$(2,196,096)	$(24,965,015)

Net cash used in investing activities increased by $22.8 million to $25.0 million in 2010, from $2.2 million in 2009. The $25.0 million paid in 2010 included a $12.2 million deposit for the dredger purchased in January 2011, as discussed above. The amount of the deposit fluctuated by $0.3 million as a result of exchange rate changes. An additional $12.4 million was paid for new security deposits on leased dredgers as we leased more dredgers to expand our business. Another $0.3 million was spent for property plant and equipment.

We used $2.2 million for investing activities in 2009, all of which reflected our deposit on the purchase of a new dredger to be delivered in May 2012. This was a $39.9 million decrease in cash used for investing activities from the $42.1 million used in 2008. In 2008 we started our business with the purchase of property, plant and equipment, almost all of which was dredgers for $33.8 million, and we spent $8.3 million on security deposits for leased dredgers. The $33.8 million spent on dredgers was part of total dredger acquisition costs of $51.4 million. The other $17.6 million in acquisitions was financed by a debt to the seller.

We anticipate significant future uses of cash for the acquisition of additional dredgers, as we replace leased dredgers with our own dredgers and we expand our operations. We plan meet these cash needs using our cash on hand, cash generated by operations and the proceeds of our public offering.

Cash Flow Provided by/(Used in) Financing Activities

	For the Period from January 8, 2008 (Inception) to December 31, 2008 (Fujian Service)	For the Years Ended December 31,
		2009 (Fujian Service)	2010 (China Dredging)
Proceeds from short-term loan	$—	$3,367,348	$—
Repayment of short-term loan	—	—	(3,402,166)
Proceeds from long-term loan	8,651,641	—	11,389,859
Repayment of long-term loan	—	(1,830,080)	(18,416,070)
Repayment of dredger payable	—	(17,838,704)	—
Proceeds from capital issue	—	—	878,876
Proceeds from share issue	—	—	46,443,286
Capital contributions from owners	8,651,641	9,516,419	—
Net cash provided by/(used in) financing activities	$17,303,282	$(6,785,017)	$36,893,785

Net cash provided by financing activities increased by $43.7 million to $36.9 million in 2010, from net cash used in financing activities $6.8 million in 2009. The increase was primarily attributable to an increase in proceeds from the sale of our securities in the 2010 Private Placement of $46.4 million. We effectively used $10.4 million of the proceeds, plus amounts to offset new borrowings during the year in anticipation of the 2010 Private Placement, to retire all of our outstanding loans and debt. We also received an additional $0.9 million in capital contributions during the year.

During 2009, the $6.8 million in cash used in financing activities consisted of the payment of the $17.8 million debt incurred in the 2008 purchase of a dredger, offset by $9.5 million in capital contributions and $1.5 million in net new borrowings.

Net cash generated from financing in 2008 consisted of proceeds from a long-term loan of $8.7 million and capital contributions from owners of $8.7 million.

With the retirement of the debt in 2010, we currently have no plans to incur new debt. We may do so in the future if we conclude it is necessary or appropriate in executing our business plan.

Off-Balance Sheet Arrangements

We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. In addition, we have not entered into any derivative contracts that are indexed to our own shares and classified as shareholder’s equity, or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. Moreover, we do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Contractual Obligations

The following table sets forth information regarding our contractual payment obligations as of December 31, 2010:

	Payments due by period
Contractual Obligations	Total	< 1 year	1 – 3 years	3 – 5 years	> 5 years
Operating lease obligations
– related party transactions	$72,680	$24,936	$35,808	$11,936	$—
– non-related party transactions	37,794,829	14,093,182	22,436,495	1,265,152	—
Purchase obligations(1)
– non-related party transactions	68,156,985	27,636,363	40,520,622	—	—
Capital commitments
– related party transactions(2)	1,119,259	1,119,259	—	—	—
- non-related party transactions(3)	28,030,303	—	28,030,303	—	—
Total	$135,174,056	$42,873,740	$91,023,228	$1,277,088	$—

(1)	Purchase obligations reflect our obligations to purchase consumable parts.
(2)	Capital commitments to related party transactions reflect the commitment to purchase dredger Xingangjun 9 from Fujian Lutong Highway Engineering Construction Co. Ltd., or Fujian Lutong, for $13.6 million. We paid $12.5 million (including a reclassification of $5.2 million of a lease deposit) to Fujian Lutong as a deposit for the purchase of the dredger in 2010.
(3)	Capital commitments to non-related party transactions reflect the commitment to purchase a new non-self propelling cutter suction dredger for $30.3 million. We previously paid $2.3 million as a deposit for the purchase of the dredger.

Long-Term Debt Obligations

We repaid all loans on December 21, 2010. We expect to fund future working capital needs with cash generated from operations and the proceeds of our public offering.

Holding Company Structure

We are a holding company and conduct our operations primarily through our wholly-owned subsidiaries in China. As a result, we may distribute dividends to transfer cash within our corporate structure, primarily from our PRC subsidiaries. If our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us. In addition, our PRC subsidiaries are permitted to pay dividends to us only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Under PRC laws, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. These reserve funds are not distributable as cash dividends except in the event of liquidation and cannot be used for working capital purposes.

Quantitative and Qualitative Disclosure about Market Risk

Foreign Exchange Risk

Our reporting currency is the Renminbi. Transactions in other currencies are recorded in Renminbi at the rates of exchange prevailing when the transactions occur. Monetary assets and liabilities denominated in other currencies are remeasured into Renminbi at rates of exchange in effect at the balance sheet dates. Exchange gains and losses are recorded in our statements of operations as a component of current period earnings.

The State Administration on Foreign Exchange, or SAFE, of the PRC, under the authority of the People’s Bank of China, controls the conversion of Renminbi into foreign currencies. The principal regulation governing foreign currency exchange in China is the Foreign Currency Administration Rules (1996), as amended, or the Rules. Under the Rules, once various procedural requirements are met, Renminbi is convertible for current account transactions, including trade and service-related foreign exchange transactions and dividend payments, but not for capital account transactions, including direct investment, loans or investments in securities outside the PRC, without prior approval of the SAFE of the PRC, or its local counterparts.

Since July 2005, the Renminbi is no longer pegged to the U.S. dollar. Although currently the Renminbi exchange rate versus the U.S. dollar is restricted to a rise or fall of no more than 0.3% per day and the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the Renminbi may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future, the PRC authorities may lift restrictions on fluctuations in the Renminbi exchange rate and lessen intervention in the foreign exchange market. As of December 31, 2010, the exchange rate of RMB to $1 was RMB6.6000.

We conduct all of our operations through our PRC operating companies only in the PRC, and we earn all of our revenues and incur all of our cost of sales in Renminbi. Therefore, there was no impact on revenue and cost of sales regarding exchange rate fluctuation. In addition, we do not have any derivative financial instruments on foreign exchange.

Any devaluation of the Renminbi against the U.S. dollar would consequently have an adverse effect on our financial performance and asset values when measured in terms of U.S. dollars. On the other hand, any appreciation of the Renminbi against the U.S. dollar would have a favorable effect on our financial performance and asset values when measured in U.S. dollars. In addition, as of December 31, 2010 and December 31, 2009, we had cash denominated in U.S. dollars amounting to approximately $88.5 million and approximately $23.3 million, respectively. Also, from time to time we may have U.S. dollar denominated borrowings. Accordingly, a decoupling of the Renminbi may affect our financial performance in the future.

We recognized a gain on foreign currency translation adjustment of approximately $4.2 million and $0.003 million loss, respectively, in 2010 and 2009. We do not currently engage in hedging activities and as such, we may in the future experience economic loss as a result of any foreign currency exchange rate fluctuations.

Interest Rate Risk

We do not have any derivative financial instruments and believe our exposure to interest rate risk and other relevant market risks is not material. We had no bank borrowing as of December 31, 2010.

Inflation

Inflation in China has not materially impacted our results of operations. According to the National Bureau of Statistics of China, the consumer price index in China rose 4.8% and 5.9% in 2007 and 2008, respectively, and decreased by 0.7% in 2009, and rose 3.3% in 2010. Although we have not in the past been materially affected by inflation, we may be affected in the future by higher rates of inflation in China. For example, certain operating costs and expenses, such as personnel expenses, vessel leasing expenses, travel expenses and office operating expenses may increase as a result of higher inflation. Additionally, because a substantial portion of our assets consists of cash and cash equivalents, high inflation could significantly reduce the value and purchasing power of these assets. We are not able to hedge our exposures to higher inflation in China.

Recent Accounting Pronouncements

In May 2009, the Financial Accounting Standards Board, or FASB, issued guidance relating to subsequent events. This guidance establishes principles and requirements for subsequent events. This guidance defines the period after the balance sheet date during which events or transactions that may occur would be required to be disclosed in a company’s financial statements. Public entities are required to evaluate subsequent events through the date that financial statements are issued. This guidance also provides guidelines in evaluating whether or not events or transactions occurring after the balance sheet date should be recognized in the financial statements. This guidance requires disclosure of the date through which subsequent events have been evaluated. This guidance is effective for interim and annual periods ending after June 15, 2009. We adopted this guidance as of December 31, 2009. The adoption of this guidance did not have a material impact on our consolidated financial statements.

In June 2009, the FASB issued the Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles, or the ASC. The ASC codifies and establishes the source of authoritative U.S. GAAP but does not change U.S. GAAP. The ASC was effective for interim and annual periods ending after September 15, 2009 and did not have an impact on the our consolidated financial statements.

In December 2009, the FASB issued an amendment to the accounting and disclosure requirements for the consolidation of VIEs. The amendment requires an entity to qualitatively, rather than quantitatively, assess the determination of the primary beneficiary of a VIE. This determination should be based on whether the entity has the power to direct the activities that most significantly impact the economic performance of the VIE and the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE. Other key changes include: the requirement for an ongoing reconsideration of the primary beneficiary, the criteria for determining whether service provider or decision maker contracts are variable interests, the consideration of kick-out and removal rights in determining whether an entity is a VIE, the types of events that trigger the reassessment of whether an entity is a VIE and the expansion of the disclosures previously required. We assessed the terms contained in the contractural agreements among Fujian WangGang, Wonder Dredging and Fujian Service and determined that Wonder Dredging and Fujian Service are VIEs and, accordingly, consolidated them in our financial statements. The impact of the adoption of this guidance may be applied retrospectively with a cumulative-effect adjustment to retained earnings as of the beginning of the first year restated, or through a cumulative-effect adjustment on the date of adoption. The guidance is effective for fiscal years beginning after November 15, 2009, or January 1, 2010 for us. Early adoption is prohibited. The adoption of this guidance did not have a material impact on our consolidated financial statements.

In January 2010, the FASB issued guidance regarding fair value measurements and disclosures. The guidance clarifies two prior disclosure requirements and requires two new disclosures as follows: (1) a “gross”presentation of activities (purchases, sales, and settlements) within the Level 3 rollforward reconciliation, which will replace the “net” presentation format; and (2) detailed disclosures about the transfers in and out of Level 1 and 2 measurements. This guidance is effective for the first interim or annual reporting period beginning after December 15, 2009, except for the gross presentation of the Level 3 rollforward information, which is required for annual reporting periods beginning after December 15, 2010, and for interim reporting periods thereafter. We adopted the guidance on January 1, 2010, except for the gross presentation of the Level 3 rollforward information, which we are not required to adopt until January 1, 2011. The partial adoption of the guidance did not, and we do not anticipate that the adoption of the remaining parts of the guidance will, have a material impact on our consolidated financial statements.

OUR CORPORATE HISTORY AND STRUCTURE

Our Corporate Structure

We are a BVI holding company incorporated on April 14, 2010. We conduct our dredging operations through our PRC subsidiary, Fujian Service. Before the reorganization in May 2010, Fujian Service was owned by Mr. Qing Lin and Mr. Panxing Zhuo, who are, respectively, the brother-in-law and the father of Mr. Xinrong Zhuo, our Chairman and Chief Executive Officer. Mr. Qing Lin and Mr. Panxing Zhuo, pursuant to an agreement, held their interests as the representatives of the family. The agreement also gave Mr. Xinrong Zhuo the exclusive right to make executive decisions and manage Fujian Service. China Dredging is incorporated by three entities, namely, Venus Seed Co. Ltd., or Venus, whose beneficial owner is Kit Chan, one of our independent directors, Saturn Glory Co. Ltd., or Saturn, whose beneficial owner is Bin Lin, our Senior Vice President, and Mars Harvest Co. Ltd., or Mars, whose beneficial owner is Xinrong Zhuo, our Chairman and Chief Executive Officer.

Our wholly owned subsidiary, China Dredging HK, was organized under the laws of Hong Kong on April 26, 2010 to serve as a holding company for Fujian WangGang, a PRC company organized on June 12, 2010 and a WFOE under PRC law. On June 29, 2010, Fujian WangGang acquired a 50% direct equity interest in Fujian Service. The remaining 50% equity interest in Fujian Service is held by Wonder Dredging, a PRC company owned by Qing Lin and Panxing Zhuo who, pursuant to an agreement hold their interests in Fujian Service indirectly as the representatives of the family. The agreement also gave Xinrong Zhuo the exclusive rights to make executive decisions and manage Fujian Service. Pursuant to its certificate of incorporation, Fujian Service’s corporate existence terminates on January 7, 2028.

Fujian Service, which is our operating entity with Renminbi 200,000,000 ($29,002,371 at December 31, 2010) registered capital, was incorporated in January 2008. Before the reorganization in May 2010, Fujian Service was originally owned by two individuals, Qing Lin and Panxing Zhuo, who respectively held 91% and 9% ownership interests. Pursuant to an agreement, they held their interests as representatives of the family and accepted Xinrong Zhuo’s right to make all executive decisions and manage the business. Qing Lin and Panxing Zhuo are the brother-in-law and the father of Mars’ sole shareholder, Xinrong Zhuo.

In May 2010, Qing Lin and Panxing Zhuo sold all of their ownership interests of Fujian Service to Wonder Dredging, which they also owned fully and in the same percentages as their ownership interests in Fujian Service. Subsequent to this transaction, Wonder Dredging owned 100% of Fujian Service.

In June 2010, Fujian WangGang acquired a 50% ownership interest in Fujian Service from Wonder Dredging by committing to invest, as a capital contribution, approximately $23.6 million into Fujian Service, which commitment was fully satisfied in January 2011. This reduced Wonder Dredging’s ownership interest in Fujian Service to 50%.

In June 2010, Fujian WangGang entered into the VIE Agreements with Fujian Service, Wonder Dredging, Mr. Qing Lin and Mr. Panxing Zhuo to obtain irrevocable management control over both Wonder Dredging and Fujian Service. Through these agreements, Fujian WangGang (1) receives substantially all of the economic benefits of Fujian Service’s ongoing operations, (2) has the right to purchase the other 50% interest in Fujian Service from Wonder Dredging for consideration which is equivalent to the net asset value of the latest quarterly report of Fujian Service under U.S. GAAP preceding the purchase date, (3) has the right to receive all the payment by Fujian Service payable to Wonder Dredging.

In October 2010, we merged with CAC, a public reporting, non-trading shell company domiciled in the BVI. CAC had become a public company in the U.S. in December 2008 by filing a Form 10 registration statement pursuant to Section 12(g) of the Exchange Act. The former executive officer and director of CAC currently owns less than 1% of our outstanding ordinary shares and serves as the president of Chardan Capital Markets LLC, or Chardan, the lead placement agent in the 2010 Private Placement. We chose to merge with CAC because we believed becoming a public company would facilitate the consummation of a private placement on more favorable terms than would otherwise be available to us as a private company. We believe that investors are more likely to give lower valuations, require warrant coverage or other economic rights, and attempt to obtain special voting and information rights or to otherwise gain influence on corporate decisions in a private company, particularly one having substantial operations in China, as compared to a public company that is subject to audit, internal control and public disclosure obligations. In addition, we believed that the Merger with CAC was in our best interest because, we may be regarded as more creditworthy, have greater access to the capital markets, and enjoy other advantages associated with being a public company.

The terms of the Merger were set forth in the Merger Agreement, which provided that China Dredging would continue as the surviving company following the Merger. We have accounted for the Merger as a recapitalization, with China Dredging being treated as the accounting acquirer. Immediately prior to, and in contemplation of, the consummation of the Merger, we redesignated our shares to retroactively adjust our legal capital. At the time of the Merger, all of the issued shares of CAC were exchanged for 500,000 of our ordinary shares, or 0.95% of our outstanding ordinary shares, while our shareholders immediately prior to the Merger retained 52,177,323 of our ordinary shares, or 99.05% of our outstanding ordinary share. As a result of the Merger, we became a public reporting company. CAC, being the non-surviving company, ceased its corporate existence, and was removed from the Register of Companies in the BVI.

The following diagram illustrates our corporate structure immediately prior to our public offering:

(1)	Xinrong Zhuo is our Chairman of the Board of Directors and Chief Executive Officer, Bin Lin is our Senior Vice President, and Kit Chan is one of our independent directors.
(2)	Assumes the conversion of all of our preferred shares into ordinary shares upon completion of our public offering. Following our public offering, we expect public shareholders to own approximately % of China Dredging.
(3)	Qing Lin is the brother-in-law of Xinrong Zhuo, our Chairman of the Board of Directors and Chief Executive Officer, and holds 91% interest as the representative of the family.
(4)	Panxing Zhuo is the father of Xinrong Zhuo, our Chairman of the Board of Directors and Chief Executive Officer, and holds 9% interest as the representative of the family.

2010 Private Placement

Concurrently with the closing of the Merger, we entered into a securities purchase agreement, or the Purchase Agreement, with certain investors. Pursuant to the Purchase Agreement, through multiple closings between October and December 2010, such investors purchased 10,012,987 of our preferred shares, at a purchase price of $5.00 per share, for aggregate proceeds of approximately $50.1 million. Each preferred share is convertible into one of our ordinary shares. Chardan acted as the lead placement agent in connection with the private placement. Net proceeds to us, after deducting offering expenses of approximately $3.6 million, were approximately $46.5 million. We paid Chardan a cash fee of approximately $3.1 million in addition to a $50,000 retainer fee.

Make-Good Escrow

On October 29, 2010, our controlling shareholder, a company controlled by Mr. Xinrong Zhuo, our Chairman of the Board of Directors and Chief Executive Officer, placed 15,000,000 of our ordinary shares into the Make-Good Escrow for the purpose of providing protection to the investors in the 2010 Private Placement in the event we do not achieve certain net income thresholds for the years ended 2010 and 2011. If we were not to achieve the thresholds set forth below, holders of the preferred shares will receive additional shares from the Make-Good Escrow, up to the full number of shares held in the Make-Good Escrow. The number of additional shares that may be released to investors in the 2010 Private Placement if we fail to meet the Adjusted Net Income targets set forth below is equal to: (Original Invested Shares * (Target EPS/Actual EPS)) — Original Invested Shares. “Actual EPS” means the Adjusted Net Income for fiscal year 2010 or 2011, as applicable, divided by the number of our fully diluted outstanding shares. “Target EPS” means the performance threshold for the applicable year divided by the number of our fully diluted outstanding shares. Adjusted Net Income means after-tax net income based on U.S. GAAP, adjusted to exclude (i) non-cash charges associated with the Merger, the 2010 Private Placement and our public offering or other financing, (ii) expenses related to the release of the escrow shares, and (iii) expenses related to implementation of any of the agreements related to the 2010 Private Placement. Adjusted Net Income for 2010 is calculated by adding the Adjusted Net Income of Fujian Service for the six months ended June 30, 2010 and our Adjusted Net Income on a consolidated basis for the six months ended December 31, 2010. The pro-rata right to receive shares issuable pursuant to the Make-Good Escrow is based upon the preferred shares issued to investors. Shares not distributed from the Make-Good Escrow will be returned to the shareholder that contributed them. The Adjusted Net Income targets for the 2010 and 2011 fiscal years are $48.1 million and $87.0 million, respectively.

Registration Rights Agreement

In connection with our 2010 Private Placement, we entered into a registration rights agreement pursuant to which we agreed to use our best efforts to file within 60 days of the date we would no longer accept funds for the purchase of our preferred shares in the private placement a registration statement with the SEC to register the sale by us of our ordinary shares by means of a firm commitment underwritten offering and to register for resale (i) the ordinary shares underlying the preferred shares issued in our 2010 Private Placement, (ii) the 15,000,000 shares held in the Make-Good Escrow, (iii) 37,177,323 ordinary shares held by certain of our founding shareholders which are not part of the Make-Good Escrow and (iv) the 500,000 shares issued to Chardan pursuant to the Merger Agreement. If the registration statement covering these securities is not filed by such date or not declared effective by the SEC within 180 days of such date, subject to certain exceptions, liquidated damages of 0.3% of the purchase price per month will accrue and will be payable in cash on a monthly basis, provided that in no event shall the amount of liquidated damages payable at any time to any holder of preferred shares exceed 10% of the amount of such holder’s initial investment in our 2010 Private Placement.

Variable Interest Entity Agreements

Under applicable PRC law, foreign ownership in certain industries is restricted and may not exceed a government specified level. WFOEs may only undertake certain types of construction projects, and foreign ownership in a Chinese-foreign joint venture construction enterprise is restricted to no more than 75% according to the RAFCE. Additionally, as a marine contractor working on restricted projects within the PRC, Fujian Service is required to register its vessels under the flag of the PRC, and foreign ownership of the enterprises which own the PRC-registered vessels is limited to no more than 50%. While Wonder Dredging qualifies as a PRC entity under PRC law and owns 50% equity of Fujian Service, Fujian WangGang’s direct ownership of 50% of Fujian Service allows Fujian Service to meet both the requirements for foreign ownership under its qualifications as a marine construction company and as an operator of dredging vessels within PRC waters.

In June 2010, Fujian WangGang entered into an equity investment agreement with Wonder Dredging pursuant to which Fujian WangGang invested approximately $23.6 million in Fujian Service in exchange for a 50% equity interest in Fujian Service. Accordingly, Wonder Dredging holds 50% of the equity interest of Fujian Service and Fujian WangGang holds the other 50%. Fujian Service, Wonder Dredging, Fujian

WangGang, Mr. Qing Lin and Mr. Panxing Zhuo have entered into the VIE Agreements that allow Fujian WangGang to, among other things, fully control Fujian Service’s business operations, policies and management, approve all matters requiring shareholder approval, and receive 100% of the annual net income earned by Fujian Service. Below is a summary of the VIE Agreements.

Exclusive Purchase Right of Equity Interest

In June 2010, Wonder Dredging, Fujian WangGang and Fujian Service entered into an exclusive option agreement, or the Exclusive Option Agreement, pursuant to which Wonder Dredging irrevocably granted to Fujian WangGang an exclusive right to purchase up to all of the equity interest in Fujian Service that is held by Wonder Dredging, to the extent allowed under the current PRC law. Accordingly, if and when the current limitations on direct ownership of Fujian Service by Fujian WangGang are eased or cease, Fujian WangGang may exercise its option to purchase and directly own the equity interests of Fujian Service. The purchase price for the equity interest in Fujian Service held by Wonder Dredging would be equivalent to the net asset value reflected in Fujian Service’s then current quarterly report prepared according to U.S. GAAP. The term of the Exclusive Option Agreement is 20 years, which term continuously renews unless the option is exercised in full or the agreement is otherwise terminated by the parties. The agreement also provides that upon consummation of the exercise of the option, Wonder Dredging will contribute, without additional consideration, any funds actually received by it from Fujian WangGang for the transfer of its equity interest in Fujian Service to Fujian WangGang. The agreement further provides that, as of the date of the agreement, Fujian WangGang is entitled to all the future payments by Fujian Service to Wonder Dredging, together with all the profits of Fujian Service.

Contracted Management Agreement

In June 2010, Wonder Dredging, Fujian WangGang and Fujian Service entered into a management agreement, or the Management Agreement, pursuant to which Fujian WangGang has the exclusive right to manage, operate and control the business operations of Fujian Service, including, but not limited to, establishing and implementing policies for management, using all of the assets of Fujian Service, appointing Fujian Service’s directors and senior management, directing Fujian Service to enter into loan agreement, making administrative decisions regarding employee wages or hiring and firing employees and other actions customarily associated with Fujian Service’s senior management. As consideration for its business management services, Fujian WangGang has agreed to pay to Fujian Service an annual fee of approximately $149,000 (RMB1 million), and Fujian Service will pay to Fujian WangGang 100% of the net profits of Fujian Service. The Management Agreement terminates upon the earlier of (i) Fujian WangGang’s exercise in full of the option to purchase the equity interests of Fujian Service, pursuant to the Exclusive Option Agreement, and Fujian WangGang and/or its designees individually or jointly own all of the equity interests in Fujian Service, or (ii) June 30, 2030, subject to the right of Fujian WangGang to renew the term of the Management Agreement for additional consecutive 20-year periods.

Equity Interest Pledge Agreement

In June 2010, Qing Lin, Panxing Zhuo, Fujian WangGang and Wonder Dredging entered into an equity interest pledge agreement, or the Equity Interest Pledge Agreement. To ensure that Fujian Service and its shareholders perform their obligations under the Exclusive Option Agreement, the Management Agreement, and a letter of undertaking whereby Wonder Dredging waived its right to receive a dividend of approximately $51.1 million declared by Fujian Service in May 2010, Qing Lin and Panxing Zhuo, who collectively hold 100% of the equity interests in Fujian Service, pledged their entire interest in Wonder Dredging to Fujian WangGang. The Equity Interest Pledge Agreement terminates upon the earlier of (i) the purchase of the entire equity interest in Fujian Service by Fujian WangGang or (ii) June 30, 2030, subject to the right of Fujian WangGang to renew the term of the Equity Interest Pledge Agreement for additional consecutive 20 year periods.

Powers of Attorney

In June 2010, Wonder Dredging executed irrevocable power of attorney granting to Fujian WangGang or its designees the power to vote, pledge or dispose of all equity interests in Fujian Service that Wonder Dredging holds. Additionally, the powers of attorney allow Fujian WangGang or its designees to sign and carry out the intentions of the Management Agreement, the Equity Pledge Agreement and the Exclusive Option Agreement. At the same time, Qing Lin and Panxing Zhuo executed irrevocable power of attorney granting to Fujiang WangGang or its designees the power to vote, pledge, or dispose of all equity interests in Wonder Dredging, and to appoint directors and senior management of Wonder Dredging.

Our Corporate Information

We are a BVI holding company and we conduct our dredging operations through our PRC subsidiary and variable interest entities. China Dredging Group Co. Ltd. was incorporated under the BVI Business Companies Act, 2004, or the Companies Act. China Dredging HK was organized under the Hong Kong Companies Ordinance. Fujian WangGang was organized under the Company Law of the PRC (2006), the Wholly-Foreign Owned Enterprise Law (1986), as amended, and the Wholly-Foreign Owned Enterprise Law Implementing Rules (1990), as amended. Fujian Service was organized under the Company Law of the PRC (2006). Wonder Dredging was organized under the Company Law of the PRC (2006). For further information regarding the legislation under which we operate, please see “— Our Corporate Structure.” Our principal executive offices are located at Floor 18, Tower A, Zhongshan Building No. 154, Hudong Road, Gulou District, Fuzhou City, Fujian Province 350001, PRC. Our telephone number at this address is +86-591-8727-1266. Our registered office in the BVI is located at Kingston Chambers, PO Box 173, Road Town, Tortola, BVI. For a description of our principal capital expenditures and divestitures in the past three fiscal years and currently in progress, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources.”

Investors should submit any inquiries to the address and telephone number of our principal executive offices. Our main website is www.chinadredgingco.com. The information contained on our website is not a part of this prospectus. Our agent for service of process in the United States is CT Corporation System.

INDUSTRY OVERVIEW

Dredging involves the removal of sediments from harbors, lakes and rivers and water treatment settling ponds to permit the passage of ships and barges, to increase the capacity of water storage reservoirs, to improve waterways and to build and maintain usable shore land. Depending on its purposes, dredging can be largely classified into dredging for navigation, for reclamation and for environmental protection. Dredging for navigation can be further classified into capital dredging, which refers to the initial dredging works necessary for the construction or deepening of ports and navigation channels, and maintenance dredging, which refers to the dredging works later required to ensure that ports and navigation channels continue to provide adequate dimensions to permit the passage of ships. Reclamation dredging involves pumping or otherwise transferring sand and gravel onto the sea shore or river bed nearby in order to raise the level of sea shore or river bed above the water level to increase the availability of land.

The dredging industry is closely tied to the broader port construction and marine transportation industries and is driven by general growth in population, trade and the economy as a whole. In particular, the capital dredging market fluctuates with general economic activity and, in China, is also influenced by government policy related to investment in marine transportation infrastructure. We believe that the maintenance dredging market, on the other hand, is more stable as all ports and navigation channels require periodic maintenance dredging. Reclamation dredging is driven by the demand for land and the application of dredged materials in construction, while environmental dredging is driven by the demand for environmental protection to improve water quality and restore the health of aquatic ecosystems. According to the International Association of Dredging Companies, or IADC, an industry association, the global dredging market was approximately $15.2 billion in 2009, representing a 7% increase from 2008 levels, and the Chinese dredging market was approximately $3.5 billion in 2009, representing a six-fold increase since 2000 and 23.0% of the global market in 2009.

History of the PRC Dredging Industry

PRC government has attached great importance to the dredging industry since it established an annual country-wide dredging capability of 20 million cubic meters in the 1950’s, and many major ports like Tianjin Port, Zhanjiang Port, Yantai Port, Lianyungang Port were rebuilt or enlarged. The dredging industry entered into a period of rapid development after the PRC’s historical Reforms & Openings, when massive port construction commenced and more advanced dredgers were built or bought from abroad.

By the 1980’s, PRC dredging companies had developed expertise and employed qualified personnel to independently handle large-scale complex dredging projects. The construction of the artificial island for Macao International Airport is an example.

Leading PRC dredging companies have kept up with the world’s most cutting-edge technologies and have been able to compete internationally.

Current Market Conditions

In 2009, total PRC coastal dredging volume was estimated to be 1.2 billion cubic meters. We believe that there are over 800 dredgers serving the PRC market. China Communications has the largest fleet with a reported 258 dredgers and auxiliary ships with 365 million cubic meters dredging capacity. Changjiang Waterway is reported to have dredging capacity of 90 million cubic meters with a focus on the dredging of Yangtze River and other inland rivers.

Major Dredging Companies	# of Trailer Suction Hopper Dredgers	# of Non-Self Propelling Cutter Suction Dredgers	# of Other Vessels	Total Capacity (million m3)
China Communications (Total)	51	36	14	365
– Shanghai Dredging Co., Ltd.	26	13	5	186
– Tianjin Dredging Co., Ltd.	16	16	5	99
– Guangzhou Dredging Co., Ltd.	9	7	4	80
Changjiang Waterway	21	16	13	90
Sinohydro Harbour Co.	1	13	2	83
Total	73	65	29	538

Source: Development Strategy of China’s dredging industry report (2008), China Dredging Association

Competitive Landscape

The dredging industry has a high barrier to entry because it requires intensive capital investment and highly specialized equipment. In addition, the PRC’s Ministry of Construction and Ministry of Foreign Trade and Economic Cooperation jointly issued Decree No.113: The Regulations on Administration of Foreign Investment Construction Enterprises, which regulates the establishment and qualification of foreign-invested construction enterprises. The decree substantially precludes international dredging companies from entering the PRC market, but we do not expect it to affect our ability to continue operations.

The dredging companies serving the PRC market can be categorized into two types based on their ownership, scale and capabilities. The first type is comprised of state-owned dredging companies, including China Communications and Changjiang Waterway and their subsidiaries, which dominate the market with almost 80% market share. The second type consists of privately-owned dredging companies. We believe that nearly 100 privately-owned dredging companies operate in the PRC.

The competitive factors in the dredging industry include timely completion of projects, production capacity, technology, experience and operating cost. Due to the current demand for dredging services exceeding supply, many dredging companies are seeking to expand capacity and upgrade technologies. However, the current rate of capacity expansion does not appear to be keeping pace with the rapidly growing demand for dredging services. By organizing our business to respond to customer demands for additional capacity, we expect to continue to solidify our competitive position relative to other privately-owned dredging companies who are seeking to obtain subcontracts from general contractors.

We face significant competition in the PRC markets in which we operate. Our competition comes from various sources, including the internal operations of our general contractor customers and numerous private companies providing dredging services. Some of our competitors may have advantages over us in terms of capacity, access to capital pricing and management expertise. We believe that Hunan Best All Dredging Corporation, Ltd., founded in 2001, currently operates a fleet of thirteen large and medium-sized dredgers and numerous support vessels. We believe that Longwon Port Group, Ltd., founded in 1996, is the only privately owned dredging company in China to have obtained Class 1 General Port Construction Contractor Qualification and operates a fleet of 32 vessels, including 10 large-scale cutter suction dredgers, and over 200 pieces of mud dredging equipment. We believe that Shanghai Darun Port Construction Group, Ltd., operates a fleet of 20 vessels. We believe that Shanghai Tong Ling Dredging Engineering Co. operates a fleet of twelve vessels, including four bucket wheel dredgers and eight support vessels. We believe that Xiamen Angang Port Dredging Engineering Co., Ltd., founded in 2005, owns over 200 pieces of dredging equipment, including a fleet of five suction dredgers and various support vessels.

Our market position and growth prospects depend on our ability to anticipate and respond to various competitive factors, including pricing strategies adopted by competitors, changes in customer preferences or work priorities, availability of capital and financing resources and the introduction of new or improved equipment, technology and services.

Market Growth Drivers

Government Investment in Transport Infrastructure

A fast growing economy and continuation of trade growth require the PRC to have advanced transportation systems to move goods around the country. Having realized the importance of transportation infrastructure to the continued growth of its economy, the PRC government is in the midst of a comprehensive upgrade of the PRC’s existing transportation infrastructure.

According to Medium and Long Term Development Plan for Highway and Waterway Transportation (2006-2020) published by the PRC Ministry of Transportation, or MOTRAN, in 2005, which established goals for port and navigation channels construction to be achieved by 2020, total port passage capacity is to be increased to 6.5 billion tons, and total container handling capacity is to be enlarged to 240 million TEU; third-grade or above navigation channels are to reach 15,000 kilometers through new channel construction or deepening existing channels.

During China’s Eleventh Five Year Plan (for 2006-2010), the PRC government invested a total of approximately $688.1 billion in transportation infrastructure, two times more than such investment in the prior five years. Port passage capacity increased by 3.0 billion tons and reached 5.5 billion tons in total. Continued massive infrastructure investment by the PRC government and high economic growth rates is expected, and we believe that future government initiatives will foster continued growth in transportation infrastructure construction for years to come.

Faced with the impact of the global financial crisis, the PRC government proactively implemented an economic stimulus plan during the past two years that we believe will have long-term implications for the market. We believe that increased investments in marine infrastructure typically leads to more demand for capital dredging, and basic infrastructure projects in large cities and the development of coastal industrial zones typically lead to significant demand for new land, and thus land reclamation dredging.

Port Construction

The continued growth of the PRC economy has necessitated the growth in port construction. In particular, the acceleration of heavy industrialization and the growth in international trade, which requires speedier and higher volumes of transport of goods, have led to a rapid increase in the PRC’s port throughput.

Between 2001 and 2010, the PRC’s overall port throughput increased from approximately 2.4 billion tons to approximately 8.9 billion tons, a compound annual growth rate of 15.7%. During the same period, the PRC’s coastal port handling capacity increased from approximately 1.4 billion tons to approximately 5.6 billion tons, a compound annual growth rate of 16.3%. The following chart shows the growth of PRC’s coastal port throughput during 2001 and 2010.

China’s Overall Port Throughput

Source: MOTRAN Statistical Report on the Roadway and Waterway Transportation Industry, 2001-2010

According to the MOTRAN, from 2001 to 2010, container throughput in the PRC has grown at a compound annual growth rate of about 20.4%. Between 2001 and 2010, container throughput of these ports increased from approximately 27.5 million twenty foot equivalent units, or TEUs, which is a unit of cargo capacity often used to describe the capacity of container terminals, to approximately 146.1 million TEUs per year, making the PRC the country with the largest container throughput in the world.

China’s Overall Container Throughput

Source: MOTRAN Statistical Report on the Roadway and Waterway Transportation Industry, 2001-2010

Land reclamation

Rapid economic growth in coastal areas increases demand for land. Some heavy and chemical industries have also begun to migrate to coastal areas due to transport costs, urban planning and environmental control reasons. All of these factors have made land reclamation a growth driver for the dredging market. Overall, reclamation land accounts for approximately 3-4% of the country’s newly-added land available for construction purposes each year and approximately 13-15% of the total new land available for construction in coastal provinces.

Industry Outlook

The dredging industry is important for the PRC, a country with a long coastline and abundant marine resources. The growth in international trade has lead to increased shipping of goods and the use of larger vessels to transport such goods. Larger vessels require deeper and wider waterways, giving rise to the need for more capital and maintenance dredging. The ongoing investment in port construction in the PRC is expected to generate an increasing demand for capital and maintenance dredging along the coastline. In addition, with the development of industrial areas surrounding the ports and coastal cities, the increasing requirement for water conservancy, flood control and environmental protection, the demand for reclamation dredging and environmental protection dredging is expected to grow as well.

The international dredging market has been developing rapidly in recent years, especially in the Middle East, and is expected to be prosperous in the near future as a result of the global economic recovery, infrastructure development and accelerated globalization of trade. Only about half of the global dredging market is currently open to foreign dredging companies, and these open markets are currently dominated by a few leading dredging companies from the Netherlands and Belgium, namely Boskalis and Van Oord of the Netherlands and Deme and Jan De Nul of Belgium. The North American dredging market remains closed to foreign competition. The Middle East, South America, Asia and Africa, with increasing port construction and dredging projects being undertaken, is expected to represent growing market opportunities for international dredging companies. While we have no present plans to enter the international dredging market, we may consider entering into such markets in the future.

BUSINESS

Overview

We provide specialized dredging services exclusively to the Chinese marine infrastructure market and, based on the number and capacity of the dredging vessels we operate, we believe that we are one of the leading independent (not state-owned) providers of such services in the PRC. Since inception, we have functioned exclusively as a specialist subcontractor, performing dredging services for other companies licensed to function as general contractors. We engage in capital dredging, maintenance dredging and reclamation dredging projects. Currently, we primarily source our projects by subcontracting projects from general contractors. Through our management skills, efficient operation and effective cost control, we believe that we have established a competitive edge and gained a credible reputation in our market. Moreover, by successfully executing numerous projects, we have strengthened our relationship with our general contractors, an important factor in establishing a secure pipeline of future business.

Two of our largest customers have indicated to us through non-binding long-term cooperation agreements their intent to increase the level of project activity subcontracted to us over the five year period from 2010 through 2014. Collectively, these non-binding agreements represent approximately $3.4 billion of estimated aggregate revenue over the remaining four years and approximately $537 million during 2011 that we believe is potentially available to us and that could sustain the anticipated growth of our fleet and ongoing high utilization levels. However, as these agreements are non-binding, they may not actually result in any potential contract value and we may realize considerably less value under each of these agreements.

Our Strengths

We believe that the following strengths have contributed to our success and differentiate us from our competitors:

•	Strong customer relationships. We have established close, cooperative customer relationships, evidenced in part by a non-binding long-term cooperation agreement with China Communications, the largest state-owned general contractor in the PRC for dredging projects. As a result of our successful execution of a diverse range of dredging projects, our large modern dredging fleet and our demonstrated engineering and project management skills, we believe we have developed a favorable reputation among local governments, suppliers and contractors. We believe these relationships position us to obtain quality dredging projects.
•	Robust backlog and project pipeline. As of December 31, 2010, we had contracted backlog of $62.3 million. The backlog comprises only executed contracts with specific schedules for commencement, and firm pricing that are not subject to unilateral cancellation by either party. Our backlog includes in-progress dredging projects as well as projects to be commenced in the future. The contracted backlog is sufficient to sustain full utilization of our current fleet for approximately three to four months. In addition to our backlog, as of December 31, 2010, we had additional preliminary agreements and notices of bid awards with customers regarding additional work on three projects with an aggregate contract value of approximately $44.6 million for which we are currently negotiating start dates and other material terms that, until finalized, preclude inclusion of these projects in our backlog. We also maintain an active dialogue with our two largest customers about the allocation of upcoming projects under our cooperation agreements. The contract proposal or bidding process is continuous within our organization and results in regular additions to our contract backlog. We believe our backlog, together with the contracts in negotiation, bids pending and work requests arising from our cooperation agreements, provides us with significant revenue visibility through 2011 and into 2012 and gives us confidence that our dredging fleet can remain substantially fully utilized through at least the next year, although this is not assured. If we are unable to convert these pending contracts and bids into binding agreements, we may experience less-than-full utilization of our fleet and reduced revenues and profits.

•	Modern, productive dredging fleet. We operate three trailer suction hopper dredgers and seven non-self-propelling cutter suction dredgers, and we have two contracts in place to purchase two additional new non-self-propelling cutter suction dredgers. Our modern fleet, which is fully committed through the third calendar quarter of 2011 to our contracted backlog, enables us to complete multiple projects simultaneously and effectively address projects requiring a variety of dredging methods.
•	Rigorous project management. Most of our dredging contracts are awarded and carried out on a fixed-price basis, subject to adjustment factors for unforeseen conditions, with a predetermined timetable for project completion. Correctly estimating costs and effectively managing dredging projects is crucial to achieving profitability under such contracts. We carefully estimate the cost of each project prior to signing a subcontract and monitor our costs throughout the life of a project using experienced project managers, detailed project plans, and distinct divisions of responsibility. As a result of our focused effort on disciplined project management and stringent cost control, we have a demonstrated track record of successful, on-time and profitable execution for all 53 dredging projects we have completed through December 31, 2010.
•	Well-capitalized balance sheet. The dredging industry is capital intensive, requiring investment in dredgers and long-term capacity planning in order to drive growth. We believe that the proceeds from our public offering, our cash on hand and our cash generated from operations provide us with significant flexibility to pursue growth opportunities, acquire additional dredgers and pursue new dredging projects. In addition, we believe our low leverage and strong cash position provide us with a credit profile that positions us favorably with our customers.
•	Experienced and proven management team. Our dredging projects require sophisticated construction engineering know-how, project management execution capability, and leadership skills. We have a seasoned management team of industry veterans with extensive industry knowledge and proven execution capabilities.

Our Strategies

We intend to leverage our existing strengths and pursue the following strategies:

•	Maintain and expand our fleet. Our dredging capacity and expertise have allowed us to execute complex capital, maintenance and reclamation dredging projects, and we anticipate continued demand for port expansions and channel depth increases in order to accommodate larger, deeper draft vessels. We have entered into agreements to acquire two new non-self-propelling cutter suction dredgers, which we expect to be delivered by or before May 2012 and December 2012, respectively, and we plan to expand our dredging capacity to scale with our project engagements.
•	Build upon our leading position in our markets. We plan to expand upon our relationships with large dredging contractors in the PRC by continuing to complete an expanding volume of dredging projects. As our scale and dredging fleet grows, we believe we can obtain additional dredging projects from current and new customers.
•	Continue to focus on new technologies and operational efficiencies. We plan to continue to pursue and implement technological advancements and improvements to our fleet and processes. We believe these improvements will strengthen our ability to adapt to changing market conditions and to perform projects with unique site, environmental, or weather conditions, which are some of the most important factors that impact our margins.

Operating Process

Our operations principally involve identifying potential projects, signing subcontracts and carrying out the contract dredging work. We have developed a comprehensive project management system spanning the project execution process, including project planning, contract management, contract performance, project control and project completion.

Our Role and Participation Level

We participate in dredging activities solely as a subcontractor to qualified large general contractors such as China Communications and Changjiang Waterway, since our dredging projects are typically one portion of a much larger-scale construction project that could cover elements such as port construction, cofferdam, and other fields of work in which we do not engage. The terms of the main contracts with the underlying customers are generally reflected in the contracts we sign with the general contractors.

These general contractors with which we generally work have strict evaluation procedures based on a number of parameters including their evaluation of subcontractor performance on previous jobs. We have observed that our general contractor customers prefer to maintain long and close relationships with reliable subcontractors like us and to establish with them training programs and technical cooperation arrangements that bolster consistency and quality of work. We also perceive that the subcontracting levels of the PRC’s largest general contractors have increased in the past few years as the gap continues to widen between their capacity and the national backlog of dredging projects. In some cases, we believe that subcontracting is appealing to our customers because it allows the subcontractors to improve overall efficiency and make the total project more manageable by outsourcing some fraction of the work. Accordingly, we believe, based on the non-binding cooperation agreements that we have executed with our largest general-contractor customers that those customers intend to increase the amount of work that is subcontracted to specialist subcontractors such as us.

Identifying Projects

We identify potential projects from a variety of sources, including advertisements by governmental agencies, through the efforts of our business development personnel and through meetings with general contractors and other industry participants. After determining which projects are available, we make a decision on which projects to pursue based on factors including project size, duration, availability of personnel, current backlog, competitive advantages and disadvantages, prior experience, geographic location and type of contract.

Pre-Qualification

We are generally required to complete a prequalification process with the applicable general contractor for the project. General contractors generally require that we meet certain qualification requirements before negotiating or accepting our application for a project. The prequalification process may require the submission of information concerning financial condition, past experience and the availability of personnel and equipment. If a general contractor determines that a prospective subcontractor does not meet its criteria it will not award the proposed project to the subcontractor.

Project Pricing and Negotiation

Prior to agreeing on a subcontract, we perform a study of the proposed project, including an evaluation of the technical and commercial conditions and requirements of the project followed by a site visit. The information we collect is then analyzed to arrive at the cost of items included in a detailed project budget used in the negotiation of price terms with the general contractors. Most of our dredging contracts are awarded and carried out on a fixed-price basis, subject to adjustment factors for unforeseen conditions, with a predetermined timetable for project completion. These types of contracts generally commit the contractor to provide specified resources and to complete the project for a fixed sum or at fixed unit prices on a specified schedule. As is typical for dredging subcontracts, our contracts to date were the result of negotiations with the general contractor customers and are not competitively bid.

Our contracts to date have not contained escalation clauses since they are of short duration and raw materials with volatile prices, such as fuel, are typically supplied by the prime contractor for use on the job at no cost to us. Correctly estimating the costs involved in a fixed-price contract is crucial to achieving profitability. We carefully estimate the costs of each project prior to signing a subcontract. Our estimates are based upon both the general contractors’ estimates of material quantities to be dredged and our own experience in estimating project costs. There are a number of factors that can influence the final project costs as compared to the original contract price. The most important factors include site and environmental conditions that differ from those assumed in the original bid, the geographic location of the project, the availability and pricing of raw materials, and inclement weather conditions.

Payment Terms

The specific payment terms on our subcontracts vary from project to project. However, they have generally provided for us to receive payments following completion of each stage of completed work, which is customary in the industry. Our typical short-duration subcontract provides for payment to us of 20% to 30% at the end of the second month of work, 20% to 30% at the end of the third month of work and the balance within ten to fifteen days after completion. Prior to payment, each stage of the project is certified as completed by a site engineer and accepted by the general contractor. All of our projects completed to date have been performed within the range of two to nine months. We carefully monitor our costs throughout the life of a project to protect us against or to minimize significant cost overruns.

Project Implementation

We appoint a project manager to be responsible for all project activities. The project manager divides work on a project into distinct components and assigns each component to a responsible crew based upon the nature of such work and the crew’s qualifications and experience. Project managers typically prepare a detailed plan for the project that includes the following elements:

•	project schedule (consistent with the project conditions and payment schedule);
•	labor deployment (consistent with the skill level and the estimated number of workers for each type of work);
•	provision of temporary office and public utilities, for example, water, electricity and telephone; and
•	work plans/instructions detailed for each phase of the project.

The implementation process includes devising detailed dredging plans, procuring materials, assigning work to captains, coordinating with general contractors or their consultants, coordinating with suppliers, and taking charge in the overall management of the project.

Project History

As of December 31, 2010, we had successfully completed 53 projects since our formation in January 2008. From January 1, 2011 through the date of this prospectus, we commenced work on an additional 14 projects.

Vessels

As of the date of this prospectus, we operate trailer suction hopper dredgers and non-self-propelling cutter suction dredgers. Trailer suction hopper dredgers are typically self-propelled and have the general appearance of an ocean-going vessel. The dredger has hollow hulls, or “hoppers,” into which material is suctioned hydraulically and deposited. Once the hoppers are filled, the dredger sails to the designated disposal site and either bottom-dumps the material or pumps the material from the hoppers through a pipeline to a designated location. Hopper dredgers can operate in rough waters, and are less likely to interfere with ship traffic than other types of dredgers. They can also move quickly from one project to another.

Cutter suction dredgers remove material using a revolving cutter head which cuts and churns the sediment on the ocean floor and hydraulically pumps the material by pipe to the disposal location. These dredgers are very powerful and can dredge some types of rock. Certain materials can be directly pumped as far as seven miles with the aid of booster pumps. Cutter suction dredgers work with an assortment of support equipment that assists with the positioning and movement of the dredger, handling of the pipelines, and the placement of the dredged material.

The following table sets forth information regarding the vessels we operate as of the date of this prospectus:

Trailer Suction Hopper Dredgers	Capacity	Leased/Owned	Purchase/Lease Date	Year Built
Hengshengjun #88	3500 m3/h	Leased	January 2008	1983
Liya #10	6500 m3/h	Leased	June 2010	1990
Honglinjun #9	7000 m3/h	Leased	June 2010	2010

Non-Self-Propelling Cutter Suction Dredgers	Capacity	Leased/Owned	Purchase/Lease Date	Year Built
Xinggangjun #3	2000 m3/h	Owned	May 2008	2008
Xinggangjun #66	3500 m3/h	Owned	March 2008	2008
Xinggangjun #6	2500 m3/h	Owned	May 2008	2008
Xinggangjun #9	2500 m3/h	Owned	June 2008(1)	2008
Xiechang #18	2500 m3/h	Leased	June 2010	2009
Honglinjun #18	3800 m3/h	Leased	June 2010	2009
Honglinjun #19	3800 m3/h	Leased	April 2011(2)	2009

(1)	We commenced leasing Xinggangjun #9 in June 2008 and acquired it in January 2011.
(2)	We leased Honglinjun #19 and the crew for the dredger in April 2011.

In May 2009 we entered into a purchase agreement with Yiyang Zhonghai Vellel LLC, or Yiyang, an unrelated company, for a new non-self-propelling cutter suction dredger, at a purchase price of approximately $30.3 million, on which we made a down payment of approximately $2.3 million. The contract stipulates that payments toward the purchase price of the new dredger, after giving effect to the down payment, are payable according to the following schedule: 30% within three months after delivery, 25% within six months after delivery, 25% within nine months after delivery and 20% within twelve months after delivery. Delivery of the vessel is expected in or before May 2012.

In May 2011, we entered into a construction agreement with Yiyang to build a new non-self-propelling 3,800 m3/h cutter suction dredger, for approximately $39.4 million (RMB260 million). Construction is expected to take approximately 18 months. Payments toward the construction price of the new dredger are to be made by us as follows: 20% within seven days after signing the agreement, 30% within one month after signing the agreement, 20% within seven days after the completion of the main dredger hull, 20% within seven days after the dredger is launched, and 10% after completion of mooring trial of the dredger but before delivery. Delivery of the vessel is expected in or before December 2012. We will withhold approximately $0.1 million as quality earnest money, to be paid after a one-year warranty period.

Component Suppliers

We purchase supplies and component parts from recognized suppliers with pricing terms negotiated on a yearly basis. These contracts are generally fixed price supply contracts, under which we are obligated to procure a fixed amount of supplies and consumable parts annually. The following table sets forth information regarding the suppliers that, as of December 31, 2010, 2009 and 2008 are listed below.

Supplier	Vessel Component List	Purchase Amount in 2008 ($ in millions)	Purchase Amount in 2009 ($ in millions)	Purchase Amount in 2010 ($ in millions)
Dalian Locomotive and Rolling Stock Co., Ltd. CNR Group	mud tube, steel tube, floating body, anchors floating, rubber hose, etc.	11.6	19.5	9.6
Tianjin Puyou Mech. & Elec. Equipment MFG. Co., Ltd.	anchor, pump, solenoid valve, governor rotating components, pressure sensors, etc.	6.1	9.2	—
Taizhou Haiguang Mechanical Manufacturing Industrial Co., Ltd	steel plate, angle iron, one-piece compound plate, etc.	1.1	1.5	1.4
Shijiazhuang Shengshi Pump Co., Ltd	rake head, lacquer, seal ring, steel tube, etc.	—	—	9.1
Sinohydro Bureau 13 Co., Ltd Rubber & Plastic Factory	floating pipe, rubber hose, rubber mat, etc.	—	—	9.1

Purchasing of major components such as mud pipes are budgeted and ordered after thorough on-site investigation and a calculation of the demands of each project, and usually are exclusively used in one project. We usually buy an extra percentage of each component to use as replacement parts. All materials bought from these three suppliers are delivered to the construction site of each project after the suppliers received all the payment. After completion of each project, used and abandoned components are sent back to the suppliers.

Dredging Service Procedure

Dredging Methods

Three dredging methods are commonly used: the stow-and-hold method, the side discharge method and the reclamation method. Our trailing suction hopper dredgers use the stow-and-hold method, which is illustrated in the following chart:

Our cutter suction dredgers use the reclamation method, which is illustrated in the following chart:

Quality, Safety and Environmental Protection Control

We have established and implemented a unified quality, safety and environmental protection control and management system that govern all projects. The management system specifies the standards to be met in terms of quality, safety and environmental protection control, clarifies the responsibility of various departments and personnel, identifies procedures, materials and other factors that are subject to the control of management, and provides for measures to be undertaken to ensure that various standards are met. We are committed to achieving a high standard of quality in the management and performance of our contract work. We believe we have established a favorable reputation for quality and technical ability.

We have a Safety and Dispatching Department which is responsible for regulating labor, hygiene and safety conditions, and monitoring compliance with statutory environmental regulations relating to air, water, noise and solid waste pollution. Department managers focus on applying safety and anti-pollution measures, as well as regular internal safety and environmental inspections, at all stages of the operational process to reduce the possibility of work-related accidents and injuries, occupational illness and environmental contamination. Our general contractor customers also monitor the safety of workers and environmental impact of our work. It is our policy and practice to provide safety education to employees and safety standards have been established in connection with matters such as purchasing, installing and operating new equipment, constructing new facilities and improving existing facilities.

We seek to develop new technology and operational know-how to improve safety conditions and to protect the environment. Management believes that our safety control systems, environmental protection systems and facilities are adequate to comply with applicable PRC national and local regulations.

Customers

We have established close, cooperative relationships with China Communications, the largest state-owned general contractor in the PRC that undertakes dredging projects, and with and Changjiang Waterway. The following table sets forth all our customers, the revenues derived from such customers, and the percent of total revenue for the periods indicated:

	For the Period from January 8, 2008 (Inception) to December 31, 2008		For the Years Ended December 31,
			2009		2010
Customer	Revenue	Percent of Total Revenue	Revenue	Percent of Total Revenue	Revenue	Percent of Total Revenue
China Communications Guangzhou Dredging Co., Ltd (State-Owned)	$26,300,469	48.3%	$25,832,823	32.2%	$27,171,214	20.7%
Shenzhen Guoyuan Engineering Co., Ltd	11,537,796	21.2%	8,804,504	10.9%	7,682,169	5.8%
Shenzhen Guangjun Engineering Co., Ltd	13,028,044	23.9%	—	—	—	—
Shenzhen Shekou Merchants Harbor Engineering Co., Ltd	3,613,962	6.6%	—	—	—	—
China Communications Shanghai Dredging Co., Ltd (State-Owned)	—	—	13,354,633	16.6%	47,876,031	36.4%
Changjiang Wuhan Waterway Engineering Company (State-Owned)	—	—	32,341,931	40.3%	5,086,628	3.9%
Guangdong Jindonghai Holding Co., LTD	—	—	—	—	4,297,557	3.3%
Tianjin Hongdeshengyu Port Engineering Co., LTD	—	—	—	—	13,920,732	10.6%
CCCC Tianjin Dredging Co., LTD	—	—	—	—	13,694,917	10.4%
COECG Dalian Bureau	—	—	—	—	10,739,467	8.2%
ShenZhen Hangfeng Dredging Engineering Co., Ltd.	—	—	—	—	936,950	0.7%
Total	$54,480,271	100.0%	$80,333,891	100.0%	$131,405,665	100.0%

Through our performance in a diverse range of dredging projects, we believe we have developed a favorable reputation among local governments, suppliers and contractors, as well as a loyal customer base.

Competition

We face significant competition in the PRC markets in which we operate. Our competition comes from various sources, including the internal operations of our general contractor customers and numerous private companies providing dredging services as general contractors or subcontractors. Some of our competitors may have advantages over us in terms of capacity, access to capital pricing and management expertise. Our market position and growth prospects depend on our ability to anticipate and respond to various competitive factors, including pricing strategies adopted by competitors, changes in customer preferences or work priorities, availability of capital and financing resources and the introduction of new or improved equipment, technology and services.

Our current or potential competitors may offer services or products comparable or superior to those that we offer at the same or lower prices or adapt more quickly than we do to evolving industry trends or changing market conditions. We may lose our customers to our competitors if, among other things, we fail to keep our prices at competitive levels or to sustain and upgrade our capacity and technology. Increased competition may result in price reductions, reduced profit margins and loss of market share.

Employees

We had 58, 70 and 81 full-time employees as of December 31, 2008, December 31, 2009 and December 31, 2010, respectively. However, as of December 31, 2010, we utilized 298 people in our day-to-day operations, of which 81 persons were directly employed by us, 175 persons were hired by owners of our leased vessels and 43 persons were supplied by a labor service company.

Approximately 28 crew members are staffed on each dredger, with one captain, three vice captains, four engineers, nine machinists, ten sailors and one cook. Our policy is to appoint employees (as opposed to outsourced staff) to important positions in our three company-owned dredgers, such as captain and chief engineer. We believe this enables us to build an effective personnel training system and establish a professional team.

We generally sign engagement contracts of five years with our employees working on our vessels. These agreements are at competitive salaries and generally provide for social and medical insurance. We believe that the use of long-term employment contracts helps to maintain a stable work force. In accordance with applicable PRC regulations, the insurance encompasses pension contributions and medical, unemployment, maternity and personal injury insurance. The amount of contributions is based on the specified percentages of a particular employee’s aggregate salary as provided for by relevant PRC law.

The crew for our leased dredgers are hired by the dredger owners and the labor costs are included in the vessel lease contracts. As of December 31, 2010, a total of 175 crew members worked on the leased dredgers. Welfare and benefit payments for the crew are paid by the lessors. The labor supply contracts for the leased dredgers coincide with the termination of the respective boat leases. We pay a fixed quarterly payment to each lessor, as shown in the table below.

Dredger	Quarterly Payment	Expiration Time
Hengshengjun #88	$133,128	January 9, 2016
Xinggangjun #9(1)	133,128	May 31, 2016
Honglinjun #9	150,879	June 19, 2013
Honglinjun #18	137,566	June 18, 2013
Xiechang #18	142,003	June 24, 2013
Liya #10	137,566	June 14, 2013
Honglinjun #19(2)	159,091	April 27, 2014
TOTAL	$993,361

(1)	We acquired Xinggangjun #9 in January 2011, and the payments pursuant to the crew leasing agreement were suspended at the acquisition date. We employ the crew of Xinggangjun #9.
(2)	We leased Honglinjun #19 and the crew for the dredger in April 2011.

We also outsource labor from one labor supply company to meet our changing requirements for personnel. As of December 31, 2010, 43 crew members were outsourced under three agreements for our dredgers, for which the total monthly payments were approximately $34,000 during 2010. Welfare and benefit payments for such personnel are covered by the company supplying the laborers.

We have not experienced any significant labor disputes and we believe that we maintain satisfactory relationships with our employees. We invest in continuing education and training programs for staff with a view to constantly upgrading their skills and knowledge. Individual employment contracts with employees to cover matters such as wages, employee benefits, training programs, safety and sanitary conditions in the workplace, confidentiality of our proprietary information and grounds for termination.

Intellectual Property

We have no material intellectual property.

Research & Development

As part of our ordinary business operations, we explore new and more efficient methods of performing dredging services. However, from inception through December 31, 2010, we have not recorded any costs that are classified as research and development expenses.

Legal Proceedings

Fujian Service was sued in four related lawsuits brought by several individuals in Wenzhou, China, in May 2010. The lawsuits related to a traffic accident that allegedly caused the deaths of two people and injuries to two other people. The plaintiffs alleged that a truck was hired for the Lingkun Construction Project, and that the owner, the general contractor and Fujian Service as the subcontractor of the Lingkun Construction Project, all of whom were named as co-defendants in these lawsuits, were responsible for the damages. The plaintiffs claimed total damages of approximately $0.6 million. The court in the first instance for these four lawsuits held that Fujian Service was not responsible for any of the claims by the plaintiffs. Such court decisions are legally effective as they were not appealed. From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

Facilities

Under current PRC law, land is owned by the state, and parcels of land in rural areas, which is known as collective land, is owned by the rural collective economic organization. “Land use rights” are granted to an individual or entity after payment of a land use right fee is made to the applicable state or rural collective economic organization. Land use rights allow the holder the right to use the land for a specified long-term period. On January 1, 2008, we entered into an office lease with Ping Lin, the wife of Xinrong Zhuo, our Chairman and Chief Executive Officer, for approximately 1,086 square feet of space located at Floor 18, Tower A, Zhongshan Building, No. 154, Hudong Road, Gulou District, Fuzhou City, Fujian Province, PRC. This agreement was renewed and extended from January 1, 2010 to December 31, 2015. Annual lease payments were approximately $11,653 in 2010, $8,872 in 2009 and $8,738 in 2008.

On May 1, 2010, Wonder Dredging entered into an office lease with Ping Lin, the wife of Xinrong Zhuo, our Chairman and Chief Executive Officer, for approximately 538 square feet of space located in the same building. Pursuant to the lease agreement, Wonder Dredging is obligated to annual lease payments of approximately $5,769.

On June 10, 2010, Fujian WangGang entered into an office lease with Ping Lin, the wife of Xinrong Zhuo, our Chairman and Chief Executive Officer, for approximately 645 square feet of space located in the same building. Pursuant to the lease agreement, Fujian WangGang is obligated to annual lease payments of approximately $6,923.

We do not own or occupy any other property in the PRC or elsewhere in the world, other than temporary arrangements for project office or storage/staging space that may be contracted from time to time. We believe that our existing facilities and equipment are well maintained and in good condition, and are sufficient to meet our needs for the foreseeable future.

PRC GOVERNMENT REGULATIONS

This section sets forth a summary of all regulations that materially affect our business activities in China or our shareholders’ rights to receive dividends and other distributions from us. As the dredging and marine industries in China continue to develop, new laws and regulations may be adopted from time to time that will require us to obtain licenses and permits in addition to those that we currently have and address new issues that arise from time to time. As a result, substantial uncertainties exist regarding the interpretation and implementation of current and any future Chinese laws and regulations applicable to us. See “Risk Factors — Risks Related to Doing Business in China.”

Principal Regulatory Authorities

We are regulated by several governmental authorities in China. The Ministry of Transport of the PRC, or MOTRAN, is responsible for the administration and construction of ports and highways at the national level. The Ministry of Construction implements centralized supervision and administration on construction works throughout China. The Development and Reform Commission, either at the provincial or local level, is responsible for the investment plan of transportation construction works. The transportation administration authorities, either at the provincial or local level, are responsible for the construction plan of transportation construction works. The construction administration authorities, either at the provincial or local level, are responsible for the examination and approval of transportation construction works.

Administration of Qualifications

Responsible Regulatory Authorities

Under the provisions of the Port Law of the PRC, or the Port Law, which took effect in January 2004, and the Construction Law of the PRC, or the Construction Law, which took effect in March 1998, and other relevant laws and regulations, an enterprise engaged in construction, reconnaissance, design and supervision activities for water transport and other construction engineering works may only enter into those contracts for which it is qualified. The Ministry of Construction and the provincial level administrative authorities responsible for construction works oversee issues relating to the issuance and application of contractor qualifications. MOTRAN and its provincial-level administrative authorities are responsible for communications to coordinate with the Ministry of Construction and provincial-level administrative authorities are responsible for administration and enforcement of qualification requirements for construction performed in their respective jurisdictions.

Qualification Categories for Construction Enterprises

Qualification of construction enterprises can be divided into three categories: general contractors, professional services contractors and labor services sub-contractors.

•	A general contractor is permitted to contract for the overall work entailed in a project. A general contractor can perform all works that are contracted for itself, or subcontract non-core construction works or labor services to qualified professional services contractors or qualified labor services sub-contractors.
•	A qualified professional service contractor may enter into a contract to provide professional services subcontracted out by a main contractor. Under such contracts, a professional services contractor may undertake all of the contracted work by itself, or subcontract out the labor services to qualified labor services sub-contractors.
•	A qualified labor services sub-contractor may enter into a contract to provide labor services contracted out by a general contractor or a professional services contractor.

As of the date of this prospectus, we function as a qualified professional service contractor.

Criterion for Qualifications of Construction Enterprises

Criterion for Qualifications of Construction Enterprise, or the Qualification Regulations, jointly issued by PRC Ministry of Commerce, the PRC Ministry of Railways and other related government authorities, set forth the criteria for three different levels of construction work qualifications. Currently Fujian Service has obtained the Level-III qualification for enterprises undertaking waterway engineering projects and plans to apply for the Level-II qualification, which is superior to the Level-III qualification. According to the Qualification Regulations, the criteria for Level-II qualification are as follows: (i) the applicant should have completed at least 3 out of 5 types of projects listed below in recent 5 years: 20,000 tons of coastal or 300 tons of inland navigation channel, 2,000,000 m3 of dredging project, 1,500,000 m3 of reclamation project, 10,000 m3 of reef removing project, a single port contract valued at $5,860,000 or a river navigation project contract valued at $2,930,000; (ii) the project manager of the applicant should have no less than 10 years of experience in construction management with a minimum of mid-level class qualification; the chief engineer of the applicant should have no less than 10 years of experience in engineering construction technical management with senior professional qualification; the chief accountant of the applicant should have a minimum of mid-level accountant qualification; the applicant should have no less than 150 engineers and financial managers, of which at least 80 engineers (at least 10 with senior professional qualification and 20 with mid-level qualification); (iii) the registered capital of the applicant should be no less than $2,930,000 and the net assets should be no less than $3,660,000; (iv) the highest annual project revenue in recent 3 years should be more than $5,860,000; (v) the applicant should have at least one 500 m3/h trailing suction hopper dredger or one 1,000 m3/h sucking vessel, or one mud-blowing vessel, one 400 m3/h cutter suction dredger, and one dredger with 2 m3 volume; and (vi) the applicant should have GPS and depth finder. Currently Fujian Service has met all of the criteria for Level-II qualification, except the following: (i) it does not have a dredger with 2 m3 volume; (ii) it does not have 150 or more engineers and financial managers; (iii) the project manager does not have 10 years or more experience in construction management with a minimum of mid-level class qualification. Fujian Service has planned to recruit the personnel with the requisite experiences and qualifications and to purchase a dredger with 2 m3 volume in order to be eligible for the Level-II qualification. However, it may take significant time for Fujian Service to meet such criteria.

Supervision of Quality

Under the Regulations on the Quality Management of Construction Projects issued by the State Council which took effect in January 2000, or the Supervision of Quality Regulations, sponsoring enterprises, reconnaissance firms, design firms, construction enterprises and project supervisory enterprises will all be responsible for the quality of construction projects. For complex construction projects that are governed by a main contract, the general contractor is responsible for the quality of the whole construction project and, where it subcontracts part of the project work, the subcontractors will be jointly and severally responsible for the quality of the construction work. If Fujian Service does not comply with the Supervision of Quality Regulations, it may be subject to fines, suspension of operations, degradation of the construction qualification, rework, repair and compensation. As of the date of this prospectus, Fujian Service has not been imposed any of the above penalties. Construction enterprises should present quality guarantees and maintenance certificates to the sponsoring enterprises when tendering the project completion report to the sponsoring enterprises.

Construction Law

According to the 1997 PRC Construction Law and other related regulations, if a general contractor subcontracts part of the projects to subcontractors with appropriate qualifications, except for the subcontracting as permitted in the general contracting agreement, prior approval from project owners is required. According to the Interpretation by the PRC Supreme Court Concerning the Application of Law in Trial of Dispute Cases Involving Construction Project Contracts, if a contractor illegally assigns or subcontracts the construction project, such act is invalid. The people’s court may confiscate the illegal income already obtained by the party.

Among the current and effective subcontracts to which Fujian Service is a party, only a few of them have obtained the approval from the project owner. Fujian Service has not been involved in disputes with general contractors or project owners so far, but it may encounter such disputes in the future. In the event a general contractor is decided by a court to subcontract the construction project illegally, the illegal income of Fujian Service may be confiscated, which could materially and adversely affect China Dredging’s business and results of operations. See “Risk Factors — Risks Relating to Doing Business in the PRC — Fujian Service has not obtained the consents from construction project owners for a substantial number of contracts currently in-progress and which therefore may be held invalid and subject it to confiscation of the associated income.”

Administration of Acceptance and Inspection for Completion

Pursuant to the Measures for Acceptance and Inspection for the Completion of Waterway Projects which took effect on March 1, 2008, upon completion of a port or waterway project, the project will be put into operation only after acceptance and inspection by the relevant construction authorities. It is the project owner’s obligation to apply to the administrative construction authorities for the acceptance and inspection of the project.

Environmental Protection Rules and Regulations

The Environmental Protection Law of the PRC, which took effect in December 1989, and the Marine Environmental Protection Law of the PRC, or the MEP Law, which took effect in March 1983 and amended in December 1999, provide that the State Environmental Protection Administration and the State Oceanic Administration oversee land and ocean environmental protection.

Pursuant to the Environmental Protection Law, the State Environmental Protection Administration sets the national discharge standards for pollutants. The government of provinces, autonomous regions and directly administered municipalities may issue local standards that are stricter than the national standards on the pollutants which are covered by the State standards. As to the pollutants which are not covered by the State standards, the government of provinces, autonomous regions and directly administered municipalities may issue local standards. An entity discharging pollutants in a region that has local standards must comply with the local standard for the discharge of pollutants. Entities discharging pollutants must report to and register with the environmental protection authorities. Entities discharging pollutants in excess of the standards must pay a charge for the excessive discharge and assume responsibility for the remediation of the pollution.

The MEP Law prohibits the discharge of certain pollutants into the sea under the jurisdiction of the PRC. All entities and individuals practicing direct discharge of pollutants into the sea shall, in accordance with the State regulations, pay pollutant discharging fees. Those who dump waste shall, in accordance with the State regulations, pay dumping fees. According to the MEP Law, the relevant government authorities may impose different penalties against persons or enterprises in violation of the MEP Law depending on the individual circumstances and extent of contamination. Such penalties include warnings, fines, imposition of deadlines for cure, orders to pay a pollutant discharge fee, payment of the cost for eliminating the pollution and compensation for the losses incurred by the state. According to the Regulations of the PRC on the Control over Prevention of Pollution by Vessels in Marine Environment promulgated by the State Council, vessels should also be equipped with all marine environment pollution prevention documents as required by the applicable laws, regulations and international treaties, and, the owner and the operator of the vessels of Chinese registry should establish the management system for safety operation and pollution prevention. Furthermore, all the owners of the vessels navigating in Chinese water must purchase the Ship Pollution Liability insurance, or obtain the relevant financial guarantee, and such insurance coverage should be no less than the oil pollution compensation limitation required by applicable laws and international treaties. Currently we have Ship Pollution Liability insurance for the dredgers we own. All the dredgers owned or leased by us are equipped with the oil pollution prevention certificates. Compliance with these regulations requires significant financial and other resources to establish effective compliance and monitoring systems.

Construction Work Safety Regulations

The regulations governing work safety for Fujian Service’s business are the Work Safety Law, the Regulations on License for Work Safety and the Regulations on Administration of Work Safety of Construction Projects.

According to the Work Safety Law of the PRC that took effect in November 2002, the State Administration of Work Safety of the PRC is in charge of the overall administration of work safety nationwide. The Ministry of Construction and the MOTRAN are also responsible for the administration of work safety of the relevant industries.

The Work Safety Law provides that a production entity must meet the state’s legal standard or industrial standard on work safety and provide work conditions set out in relevant laws, administrative rules and State or industry standards. An entity that cannot provide required work conditions may not engage in production activities. The designers and the design firms for the safety facilities of a construction project are liable for their designs. A production entity must install prominent warning signs at relevant dangerous operation sites, facilities and equipment.

Pursuant to the Regulations on Licenses for Work Safety promulgated by the State Council, which took effect in January 2004, a construction entity should not engage in construction activities unless it has a license for work safety.

Pursuant to the Regulations on Administration of Work Safety of Construction Projects promulgated by the State Council, which took effect in February 2004, the sponsoring enterprise, reconnaissance enterprise, design enterprise, construction enterprise, supervisory enterprise and other related entities bear their respective responsibility for work safety. In the case of a project covered by a main contract, the general contractor will be liable for the general work safety of the construction site, and assume joint and several obligations for the sub-contracted portions of the project together with the sub-contractors. An entity in the construction industry must purchase accidental injury insurance for the workers engaged in dangerous works on the construction site for injuries suffered in work-related accidents, and the insurance premium will be paid by such entity. In the case of a construction work covered by a general contract, the insurance premium will be paid by the general contractor. The period covered by the insurance policies should commence on the commencement date of the construction project and terminate on the date of the acceptance and inspection upon the completion of the project.

Currently, Fujian Service has not obtained the License for Work Safety and has been in the process of applying for such license. The general process of such application are as follows: (i) staff of the applicant in charge of the work safety matters should enroll in the work safety training course; then (ii) such staff should pass the training examination and obtain the training certificate; then (iii) the applicant must apply to the Fujian Provincial Construction Bureau for the first step review, and (iv) the applicant must apply to the Fujian Provincial Communication Bureau for the final review and obtain the Work Safety License. Currently the staff of Fujian Service in charge of work safety matters have been enrolled in the Fujian Provincial Construction Officers Training Centre and Fujian Service is expected to obtain the License for Work Safety in the near future. Although we have not been subject to any fines or other penalties in relation to any non-compliance of construction work safety regulations in the past, if we fail to obtain the License for Work Safety in a timely manner, Fujian Service may be subject to fines, confiscation of the gains derived from the business activities or the suspension of operations of Fujian Service. See “Risk Factors — Currently Fujian Service has not obtained the License for Work Safety and may be assessed penalties.”

Above-water and Under-water Constructions Work Permission Regulation

The PRC Ministry of Transportation has promulgated the Safety Administration Regulation on Above-water and Under-water Construction Works and Navigation, or the Above-water and Under-water Regulation, which took effect in January 2000. The Above-water and Under-water Regulation provides that the project owner or the constructing enterprise in above-water or under-water construction work must apply to the local maritime affairs authorities for inspection of safe navigation and construction, and may not commence any construction works until it has obtained the permit for above-water or under-water construction work upon inspection. Under the Above-water and Under-water Regulation, the project owner or the contractor of a construction project is required to obtain the permit for above-water and under-water construction works and navigation. However, it is not explicitly specified whether the project owner, the general contractor or the various subcontractors are ultimately responsible for obtaining the permit. If the permit is not obtained upon the commencement of an above-water or under-water construction project, the relevant government authorities may impose penalties upon any of the enterprises involved in the project for violation of such regulations. The penalties may include fines and orders to rebuild, move or remove the works. Although Fujian Service has not received any notice regarding penalties, it may be subject to penalties due to non-compliance.

Business License

Fujian Service’s most recent business license was issued in November 2010 by the Fujian Provincial Industry and Commerce Administration with term of operation from January 2008 to January 2028. The scope of Fujian Service’s business license covers Fujian Service’s present business to undertake port dredging and navigation channel dredging and to sell construction material, machinery and electrical equipment and parts.

Fujian WangGang was established as a WFOE and issued a business license in June 2010 by the Fujian Provincial Industry and Commerce Administration, with term of operation from June 2010 to June 2060. According to the articles of association and business license of Fujian WangGang, the scope of Fujian WangGang’s business covers port dredging, navigation channel dredging and investment in other enterprises within the same industry.

Regulations Related to the Ship Nationality Registration

According to the Regulation of Ship Registration of the PRC and other related regulations, a ship owned by the enterprise with more than 50% foreign ownership may not be registered with China nationality. In addition, a ship without a China nationality is not allowed to operate within the waters in the PRC. According to the requirements of the Rules of PRC Governing Vessels of Foreign Nationality, effective as of September 18, 1979, and other applicable rules and regulations, foreign vessels are required to obtain applicable permissions from the PRC administrative authorities for port entries into, navigations in, and exits from the PRC inland waterways and territorial seas. Consequently, the business operations of our operating company, Fujian Service, will be adversely affected if its foreign-owned equity is increased to more than 50%.

Regulations Related to Foreign-Invested Construction Enterprises

The RAFCE provides that wholly foreign-owned construction enterprises may only undertake certain types of construction projects prescribed by the RAFCE within the scope of their qualifications. In the case of a Chinese-foreign construction joint venture enterprise, the foreign ownership should be no more than 75%. The 50% equity interest of Fujian Service is held by Wonder Dredging, a domestic PRC enterprise, and the remaining equity interest of Fujian Service is held by Fujian WangGang, a WFOE. Accordingly, the foreign ownership of Fujian Service is no more than 50%.

Regulations on Foreign Exchange Registration of Overseas Investment by PRC Residents

Under SAFE Circular No. 75, PRC citizens and residents without PRC citizenship must register with the relevant local SAFE branch prior to their establishment or control of an offshore entity established for the purpose of an overseas equity financing involving onshore assets or equity interests held by them, and must also make filings with SAFE thereafter upon the occurrence of certain material capital changes. The registration and filing procedures under SAFE Circular No. 75 are prerequisites for other approval and registration procedures necessary for capital inflow from the offshore entity, such as inbound investments or shareholders’ loans, or capital outflow to the offshore entity, such as the payment of profits or dividends, liquidating distributions, equity sale proceeds or the return of funds upon a capital reduction.

A notice issued by SAFE in May 2007, or Circular 106, provides more detailed provisions and requirements regarding the foreign exchange registration under SAFE Circular No. 75. Under Circular 106, the PRC subsidiary of an offshore special purpose vehicle is required to coordinate and supervise the filing of foreign exchange registrations by the offshore holding company’s shareholders who are PRC residents in a timely manner. Furthermore, individuals who do not have domestic legal status in the PRC but reside in the PRC habitually for the purpose of economic interests are also subject to the foreign exchange registration procedure regardless whether he or she has a PRC statutory identification certificate such procedure includes (i) individuals who have domestic permanent residence and leave their domestic permanent residence temporarily for reasons including overseas travel, study, medical treatment, work, or the requirements of overseas residence, etc.; (ii) individuals who hold domestic-funded rights and interests in domestic enterprises; or (iii) individuals who hold domestic-funded rights and interests in domestic enterprises which were converted into foreign-funded rights and interests with the same individual holding the aforementioned rights and interests.

We conduct business in China primarily through contractual arrangements with Wonder Dredging and its respective shareholders. The shareholders of Wonder Dredging are Qing Lin and Panxing Zhuo. Because our

founder and controlling shareholder, Mr. Xinrong Zhuo, obtained his Hong Kong identity card in 2005 and surrendered his PRC identity subsequent thereto, but resides in mainland China, he may be determined as the PRC resident defined in SAFE Circular No. 75. Due to the uncertainty over how SAFE Circular No. 75 will be interpreted and implemented, we cannot predict how it will affect our business operations or future strategies. In addition, if SAFE determines that SAFE Circular No. 75 does apply to us, our present and prospective PRC subsidiaries’ ability to conduct foreign exchange activities, such as any remittance of dividends or foreign currency-denominated borrowings, may be subject to compliance with SAFE Circular No. 75 requirements of our PRC resident shareholders. None of our PRC resident shareholders has made the registrations or filings according to SAFE Circular No. 75. If SAFE Circular No. 75 were determined to apply to us or any of our PRC resident shareholders, a failure by any of our shareholders or beneficial owners to comply with SAFE Circular No. 75 may subject the relevant shareholders or beneficiaries to penalties under PRC foreign exchange administrative regulations, and may subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiaries’ ability to make distributions or pay dividends or affect our ownership structure, which would have a material adverse effect on our business, financial condition, results of operations and liquidity as well as our ability to pay dividends or make other distributions to our shareholders.

M&A Regulations and Overseas Listings

In 2006, six PRC regulatory agencies, including China Securities Regulatory Commission, or the CSRC, promulgated a regulation entitled Provisions Regarding Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Regulations, which took effect in September 2006. The M&A Regulations purports to require an offshore “special purpose vehicle” to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange, and under the M&A Regulations, “special purpose vehicle” is defined as an offshore company directly or indirectly controlled by PRC domestic companies or individuals for the purposes of listing the equity interests in PRC companies on overseas stock exchanges. In September 2006, the CSRC published on its official website the procedures regarding its approval of overseas listings by special purpose vehicles. The approval procedures require the filing of a number of documents and would take several months. However, it remains unclear whether the M&A Regulations and the requirement of the CSRC approval apply to our offering. Up to the date of this prospectus, the CSRC has not issued any rules or written interpretation clarifying whether offerings like ours under this prospectus are subject to this new procedure.

Our PRC legal Counsel, Dacheng Law Offices LLP (Fuzhou), based on its understanding of current PRC laws, regulations and rules, has advised that the M&A Regulations are not applicable to us or the Merger we consummated and that the listing and trading of our ADSs on the Nasdaq does not require CSRC’s approval because our founder and controlling shareholder, Mr. Xinrong Zhuo, is not a mainland PRC natural person. However, the relevant PRC government authorities, including MOFCOM or the CSRC may reach a different conclusion than our PRC counsel. If prior approval is required but not obtained, we may face sanctions by MOFCOM, the CSRC or other PRC regulatory agencies. Consequently, MOFCOM, the CSRC or other PRC regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operations in the PRC, delay or restrict the repatriation of the proceeds from our public offering into the PRC, or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our ADSs. MOFCOM, the CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt our public offering before settlement and delivery of the ADSs offered by this prospectus. We will have to file the documents as required and comply with any sanctions imposed by the relevant regulatory agencies if such approval is required.

Employment Laws

We are subject to laws and regulations governing our relationship with our employees, including: wage and hour requirements, working and safety conditions, citizenship requirements, work permits and travel restrictions. These include local labor laws and regulations, which may require substantial resources for compliance. Fujian Service has been issued, and Fujian WangGang is currently in the process of application for, the statistic registration certificate and social insurance registration certificate.

China’s Labor Law, which became effective in January 1995, and China’s Labor Contract Law, which became effective in January 2008, provide for strong protection for the employees. According to the Labor Contract Law, employers have the obligation to enter into written labor contracts with employees to specify the key terms of the employment relationship. The law also stipulates, among other things, (i) that all written labor contracts shall contain certain requisite terms; (ii) that the length of trial employment periods must be in proportion to the terms of the relevant labor contracts, which in any event may not be longer than six months; (iii) that in certain circumstances, a labor contract is deemed to be without a fixed term and thus an employee may only be terminated with cause; and (iv) that there are certain restrictions on the circumstances under which employers may terminate labor contracts as well as the economic compensations to employees upon termination of the employee’s employment.

Housing Fund Law

Under the Administrative Regulation on Housing Fund, a company shall make the housing fund payment and deposit registration upon its establishment, and pay the housing fund for and on behalf of its employees at a percentage between 5% and 12% of the respective employee’s monthly average wage of the preceding year. Where a company fails to make the housing fund payment and deposit registration, the housing fund administration authority may order it to complete the registration within a time limit or be assessed a fine of RMB10,000 to RMB50,000. Where a company fails to make the housing fund payment for and on behalf of its employees within the time limit or under the requisite percentage, it may be ordered by the housing fund administration authority to deposit the fund within a time limit; otherwise the authority may apply to the local court for enforcement.

Fujian Service has not made the housing fund payment and deposit registration due to inconsistent implementation and interpretation by local authorities in the PRC and different levels of acceptance of the social security system by employees. Fujian Service may be required to make such past housing fund payments in the future. Any judgment or decision against Fujian Service in respect of outstanding housing fund could have an adverse effect on our results of operations. See “Risk Factors — Risks Relating to Doing Business in the PRC — Fujian Service has not paid the housing fund for and on behalf of its employees and may be subject to the imposition of fines or penalties.

Regulations on Foreign Currency Exchange

Under BVI law, there is no exchange control legislation and accordingly there are no exchange control regulations imposed under BVI law, including foreign exchange controls or restrictions, that affect the remittance of dividends, interest or other payments to BVI nonresident holders of our shares.

Foreign currency exchange in the PRC is governed by a series of regulations. One of the key regulations governing foreign currency exchange in China is the Foreign Exchange Administration Regulation, most recently amended on August 5, 2008. Under this regulation, Renminbi is freely convertible only to the extent of current account items, such as trade-related receipts and payments, interest and dividends. Capital account items, such as direct equity investments, loans and repatriation of investment, require the prior approval from SAFE or its local branch for conversion of Renminbi into a foreign currency, such as U.S. dollars. Payments for transactions that take place within the PRC must be made in Renminbi. Domestic companies or individuals can repatriate foreign currency payments received from abroad, or deposit these payments abroad subject to the requirement that such payments by repatriated within a certain period of time. Foreign-invested enterprises may retain foreign exchange in accounts with designated foreign exchange banks. Foreign currencies received for current account items can be either retained or sold to financial institutions that have foreign exchange settlement or sales business without prior approval from SAFE, subject to certain regulations. Foreign exchange income under capital account can be retained or sold to financial institutions that have foreign exchange settlement and sales business, with prior approval from SAFE, unless otherwise provided.

On March 3, 2003, SAFE issued the Notice on the Relevant Issues concerning the Improvement of Foreign Exchange Administration of Direct Investments by Foreign Investors which provides that the capital contributions by foreign investors in a foreign-invested enterprise should be reviewed and approved by SAFE or its local counterpart.

On August 29, 2008, SAFE issued another circular, or Circular 142, which regulates the conversion by foreign-invested enterprises of foreign currency into Renminbi by restricting how the converted Renminbi may be used. Circular 142 requires that Renminbi converted from the foreign currency-dominated capital of a foreign-invested enterprise may only be used for purposes within the business scope approved by the relevant government authority and may not be used to make equity investments in PRC, unless specifically provided otherwise. SAFE further strengthened its oversight over the flow and use of Renminbi funds converted from the foreign currency-dominated capital of a foreign-invested enterprise. The use of such Renminbi may not be changed without approval from SAFE, and may not be used to repay Renminbi loans if the proceeds of such loans have not yet been used. Any violation of Circular 142 may result in severe penalties, including substantial fines.

In addition, under the Regulations of Settlement, Sale and Payment of Foreign Exchange issued by the People’s Bank of China, foreign invested enterprises are required to comply with certain procedural requirements to settle foreign currencies, such as providing valid commercial documents and, in the case of capital account item transactions, obtaining approval from SAFE or its local counterpart. Furthermore, the PRC entity cannot settle foreign currencies, including loans or direct investments, from offshore entity or natural persons without the prior approval by SAFE or its local counterpart.

We have historically received all of our revenues in Renminbi and we expect that to continue to be the case in the foreseeable future. Our inability to obtain the requisite approvals or any future restrictions on currency exchanges could limit our liability to utilize revenue generated in Renminbi to fund our business activities outside the PRC, or to repay foreign currency obligations. See “Risk Factors — Risk Relating to Doing Business in the PRC — Currency fluctuations and restrictions on currency exchange may adversely affect our business, including limiting our ability to convert Renminbi into foreign currencies and, if Renminbi were to decline in value, reducing our revenue in U.S dollar terms.”

Furthermore, any loans or direct investments by us in our PRC entities are subject to the applicable regulations on Foreign Currency Exchange. We may not be able to obtain the required registration on a timely basis. See “Risk Factors — PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of our public offering to make loans or additional capital contributions to our PRC operating subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.”

Administration of Foreign Debts

According to the Interim Provisions on the Administration of Foreign Debts jointly issued by the National Development and Planning Commission of the PRC, the Ministry of Finance of the PRC and SAFE, or Rule 28, the aggregate of the accumulated medium-term and long-term debts and the balance of short-term debts incurred by a foreign invested enterprise shall not exceed the difference between the total investment amount in projects and the registered capital of the foreign invested enterprise approved by the related authorities. Within the range of such difference, a foreign invested enterprise may borrow foreign loans at its discretion. If the loans exceed such difference, a foreign invested enterprise should apply to the related approval authority to increase the total investment amount in projects before the loans are made. The approved total investment of Fujian WangGang is equal to its registered capital. In the event that Fujian WangGang intends to borrow any foreign loan, Fujian WangGang should apply to the related approval authority to increase its total investment amount in advance. See “Risk Factors — PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of our public offering to make loans or additional capital contributions to our PRC operating subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.”

Regulations on Dividend Distribution

The principal regulation governing distribution of dividends paid by wholly foreign-owned enterprises is the Company Law of the PRC (2006), the Wholly-Foreign Owned Enterprise Law (1986), as amended, and the Wholly-Foreign Owned Enterprise Law Implementing Rules (1990), as amended. Under these regulations, foreign-invested enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, a foreign-invested enterprise in China is required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its general reserves until the accumulative amount of such reserves reach 50% of its registered capital. These reserves are not distributable as cash dividends except upon liquidation. The board of directors, in the case of a foreign-invested enterprise, or the shareholders at a meeting, in the case of WFOEs, has the discretion to allocate a portion of its after-tax profits to staff welfare and bonus funds, which may not be distributed to equity owners except in the event of liquidation.

Annual Inspections

In accordance with relevant PRC laws, all types of enterprises incorporated under the PRC laws are required to conduct annual inspections with the State Administration for Industry and Commerce of PRC or its local branches. In addition, foreign-invested enterprises are also subject to annual inspections conducted by other applicable PRC government authorities. In order to reduce enterprises’ burden of submitting inspection documentation to different government authorities, the Measures on Implementing Joint Annual Inspection issued by the PRC Ministry of Commerce together with other six ministries in 1998 stipulated that foreign-invested enterprises shall participate in a joint annual inspection jointly conducted by all relevant PRC government authorities. According to such stipulations, Fujian WangGang, which was incorporated in May 2010 as a wholly foreign-invested enterprise, will need to participate in and pass the annual inspection by June 30, 2011. Fujian Service has passed all the annual inspections since its establishment.

Foreign Investment in PRC Dredging Industry

The Foreign Investment Industrial Catalogue, or the Catalogue Regulation, jointly issued by the MOFCOM and the National Development and Reform Commission, or the NDRC, in 2007 classifies industries/businesses into three different categories: (i) encouraged for foreign investment; (ii) restricted for foreign investment; and (iii) prohibited from foreign investment. According to Guiding the Direction of Foreign Investment Provisions, issued by the State Council, for any industry/business not covered by any of these three categories, they will be deemed industries/businesses permitted for foreign investment. Except for those expressly provided restrictions, encouraged and permitted industries/businesses are usually 100% open to foreign investment and ownership. Fujian Service’s business is not restricted or prohibited from foreign investment by the Catalogue Regulation.

While foreign ownership of Fujian Service’s business is permitted without limitation under the Catalogue Regulation, having more than 50% foreign ownership in Fujian Service would prevent Fujian Service’s vessels from being registered as PRC vessels under the Regulation of Ship Registration of the PRC. To comply with applicable PRC laws, rules and regulations, we directly own 50% equity interests of Fujian Service, our operating company, and entered into VIE Agreements with Wonder Dredging, which is a PRC domestic company and legal owner of the other 50% equity interests of Fujian Service, and the shareholders of Wonder Dredging. We believe these contractual arrangements give us total control and 100% benecial interest in the 50% of Fujian Service and 100% of Wonder Dredging that we do not directly own. If the PRC government determines that our contractual arrangements that support the structure for our business operations do not comply with applicable PRC laws, rules and regulations, we could be subject to severe penalties or be forced to restructure our ownership structure.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our directors and executive officers as of the date of this prospectus.

Name	Age	Position in China Dredging
Mr. Xinrong Zhuo	46	Chairman of the Board of Directors and Chief Executive Officer
Mr. Alfred Ho	53	Chief Financial Officer
Mr. Fangjie Gu	32	Chief Operating Officer and Director
Mr. Bin Lin	52	Senior Vice President
Mr. Kit Chan	63	Independent director
Mr. Yeliang Zhou	61	Independent director
Mr. Zengbiao Zhu	61	Independent director

Mr. Xinrong Zhuo has served as chairman of our board and chief executive officer since August 2010, has served as director of Fujian Road & Bridge Construction Co., Ltd., an infrastructure construction company, since December 2008, has served as the sole director of Tian Yuan Co., Ltd., a real estate investment company, since September 2007, has served as the chairman and legal representative of Fuzhou Dongxing Longju Real Estate Development Co., Ltd., a real estate development company, since March 2007, has served as the vice general manager of Fujian Huashang Real Estate Development Co., Ltd., a real estate development company, since December 2006, and has served as the supervisor of Fuzhou Haiyiyongyu Import & Export Co., Ltd., a trading company, since June 1995. From November 2005 to December 2008, Mr. Zhuo served as the legal representative and the chairman of Fujian Road & Bridge Construction Co., Ltd. From June 2005 to September 2007, Mr. Zhuo served as vice general manager of Tian Yuan Co. Ltd. From February 2002 to September 2009, Mr. Zhuo served as the legal representative and executive director of Fuzhou Baojie Haiyi Ocean Fishing Co., Ltd., an aquatic products company. From June 1995 to September 2006, Mr. Zhuo served as the supervisor at Fuzhou Hong Long Ocean Fishery Co., Ltd., a marine fishery.

Mr. Alfred Ho has served as our chief financial officer since November 2010. Mr. Ho has been the sole proprietor of Alfred Ho & Co., a certified public accounting firm in Hong Kong, since January 2001 and has served as an independent non-executive director of New Universe International Group Limited, an environmental company listed in Hong Kong, since October 2004. From October 2007 to April 2009, he served as the finance director of Sinosoft Technology plc, a software company listed in the United Kingdom, from 1997 to 1999 he served as Tax Manager at PricewaterhouseCoopers in Hong Kong, and from 1993 to 1995 he served as a Senior Appeals Officer with Revenue Canada, Taxation. Mr. Ho received his bachelor’s degree in Science from the University of Toronto in 1980. Currently, he is a member of the Canadian Institute of Chartered Accountants, the Hong Kong Institute of Certified Public Accountants, and the Taxation Institute of Hong Kong, and he serves on the Examination & Accreditation Committee of Hong Kong Institute of Accredited Accounting Technicians and as an External Examiner of Hong Kong Institute of Vocational Education.

Mr. Fangjie Gu has served as our chief operating officer and one of our directors since August 2010 and as the general manager of Fujian Service since June 2010. Mr. Gu has served as the legal representative and chairman of Shenzhen West Coast Fisherman’s Wharf Business Co., Ltd., an aquatic products company, since August 2010, has served as the supervisor of Fujian Lutong Highway Engineering Construction Co. Ltd., or Fujian Lutong, a construction materials company, since October 2006, and has served as the vice general manager of Fujian Yihai Investment Co., Ltd., an infrastructure projects investment company, since March 2005. From January 2004 to June 2007, Mr. Gu served as vice general manager in Fuzhou Honglong Ocean Fishery Co., Ltd., a marine fishery. From September 2001 to August 2004, he served as the project manager of China Overseas Engineering Group Co., Ltd., an architecture firm. Mr. Gu earned his BA degree in English from Beijing Language and Culture University in 2001.

Mr. Bin Lin has served as our senior vice president since August 2010. From January 2007 to August 2010, Mr. Lin served as vice general manager of Tianyuan Co., Ltd., an investment company. From

May 2003 to March 2007, he served as vice chairman of Fujian Tianxiang Group Co., Ltd, an agricultural company listed on the China Shanghai Stock Exchange. From November 2003 to October 2006, he served as a member of the board of directors of Industrial Securities Co., Ltd., a financial services company. Mr. Lin received his BS degree in Pharmacy from Shanghai Medical College of Fudan University (formerly Shanghai Number One School of Medicine) in 1982.

Mr. Kit Chan has served as a director since August 2010, and has been appointed as an independent director since April 2011. Mr. Chan has served as a director of Haifeng Dafu Enterprise Company Limited, a Hong Kong shipping company, since April 2010, as a director of Hai Yi Shipping Ltd., a shipping company in Hong Kong, since May 2009, as a manager at Hua Shang Resources Group Ltd., a Hong Kong real estate investment firm, since October 2007, and as a director of Ee Hing Resources Company Ltd., a Hong Kong chemical trading company, since February 1991. Mr. Chan received his BA degree in Chinese Language and Literature from Huaqiao University in 1967.

Mr. Yeliang Zhou has served as an independent director since April 2011. Mr. Zhou has served as an advisor to the People’s Bank of China, or PBOC, and as the deputy director of Zhejiang Province People’s Political Consultative Conference, economic committee, since January 2009, and has served as the president of Zhejiang Province Venture Capital and Private Equity Association since May 2010. Mr. Zhou has served as a supervisor of Industrial Bank, a commercial bank listed in the Shanghai stock exchange in China, since November 2010, and has served as an independent director of Union Trust Limited in China, since November 2009. From 2004 to September 2009, he served as the president of PBOC, Zhejiang sub-branch and the director of the SAFE Zhejiang sub-branch, and from 1993 to 2004, he first served as the vice-president and then president of PBOC Fujian sub-branch and the director of SAFE Fujian sub-branch. Mr. Zhou received his bachelor’s degree in Finance from Xiamen University in 1974.

Mr. Zengbiao Zhu has served as an independent director since April 2011. Mr. Zhu has been a member of the National People’s Congress, or NPC, Standing Committee of Fujian Province and a member of the NPC Financial and Economic Committee of Fujian Province since January 2008. From 2004 to December 2009 he served as the director of the China Insurance Regulatory Commission Fujian Bureau, from 2000 to 2004 he first served as the deputy director and then the director of the China Insurance Regulatory Commission Fujian Bureau Fuzhou Office, and from 1995 to 2000 he served as the president of PBOC Fuzhou sub-branch. Mr. Zhu received his bachelor’s degree in Finance from Xiamen University in 1974.

Board of Directors

Upon the completion of our public offering, our board of directors will consist of five directors. Our directors are elected for a one-year term to hold office until the next annual meeting of our shareholders and until their successors have been duly elected and qualified, or until their earlier resignation or removal. Our officers are appointed by our board of directors and hold office until removed by the board. We are not aware of any agreements with respect to the election of directors.

Director Independence

Our board of directors has determined that Yeliang Zhou, Kit Chan and Zengbiao Zhu are each “independent directors” as defined in Nasdaq listing rules. In making these determinations, our board of directors has concluded that none of our independent directors has an employment, business, family or other relationship which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our other two directors, Xinrong Zhuo and Fanjie Gu, are not considered independent under these rules because they each serve as one of our executive officers. We expect that our independent directors will meet in executive session (without the participation of executive officers or other non-independent directors) at least two times each year.

Committee Composition

Our board of directors has an audit committee, a compensation committee, and a nomination committee, each of which is currently composed entirely of independent directors. Each committee conducts its business pursuant to a written charter approved by our board of directors. The following table sets forth the current membership of each of these committees:

Audit Committee	Compensation Committee	Nomination Committee
Yeliang Zhou*	Zengbiao Zhu*	Kit Chan*
Kit Chan	Kit Chan	Yeliang Zhou
Zengbiao Zhu	Yeliang Zhou	Zengbiao Zhu

*	Chairman of the committee

Audit Committee

Our audit committee consists of Yeliang Zhou (Chair), Kit Chan and Zengbiao Zhu, each of whom is an independent director as defined as defined in Nasdaq listing rules and SEC rules. Based upon past employment experience in finance and other business experience requiring accounting knowledge and financial sophistication, our board of directors has determined that Mr. Zhou is an “Audit Committee Financial Expert,” as defined in Item 407(d)(5) of Regulation S-K, and that each member of our audit committee is able to read and understand fundamental financial statements. Pursuant to its written charter, our audit committee is responsible for:

•	appointing, compensating, retaining, overseeing and terminating our independent auditors and pre-approving all audit and non-audit services permitted to be performed by the independent auditors;
•	discussing with management and the independent auditors our annual audited financial statements, our internal control over financial reporting, and related matters;
•	reviewing and approving any related party transactions, after reviewing each such transaction for potential conflicts of interest and other improprieties;
•	assisting with the administration of our code of conduct;
•	meeting separately, periodically, with management, the internal auditors and the independent auditors;
•	annually reviewing and reassessing the adequacy of our audit committee charter;
•	such other matters that are specifically delegated to our audit committee by our board of directors from time to time; and
•	reporting regularly to the board of directors.

Compensation Committee

Our compensation committee consists of Zengbiao Zhu (Chair), Kit Chan and Yeliang Zhou, each of whom is an independent director as defined as defined in Nasdaq listing rules, a “non-employee director” under Rule 16b-3 promulgated under the Exchange Act, and an “outside director” for purposes of Section 162(m) of the Code. Pursuant to its written charter, our compensation committee is responsible for:

•	reviewing and making recommendations to the board regarding our compensation policies and forms of compensation provided to our directors and officers;
•	reviewing and making recommendations to the board regarding bonuses for our officers and other employees;
•	reviewing and making recommendations to the board regarding share-based compensation for our directors and officers;
•	administering our share option plans in accordance with the terms thereof; and

•	such other matters that are specifically delegated to the compensation committee by our board of directors after the business combination from time to time.

Nomination Committee

Our nomination committee consists of Kit Chan (Chair), Yeliang Zhou and Zengbiao Zhu, each of whom is an independent director as defined as defined in Nasdaq listing rules. Pursuant to its written charter, our nomination committee is responsible for:

•	overseeing the process by which individuals may be nominated to our board of directors after the business combination;
•	identifying potential directors and making recommendations as to the size, functions and composition of our board of directors after the business combination and its committees;
•	considering nominees proposed by our shareholders;
•	establishing and periodically assessing the criteria for the selection of potential directors; and
•	making recommendations to the board of directors on new candidates for board membership.

In making nominations, the nominating committee intends to submit candidates who have high personal and professional integrity, who have demonstrated exceptional ability and judgment and who are effective, in conjunction with the other nominees to the board, in collectively serving the long-term interests of the shareholders. In evaluating nominees, the nominating committee intends to take into consideration attributes such as leadership, independence, interpersonal skills, financial acumen, business experiences, industry knowledge, and diversity of viewpoints.

Duties of Directors

Under BVI law, our directors have a statutory duty to act honestly in good faith with a view to our best interests. Our directors also have a duty to exercise care, skill, and diligence that a reasonable person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our Articles of Association. A shareholder has the right to seek damages if a duty owed by our directors is breached.

Employment Agreements

In August 2010, we entered into three-year employment agreements with three of our executive officers, Mr. Zhuo, Mr. Lin and Mr. Gu, pursuant to which they each receive aggregate annual compensation of approximately $116,000. In November 2010, we entered into a three-year employment agreement with Alfred Ho, pursuant to which he receives aggregate annual compensation of approximately $77,000. In January 2011, Fujian Service entered into a three-year employment agreement with Mr. Gu, which collectively amended and restated our prior employment agreement with him. Pursuant to the agreements, in addition to serving as our executive officer, Mr. Gu also serves as Fujian Service’s general manager, Fujian Service agreed to pay his salary payable from China Dredging, including bonuses, and Mr. Gu receives aggregate annual compensation from Fujian Service aggregating approximately $14,000. Pursuant to the agreements, each executive is eligible to receive our standard employee benefits and has agreed to devote all of his working time to his respective duties to us, not to become employed in any competitive business while employed by us or for two years following the termination of his employment with us, and not to solicit the services of any of our employees for two years following the termination of his employment with us. We may terminate the executive for cause at any time without notice, or without cause upon one month prior written notice to the executive. In the event of termination without cause, we have agreed to pay to the executive a cash severance payment equal to three months of the executive’s then current base salary. In the event of a material and substantial reduction in the executive’s existing authority and responsibilities, the executive may resign upon one-month prior written notice to us.

Compensation of Directors and Executive Officers

Prior to the Merger, CAC did not pay any compensation to Kerry Propper, the former President, Chief Executive Officer, Chief Financial Officer and sole director, who served from incorporation through July 29, 2010. CAC did not pay any compensation to Congyan Xue or William Morro, CAC’s former sole director and

Chief Executive Officer, respectively. Mr. Xue served from July 29, 2010 through the date of the Merger, and Mr. Morro served from July 30, 2010 through the date of the Merger. Following the Merger, Mr. Morro and Mr. Xue ceased to have a management role with us. We did not pay any compensation to any of our directors or executive officers in 2009.

The following table sets forth compensation information for our executive officers for the fiscal year ended December 31, 2010:

Summary Compensation Table for Fiscal Year Ended December 31, 2010

Name and Principal Position		Salary ($)	Bonus ($)	Total ($)
Mr. Xinrong Zhuo	Chairman of Board of Directors and Chief Executive Officer	13,384	0	13,384
Mr. Fangjie Gu	Chief Operating Officer and Director	4,120	0	4,120
Mr. Alfred Ho	Chief Financial Officer	9,653	0	9,653
Mr. Bin Lin	Senior Vice President	11,840	0	11,840

We have not granted any options or other equity compensation to directors or executive officers. Other than statutory severance payments to executive officers who are employees, which are required under PRC law, we do not provide benefits for directors or executive officers upon termination of service.

In April 2011, our board of directors determined that our independent directors would receive annual compensation of HK$100,000 (or the equivalent currency) for service as independent directors, which is paid on the first month of each year during the term in which they are serving as independent directors.

PRINCIPAL SHAREHOLDERS

Except as specifically noted in the table, the following table sets forth information with respect to the beneficial ownership of our ordinary shares as of the date of this prospectus by:

•	each of our directors and executive officers;
•	our directors and executive officers as a group; and
•	each person known to us to own beneficially 5% or more of our ordinary shares.

Beneficial ownership is determined in accordance with SEC rules and generally includes the power to direct the voting or the disposition of the securities or to receive the economic benefits of ownership of the securities. Unless otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the ordinary shares indicated. Unless otherwise noted, the principal address of each of the shareholders, directors and officers listed below is c/o China Dredging Group Co., Ltd., 18th Floor, Tower A, Zhongshan Building, No. 154, Hudong Road, Fuzhou, Fujian Province, PRC.

All share ownership figures include securities convertible or exchangeable into our ordinary shares within sixty (60) days of June 24, 2011 which are deemed outstanding and beneficially owned by such person for purposes of computing his or her percentage ownership, but not for purposes of computing the percentage ownership of any other person.

As of the date of this prospectus, 52,677,323 ordinary shares were issued and outstanding, 1,365,000 of which were held of record in the United States by seven shareholders, and 10,012,987 preferred shares were issued and outstanding, 2,653,000 of which were held of record in the United States by 48 shareholders. Pursuant to our Articles of Association, holders of preferred shares do not have the right to vote on any resolutions of shareholders.

	Shares Beneficially Owned
	Ordinary Shares
	Number	Percent of Class
Directors and Executive Officers:
Mr. Xinrong Zhuo(1)	33,852,703	64.3%
Mr. Kit Chan(2)	2,608,866	4.9%
Mr. Fangjie Gu	0	0%
Mr. Bin Lin(3)	2,608,866	4.9%
Mr. Alfred Ho	0	0%
Mr. Yeliang Zhou	0	0%
Mr. Zengbiao Zhu	0	0%
All directors and executive officers as a group (7 persons)	39,070,435	74.2%
Principal Shareholders:
SCGC Capital Holding Company Limited(4)	3,440,000	6.1%

*	Less than 1% of total outstanding ordinary shares or preferred shares, as applicable.
(1)	Shares are held of record by Mars Harvest Co. Ltd, Building 26, Mingyang Tianxia, No. 1 Yuquan Road, Fuzhou, Fujian Province, PRC. Mr. Zhuo is the sole director of Mars Harvest and has the power to vote and dispose of all of our ordinary shares that it holds.
(2)	Shares are held of record by Venus Seed Co., Ltd, Flat B, 27/F, Ko On Mansion, Taikoo Shing, Quarry Bay, Hong Kong. Mr. Chan is the sole director of Venus Seed and has the sole power to vote and dispose of all of our ordinary shares that it holds.
(3)	Shares are held of record by Saturn Glory Co., Ltd., Room 1402, Building 8, D District, Rongqiao Jinjiang, No. 66, Jiangbin West Road, Fuzhou, Fujian Province, PRC. Mr. Lin is the sole director of Saturn Glory and has the sole power to vote and dispose of all of our ordinary shares that it holds.
(4)	SCGC Capital Holding Company Limited acquired 3,440,000 preferred shares through the 2010 Private Placement, each of which is convertible into one of our ordinary shares.

RELATED PARTY TRANSACTIONS

In January 2008, we entered into an office lease with Ping Lin, a relative of Qing Lin, one of the shareholders of Wonder Dredging, which holds a 50% interest in Fujian Service. This agreement expired in December 2009 and was renewed and extended from January 1, 2010 to December 31, 2015. Annual lease payments to Ping Lin were approximately $9,000 in each of 2008 and 2009 and approximately $12,000 in 2010.

In May 2008, we entered into two three-year agreements with Fujian Lutong, a related party, to lease a dredger and crew. In April 2010, the dredger leasing agreement was extended through May 31, 2016. In May 2010, the crew leasing agreement was extended to May 31, 2016. Fujian Lutong owned 70% of Fujian Service from September 2009 to March 2010. From September 2009 to October 2009 Lutong was owned by Fangjie Gu, our Chief Operating Officer, and Panxing Zhuo, father of Mr. Xinrong Zhuo. In October 2009 Fangjie Gu and Panxing Zhuo transferred part of their equity interest in Lutong to Fujian Yihai Invest Co., Ltd., or Fujian Yihai, and Lutong is owned by Fujian Yihai, Fangjie Gu and Pangxing Zhuo since then. Lease payments on the dredger for the years ended December 31, 2010 and 2009 and for the 2008 period were approximately $1.0 million, $1.0 million and $0.6 million, respectively. Lease payments for the crew for the years ended December 31, 2010 and 2009 and for the 2008 period were $0.5 million, $0.5 million and $0.3 million, respectively. In January 2011, we acquired this dredger for a purchase price of $13.6 million, all of which has been paid, and payments pursuant to the dredging lease agreement and crew leasing agreement were suspended at the acquisition date.

In September 2008 and February 2010, we entered into loan agreements which aggregate approximately $14.7 million. These loans are secured by one of our dredgers, Xinggangjun #66. One of these loans is guaranteed by Xinrong Zhuo, our Chairman and Chief Executive Officer, and the son of Panxing Zhuo, one of the shareholders of Wonder Dredging. The other loan is guaranteed by Xinrong Zhuo and Qing Lin, one of the shareholders of Wonder Dredging. There are no restrictive financial covenants associated with the loans, which are all non-recourse to us. We repaid these loans in December 2010 and the title of Xinggangjun #66 was released by the bank in January 2011.

In March 2009, we pledged one of our dredgers, Xinggangjun #6, to secure an approximately $7.9 million credit facility granted to a related party, Fujian Province Pingtan County Ocean Fishery Holdings Limited. Principal and interest on the loan was due in full by September 1, 2010. The related company was indirectly under control of Fuzhou Honglong Ocean Fishery Co., Ltd., which is controlled by Ping Lin, a relative of Panxing Zhuo and Qing Lin, the collective owners of Wonder Dredging, a PRC company that holds a 50% interest in Fujian Service. The loan underlying the pledge was repaid in full and the pledge terminated in August 2010.

In May and June 2010, Wonder Dredging and Fujian WangGang entered into one-year office leases with Ping Lin, respectively. Pursuant to the lease agreements. Wonder Dredging is obligated to annual lease payments of approximately $5,769 and Fujian WangGang is obligated to annual lease payments of approximately $6,923.

In June 2010, Fujian WangGang entered into an equity investment agreement with Wonder Dredging pursuant to which it invested approximately $23.6 million in Fujian Service in exchange for a 50% equity interest in Fujian Service. In connection therewith, Fujian Service, Wonder Dredging, Fujian WangGang, Mr. Qing Lin and Mr. Panxing Zhuo have entered into a series of contractual arrangements that allow Fujian WangGang to, among other things, fully control Fujian Service’s business operations, policies and management, approve all matters requiring shareholder approval, and receive 100% of the annual net income earned by Fujian Service. These contractual arrangements include the Exclusive Option Agreement, Management Agreement, Equity Interest Pledge Agreement and irrevocable power of attorney described in detail under “Our Corporate History and Structure — Variable Interest Entity Agreements.”

DESCRIPTION OF SHARES

The following is a summary description of our shares and certain provisions of our Articles of Association, copies of which have been filed as exhibits to our registration statements of which this prospectus forms a part.

General

We are a BVI company incorporated with limited liability and our affairs are governed by the provisions of our Articles of Association, each as amended and restated from time to time, and by the provisions of applicable BVI law.

As of the date of this prospectus, we are authorized to issue a maximum of 225,000,000 ordinary shares, no par value per share, and 25,000,000 preferred shares, no par value per share. As of the date of this prospectus, 52,677,323 ordinary shares were issued and outstanding and 10,012,987 preferred shares were issued and outstanding.

We have applied to list our ADSs on the Nasdaq under the symbol “CLFF.” However, we may never have our ADSs listed on the Nasdaq and, if listed, we may be unable to maintain such listing.

The following is a summary of the material provisions of our ordinary shares, our Articles of Association and the Companies Act.

Ordinary Shares

General.  All of our outstanding ordinary shares are fully paid and non-assessable. Ordinary shares are issued in registered form. Our shareholders who are nonresidents of the BVI may freely hold and vote their ordinary shares.

Dividends.  The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors in accordance with the Companies Act and other applicable BVI law.

Voting Rights.  All of our shareholders have the right to receive notice of shareholders’ meetings and to attend, speak and vote at such meetings. With respect to matters requiring a shareholder vote, each ordinary share is entitled to one vote. A shareholder may participate at a shareholders’ meeting in person, by proxy or by telephone conference or other electronic means by which all the shareholders participating in the meeting can communicate with each other. A poll may be demanded by our Chairman or any shareholder holding at least 10% of the voting power of ordinary shares with the right to vote at the meeting, present in person or by proxy.

A quorum for a shareholders’ meeting consists of holders of at least half of the voting rights of the total ordinary shares entitled to vote thereat present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. Shareholders’ meetings may be convened by our board of directors on its own initiative or by the holders of at least 30% of the voting power attaching to the ordinary shares. Advance notice of at least ten days is required for the convening of our annual general meeting and other shareholders’ meetings.

A resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the shares entitled to vote and voting on the resolution.

Transfer of Ordinary Shares.  Subject to the restrictions of our Articles of Association, as more fully described below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer signed by the transferor and containing the name and address of the transferee.

There is currently no legal requirement under BVI law for instruments of transfer for our ordinary shares to be stamped. In addition, our board of directors has no present intention to charge any fee in connection with the registration of a transfer of ordinary shares.

Liquidation.   Under our Articles of Association, the liquidator may, in accordance with a resolution of the shareholders, divide among the shareholders in specie or in kind the whole or any part of our assets and may for such purposes set such value as he deems fair upon any such property to be divided as aforesaid and may determine how such division is to be carried out as between the shareholders or different classes of shareholders.

Redemption of Shares.  Subject to the provisions of the Companies Act, the stock market rules, our Articles of Association and to any special rights conferred on the holders of any shares or class of shares, we may issue shares on terms that they are subject to redemption at our option or at the option of the holders, on such terms and in such manner as may be determined by a resolution of shareholders or resolution of directors amending and restating our Articles of Association to create the rights and obligations attaching to such new redeemable shares. Our currently outstanding ordinary shares and those to be issued in our public offering will not be subject to redemption at the option of the holders.

Variations of Rights of Shares.  All or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Act be varied with the sanction of a board resolution with the consent in writing of the holders of not less than a majority of the issued shares of that class and the holders of not less than a majority of the issued shares of any other class of shares which may be adversely affected by such variation. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such previously existing class of shares.

Inspection of Books and Records.  Holders of our ordinary shares will have no general right under BVI law to inspect or obtain copies of our list of shareholders or our corporate records.

Notices of Call.  While all of our ordinary shares are fully paid and non-assessable, under our Articles of Association we may, at any time after the due date for payment, serve on a member who has not paid in full for shares registered in the name if that member, a written notice of call specifying a date for payment to be made. The notice of call must name a further date not earlier than the expiration of 14 days from the date of service of the notice of call on or before which the payment required by the notice of call is to be made, and it must contain a statement that in the event of non-payment at or before such time the shares in respect of which payment is not made will be liable to be forfeited. Where a written notice of call has been issued and the requirements of the notice of call have not been complied with, the directors may, at any time before tender of payment, forfeit and cancel the shares to which the notice of calls relates.

Differences in Corporate Law

We were incorporated under, and are governed by, the laws of the BVI. The corporate statutes of the State of Delaware and the BVI are similar, and the flexibility available under BVI law has enabled us to adopt Articles of Association that will provide shareholders with rights that are similar in many respects with those they would enjoy under the Delaware General Corporation Law, or Delaware corporate law. Set forth below is a summary of some of the differences between provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in Delaware and their stockholders.

Director’s Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its stockholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to stockholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its stockholders take precedence over any interest possessed by a director, officer or controlling stockholder and not shared by the stockholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

BVI law provides that every director of the company in exercising his power or performing his duties, shall act honestly and in good faith and in what the director believes to be in the best interests of the company. Additionally, the director shall exercise the same care, diligence, and skill that a reasonable director would exercise in the same circumstances taking into account the nature of the company, and the nature of the decision and the position of the director and his responsibilities. In addition, BVI law provides that a director shall exercise his powers as a director for a proper purpose and shall not act, or agree to the company acting, in a manner that contravenes BVI law or memorandum or articles of association of the company.

Under the Companies Act and common law in the BVI, directors’ duties are owed to the company, not to individual shareholders.

Amendment of Governing Documents

Under Delaware corporate law, with very limited exceptions, a vote of the stockholders is required to amend the certificate of incorporation. Under BVI law, our board of directors can have broad authority to amend our Articles of Association. Our board of directors may amend our Articles of Association by a resolution of directors so long as the amendment does not:

•	restrict the rights or powers of the shareholders to amend our Articles of Association;
•	change the percentage of shareholders required to pass a resolution of shareholders to amend our Articles of Association;
•	amend our Articles of Association in circumstances where our Articles of Association can only be amended by the shareholders; or

Holders of the preferred shares do not have the right to vote on any resolutions of the shareholders; provided, however, that we may not issue any shares that have a liquidation preference that is senior to that of the preferred shares without the consent of the holders of at least two-thirds of the preferred shares the issued and outstanding. In addition, pursuant to the terms of the Purchase Agreement, approval of holders of the preferred shares is required before we take certain actions, including, among other things:

•	change the maximum number of authorized shares or change the rights attached to any class of ordinary or preferred shares, or capitalize any debenture; or
•	issue any new shares or options (including warrants, options or other rights to acquire shares) which issuance would exceed 5% of our issued shares on a fully diluted basis.

Written Consent of Directors

Under Delaware corporate law, directors may act by written consent only on the basis of a unanimous vote. Under BVI law, directors’ consents need only a majority of directors signing to take effect unless otherwise provided in our Articles of Association.

Written Consent of Shareholders

Under Delaware corporate law, unless otherwise provided in the certificate of incorporation, any action to be taken at any annual or special meeting of stockholders of a corporation, may be taken by written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting. Under BVI law, provided a company’s memorandum and articles of association so allow, shareholders’ consents need only a majority of shareholders signing to take effect.

Shareholder Proposals

Under Delaware corporate law, a stockholder has the right to put any proposal before the annual meeting of stockholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but stockholders may be precluded from calling special meetings. BVI law and our Articles of Association provide that our directors shall call a meeting of the shareholders if requested in writing to do so by shareholders entitled to exercise at least 30% of the voting rights in respect of the matter for which the meeting is requested.

Sale of Assets

Under Delaware corporate law, a vote of the stockholders is required to approve the sale of assets only when all or substantially all assets are being sold. Under BVI corporate law, shareholder approval is required when more than 50% of the company’s assets by value are being sold or otherwise disposed of, unless such requirement is excluded by the company’s memorandum and articles.

Dissolution; Winding Up

Under Delaware corporate law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by stockholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware corporate law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors. As permitted by BVI law and our Articles of Association, we may be voluntarily liquidated under Part XII of the Companies Act if we have no liabilities and we are able to pay our debts as they fall due. A liquidator may, subject to the Companies Act, be appointed by a resolution of directors or by a resolution of shareholders.

Redemption of Shares

Under Delaware corporate law, any stock may be made subject to redemption by the corporation at its option or at the option of the holders of such stock provided there remains outstanding shares with full voting power. Such stock may be made redeemable for cash, property or rights, as specified in the certificate of incorporation or in the resolution of the board of directors providing for the issue of such stock. As permitted by BVI law, subject to the requirements set out in the Companies Act and our Articles of Association, shares may be repurchased, redeemed or otherwise acquired by us. Generally, our directors must be able to determine that immediately following any such redemption or repurchase that we will be able to satisfy our debts as they fall due and the value of our assets will exceed our liabilities.

Removal of Directors

Under Delaware corporate law, a director of a corporation with a classified board of directors may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate provides otherwise. As permitted by BVI law, directors may, subject to the memorandum and articles of association of a BVI company, be removed by resolution of shareholders. Where permitted by the memorandum and articles of incorporation of a BVI company, a director may be removed by a resolution of directors.

Mergers

Under the Companies Act, two or more companies may merge or consolidate in accordance with the statutory provisions. A merger means the merging of two or more constituent companies into one of the constituent companies, and a consolidation means the uniting of two or more constituent companies into a new company. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation which, unless the merger is between a parent company and one or more subsidiaries, must be authorized by a resolution of shareholders.

Shareholders not otherwise entitled to vote on the merger or consolidation may still acquire the right to vote if the plan of merger or consolidation contains any provision which, if proposed as an amendment to the memorandum or articles of association, would entitle them to vote as a class on the proposed amendment. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting or consent to the written resolution to approve the plan of merger or consolidation.

Under Delaware corporate law, any two or more corporations existing under Delaware law may merge into a single corporation, which may be any one of the constituent corporations or may consolidate into a new corporation formed by the consolidation, pursuant to an agreement of merger or consolidation, as the case may be, complying and approved in accordance with Delaware corporate law.

Inspection of Books and Records

Under Delaware corporate law, any stockholder of a corporation may for any proper purpose inspect or make copies of the corporation’s stock ledger, list of stockholders and other books and records. Under the Companies Act, a shareholder is generally entitled, on giving written notice to the company, to inspect the memorandum and articles of association, the shareholders register, the directors register and minutes of meetings and resolutions of shareholders and those classes of members of which he is a member. However, the directors may, if they are satisfied that it would be contrary to the company’s interests to allow a member to inspect any such document (other than the memorandum and articles of association), refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or taking of extracts from the records. We will provide holders of our shares with annual audited financial statements. See “Where You Can Find Additional Information.”

Conflict of Interest

The Companies Act provides that a director shall, after becoming aware that he is interested in a transaction entered into by the company, disclose that interest to the board of directors of the company. Failure of a director to disclose that interest does not affect the validity of a transaction entered into by the director or the company, so long as the director’s interest was disclosed to the board of directors prior to the company’s entry into the transaction or is not required to be disclosed (for example where the transaction is between the company and the director himself or is otherwise in the ordinary course of business and on usual terms and conditions). As permitted by BVI law and our Articles of Association, a director interested in a particular transaction may vote on it, attend meetings at which it is considered, and sign documents on our behalf which relate to the transaction.

Transactions with Interested Shareholders

Delaware corporate law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested stockholder” for three years following the date that such person becomes an interested stockholder. An interested stockholder generally is a person or group who or that owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all stockholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such stockholder becomes an interested stockholder, the board of directors approves either the business combination or the transaction that resulted in the person becoming an interested stockholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

BVI law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although BVI law does not regulate transactions between a company and its significant shareholders, the directors in deciding whether the company should enter into any such transaction are subject to the fiduciary duties referred to under “Director’s Fiduciary Duties” above. Additionally, there are certain statutory minority shareholder actions under BVI law which may be available to protect the interests of minority shareholders depending on the circumstances and the particular transaction with the interested shareholder.

Independent Directors

There are no provisions under Delaware corporate law or under the Companies Act that require a majority of our directors to be independent.

Cumulative Voting

Under Delaware corporate law, cumulative voting for elections of directors is not permitted unless the company’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority stockholders on a board of directors since it permits the minority stockholder to cast all the votes to which the stockholder is entitled on a single director, which increases the stockholder’s voting power with respect to electing such director. There are no prohibitions to cumulative voting under the laws of the BVI, but our Articles of Association do not provide for cumulative voting.

Anti-Takeover Provisions in Our Articles of Association

Some provisions of our Articles of Association may discourage, delay or prevent a change in control of our company or management that a shareholder might deem to be in his, her or its best interest. For instance, our board of directors may issue preference shares in one or more series and designate the price, rights, preferences, privileges and restrictions of such preference shares, including the right to approve or not approve an acquisition or other change in control. In addition, our Articles of Association do not provide for cumulative voting, which may make it more difficult for minority shareholders owning less than a majority of our ordinary shares to elect members of our board of directors. Our board of directors has broad authority to amend our Articles of Association, and such future amendments could discourage, delay or prevent a change in control.

Registration Rights

In connection with our 2010 Private Placement, we entered into a registration rights agreement pursuant to which we agreed to use our best efforts to file within 60 days of the final closing of the private placement a registration statement with the SEC to register the sale by us of our ordinary shares by means of a firm commitment underwritten offering and to register for resale (i) the ordinary shares underlying the preferred shares issued in our 2010 Private Placement, (ii) the 15,000,000 shares held in the Make-Good Escrow, (iii) 37,177,323 ordinary shares held by certain of our founding shareholders which are not part of the Make-Good Escrow and (iv) the 500,000 shares issued to Chardan pursuant to the Merger Agreement. If the registration statement covering these securities is not filed by such date or not declared effective by the SEC within 180 days of the initial filing date, subject to certain exceptions, liquidated damages of 0.3% of the purchase price per month will accrue and will be payable in cash on a monthly basis, provided that in no event shall the amount of liquidated damages payable at any time to any holder of preferred shares exceed 10% of the amount of such holder’s initial investment in our 2010 Private Placement.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

The Bank of New York Mellon, as depositary, will register and deliver American Depositary Shares, also referred to as ADSs. Each ADS will represent one ordinary share (or a right to receive one ordinary share) deposited with the principal Hong Kong office of The Hongkong and Shanghai Banking Corporation Limited, as custodian for the depositary. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The depositary’s corporate trust office at which the ADSs will be administered is located at 101 Barclay Street, New York, New York 10286. The Bank of New York’s principal executive office is located at One Wall Street, New York, New York 10286.

You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having ADSs registered in your name in the Direct Registration System, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, also referred to as DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership is confirmed by periodic statements sent by the depositary to the registered holders of uncertificated ADSs.

As an ADS holder, we will not treat you as one of our ordinary shareholders and you will not have ordinary shareholder rights. BVI law governs ordinary shareholder rights. The depositary will be the holder of the ordinary shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and all other persons indirectly holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. For directions on how to obtain copies of those documents, see “Where You Can Find Additional Information.”

Dividends and Other Distributions

How will you receive dividends and other distributions on the ordinary shares?

The depositary has agreed to pay to ADS holders the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of Ordinary shares your ADSs represent.

•	Cash. The depositary will convert any cash dividend or other cash distribution we pay on the ordinary shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the respective accounts of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See “Taxation.” It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

•	Ordinary shares. The depositary may distribute additional ADSs representing any ordinary shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell ordinary shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new ordinary shares. The depositary may sell a portion of the distributed ordinary shares sufficient to pay its fees and expenses in connection with that distribution.
•	Rights to purchase additional ordinary shares. If we offer holders of our securities any rights to subscribe for additional ordinary shares or any other rights, the depositary may make these rights available to ADS holders. If the depositary decides it is not legal and practical to make the rights available but that it is practical to sell the rights, the depositary will use reasonable efforts to sell the rights and distribute the proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to ADS holders, it will exercise the rights and purchase the ordinary shares on your behalf. The depositary will then deposit the ordinary shares and deliver ADSs to the persons entitled to them. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay.

U.S. securities laws may restrict transfers and cancellation of the ADSs represented by ordinary shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary ordinary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

•	Other Distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. The depositary would continue to hold any property received in respect of deposited shares that is not distributed as deposited securities under the deposit agreement, in its account with the custodian or in another place it determines, for the benefit of ADS holders, until that property can be distributed to ADS holders or otherwise disposed of for their benefit. We have no obligation to register ADSs, ordinary shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, ordinary shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposit ordinary shares or evidence of rights to receive ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs at the depositary’s corporate trust office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, if feasible.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the depositary to vote the number of deposited ordinary shares their ADSs represent. The depositary will notify ADS holders of ordinary shareholders’ meetings and arrange to deliver our voting materials to them if we ask it to. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary.

Otherwise, you won’t be able to exercise your right to vote unless you withdraw the ordinary shares. However, you may not know about the meeting enough in advance to withdraw the ordinary shares.

The depositary will try, as far as practical, subject to the laws of the British Virgin Islands and of our Articles of Association, to vote or to have its agents vote the ordinary shares or other deposited securities as instructed by ADS holders. The depositary will only vote or attempt to vote as instructed.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your ordinary shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your ordinary shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 45 days in advance of the meeting date.

The depositary is not required to vote in any particular manner, and accordingly it may vote in person, by proxy, electronically or otherwise to the extent then permitted by applicable law.

Fees and Expenses

Persons depositing or withdrawing ordinary shares or ADS holders must pay:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	•	Issuance of ADSs, including issuances resulting from a distribution of ordinary shares or rights or other property
	•	Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates
$0.05 (or less) per ADS	•	Any cash distribution to ADS holders
A fee equivalent to the fee that would be payable if securities distributed to you had been ordinary shares and the ordinary shares had been deposited for issuance of ADSs	•	Distribution of securities distributed to holders of deposited securities which are distributed by the depositary to ADS holders
$0.05 (or less) per ADSs per calendar year	•	Depositary services
Registration or transfer fees	•	Transfer and registration of ordinary shares on our ordinary share register to or from the name of the depositary or its agent when you deposit or withdraw ordinary shares
Expenses of the depositary	•	Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement)
	•	converting foreign currency to U.S. dollars
Taxes and other governmental charges the depositary or the custodian have to pay on any ADS or ordinary share underlying an ADS, for example, stock transfer taxes, stamp duty or withholding taxes	•	As necessary
Any charges incurred by the depositary or its agents for servicing the deposited securities	•	As necessary

The Bank of New York Mellon, as depositary, has agreed to reimburse us for expenses we incur that are related to establishment and maintenance of the ADS program, including investor relations expenses and stock market application and listing fees. There are limits on the amount of reimbursement available to us. The amounts that will be available to us in future years are related to the number of ADSs that are outstanding and the number of ADSs that have been issued and cancelled on a year-by-year basis and the fees the depositary collected in connection with those ADSs and those transactions. We do not expect to receive any other payments from the depositary.

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your

American Depositary Ordinary shares to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

If we:	Then:
• Change the nominal or par value of our ordinary shares	The cash, ordinary shares or other securities received by the depositary will become deposited securities. Each ADS will automatically represent its equal ordinary share of the new deposited securities.

The depositary may, and will if we ask it to, distribute some or all of the cash, ordinary shares or other securities it received. It may also deliver new ADRs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.
• Reclassify, split up or consolidate any of the deposited securities
• Distribute securities on the ordinary shares that are not distributed to you
• Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will terminate the deposit agreement at our direction by mailing notice of termination to the ADS holders then outstanding at least 30 days prior to the date fixed in such notice for such termination. The depositary may also terminate the deposit agreement by mailing notice of termination to us and the ADS holders if 60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment.

After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property, and deliver ordinary shares and other deposited securities upon cancellation of ADSs. Four months after termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. The depositary’s only obligations will be to account for the money and other cash. After termination our only obligations will be to indemnify the depositary and to pay fees and expenses of the depositary that we agreed to pay.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

•	are not liable if we are or it is prevented or delayed by law or circumstances beyond our control from performing our or its obligations under the deposit agreement;
•	are not liable if we or it exercises discretion permitted under the deposit agreement;
•	are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;
•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person; and
•	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of an ADS, make a distribution on an ADS, or permit withdrawal of ordinary shares, the depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities;
•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and
•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs generally when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Ordinary Shares Underlying your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying ordinary shares at any time except:

•	When temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of ordinary shares is blocked to permit voting at a ordinary shareholders’ meeting; or (iii) we are paying a dividend on our ordinary shares.
•	When you owe money to pay fees, taxes and similar charges.
•	When it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Pre-release of ADSs

The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying ordinary shares. This is called a pre-release of the ADSs. The depositary may also deliver ordinary shares upon cancellation of pre-released ADSs (even if the ADSs are canceled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying ordinary shares are delivered to the depositary. The depositary may receive ADSs instead of ordinary shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer owns the ordinary shares or ADSs to be deposited; (2) the pre-release is fully collateralized with cash or other collateral that the depositary considers appropriate; and (3) the depositary must be able to close out the pre-release on not more than five business days’ notice. In addition, the depositary will limit the number of ADSs that may be outstanding as a result of pre-release generally to a number that represents not more than 30% of the shares deposited under the deposit agreement, although the depositary may disregard that limit from time to time if it thinks it is appropriate to do so.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership is evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of a registered holder of ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile System and in accordance with the deposit agreement shall not constitute negligence or bad faith on the part of the depositary.

Ordinary Shareholder Communications; Inspection of Register of Holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs. If we request in writing, the depositary will arrange for the mailing, at our expense, of copies of such notices, reports and communications to all shareholders. We will timely provide the depositary with the quantity of such notices, reports, and communications, as requested by the depositary from time to time, in order for the depositary to effect such mailings.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of our public offering, we will have        ADSs outstanding, representing approximately    % of our outstanding ordinary shares, assuming the underwriters do not exercise their option to purchase additional ADSs. All of the ADSs sold in this offering will be freely transferable by persons other than by our “affiliates” without restriction or further registration under the Securities Act. Sales of substantial amounts of our ADSs in the public market could adversely affect prevailing market prices of our ADSs. Prior to this offering, there has been no public market for our ordinary shares or the ADSs, and although we have applied to list our ADSs on Nasdaq, a regular trading market may never develop for the ADSs. We do not expect that a trading market will develop for our ordinary shares not represented by the ADSs.

Lock-up Agreements

We, our directors, our executive officers and holders of all our outstanding securities prior to our public offering have agreed, subject to specified exceptions, not to directly or indirectly sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Exchange Act, or otherwise dispose of any of our ADSs or ordinary shares, options or warrants to acquire ADSs or ordinary shares, or securities exchangeable or exercisable for or convertible into ADSs or ordinary shares or any substantially similar securities currently or hereafter owned either of record or beneficially, or publicly announce an intention to do any of the foregoing, for the following periods without the prior written consent of Chardan, in the case of:

•	our directors and executive officers, including their respective affiliates, 360 days after the date of this prospectus,
•	Regent Fill Investment Group, Poying Holdings Limited, Yu Jianliang and Ding Nan, us, and all the holders of our preferred shares, 180 days after the date of this prospectus, and
•	our other shareholders, 270 days after the date of this prospectus.

This restriction terminates after the close of trading of the ADSs on and including the 360, 180 and 270 days, as applicable, after the date of this prospectus. However, subject to certain exceptions, in the event that either:

•	during the last 17 days of the applicable restricted period, we issue an earnings release or material news or a material event relating to us occurs, or
•	prior to the expiration of the applicable restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the applicable restricted period,

then, in either case, the expiration of the applicable restricted period will be extended until the expiration of the 18-day period beginning on the date of the issuance of an earnings release or the occurrence of the material news or event, as applicable, unless Chardan waives, in writing, such an extension.

After the expiration of the applicable lock-up period, the ordinary shares or ADSs held by our existing shareholders, executive officers and directors may be sold subject to the restrictions under Rule 144 under the Securities Act or by means of registered public offerings. In addition, the resale 62,690,310 ADSs may be offered and sold by means of an alternate prospectus which forms a part of the registration statement to which this prospectus forms a part, upon the expiration of the applicable lock-up period.

Rule 144

All of our ordinary shares outstanding prior to this offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement, such as the exemption provided by Rule 144. In general, since we are a successor to a “shell” company as defined under Rule 144, no ordinary shares that are restricted shares will be eligible for resale under Rule 144 until one year after our filing with the SEC of a report with “Form 10 information” on November 2, 2010 reflecting our status as an entity that is no longer a shell company. Thereafter, so long as we continue to be current in our filing of required annual and periodic reports and in compliance with applicable eXtensible Business Reporting Language, or XBRL, requirements for the year preceding the sale, then the restricted shares may be sold under Rule 144. The availability of Rule 144 will also vary depending on whether restricted ordinary shares are held by an affiliate or a non-affiliate of the issuer. In general, a person who has beneficially owned restricted securities for at least six months would be entitled to sell such person’s securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the preceding three months, a sale, (ii) we have been subject to the Exchange Act periodic reporting requirements for at least three months before the sale, and (iii) current public information about us, as described in Rule 144, is available.

Persons who have beneficially owned restricted securities for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the number of ordinary shares then outstanding, in the form of ADSs or otherwise, which will equal ordinary shares immediately after this offering (assuming no exercise of the underwriter’s warrants or the underwriter’s over-allotment option); and
•	the average weekly trading volume of our ordinary shares, in the form of ADSs or otherwise, during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about us.

Rule 145(c) of the Securities Act provides that any affiliate of a party to a Rule 145(a) transaction, such as the Merger, involving a shell company, who publicly offers or sells securities of the issuer acquired in connection with the transaction, will continue to be deemed an underwriter under the Securities Act. Under Rule 145, if the issuer has met the requirements of Rule 144 regarding the filing of Form 10 information and has filed all its required reports and other materials (as described above), the persons deemed to be underwriters will be able to resell their securities after at least 90 days have elapsed since the securities were acquired in the transaction, subject to the Rule 144 volume limitations, manner of sale provisions, notice requirements and the availability of current public information about the company. After six months have elapsed since the securities were acquired in the Rule 145(a) transaction, the persons will be permitted to resell their securities, subject only to the Rule 144(c) current public information requirement, provided that the sellers are not affiliates of the issuer at the time of sale and have not been affiliates during the three months before the sale. After one year has elapsed since the securities were acquired in the transaction, the persons will be permitted to resell their securities without any limitations, provided that they are not affiliates at the time of sale and have not been affiliates during the three months before the sale.

TAXATION

The following summaries set forth the material BVI, PRC and U.S. federal income tax consequences of the acquisition, ownership and disposition of our ADSs or ordinary shares covered by this prospectus, based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. The summaries do not address all possible tax consequences relating to an investment in our ADSs or ordinary shares, such as the tax consequences under state, local and other tax laws, except where specifically addressed, and are based on the facts and subject to the limitations and qualifications set forth herein. The discussion under the heading (i) “— BVI Taxation” is the opinion of Maples and Calder, our BVI counsel, (ii) “— PRC Taxation” is the opinion of Dacheng Law Offices LLP (Fuzhou), our PRC counsel, and (iii) “— United States Federal Income Taxation” is the opinion of DLA Piper LLP (US), our US counsel. You should consult with your own tax adviser regarding the tax consequences of the acquisition, ownership and disposition of our ADSs or ordinary shares in your particular circumstances.

BVI Taxation

Under the law of the BVI as currently in effect, a holder of our ADSs or ordinary shares who is not a resident of the BVI is not liable for BVI income tax on dividends paid with respect to the ADSs or ordinary shares, and all holders of the ADSs or ordinary shares are not liable to the BVI for income tax on gains realized on the sale or disposal of such ADSs or ordinary shares. The BVI does not impose a withholding tax on dividends paid by a company incorporated or re-registered under the BVI Act.

There are no capital gains, gift or inheritance taxes levied by the BVI on companies incorporated or re-registered under the BVI Act. In addition, ordinary shares of companies incorporated or re-registered under the BVI Act are not subject to transfer taxes, stamp duties or similar charges.

There is no income tax treaty or convention currently in effect between the United States and the BVI, although a Tax Information Exchange Agreement is in force.

PRC Taxation

Resident Enterprise Treatment

In March 2007, the Fifth Session of the Tenth National People’s Congress passed the Enterprise Income Tax Law of the PRC, or the EIT Law, which became effective on January 1, 2008. Under the EIT Law, enterprises are classified as “resident enterprises” and “non-resident enterprises.” Pursuant to the EIT Law and its implementing rules, enterprises established outside the PRC whose “de facto management bodies” are located in the PRC are considered “resident enterprises” and subject to the uniform 25% enterprise income tax rate on their worldwide taxable income. In addition, dividends from a PRC subsidiary to its foreign parent company would be subject to a withholding tax at the rate of 10%, unless such foreign parent company’s jurisdiction of incorporation has a tax treaty with the PRC that provides for a reduced rate of withholding tax, or the tax is otherwise exempted or reduced pursuant to the PRC tax laws. According to the implementing rules of the EIT Law, “de facto management body” refers to a managing body that in practice exercises overall management control over the production and business, personnel, accounting and assets of an enterprise.

In April 2009, the State Administration of Taxation, or SAT, issued the Notice on the Issues Regarding Recognition of Overseas Incorporated Enterprises that are Domestically Controlled as PRC Resident Enterprises Based on the De Facto Management Body Criteria, or Circular 82, which was retroactively effective as of January 2008. Circular 82 provides that an overseas incorporated enterprise that is controlled by a PRC company or a PRC company group will be recognized as a “tax-resident enterprise” if it satisfies all of the following conditions: (i) the senior management responsible for daily production/business operations are primarily located in the PRC, and the location(s) where such senior management execute their responsibilities are primarily in the PRC; (ii) strategic financial and personnel decisions are made or approved by organizations or personnel located in the PRC; (iii) major properties, accounting ledgers, company seals and minutes of board meetings and shareholder meetings are maintained in the PRC; and (iv) 50% or more of the board members with voting rights or senior management habitually reside in the PRC. Our PRC counsel, Dacheng Law Offices LLP (Fuzhou), is of the view that the criteria set forth in Circular 82 do not apply to us directly because our BVI holding company was incorporated and has been controlled by Mr. Xinrong Zhuo, an individual, and therefore is not a “foreign enterprise controlled by a PRC company or a PRC company group.”

Given the short history of the EIT Law and lack of applicable legal precedent, it remains unclear how the PRC tax authorities will determine the resident enterprise status of a company organized under the laws of a foreign, or non-PRC, jurisdiction and controlled by individuals. If the PRC tax authorities determine that we are a “resident enterprise” under the EIT Law, a number of tax consequences should follow. First, we should be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income, as well as PRC enterprise income tax reporting obligations. Second, our shareholders who are not Chinese residents will be subject to 10% witholding tax upon dividends payable by us. Third, the EIT Law provides that dividend income between resident enterprises is exempted from enterprise income tax. As a result, if we and China Dredging (HK) are treated as a “resident enterprise,” all dividends paid from Fujian WangGang to us (through China Dredging (HK)) should be exempted from the PRC enterprise income tax. See “Risk Factors — Risks Relating to Doing Business in the PRC — The dividends we receive from our Chinese subsidiaries and our global income may be subject to Chinese tax under the Enterprise Income Tax Law, or the EIT Law, which would have a material adverse effect on our results of operations; our foreign ADS holders will be subject to a Chinese withholding tax upon the dividends payable by us and subject to the income tax on the gains on the sale of ADSs, if we are classified as a Chinese “resident enterprise.”

As of the date of this prospectus, there has not been a definitive determination as to the “resident enterprise” or “non-resident enterprise” status of us. However, because it is not anticipated that we would receive dividends or generate other income in the near future, we are not expected to have any income that would be subject to the 25% enterprise income tax on worldwide taxable income in the near future. We will make any necessary tax payment if we (based on future clarifying guidance issued by the PRC) or the PRC tax authorities determine that we are a resident enterprise under the EIT Law, and if we were to have income in the future.

Dividends From Fujian WangGang

If China Dredging (HK) is not treated as a resident enterprise under the EIT Law, then dividends that China Dredging (HK) receives from Fujian WangGang may be subject to PRC withholding tax. The EIT Law and the implementing rules of the EIT Law provide that (A) an income tax rate of 25% normally will be applicable to “non-resident enterprises” that (i) have an establishment or place of business inside the PRC, and (ii) have income in connection with their establishment or place of business that is sourced from the PRC or is earned outside the PRC but has an actual connection with their establishment or place of business inside the PRC, and (B) a PRC withholding tax at a rate of 10% will normally be applicable to dividends payable to non-resident enterprises that (i) do not have an establishment or place of business in the PRC or (ii) have an establishment or place of business in the PRC, but the relevant income is not effectively connected with such establishment or place of business, to the extent such dividends are derived from sources within the PRC.

As described above, the PRC tax authorities may determine the resident enterprise status of entities organized under the laws of foreign jurisdictions on a case-by-case basis. China Dredging (HK) is a holding company and substantially all of its income may be derived from dividends. Thus, if China Dredging (HK) is considered a “non-resident enterprise” under the EIT Law and the dividends paid to China Dredging (HK) are considered income sourced within the PRC, such dividends received may be subject to PRC withholding tax as described in the foregoing paragraph.

The State Council of the PRC or a tax treaty between China and the jurisdiction in which the non-resident enterprise resides may reduce such income or withholding tax, with respect to such non-resident enterprise. Pursuant to the Arrangement between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion With Respect to Taxes on Income, or the PRC-Hong Kong Tax Treaty, and relevant circulars issued by the SAT, if the Hong Kong resident enterprise that is not deemed to be a conduit by the PRC tax authorities owns more than 25% of the equity interests in a PRC resident enterprise, the 10% PRC withholding tax on the dividends the Hong Kong resident enterprise receives from the PRC resident enterprise is reduced to 5%.

China Dredging is a BVI holding company, has a subsidiary in Hong Kong, China Dredging (HK), which in turns owns a 100% equity interest in Fujian WangGang, a 50% indirect ownership of Fujian Service, and variable interest entity arrangements with Wonder Dredging, which are PRC companies. As a result, if China Dredging (HK) were treated as a “non-resident enterprise” under the EIT Law, then dividends that it receives from Fujian WangGang and Fujian Service (assuming such dividends were considered sourced within the PRC) (i) may be subject to a 5% PRC withholding tax, if the PRC-Hong Kong Tax Treaty were applicable, or (ii) if such treaty does not apply (i.e., because the PRC tax authorities may deem China Dredging (HK) to be a conduit not entitled to treaty benefits), may be subject to a 10% PRC withholding tax. Similarly, if we were treated as a “non-resident enterprise” under the EIT Law, and China Dredging (HK) were treated as a “resident enterprise” under the EIT Law, then dividends that we receive from China Dredging (HK) (assuming such dividends were considered sourced within the PRC) may be subject to a 10% PRC withholding tax. Any such taxes on dividends could materially reduce the amount of dividends, if any, we could pay to our shareholders.

As of the date of this prospectus, there has not been a definitive determination as to the “resident enterprise” or “non-resident enterprise” status of us or China Dredging (HK). As indicated above, however, none of Fujian WangGang, Fujian Service and China Dredging (HK) are expected to pay any dividends in the near future. Fujian WangGang, Fujian Service and China Dredging (HK) will make any necessary tax withholding if, in the future, they were to pay any dividends and, based on future clarifying guidance issued by the PRC determine that China Dredging (HK) is or we are a non-resident enterprise under the EIT Law.

Dividends that Non-PRC Resident Investors Receive From Us; Gain on the Sale or Transfer of Our ADSs or Ordinary Shares

If we are determined to be a resident enterprise under the EIT Law and dividends payable to (or gains realized by) our investors that are not tax residents of the PRC, or non-resident investors, are treated as income derived from sources within the PRC, then the dividends that the non-resident investors receive from us and any such gain derived by such investors on the sale or transfer of our ADSs or ordinary shares may be subject to income tax under the PRC tax laws. As indicated below, under the PRC tax laws, we would not have an obligation to withhold PRC income tax in respect of gains that non-resident investors may realize from the sale or transfer of our ADSs or ordinary shares (regardless of whether such gains would be regarded as income from sources within the PRC), but we would have an obligation to withhold PRC income tax at the applicable rate described below (subject to reduction by applicable tax treaties) on dividends that non-resident investors receive from us if such dividends are regarded as income derived from sources within the PRC.

Under the EIT Law and its implementing rules, PRC withholding tax at the rate of 10% is applicable to dividends payable to non-resident investors that are enterprises (but not individuals) and that (i) do not have an establishment or place of business in the PRC or (ii) have an establishment or place of business in the PRC but the relevant income is not effectively connected with the establishment or place of business, to the extent that such dividends are deemed to be sourced within the PRC. Similarly, any gain realized on the transfer of our ADSs or ordinary sharesby such investors also is subject to 10% PRC income tax if such gain is regarded as income derived from sources within the PRC.

Under the PRC Individual Income Tax Law and its implementing rules, a potential 20% PRC withholding tax may be applicable to dividends payable to non-resident investors who are individuals and who (i) are not domiciled in the PRC and do not reside in the PRC or (ii) are not domiciled in the PRC and have resided in the PRC for less than one year, to the extent that such dividends are deemed to be sourced within the PRC. Similarly, any gain realized on the transfer of our ADSs or ordinary shares by such investors may be subject to a 20% PRC income tax if such gain is regarded as income derived from sources within the PRC.

The dividends paid by us to non-resident investors in respect to our ADSs or ordinary shares, or the gain non-resident investors may realize from the sale or transfer of our ADSs or ordinary shares, may be treated as PRC-sourced income and, as a result, may be subject to PRC income tax. In such event, we may be required to withhold the applicable PRC income tax on any dividends paid to non-resident investors. In addition, non-resident investors in our ADSs or ordinary shares may be responsible for paying the applicable PRC income tax on any gain realized from the sale or transfer of our ADSs or ordinary shares if such non-resident investors and the gain satisfy the requirements under the PRC tax laws. However, under the PRC tax laws, we would not have an obligation to withhold PRC income tax in respect of the gains that non-resident investors (including U.S. investors) may realize from the sale or transfer of our ADSs or ordinary shares.

If we were to pay any dividends in the future, and if we (based on future clarifying guidance issued by the PRC), or the PRC tax authorities, determine that we must withhold PRC tax on any dividends payable by us under the PRC tax laws, we will make any necessary tax withholding on dividends payable to our non-resident investors. If non-resident investors as described under the PRC tax laws (including U.S. investors) realize any gain from the sale or transfer of our ADSs or ordinary shares, and if such gain were considered as PRC-sourced income, such non-resident investors would be responsible for paying the applicable PRC income tax on the gain from the sale or transfer of our ADSs or ordinary shares. As indicated above, under the PRC tax laws, we would not have an obligation to withhold PRC income tax in respect of the gains that non-resident investors (including U.S. investors) may realize from the sale or transfer of our ADSs or ordinary shares.

Penalties for Failure to Pay Applicable PRC Income Tax

A non-resident investor in us may be responsible for paying PRC income tax on any gain realized from the sale or transfer of our ADSs or ordinary shares, if such non-resident investor and the gain satisfy the requirements under the PRC tax laws, as described above. In addition, the penalties for failure to pay applicable PRC income taxes will not be affected by the Agreement between the Government of the United States of America and the Government of the People’s Republic of China for the Avoidance of Double Taxation and the Prevention of Tax Evasion with Respect to Taxes on Income.

According to the EIT Law and its implementing rules, the PRC Tax Administration Law, or Tax Administration Law, and its implementing rules, the Provisional Measures for the Administration of Withholding of Enterprise Income Tax for Non-Resident Enterprises, or Administration Measures, and other applicable PRC laws or regulations, collectively, the Tax Related Laws, where any gain derived by a non-resident investor from the sale or transfer of our ADSs or ordinary shares, is subject to any income tax in the PRC, and such non-resident investor fails to file any tax return or pay tax in this regard pursuant to the Tax Related Laws, such investor may be subject to certain fines, penalties or punishments, including without limitation: (1) if the non-resident investor fails to file a tax return and present the relevant information in connection with tax payments, the competent PRC tax authorities may order it to do so within the prescribed time limit and may impose a fine up to RMB 2,000, and in egregious cases, may impose a fine ranging from RMB 2,000 to RMB 10,000; (2) if the non-resident investor fails to pay all or part of the amount of tax payable, the non-resident investor may be required to pay the unpaid tax amount payable, a surcharge on overdue tax payments (the daily surcharge is 0.05% of the overdue amount, beginning from the day the deferral begins) and a fine ranging from 50% to 500% of the unpaid amount of the tax payable; (3) if the non-resident investor fails to file a tax return and to pay the tax within the prescribed time limit according to the order by the PRC tax authorities, the PRC tax authorities may collect and check information about the income receivable by the non-resident investor in the PRC from other payers, or Other Payers, who will pay amounts to such non-resident investor, and send a “Notice of Tax Issues” to the Other Payers to collect and recover the tax payable and overdue fines imposed on such non-resident investor from the amounts otherwise payable to such non-resident investor by the Other Payers; (4) if the non-resident investor fails to pay the tax payable within the prescribed time limit as ordered by the PRC tax authorities, a fine may be imposed on the non-resident investor ranging from 50% to 500% of the unpaid tax payable, and the PRC tax authorities may, upon approval by the director of the tax bureau (or sub-bureau) of, or higher than, the county level, take the following compulsory measures: (i) notify in writing the non-resident investor’s bank or other financial institution to withhold from the account thereof for payment of the amount of tax payable, and (ii) detain, seal off, or sell by auction or on the market the non-resident investor’s commodities, goods or other property in a value equivalent to the amount of tax payable; or (5) if the non-resident investor fails to pay all or part of the amount of tax payable or the surcharge for the overdue tax payment, and cannot provide a guarantee to the PRC tax authorities, the tax authorities may notify the frontier authorities to prevent the non-resident investor or its legal representative from leaving the PRC.

United States Federal Income Taxation

General

The following are the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our ADSs or ordinary shares covered by this prospectus. The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of our ADSs or ordinary shares:

(a) who is, for U.S. federal income tax purposes, one of the following:

•	an individual citizen or resident of the United States;
•	a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia; or
•	an estate or trust whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

(b) who holds the shares or ADSs as capital assets for U.S. federal income tax purposes; and

(c) who owns, directly, indirectly or by attribution, less than 10% of the total combined voting power of our voting share.

This discussion does not address all of the tax considerations that may apply to holders that are subject to special tax rules, such as U.S. expatriates, insurance companies, tax-exempt organizations, certain financial institutions, persons subject to the alternative minimum tax, dealers and certain traders in securities, persons holding shares or ADSs as part of a straddle, hedging, conversion or other integrated transaction, persons who acquired their shares or ADSs pursuant to the exercise of employee stock options or otherwise as compensation, partnerships or other entities classified as partnerships for U.S. federal income tax purposes or persons whose functional currency is not the U.S. dollar. Such holders may be subject to U.S. federal income tax consequences different from those set forth below.

If a partnership holds shares or ADSs, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner in a partnership that holds shares or ADSs is urged to consult its own tax advisor regarding the specific tax consequences of owning and disposing of the shares or ADSs.

This discussion is based on the Code, its legislative history, regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

The U.S. Treasury Department has expressed concerns that parties to whom ADSs are pre-released may be taking actions that are inconsistent with the claiming, by U.S. Holders of ADSs, of foreign tax credits for U.S. federal income tax purposes. Such actions also would be inconsistent with the claiming of the reduced rate of tax applicable to dividends received by certain non-corporate U.S. Holders, as described below. Accordingly, the availability of foreign tax credits or the reduced tax rate for dividends received by certain non-corporate U.S. Holders could be affected by actions that may be taken by parties to whom ADSs are pre-released, or by future actions of the U.S. Treasury Department.

If a beneficial owner of our ADSs or ordinary shares is not described as a U.S. Holder, such owner will be considered a “Non-U.S. Holder.” The material U.S. federal income tax consequences applicable specifically to Non-U.S. Holders are described below under the heading “Non-U.S. Holders.”

We have not sought, and do not intend to seek, a ruling from the Internal Revenue Service, or the IRS, as to any U.S. federal income tax consequence described herein. The IRS may disagree with the description herein, and its determination may be upheld by a court. Moreover, future legislation, regulations, administrative rulings or court decisions may adversely affect the accuracy of the statements in this discussion.

U.S. Holders

Taxation of Dividends

Subject to the PFIC rules discussed below, distributions received by a U.S. Holder on our ordinary shares or ADSs, other than certain pro rata distributions of shares to all shareholders (including ADS holders), will constitute foreign source dividend income to the extent paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). Because we do not intend to maintain calculations of our earnings and profits under U.S. federal income tax principles it is expected that distributions generally will be reported to U.S. Holders as dividends. Corporate U.S. Holders will not be entitled to claim the dividends-received deduction with respect to dividends paid by on our ordinary shares or ADSs. Subject to applicable limitations and the discussion above regarding concerns expressed by the U.S. Treasury Department, dividends received by certain non-corporate U.S. Holders in taxable years beginning before January 1, 2013, will be taxable at a maximum rate of 15%, provided that (a) as currently anticipated, our ADSs or ordinary shares become listed and readily tradable on Nasdaq or other established securities market in the United States or, in the event we are deemed to be a PRC “resident enterprise” under the EIT Law, we are eligible for the benefits of the Agreement between the Government of the United States of America and the Government of the People’s Republic of China for the Avoidance of Double Taxation and the Prevention of Tax Evasion with Respect to Taxes on Income, or the U.S.-PRC Tax Treaty, and (b) we are not a PFIC, as discussed below, for either the taxable year in which the dividend was paid or the preceding taxable year. Under published IRS authority, shares are considered for purposes of clause (a) above to be readily tradable on an established securities market in the United States only if they are listed on certain exchanges, which presently include the Nasdaq. Although we have applied to list our ADSs on the Nasdaq, we may never have our ADSs listed on the Nasdaq and, if listed, we may be unable to maintain such listing.

Certain pro rata distributions of shares to all shareholders (including ADS holders) are not generally subject to tax.

If PRC income taxes are withheld from dividends on ADSs or ordinary shares, such taxes will be creditable against a U.S. Holder’s U.S. federal income tax liability, subject to applicable restrictions and limitations that may vary depending upon the U.S. Holder’s circumstances and the discussion above regarding concerns expressed by the U.S. Treasury Department. Instead of claiming a credit, a U.S. Holder may elect to deduct foreign taxes (including the PRC taxes) in computing its taxable income, subject to generally applicable limitations. An election to deduct foreign taxes (instead of claiming foreign tax credits) applies to all taxes paid or accrued in the taxable year to foreign countries and possessions o the United States. The limitations on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. The rules governing foreign tax credits are complex. Therefore, U.S. Holders should consult their own tax advisors regarding the availability of foreign tax credits in their particular circumstances.

Taxation on the Sale or Other Disposition of ADSs or Ordinary Shares

Subject to the PFIC rules discussed below, a U.S. Holder will generally recognize U.S. source capital gain or loss on the sale or other disposition of shares or ADSs, which will be long-term capital gain or loss if the U.S. Holder has held such shares or ADSs for more than one year. The amount of the U.S. Holder’s gain or loss will be equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the ADSs or ordinary shares.

The regular U.S. federal income tax rate on capital gains recognized by U.S. Holders generally is the same as the regular U.S. federal income tax rate on ordinary income, except that long term capital gains recognized by non-corporate U.S. Holders generally are subject to U.S. federal income tax at a maximum regular rate of 15% for taxable years beginning before January 1, 2013. The deductibility of capital losses is subject to various limitations. Any such gain or loss generally will be U.S. source income or loss for U.S. foreign tax credit limitation purposes.

If a PRC income tax applies to any gain from the disposition of our ADSs or ordinary shares by a U.S. Holder, such tax should be treated as a foreign tax eligible for a deduction from such holder’s U.S. federal taxable income or a foreign tax credit against such holder’s U.S. federal income tax liability (subject to applicable conditions and limitations). In addition, if such PRC tax applies to any gain, such U.S. Holder may be entitled to treat such gain as PRC source for foreign tax credit purposes under the U.S.-PRC Tax Treaty if such holder is considered a resident of the United States for purposes of the U.S.-PRC Tax Treaty. If such gain is not treated as PRC source gain, however, a U.S. Holder will not be able to obtain a United States foreign tax credit for any PRC tax withheld or imposed unless such U.S. Holder has other foreign source income in the appropriate category for the applicable tax year. U.S. Holders should consult their own tax advisors regarding the deduction or credit for any such PRC tax and their eligibility for the benefits of the U.S.-PRC Tax Treaty.

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation will be a PFIC if either (a) at least 75% of its gross income in a taxable year of the foreign corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income, or (b) at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business), and gains from the disposition of passive assets.

Based on the composition of our assets and income and (and the assets and income of our subsidiaries) and our current plans of operation, we do not expect to be treated as a PFIC for the current taxable year or in the near future. Our expectation is based on our direct ownership of 50% of the equity interests of Fujian Service and, through the VIE Agreements with Wonder Dredging and the shareholders of Wonder Dredging, our total control and 100% beneficial ownership of the 50% of Fujian Service that we do not directly own. For U.S. federal income tax purposes, we treat Fujian Service as wholly-owned by us. Fujian Service operates an active dredging contracting services business in the PRC. Accordingly, we believe that we primarily operate an active dredging contracting services business in the PRC. Our expectation is also based on assumptions as to our projections for the use of the proceeds of the initial public offering of our ADSs and of the other cash that we will hold and generate in the ordinary course of our business throughout the current taxable year. Despite our expectation, there can be no assurance that we will not be a PFIC for the current taxable year and/or later taxable years, as PFIC status is retested each year and depends on the actual facts in such year. We could be a PFIC, for example, if we do not spend sufficient amounts of the proceeds of the initial public offering of our ADSs, if our business and assets evolve in ways that are different from what we currently anticipate, or if we are required to restructure our VIE Agreements with Wonder Dredging and the shareholders of Wonder Dredging in a manner that causes us to be classified as a PFIC. In addition, though we believe that a majority of our assets (by value) and the income derived from such assets do not constitute passive assets and income under the PFIC rules, there is no assurance that the United States Internal Revenue Service will agree with us. As they are inherently factual matters, our U.S. counsel expresses no opinion with respect to our expectations contained in this paragraph.

If we are treated as a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our ADSs or ordinary shares, gain recognized by a U.S. Holder on a sale or other disposition of a share or ADS would be allocated ratably over the U.S. Holder’s holding period for the share or ADS. The amounts allocated to the taxable year of the sale or other disposition and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, and an interest charge would be imposed on the resulting tax liability. The same treatment would apply to any distribution in respect of shares or ADSs to the extent it exceeds 125% of the average of the annual distributions on shares or ADSs received by the U.S. Holder during the preceding three years or the U.S. Holder’s holding period, whichever is shorter. In addition, if we were treated as a PFIC in a taxable year in which we pays a dividend or in the prior taxable year, the favorable dividend rate discussed above with respect to dividends paid to certain non-corporate U.S. Holders would not apply.

If we are a PFIC for any taxable year during which a U.S. Holder holds our ADSs or ordinary shares and any of our non-United States subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be subject to the rules described above on certain distributions by a lower-tier PFIC and a disposition of shares of a lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of ADSs or ordinary shares may make a mark-to-market election with respect to our ADSs, but not our ordinary shares, provided that the ADSs are, as anticipated, listed and that the ADSs are regularly traded. We anticipate that the ADSs should qualify as being regularly traded, but no assurances may be given in this regard. If a U.S. Holder makes this election, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of ADSs held at the end of the taxable year over the adjusted tax basis of such ADSs and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the ADSs over the fair market value of such ADSs held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the ADSs would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the U.S. Holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our ADSs in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder will continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S federal income tax purposes.

Under the Code, if it were available, a qualified electing fund election, or a “QEF election,” could also ameliorate certain of the tax consequences referred to above. Pursuant to a QEF election with respect to ADSs or common shares and any subsidiary of the company that is treated as PFIC, an electing U.S. Holder would report for U.S. federal income tax purposes the U.S. Holder’s pro rata share of each PFIC’s ordinary earnings and net capital gain, if any, for each taxable year for which it is a PFIC that ends with or within his or her taxable year, regardless of whether or not the U.S. Holder’s received any distributions on their ADSs or common shares. However, because we do not expect to make available the information necessary for U.S. Holders to report income and gain in a manner consistent with the requirements for the QEF election, U.S. Holders will not be able to make a valid QEF election with respect to us or our subsidiaries.

Under newly enacted legislation, unless otherwise provided by the U.S. Treasury, each U.S. Holder of a PFIC is required to file an annual report containing such information as the U.S. Treasury may require. Prior to such legislation, a U.S. Holder of a PFIC was required to file U.S. Internal Revenue Service Form 8621 only for each taxable year in which such shareholder received distributions from the PFIC, recognized gain on a disposition of the PFIC stock, or made a “reportable election.” If we are or become a PFIC, U.S. Holders are urged to consult their tax advisors regarding any reporting requirements that may apply to them.

The rules dealing with PFICs are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our ADSs or ordinary shares should consult their own tax advisors concerning the application of the PFIC rules to our ADSs or ordinary shares under their particular circumstances.

Additional Taxes After 2012

For taxable years beginning after December 31, 2012, U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally will be subject to a 3.8% Medicare contribution tax on unearned income, including, among other things, cash dividends on, and capital gains from the sale or other taxable disposition of, our ADSs or ordinary shares, subject to certain limitations and exceptions. U.S. Holders should consult their own tax advisors regarding the effect, if any, of such tax on their ownership and disposition of our ADSs or ordinary shares.

Non-U.S. Holders

Dividends paid to a Non-U.S. Holder in respect to our ADSs or ordinary shares generally will not be subject to U.S. federal income tax unless such dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (or, if an income tax treaty is applicable, are attributable to a permanent establishment or fixed base that such holder maintains in the United States).

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other taxable disposition of our ADSs or ordinary shares unless such gain is effectively connected with its conduct of a trade or business in the United States (or, if an income tax treaty is applicable, is attributable to a permanent establishment or fixed base that such holder maintains in the United States), or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other taxable disposition and certain other conditions are met (in which case, such gain from United States sources generally is subject to U.S. federal income tax at a 30% rate or a lower applicable tax treaty rate).

Dividends and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (or if an income tax treaty is applicable, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax (but not the Medicare contribution tax) at the same regular U.S. federal income tax rates as applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, may also be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

Backup Withholding and Information Reporting

In general, information reporting for U.S. federal income tax purposes should apply to distributions made on our ADSs or ordinary shares within the United States to a U.S. Holder (other than an exempt recipient) and to the proceeds from sales and other dispositions of our ADSs or ordinary shares by a U.S. Holder (other than an exempt recipient) to or through a U.S. office of a broker. Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances.

In addition, backup withholding of U.S. federal income tax, at a rate of 28% for taxable years beginning before January 1, 2011 (but currently scheduled to increase to 31% for taxable years beginning on or after January 1, 2011), generally will apply to dividends paid on our ADSs or ordinary shares to a U.S. Holder (other than an exempt recipient) and the proceeds from sales and other dispositions of our ADSs or ordinary shares by a U.S. Holder (other than an exempt recipient), in each case who:

•	fails to provide an accurate taxpayer identification number;
•	is notified by the IRS that backup withholding is required; or
•	in certain circumstances, fails to comply with applicable certification requirements.

Non-U.S. Holders generally are not subject to information reporting or backup withholding with respect to dividends paid on shares, or the proceeds from the sale, exchange or other disposition of shares or warrants, unless the payments are made by or through a a U.S. person or a U.S. office of a non-U.S. person (as defined in Regulation S under the Securities Act). If the payments are made by or through a U.S. person or a U.S. office of a non-U.S. person (as defined in Regulation S under the Securities Act), information reporting and backup withholding will apply, unless each such Non-U.S. Holder certifies as to its foreign status on the applicable duly executed IRS Form W-8 or otherwise establishes an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedures for obtaining an exemption from backup withholding in their particular circumstances.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement to be dated on or about            , 2011, between us and Chardan and           , as underwriters, we have agreed to sell to the underwriters and the underwriters have severally agreed to purchase from us, the number of ADSs indicated in the table below:

Underwriter	Number of ADSs
Chardan Capital Markets, LLC

Total

Chardan is acting as sole book-running manager of this offering and as representative of the underwriters named above.

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the ADSs if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that they currently intend to make a market in the ADSs. However, the underwriters are not obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the ADSs.

The underwriters are offering the ADSs subject to their acceptance of the ADSs from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. In addition, the underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.

Commission and Expenses

The underwriters have advised us that they propose to offer the ADSs to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $     per ADS. The underwriters may allow, and certain dealers may reallow, a discount from the concession not in excess of $       per ADS to certain brokers and dealers. After the offering, the initial public offering price, concession and reallowance to dealers may be reduced by the representative. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional ADSs.

	Per ADS		Total
	Without Option to Purchase Additional ADSs	With Option to Purchase Additional ADSs	Without Option to Purchase Additional ADSs	With Option to Purchase Additional ADSs
Public offering price	$	$	$	$
Underwriting discounts and commissions paid by us	$	$	$	$
Proceeds to us, before expenses	$	$	$	$

We have agreed to pay the fees and expenses of underwriters’ counsels in an amount not to exceed $250,000 in the aggregate, of which $50,000 has been paid as of the date of this prospectus. We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $     .

Determination of Offering Price

Prior to the offering, there has not been a public market for our ADSs. Consequently, the initial public offering price for our ADSs will be determined by negotiations between us and the underwriters. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the underwriters believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

We offer no assurances that the initial public offering price will correspond to the price at which the ADSs will trade in the public market subsequent to the offering or that an active trading market for the ADSs will develop and continue after the offering.

Listing

We have applied to list our ADSs on the Nasdaq under the symbol “CLFF.”

Option to Purchase Additional ADSs

We have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to an aggregate of      additional ADSs at the public offering price set forth on the cover page of this prospectus, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional ADSs proportionate to that underwriter’s initial purchase commitment as indicated in the table above. This option may be exercised only if the underwriters sell more ADSs than the total number set forth on the cover page of this prospectus.

No Sales of Similar Securities

We, our directors, our executive officers and holders of all our outstanding securities have agreed, subject to specified exceptions, not to directly or indirectly sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Exchange Act, or otherwise dispose of any of our ADSs or ordinary shares, options or warrants to acquire ADSs or ordinary shares, or securities exchangeable or exercisable for or convertible into ADSs or ordinary shares or any substantially similar securities currently or hereafter owned either of record or beneficially, or publicly announce an intention to do any of the foregoing, for the following periods without the prior written consent of Chardan, in the case of:

•	our directors and executive officers, including their respective affiliates, 360 days after the date of this prospectus,
•	Regent Fill Investment Group, Poying Holdings Limited, Yu Jianliang and Ding Nan, us, and all of the holders of our preferred shares, 180 days after the date of this prospectus, and
•	our other shareholders, 270 days after the date of this prospectus.

This restriction terminates after the close of trading of the ADSs on and including the 360, 180 and 270 days, as applicable, after the date of this prospectus. However, subject to certain exceptions, in the event that either:

•	during the last 17 days of the applicable restricted period, we issue an earnings release or material news or a material event relating to us occurs, or
•	prior to the expiration of the applicable restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the applicable restricted period,

then, in either case, the expiration of the applicable restricted period will be extended until the expiration of the 18-day period beginning on the date of the issuance of an earnings release or the occurrence of the material news or event, as applicable, unless Chardan waives, in writing, such an extension. After the expiration of the applicable lock-up period, the ordinary shares or ADSs held by our existing shareholders, executive officers and directors may be sold subject to the restrictions under Rule 144 under the Securities Act or by means of registered public offerings.

Chardan may, in its sole discretion and at any time or from time to time before the termination of the applicable restriction period, without public notice, release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our shareholders who will execute a lock-up agreement, providing consent to the sale of any securities prior to the expiration of the lock-up period.

Stabilization

Chardan has advised us that, pursuant to Regulation M under the Exchange Act, certain persons participating in the offering may engage in transactions, including overallotment, stabilizing bids, syndicate covering transactions or the imposition of penalty bids, which may have the effect of stabilizing or maintaining the market price of the ADSs at a level above that which might otherwise prevail in the open market. Overallotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional ADSs in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional ADSs or purchasing ADSs in the open market. In determining the source of ADSs to close out the covered short position, the underwriters will consider, among other things, the price of ADSs available for purchase in the open market as compared to the price at which they may purchase ADSs through the option to purchase additional ADSs.

“Naked” short sales are sales in excess of the option to purchase additional ADSs. The underwriters must close out any naked short position by purchasing ADSs in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ADSs in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of ADSs on behalf of the underwriters for the purpose of fixing or maintaining the price of the ADSs. A syndicate covering transaction is the bid for or the purchase of ADSs on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the ADSs originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our ADSs. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of ADSs for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Affiliations and Conflicts of Interest

The underwriter and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and certain of its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the issuer, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and certain of their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other than this offering, the only material relationships the underwriters have with us are (1) Chardan acted as placement agent for the placement of our ordinary shares in 2010 and received placement agent fees totaling approximately $3.1 million, and (2) Chardan and Kerry Propper, the President and an affiliate of Chardan, collectively owned 100% of CAC with which we merged in October 2010. In connection with the Merger, all of the issued and outstanding shares of CAC were exchanged for 500,000 of our ordinary shares (or 0.95% of our outstanding ordinary shares at the time of the Merger). Accordingly, immediately following the Merger Chardan owned 463,240 of our ordinary shares and Mr. Propper owned 36,760 of our ordinary shares. Of the shares issued to Chardan, 388,620 of such shares were transferred to employees or affiliates of Chardan.

Disclaimers About Non-U.S. Jurisdictions

European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (as defined below) (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), an offer to the public of any securities which are the subject of this prospectus may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has either been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of securities to the public in that Relevant Member State may be made at any time:

(a)	to any legal entity which is authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;
(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in is last annual or consolidated accounts;
(c)	to fewer than 100 natural or legal persons per Relevant Member State (other than qualified investors as defined below) subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or
(d)	in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of securities which are the subject of this prospectus located within a Relevant Member State will be deemed to have represented, acknowledged and agreed that is it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”).

This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Switzerland

This document, as well as any other material relating to the ADSs which are the subject of the offering contemplated by this prospectus, do not constitute an issue prospectus pursuant to Article 652a and/or 1156 of the Swiss Code of Obligations. The ADSs will not be listed on the SIX Swiss Exchange and, therefore, the documents relating to the ADSs, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange. The ADSs are being offered in Switzerland by way of a private placement, i.e., to a small number of selected investors only, without any public offer and only to investors who do not purchase the ADSs with the intention to distribute them to the public. The investors will be individually approached by the issuer from time to time. This document, as well as any other material relating to the ADSs, is personal and confidential and do not constitute an offer to any other person. This document may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without express consent of the issuer. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

United Arab Emirates

This prospectus is not intended to constitute an offer, sale or delivery of ADSs or other securities under the laws of the United Arab Emirates (UAE). The ADSs have not been and will not be registered under Federal Law No. 4 of 2000 Concerning the Emirates Securities and Commodities Authority and the Emirates Security and Commodity Exchange, or with the UAE Central Bank, the Dubai Financial Market, the Abu Dhabi Securities Market or with any other UAE exchange.

The offering, the ADSs and interests therein have not been approved or licensed by the UAE Central Bank or any other relevant licensing authorities in the UAE, and do not constitute a public offer of securities in the UAE in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended) or otherwise.

In relation to its use in the UAE, this prospectus is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the ADSs may not be offered or sold directly or indirectly to the public in the UAE.

State of Kuwait

The ADSs have not been authorized or licensed for offering, marketing or sale in the State of Kuwait. The distribution of this prospectus and the offering and sale of the ADSs in the State of Kuwait is restricted by law unless a license is obtained from the Kuwait Ministry of Commerce and Industry in accordance with

Law 31 of 1990. Persons into whose possession this prospectus comes are required by us and the underwriter to inform themselves about and to observe such restrictions. Investors in the State of Kuwait who approach us or the underwriter to obtain copies of this prospectus are required by us and the underwriter to keep such prospectus confidential and not to make copies thereof or distribute the same to any other person and are also required to observe the restrictions provided for in all jurisdictions with respect to offering, marketing and the sale of the ADSs.

Kingdom of Saudi Arabia

No action has been or will be taken in the Kingdom of Saudi Arabia that would permit a public offering or private placement of the ADSs in the Kingdom of Saudi Arabia, or possession or distribution of any offering materials in relation thereto. The ADSs may only be offered and sold in the Kingdom of Saudi Arabia in accordance with Part 5 (Exempt Offers) of the Offers of Securities Regulations dated 20/8/1425 AH corresponding to 4/10/2004 (the “Regulations”) and, in accordance with Part 5 (Exempt Offers) Article 17(a)(3) of the Regulations, the ADSs will be offered to no more than 60 offerees in the Kingdom of Saudi Arabia with each such offeree paying an amount not less than Saudi Riyals one million or its equivalent. Investors are informed that Article 20 of the Regulations places restrictions on secondary market activity with respect to the ADSs. Any resale or other transfer, or attempted resale or other transfer, made other than in compliance with the above-stated restrictions shall not be recognized by us.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the Initial Purchaser will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell ADSs or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

This prospectus has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Singapore

This prospectus has not been and will not be lodged or registered with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or the invitation for subscription or purchase of the securities may not be issued, circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person as defined under Section 275(2), or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor as defined under Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

then ADSs, debentures and units of ADSs and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Offer ADSs under Section 275 of the SFA except:

(i) to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such ADSs, debentures and units of ADSs and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA;

(ii) where no consideration is given for the transfer; or

(iii) where the transfer is by operation of law.

The British Virgin Islands

This prospectus does not constitute a public offer of the ADSs, whether by way of sale or subscription, in the British Virgin Islands. We will not offer to sell any ADSs to any member of the public in the British Virgin Islands.

LEGAL MATTERS

We are being represented by DLA Piper LLP (US), New York, with respect to certain legal matters as to United States federal securities and New York state law. The underwriters are being represented by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, with respect to certain legal matters as to United States federal securities and New York state law. The validity of the ordinary shares represented by the ADSs offered in this offering will be passed upon for us by Maples and Calder. Certain legal matters as to PRC law will be passed upon for us by Dacheng Law Offices LLP (Fuzhou) and for the underwriters by Jingtian & Gongcheng. DLA Piper LLP (US) may rely upon Maples and Calder with respect to matters governed by BVI law and Dacheng Law Offices LLP (Fuzhou) with respect to matters governed by PRC law. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., may rely upon Jingtian & Gongcheng with respect to matters governed by PRC law.

EXPERTS

The financial statements of our company as of December 31, 2010, 2009 and 2008, and for the years ended December 31, 2010 and 2009 and from January 8, 2008 (Inception) to December 31, 2008 appearing in this prospectus and registration statement have been audited by UHY Vocation HK CPA Limited, or UHY, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The offices of UHY are located at 3/F., Malaysia Building, 50 Gloucester Road, Wanchai, Hong Kong.

The financial statements of Chardan Acquisition Corp. as of September 30, 2009 and 2008 and January 31, 2010 for the 4-month period ended January 31, 2010, for the year ended September 30, 2009 and for the period from September 26, 2008 (inception) to September 30, 2008 appearing in this prospectus and registration statement have been audited by Webb & Company, P.A., or Webb & Company, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report on the authority of such firm as experts in accounting and auditing. The offices of Webb & Company are located at 1500 Gateway Blvd, Suite 202, Boynton Beach, Florida, The United States of America.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and securities under the Securities Act with respect to underlying ordinary shares represented by the ADSs, to be sold in our public offering. We have also filed with the SEC a related registration statement on F-6 to register the ADSs. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement. You should read the registration statement on Form F-1 and its exhibits and schedules for further information with respect to us and our ADSs.

Following the Merger, we have been subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual report on Form 20-F, within six months of our fiscal year end, with the SEC. All information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. You may also obtain additional information over the Internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements, and all notices of shareholders’ meetings and other reports and communications generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of ADSs and, upon our written request, will mail to all record holders of ADSs the information contained in any notice of a shareholders’ meeting received by the depositary from us.

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES

INDEX TO FINANCIAL STATEMENTS

Contents	Page(s)
Fujian Xing Gang Port Services Co., Ltd.
Report of Independent Registered Public Accounting Firm	F-3
Balance Sheets of Fujian Xing Gang Port Services Co., Ltd. at December 31, 2009 and 2008	F-4
Statements of Income of Fujian Xing Gang Port Services Co., Ltd. for the year ended December 31, 2009 and from January 8, 2008 (Inception) to December 31, 2008	F-5
Statement of Changes in Owners’ Equity of Fujian Xing Gang Port Services Co., Ltd. for the year ended December 31, 2009 and from January 8, 2008 (Inception) to December 31, 2008	F-6
Statements of Cash Flows of Fujian Xing Gang Port Services Co., Ltd. for the year ended December 31, 2009 and from January 8, 2008 (Inception) to December 31, 2008	F-7
Notes to the Financial Statements of Fujian Xing Gang Port Services Co., Ltd. for the year ended December 31, 2009 and from January 8, 2008 (Inception) to December 31, 2008	F-8 to F-24
Balance Sheets of Fujian Xing Port Services Co., Ltd. at June 30, 2010 (Unaudited) and December 31, 2009	F-25
Statements of Income of Fujian Xing Port Services Co., Ltd. for the three and six months ended June 30, 2010 and 2009 (Unaudited)	F-26
Statement of Changes in Owners’ Equity of Fujian Xing Port Services Co., Ltd. for the six months ended June 30, 2010 (Unaudited)	F-27
Statements of Cash Flows of Fujian Xing Port Services Co., Ltd. for the six months ended June 30, 2010 and 2009 (Unaudited)	F-28
Notes to the Financial Statements of Fujian Xing Port Services Co., Ltd. as of and for the six months ended June 30, 2010 (Unaudited)	F-29 to F-46
China Dredging Group Co., Ltd and Subsidiaries
Report of Independent Registered Public Accounting Firm	F-48
Consolidated Balance Sheets of China Dredging Group Co., Ltd and Subsidiaries at December 31, 2010 and December 31, 2009	F-49
Consolidated Statements of Income of China Dredging Group Co., Ltd and Subsidiaries for the years ended December 31, 2010 and 2009 and for the period from January 8, 2008 (Date of Inception) to December 31, 2008	F-50
Consolidated Statements of Changes in Shareholders’ Equity and Comprehensive Income of China Dredging Group Co., Ltd and Subsidiaries for the years ended December 31, 2010 and 2009 and for the period from January 8, 2008 (Date of Inception) to December 31, 2008	F-51 to F-52
Consolidated Statements of Cash Flows of China Dredging Group Co., Ltd and Subsidiaries for the years ended December 31, 2010 and 2009 and for the period from January 8, 2008 (Date of Inception) to December 31, 2008	F-53
Notes to Consolidated Financial Statements of China Dredging Group Co., Ltd and Subsidiaries for the years ended December 31, 2010 and 2009 and for the period from January 8, 2008 (Date of Inception) to December 31, 2008	F-54 to F-86

Contents	Page(s)
Chardan Acquisition Corp.
Index to Condensed Financial Statements of Chardan Acquisition Corp. (A development stage company) as of and for the periods ended June 30, 2010 (Unaudited) and September 30, 2009	F-87
Index to Condensed Financial Statements of Chardan Acquisition Corp. (A development stage company) as of and for the periods ended January 31, 2010 and September 30, 2009	F-95
Index to Condensed Financial Statements of Chardan Acquisition Corp. (A development stage company) as of and for the periods ended September 30, 2010 (Unaudited) and January 31, 2010	F-105

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE OWNERS AND THE BOARD OF DIRECTORS OF
FUJIAN XING GANG PORT SERVICE CO., LTD.

We have audited the accompanying balance sheets of Fujian Xing Gang Port Service Co., Ltd. (the “Company”) as of December 31, 2009 and 2008, and the related statements of income, statement of changes in owners’ equity, and cash flows for the year ended December 31, 2009 and from January 8, 2008 (Inception) to December 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fujian Xing Gang Port Service Co., Ltd. as of December 31, 2009 and 2008 and the results of its operations and its cash flows for the year ended December 31, 2009 and from January 8, 2008 (Inception) to December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

UHY VOCATION HK CPA LIMITED
Certified Public Accountants

Hong Kong, the People’s Republic of China,
October 6, 2010, except for Note 20, as to which the date is May 18, 2011

FUJIAN XING GANG PORT SERVICE CO., LTD.

BALANCE SHEETS
(IN U.S. DOLLARS)

	December 31,
	2009	2008
Assets
Current assets
Cash	$23,343,469	$1,362,142
Cost and estimated earnings in excess of billings on contracts in progress	2,211,411	—
Other receivables	312	—
Inventories	429,226	—
Total current assets	25,984,418	1,362,142
Other assets
Prepaid dredger deposit	2,197,158	—
Security deposits	8,422,440	8,427,995
Property, plant and equipment, net	43,511,237	48,497,870
Total other assets	54,130,835	56,925,865
Total assets	$80,115,253	$58,288,007
Liabilities and owners’ equity
Current liabilities
Term loans	$7,030,906	$1,832,173
Dredgers payable	—	17,859,098
Income tax payable	2,042,047	2,223,002
Accrued liabilities and other payables	209,680	154,575
Total current liabilities	9,282,633	22,068,848
Non-current liabilities
Term loans, net of current portion	3,295,738	6,962,257
Total non-current liabilities	3,295,738	6,962,257
Total liabilities	12,578,371	29,031,105
Owners’ equity
Registered capital	29,002,371	8,501,266
Statutory reserves	4,888,018	2,009,023
Retained earnings	43,946,972	18,061,369
Accumulated other comprehensive income	682,256	685,244
Subscription receivable	(10,982,735)	—
Total owners’ equity	67,536,882	29,256,902
Total liabilities and owners’ equity	$80,115,253	$58,288,007

See notes to the financial statements.

FUJIAN XING GANG PORT SERVICE CO., LTD.

STATEMENTS OF INCOME
(IN U.S. DOLLARS)

	For the year ended December 31, 2009	For the period from January 8, 2008 (Inception) to December 31, 2008
Contract revenue	$80,333,891	$54,480,271
Cost of contract revenue, includes depreciation expense of $4,951,518 and $3,686,503 for the year ended December 31, 2009 and for the period from January 8, 2008 (Inception) to December 31, 2008, respectively	(38,715,490)	(25,424,227)
Gross profit	41,618,401	29,056,044
General and administrative expenses	(2,531,132)	(2,152,575)
Income from operations	39,087,269	26,903,469
Other income (expense):
Interest income	29,833	43,172
Interest expenses	(755,853)	(179,504)
Total other income (expense)	(726,020)	(136,332)
Income before income taxes	38,361,249	26,767,137
Income tax expense	(9,596,651)	(6,696,745)
Net income	$28,764,598	$20,070,392

See notes to the financial statements.

FUJIAN XING GANG PORT SERVICE CO., LTD.

STATEMENTS OF CHANGES IN OWNERS’ EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2009 AND FROM
JANUARY 8, 2008 (INCEPTION) TO DECEMBER 31, 2008
(IN U.S. DOLLARS)

	Registered Capital	Statutory Reserves	Retained Earnings	Accumulated Other Comprehensive Income	Subscription Receivable	Total
Balance as of January 8, 2008	$—	$—	$—	$—	$—	$—
Capital contributed by owners	8,501,266	—	—	—	—	8,501,266
Net income	—	—	20,070,392	—	—	20,070,392
Appropriation to statutory reserves	—	2,009,023	(2,009,023)	—	—	—
Foreign currency translation gain	—	—	—	685,244	—	685,244
Balance as of December 31, 2008	8,501,266	2,009,023	18,061,369	685,244	—	29,256,902
Capital contributed by owners	20,501,105	—	—	—	—	20,501,105
Subscription receivable	—	—	—	—	(10,982,735)	(10,982,735)
Net income	—	—	28,764,598	—	—	28,764,598
Appropriation to statutory reserves	—	2,878,995	(2,878,995)	—	—	—
Foreign currency translation loss	—	—	—	(2,988)	—	(2,988)
Balance as of December 31, 2009	$29,002,371	$4,888,018	$43,946,972	$682,256	$(10,982,735)	$67,536,882

See notes to the financial statements.

FUJIAN XING GANG PORT SERVICE CO., LTD.

STATEMENTS OF CASH FLOWS
(IN U.S. DOLLARS)

	For the year ended December 31, 2009	For the period from January 8, 2008 (Inception) to December 31, 2008
Cash flows from operating activities:
Net income	$28,764,598	$20,070,392
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property, plant and equipment	4,952,236	3,686,744
Changes in operating assets and liabilities:
Cost and estimated earnings in excess of billings on contracts in progress	(2,210,343)	—
Other receivables	(311)	—
Inventories	(429,018)	—
Income tax payable	(179,402)	2,186,909
Accrued liabilities and other payables	55,179	152,067
Net cash provided by operating activities	30,952,939	26,096,112
Cash flows from investing activities:
Deposit paid for dredgers	(2,196,096)	—
Changes in security deposits	—	(8,291,156)
Payment of purchases of property, plant and equipment	—	(33,768,198)
Net cash used in investing activities	(2,196,096)	(42,059,354)
Cash flows from financing activities:
Repayment of term loans	(1,830,080)	—
Proceeds from term loans	3,367,348	8,651,641
Payment of dredger payable	(17,838,704)	—
Capital contributions from owners	9,516,419	8,651,641
Net cash (used in)/provided by financing activities	(6,785,017)	17,303,282
Net increase in cash	21,971,826	1,340,040
Effect of exchange rate changes on cash	9,501	22,102
Cash at beginning of year/period	1,362,142	—
Cash at end of year/period	$23,343,469	$1,362,142
Non-cash investing and financing transactions:
Purchases of property, plant and equipment with issuance of debt	$—	$17,569,133
Supplemental information:
Cash paid for income tax	$9,776,053	$4,509,876
Cash paid for interest	$753,776	$154,451

See notes to the financial statements.

FUJIAN XING GANG PORT SERVICE CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2009 AND
FROM JANUARY 8, 2008 (INCEPTION) TO DECEMBER 31, 2008

1. DESCRIPTION OF BUSINESS AND ORGANIZATION

Fujian Xing Gang Port Service Co., Ltd. (the “Company”) formerly known as Fujian Xing Gang Shipping Co., Ltd., is a China-based company that provides subcontracting dredging services to dredging general contractors throughout the People’s Republic of China (“PRC”). The Company has focused its services on reclamation and maintenance dredging projects.

The Company was incorporated on January 8, 2008 with total registered capital $8,501,266 (RMB60,000,000). The Company was owned by two individuals, Qing Lin and Ping Lin. Qing Lin contributed cash of $5,950,886 (RMB42,000,000) holding 70% of the total ownership, while Ping Lin contributed cash of $2,550,380 (RMB18,000,000) holding 30% of the total ownership.

On April 14, 2008, Ping Lin sold all of her ownership to her father-in-law, Panxing Zhuo.

On September 21, 2009, the Company’s registered capital was increased to $29,002,371 (RMB200,000,000). $20,501,105 (RMB140,000,000) was contributed by Fujian Lutong Highway Engineering Construction Co. Ltd (“Lutong Highway”). As a result, Qing Lin’s ownership was reduced to 21%, and Panxing Zhuo’s ownership was reduced to 9% and Lutong Highway held the remaining 70% as of December 31, 2009. Lutong Highway has only funded $9,518,370 (RMB65,000,000) of the $20,501,105 (RMB140,000,000) commitment thereby creating a subscription receivable of $10,982,735 (RMB75,000,000) which is classified as a reduction of equity. The subscription receivable of $10,982,735 (RMB75,000,000) was originally payable by Lutong Highway, however, on March 3, 2010, Lutong Highway sold all its ownership to Qing Lin, who assumed the obligation to fulfill the unfunded subscription amount. Following the transfer of ownership interests to Qing Lin, his ownership percentage increased to 91% and Panxing Zhuo continued to hold 9% of the ownership.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of presentation

The Company’s financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (the “U.S. GAAP”).

Reclassifications

Certain reclassifications have been made to the financial statement presentations in the previous periods to correspond to the current period’s format. Total equity and net income are unchanged due to these reclassifications.

(b) Use of estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management of the Company to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the years. Significant items subject to such estimates and assumptions include the recoverability of the carrying amount and the estimated useful lives of long-lived assets; valuation allowances for receivables, percentage of completion of contracts and realizable values for inventories. Accordingly, actual results could differ from those estimates.

(c) Foreign currency translation

Assets and liabilities of foreign operation are translated at the rate of exchange in effect on the balance sheet date; income and expenses are translated at the average rate of exchange prevailing during the year. The year-end rates for December 31, 2009 and 2008 of Renminbi to one US dollar were 6.8270 and 6.8225, respectively; average rates for the year-end December 31, 2009 and 2008 were 6.8303 and 6.9351,

FUJIAN XING GANG PORT SERVICE CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2009 AND
FROM JANUARY 8, 2008 (INCEPTION) TO DECEMBER 31, 2008

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

respectively. The related translation adjustments are reflected in “Accumulated other comprehensive income” in the owners’ equity section of the balance sheet. As of December 31, 2009 and 2008, the accumulated foreign currency translation gain was $682,256 and $685,244, respectively. Foreign currency gains and losses resulting from transactions are included in earnings.

(d) Cash

Cash consists of cash on hand and at banks. Substantially all of the Company’s cash deposits are held with financial institutions located in the PRC where there is currently no rule or regulation mandated on obligatory insurance of bank accounts. Management believes these financial institutions are of high credit quality.

(e) Cost and estimated earnings in excess of billings on contracts in progress

Cost and estimated earnings in excess of billings represent amounts of revenue earned under contracts in progress but not billed at the balance sheet date. These amounts become billable according to the contract terms, which usually consider passage of time, and/or completion of the project. As of December 31, 2009 and 2008, cost and estimated earnings in excess of billings on contracts in progress were $2,211,411 and zero, respectively.

(f) Inventories

Inventories mainly consist of consumable parts including pipe, spare parts, and supplies used in the Company’s dredging operations. Inventories are stated at the lower of cost or market, using a weighted average cost method.

(g) Property, plant and equipment

Property, plant and equipment are recorded at cost less accumulated depreciation. Expenditures for major additions and betterments are capitalized. Depreciation of property, plant and equipment is computed by the straight-line method over the assets estimated useful lives ranging from five to ten years. Building improvements, are amortized on a straight-line basis over the estimated useful life.

Upon sale or retirement of property, plant and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.

The estimated useful lives of the assets are as follows:

Estimated lives
Dredgers	10
Office equipment	5

Expenditures for repairs and maintenance, which do not extend the useful life of the assets, are expensed as incurred.

(h) Impairment of long-lived assets

In accordance with ASC 360, Property Plant and Equipment, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will

FUJIAN XING GANG PORT SERVICE CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2009 AND
FROM JANUARY 8, 2008 (INCEPTION) TO DECEMBER 31, 2008

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

As individual dredger generates its own cash flow, each individual dredger is separately reviewed for impairment. If long-lived assets are to be disposed, depreciation is discontinued, if applicable, and the assets are reclassified as held for sale at the lower of their carrying amounts or fair values less costs to sell.

Based on the Company’s assessment, no triggering events were identified as of December 31, 2009 and 2008.

(i) Fair value measurements

In April 2009, the FASB issued ASC 820-10-65-4 (formerly FSP No. 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset and Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly”). This standard emphasizes that even if there has been a significant decrease in the volume and level of activity, the objective of a fair value measurement remains the same. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants. This standard provides a number of factors to consider when evaluating whether there has been a significant decrease in the volume and level of activity for an asset or liability in relation to normal market activity. In addition, when transactions or quoted prices are not considered orderly, adjustments to those prices based on the weight of available information may be needed to determine the appropriate fair value. This standard is effective for interim and annual reporting periods ending after June 15, 2009, and is applied prospectively. Early adoption is permitted for periods ending after March 15, 2009. The adoption of this standard did not have a material effect on the financial statements.

In August 2009, the FASB issued Accounting Standards Update “ASU” 2009-5 “Measuring Liabilities at Fair Value.” This ASU provides amendments to ASC 820-10 “Fair Value Measurements and Disclosures” to address concerns regarding the determination of the fair value of liabilities. Because liabilities are often not “traded”, due to restrictions placed on their transferability, there is typically a very limited amount of trades (if any) from which to draw market participant data. As such, many entities have had to determine the fair value of a liability through the use of a hypothetical transaction. This ASU clarifies the valuation techniques that must be used when the liability subject to the fair value determination is not traded as an asset in an active market. The management does not expect the adoption of this ASU to have a material effect on the financial statements.

(j) Revenue recognition

The Company recognizes contract revenues under the percentage-of-completion method to determine the appropriate amount to be recognized in a given period. Depending on the nature of contracts, the stage of completion is measured by reference to (a) the proportion of contract costs incurred for work performed to date to estimated total contract costs; (b) the amount of work certified by site engineer; or (c) completion of physical proportion of the contract work. The difference between amounts billed and recognized as revenue is reflected in the balance sheet as either contract revenues in excess of billings or billings in excess of contract revenues. Provisions for estimated losses on contracts in progress will be made in the period in which they are identified. In the event that contract revenue cannot be estimated reliably, contract revenue is recognized only to the extent of contract costs incurred that are likely to be recoverable. Costs that are incurred for a specific anticipated contract are deferred and recognized as prepaid expenses until the contracts are successfully bid, unless the costs are insignificant and in such case they are treated as expenses. These expenditures will be reported as prepaid expenses. Approved and unapproved change orders are considered a change in the scope

FUJIAN XING GANG PORT SERVICE CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2009 AND
FROM JANUARY 8, 2008 (INCEPTION) TO DECEMBER 31, 2008

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

of the original contracts to which they relate. Claims for additional compensation due to the Company are not recognized in contract revenues until such claims are settled.

(k) Cost and expenses

The components of costs of contract revenues include consumable parts, dredgers’ hire charges, salaries and wages and depreciation of dredgers. Costs of contract revenues vary significantly depending on the type, project size and location of work performed and assets utilized.

(l) Income taxes

The Company accounts for income taxes under ASC 740 “Income Taxes.” Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be effective when the differences are expected to reverse.

Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of income in the period that includes the enactment date.

The Company adopted ASC 740, “Income Taxes,” which prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken in the tax return. This interpretation also provides guidance on de-recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods and income tax disclosures.

The Company recognizes interest and penalty related to income tax matters as income tax expense. As of December 31, 2009 and 2008, there was no penalty or interest recognized as income tax expenses.

(m) Other comprehensive income

The Company has adopted ASC 220 “Comprehensive Income.” This statement establishes rules for the reporting of comprehensive income and its components. Comprehensive income consists of net income and foreign currency translation adjustments.

Other comprehensive income consists of the following:

	Year ended December 31, 2009	For the period from January 8, 2008 (Inception) to December 31, 2008
Net income	$28,764,598	$20,070,392
Other comprehensive income
– Foreign currency translation adjustments	(2,988)	685,244
Total comprehensive income	$28,761,610	$20,755,636

(n) Commitments and contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and environmental claims arising out of the normal course of businesses that relate to a wide range of matters, including among others, contracts breach liability. The Company records accruals for such contingencies based

FUJIAN XING GANG PORT SERVICE CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2009 AND
FROM JANUARY 8, 2008 (INCEPTION) TO DECEMBER 31, 2008

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

upon the assessment of the probability of occurrence and, where determinable, an estimate of the liability. Management may consider many factors in making these assessments including past history, scientific evidence and the specifics of each matter.

As of December 31, 2009 and 2008, the Company’s management has evaluated all such proceedings and claims. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial position, liquidity or results of operations.

(o) Economic and political risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances aboard, and rates and methods of taxation, among other things.

(p) Pension and employee benefits

Full time employees of the Company participate in a government mandated multi-employer defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees. PRC labor regulations require the Company to accrue for these benefits based on certain percentages of the employees’ salaries. Costs for pension and employee benefits for the years ended December 31, 2009 and 2008 were $34,618 and $19,856, respectively.

(q) Segment information

ASC 280 “Segment reporting” establishes standards for reporting information on operating segments in interim and annual financial statements. The Company has only one segment, all of the Company’s operations and customers are in the PRC and all income are derived from the services of dredging. Accordingly, no geographic information is presented.

(r) Financial guarantee

Under ASC 460-25-4, the Company should recognize in the statement of financial position a liability for guarantee and the amount of recognition, pursuant to ASC 460-30-2, should be the premium received or receivable by the Company. As the Company has not received (or does not have any receivable for) any premium for the guarantee, the Company does not have an amount to recognize in the statement of financial position. In addition, the Company is not required to recognize a liability under ASC 450-20-25 as the information available before the financial statements were issued indicates that the probability is remote that an asset had been impaired or a liability had been incurred at the date of the financial statements.

There was no financial guarantee incurred as of December 31, 2009.

(s) Recently issued accounting standards

Set forth below are recent pronouncements that have had or may have a significant effect on the Company’s financial statements. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, or disclosures.

FUJIAN XING GANG PORT SERVICE CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2009 AND
FROM JANUARY 8, 2008 (INCEPTION) TO DECEMBER 31, 2008

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

In May 2009, the FASB issued guidance within Topic 855-10 (formerly SFAS 165, “Subsequent Events”) relating to subsequent events. This guidance establishes principles and requirements for subsequent events. This guidance defines the period after the balance sheet date during which events or transactions that may occur would be required to be disclosed in a company’s financial statements. Public entities are required to evaluate subsequent events through the date that financial statements are issued. This guidance also provides guidelines in evaluating whether or not events or transactions occurring after the balance sheet date should be recognized in the financial statements. This guidance requires disclosure of the date through which subsequent events have been evaluated. This guidance is effective for interim and annual periods ending after June 15, 2009. The Company has adopted this guidance as of December 31, 2009. The adoption of this guidance did not have a material impact on the Company’s financial statements.

In June 2009, the FASB issued FASB ASC 105-10-05, 10, 15, 65, 70 (“FASB ASC 105-10-05, 10, 15, 65, 70”), (formerly FASB Statement No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles — a replacement of FASB Statement No. 162). FASB ASC 105-10-05, 10, 15, 65, 70 establishes the FASB ASC as the source of authoritative GAAP for nongovernmental entities. The ASC does not change GAAP, instead it takes individual pronouncements that currently comprise GAAP and reorganizes them into Topics. Contents in each Topic are further organized by Subtopic, then Section and finally Paragraph. The Paragraph level is the only level that contains substantive content. Citing particular content in the ASC involves specifying the unique numeric path to the content through the Topic, Subtopic, Section and Paragraph structure. FASB suggests that all citations begin with “FASB ASC.” FASB ASC 105-10-05, 10, 15, 65, 70 was effective for interim and annual periods ending after September 15, 2009 and did not have an impact on the Company’s financial statements.

In August 2009, the FASB issued ASU No. 2009-05, Measuring Liabilities at Fair Value. ASU 2009-05 amended ASC 820, Fair Value Measurements. Specifically, ASU 2009-05 provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following methods: 1) a valuation technique that uses a) the quoted price of the identical liability when traded as an asset or b) quoted prices for similar liabilities or similar liabilities when traded as assets and/or 2) a valuation technique that is consistent with the principles of ASC 820 (e.g., an income approach or market approach). ASU 2009-05 also clarifies that when estimating the fair value of a liability, a reporting entity is not required to adjust to include inputs relating to the existence of transfer restrictions on that liability. The adoption of this standard did not have a material impact on the Company’s financial statements.

In December 2009, the Financial Accounting Standards Board (“FASB”) issued an amendment to the accounting and disclosure requirements for the consolidation of VIEs, ASU No. 2009-17, Consolidations, Improvements to Financial Reporting by Enterprises involved with Variable Interest Entities (“ASU No. 2009-17”), to codify in ASC 810-10 the amendments to Interpretation 46R contained in Statement 167. The amendment requires an entity to qualitatively, rather than quantitatively, assess the determination of the primary beneficiary of a VIE. This determination should be based on whether the entity has the power to direct the activities that most significantly impact the economic performance of the VIE and the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE. Other key changes include: the requirement for an ongoing reconsideration of the primary beneficiary, the criteria for determining whether service provider or decision maker contracts are variable interests, the consideration of kick-out and removal rights in determining whether an entity is a VIE, the types of events that trigger the reassessment of whether an entity is a VIE and the expansion of the disclosures previously required. The impact of the adoption may be applied retrospectively with a cumulative-effect adjustment to retained earnings as of the beginning of the first year restated, or through a cumulative-effect adjustment on the date of adoption. The new accounting guidance for VIEs is effective for fiscal years beginning after November 15,

FUJIAN XING GANG PORT SERVICE CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2009 AND
FROM JANUARY 8, 2008 (INCEPTION) TO DECEMBER 31, 2008

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

2009, or January 1, 2010 for the Company. Early adoption is prohibited. The adoption of this standard did not have a material impact on the Company’s financial statements.

3. CASH

Cash represents cash in the bank and cash on hand. Cash as of December 31, 2009 and 2008 was $23,343,469 and $1,362,142, respectively. Renminbi is not a freely convertible currency and the remittance of funds out of the PRC is subject to the exchange restrictions imposed by the PRC government.

4. COST AND ESTIMATED EARNINGS IN EXCESS OF BILLINGS ON CONTRACT IN PROGRESS

Cost and estimated earnings in excess of billings represent amounts of revenue earned under contracts in progress but not billed at the balance sheet date. These amounts become billable according to the contract terms, which usually consider passage of time, and/or completion of the project. As of December 31, 2009 and 2008, the balance of cost and estimated earnings in excess of billings on contracts in progress was $2,211,411 and zero, respectively. Cost and estimated earnings in excess of billings as of December 31, 2009 include the following:

Name of contract	Estimated contract value	Total revenue recognized	Amount received/billed	Cost and estimated earnings in excess of billings	Status of contract (Completion %)
1. Zhuhai Gaolan Port Dredging I	$3,593,400	$3,562,573	$3,562,573	$—	100%
2. Zhuhai Gaolan Port Dredging II	4,160,871	4,057,455	4,057,455	—	100%
3. Zhuhai Gaolan Port Dredging III	1,669,034	1,184,474	834,347	350,127	71%
4. Zhanjiang Industrial Centre Dredging and Reclamation I	2,912,024	2,839,336	2,839,336	—	100%
5. Dalin Chandao Hulushan Dredging I	7,378,885	7,332,395	7,332,395	—	100%
6. Dalin Chandao Hulushan Dredging II	8,608,699	8,623,406	8,623,406	—	100%
7. Oujiang Port Lantian Dredging I	7,589,711	7,210,493	7,210,493	—	100%
8. Oujiang Port Lantian Dredging II	7,115,354	6,336,300	5,691,971	644,329	89%
9. Taishan Tongguhai Zone Guohuatai Dianmei Port Dredging I	674,641	674,469	674,469	—	100%
10. Taishan Tongguhai Zone Guohuatai Dianmei Port Dredging II	3,513,755	3,383,060	3,383,060	—	100%
11. Fangchengguang Steel Project I	19,025,519	18,357,311	18,357,311	—	100%
12. Fangchengguang Steel Steel Project II	3,474,225	3,417,983	3,417,983	—	100%

FUJIAN XING GANG PORT SERVICE CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2009 AND
FROM JANUARY 8, 2008 (INCEPTION) TO DECEMBER 31, 2008

4. COST AND ESTIMATED EARNINGS IN EXCESS OF BILLINGS ON CONTRACT IN PROGRESS  – (continued)

Name of contract	Estimated contract value	Total revenue recognized	Amount received/billed	Cost and estimated earnings in excess of billings	Status of contract (Completion %)
13. Tangshan Caofeidian Dredging and Reclamation I	9,220,678	6,028,905	5,532,167	496,738	65%
14. Tangshan Caofeidian Dredging and Reclamation II	11,009,765	7,325,728	6,605,511	720,217	67%
	$89,946,561	$80,333,888	$78,122,477	$2,211,411

Most of the Company’s customers are China state-owned companies. There are no credit terms and customers settle the balances according to percentage of completion of contracts and the date of settlement has been specified in the contracts. The Company believes all outstanding balances can be fully collected within 10 to 15 days after the completion of contracts and project completed reports issued. Therefore, no provision on allowance for doubtful accounts was provided as of December 31, 2009 and 2008.

The following schedule summarizes changes in backlog on contracts during the year ended December 31, 2009. Backlog represents the amount of revenue the Company expects to realize from work to be performed pursuant to contractual agreements on projects in progress and on projects for which work has not yet begun.

Backlog balance at December 31, 2008	$—
New contracts during the year	89,946,562
Less: Adjustment of contracts due to change orders during the year	(1,473,249)
Adjusted contract amount at December 31, 2009	88,473,313
Less: Contract revenue earned during the year	(80,333,891)
Backlog balance at December 31, 2009	$8,139,422

5. INVENTORIES

The Company provides dredging services for its customers in the PRC. Inventories consist of consumable parts which are used for dredging projects. As of December 31, 2009 and 2008, the balance of inventories was $429,226 and zero, respectively.

6. OTHER RECEIVABLES

Other receivables as of December 31, 2009 and 2008 consisted of the following:

	2009	2008
Social insurance prepaid for staff	$312	$—

Other receivables mainly represent social insurance prepaid for staff’s portion by the Company, this amount will be directly deducted from staff’s salaries and it is interest free.

7. PREPAID DREDGER DEPOSIT AND CAPITAL COMMITMENT

(a) Prepaid dredger deposit

Prepaid dredger deposit as of December 31, 2009 and 2008 consisted of the following:

	2009	2008
Prepaid dredger deposit	$2,197,158	$—

FUJIAN XING GANG PORT SERVICE CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2009 AND
FROM JANUARY 8, 2008 (INCEPTION) TO DECEMBER 31, 2008

7. PREPAID DREDGER DEPOSIT AND CAPITAL COMMITMENT  – (continued)

Prepaid dredger deposit represents a deposit for a new dredger before delivery. The Company paid a deposit for the acquisition of a dredger which will be used for the expansion of dredging operations. The total expected cost of the dredger is $29,295,444 and it is expected to be delivered on or before May 31, 2012.

(b) Capital commitment

The Company had the following capital commitment as of December 31, 2009:

Contracted, but not provided for:
Acquisition of dredger, net of deposit paid	$27,098,286

On May 20, 2009, the Company entered into a dredger purchase contract with Yiyang Zhonghai Vellel LLC (“Yiyang”), a non-related party of the Company. According to the dredger purchase contract, the Company paid a deposit of 7.5%, or $2,197,158 (RMB15,000,000), of the total purchase price on June 2, 2009. The balance due on the dredger amounted to $27,098,286 (RMB185,000,000), payable in 4 installments:

Payment Due Date (end of month after delivery)	Payment Amount
August 31, 2012	$8,129,485
November 30, 2012	6,774,572
February 28, 2013	6,774,572
May 31, 2013	5,419,657
$27,098,286

The dredger is expected to be delivered to the Company on or before May 31, 2012.

8. SECURITY DEPOSITS

Security deposits represent amounts on deposit with the owners of dredgers leased by the Company. Such amounts will be returned to the Company when the corresponding leases end. Security deposits as of December 31, 2009 and 2008 were $8,422,440 and $8,427,995, respectively.

9. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment as of December 31, 2009 and 2008 consisted of the following:

	2009	2008
Dredgers	$52,146,433	$52,180,828
Office equipment	3,784	3,786
	52,150,217	52,184,614
Less: Accumulated depreciation	(8,638,980)	(3,686,744)
	$43,511,237	$48,497,870

Total depreciation expense for the year ended December 31, 2009 and for the period from January 8, 2008 (Inception) to December 31, 2008 was $4,952,236 and $3,686,744, respectively, in which depreciation expense of dredgers (2009: $4,951,518 and for the period from January 8, 2008 (Inception) to December 31, 2008: $3,686,503) has been included in cost of revenue.

As of December 31, 2009, the Company owned three dredgers. As of December 31, 2009 and 2008, the total net book value of the three dredgers was $43,508,412 and $48,494,325, respectively. Two dredgers, Xinggangjun 66 and Xinggangjun 3, with an aggregate net book value as of December 31, 2009 and 2008 of $31,541,841 and $35,170,013, were pledged as collateral for bank term loans (see Notes 10 and 13). Another

FUJIAN XING GANG PORT SERVICE CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2009 AND
FROM JANUARY 8, 2008 (INCEPTION) TO DECEMBER 31, 2008

9. PROPERTY, PLANT AND EQUIPMENT  – (continued)

dredger, Xinggangjun 6, was pledged as a financial guarantee to a bank for the Company’s related company, Fujian Province Pingtan County Ocean Fishery Holdings Limited, to obtain a bank loan (see Note 16(b)).

10. TERM LOANS

In order to provide working capital for operations, on February 23, 2009 and September 28, 2008, the Company entered into following loan agreements:

	2009	2008
Fuzhou City Rural Credit Cooperative	$3,368,976	$—
Fujian Haixia Bank Co., Ltd	3,661,930	1,832,173
	$7,030,906	$1,832,173
Interest expenses incurred during the year/period	$209,212	$—
Range of monthly interest rate	5.974‰	N/A
Weighted average monthly interest rate	5.974‰	N/A

Term loan $3,368,976 borrowed from Fuzhou City Rural Credit Cooperative is fixed term loan with a period of twelve months and it was due on February 22, 2010. The term loan is secured by one of the Company’s dredgers with net book value of $11,951,900 at December 31, 2009. There are no financial covenants associated with the term loan.

As of December 31, 2009 and 2008, $3,661,930 and $1,832,173, respectively, of term loans in Fujian Haixia Bank Co., Ltd was reclassified from the term loan, net of current portion (see Note 13).

Interest expense on the term loans was $209,212 and zero for the year ended December 31, 2009 and for the period from January 8, 2008 (Inception) to December 31, 2008, respectively.

11. ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables as of December 31, 2009 and 2008 consisted of the following:

	2009	2008
Accrued interest	$27,527	$25,466
Accrued salaries and wages	69,405	66,145
Accrued staff benefits	103,671	44,909
Other tax payables	9,077	18,055
	$209,680	$154,575

Other tax payables represent payables other than income tax which consist of business tax, individual salary tax, stamp duty, embankment tax and other small local taxes. Business tax was 3% of revenue recognized, no business tax payable was included in other tax payable as of December 31, 2009 and 2008.

12. DREDGERS PAYABLE

Dredgers payable as at December 31, 2008 represented the amount due to dredger manufacturers for the acquisition of three dredgers. Such liability amounted to $17,859,098 at December 31, 2008 and was fully paid in April 2009.

FUJIAN XING GANG PORT SERVICE CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2009 AND
FROM JANUARY 8, 2008 (INCEPTION) TO DECEMBER 31, 2008

13. TERM LOANS, NET OF CURRENT PORTION

The Company entered into a loan agreement with a bank in the PRC to obtain fixed-rate term loans with maturities exceeding 12 months to meet its working capital needs. The term loans, net of current portion as of December 31, 2009 and 2008, consisted of the following:

	2009	2008
Fujian Haixia Bank Co., Ltd.	$3,295,738	$6,962,257
Maximum balance outstanding during the year/period	$8,788,633	$8,794,430
Interest expenses incurred during the year/period	546,641	179,504
Range of monthly interest rate	5.400 – 5.850‰	5.850 – 7.6055‰
Weighted average monthly interest rate	5.717‰	6.7276‰

The term loan, net of current portion entered into on September 28, 2008 was secured by one of the Company’s dredgers, Xinggangjun 66, and guaranteed by Xinrong Zhuo, the Chairman and Chief Executive Officer of the Company’s holding company, China Dredging Group Co., Ltd. (“China Dredging”), and the son of Pangxing Zhuo (an owner of Wonder Dredging). There are no restrictive financial covenants associated with the term loan. Such loan is payable on every six months with principal payments amounting to $6,957,668.

Interest expense on the term loan, net of current portion was $546,641 and $179,504 for the year ended December 31, 2009 and for the period from January 8, 2008 (Inception) to December 31, 2008, respectively.

The term loan, net of current portion was a fixed term loan. The scheduled principal payments through the maturity date at December 31, 2009 were as follows:

	Note
2010	10	$3,661,930
2011		3,295,738
		$6,957,668

14. OWNERS’ EQUITY AND RETAINED EARNINGS

(a) Registered capital

The Company was incorporated on January 8, 2008 in the PRC with total registered capital of $8,501,266 (RMB60,000,000) contributed by Qing Lin ($5,950,886, RMB42,000,000) and Ping Lin ($2,550,380, RMB18,000,000). On September 21, 2009, the Company’s registered capital was increased to $29,002,371 (RMB200,000,000). $20,501,105 (RMB140,000,000) through an additional capital contribution by Lutong Highway. As a result, Qing Lin’s ownership was reduced to 21%, and Panxing Zhuo’s ownership was reduced to 9% and Lutong Highway held the remaining 70% as of December 31, 2009. Lutong Highway has only funded $9,518,370 (RMB65,000,000) of the $20,501,105 (RMB140,000,000) commitment thereby creating a subscription receivable which is classified as a reduction of equity. The subscription receivable of $10,982,735 (RMB75,000,000) was originally payable by Lutong Highway, however, on March 3, 2010, Lutong Highway sold all its ownership to Qing Lin, who assumed the obligation to fulfill the unfunded subscription amount. Following the transfer of ownership interests to Qing Lin, his ownership percentage increased to 91% and Panxing Zhuo continued to hold 9% of the ownership.

FUJIAN XING GANG PORT SERVICE CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2009 AND
FROM JANUARY 8, 2008 (INCEPTION) TO DECEMBER 31, 2008

14. OWNERS’ EQUITY AND RETAINED EARNINGS  – (continued)

(b) Retained earnings and statutory reserves

Retained earnings and statutory reserves as of December 31, 2009 and 2008 consisted of the following:

	2009	2008
Retained earnings	$43,946,972	$18,061,369
Statutory reserves	$4,888,018	$2,009,023

The Company is required to make appropriations of retained earnings set at certain percentages of after-tax profits determined in accordance with the PRC accounting rules and regulations (“PRC GAAP”). The general reserve fund requires annual appropriations of 10% of after-tax profit as determined under PRC GAAP at each year-end and after setting off against any accumulated losses from prior years until such fund has reached 50% of the registered capital.

Appropriation to the statutory reserve must be made before distribution of dividends to owners. This statutory reserve is not distributable in the form of cash dividends.

15. INCOME TAXES

All of the Company’s income was generated in the PRC.

	For the year ended December 31, 2009	For the period from January 8, 2008 (Inception) to December 31, 2008
Current income tax expense	$9,596,651	$6,696,745

The Company’s income tax provision in respect of operations in PRC is calculated at the applicable tax rates on the estimated assessable profits for the year based on existing legislation, interpretations and practices in respect thereof. The standard tax rate applicable to the Company was 25% which was effective on January 1, 2008.

A reconciliation of the expected income tax expense to the actual income tax expense was as follows:

	For the year ended December 31, 2009	For the period from January 8, 2008 (Inception) to December 31, 2008
Income before tax	$38,361,249	$26,767,137
Expected PRC income tax expense at statutory tax rate of 25%	$9,590,312	$6,691,784
Effect of exchange rate	6,339	4,961
Actual income tax expense	$9,596,651	$6,696,745

The PRC tax system is subject to substantial uncertainties and has been subject to recently enacted changes, the interpretation and enforcement of which are also uncertain. There can be no assurance that changes in PRC tax laws or their interpretation or their application will not subject the Company to substantial PRC taxes in future.

No deferred tax liability has been provided as the amount involved is immaterial. The Company has analyzed the tax positions taken or expected to be taken in its tax filings and has concluded it has no material liability related to uncertain tax positions.

FUJIAN XING GANG PORT SERVICE CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2009 AND
FROM JANUARY 8, 2008 (INCEPTION) TO DECEMBER 31, 2008

15. INCOME TAXES  – (continued)

For the year ended December 31, 2009 and for the period from January 8, 2008 (Inception) to December 31, 2008, there was no unrecognized tax benefit. Management does not anticipate any potential future adjustments in the next twelve months which would result in a material change to its financial tax position. As of December 31, 2009 and 2008, the Company did not accrue any interest and penalties.

16. RELATED PARTY TRANSACTIONS

(a) Operating lease commitments

In 2008, the Company entered into an office rental agreement with Ping Lin, a relative of one of the owners, Qing Lin, from January 8, 2008 to December 31, 2009. This agreement has been renewed and extended the period from January 1, 2010 to December 31, 2015. The Company also entered into a dredger and crew hire agreement from June 1, 2008 and May 31, 2016 with Lutong Highway, a company owned by Xiu Zhen Lin, one of the former owners of the Company. Office rental and dredger rental paid for the year ended December 31, 2009 and for the period from January 8, 2008 (inception) to December 31, 2008 were as follows:

	Name of related party	For the year ended December 31, 2009	For the period from January 8, 2008 (Inception) to December 31, 2008
Office rental	Ping Lin	$8,872	$8,738
Hire charge of dredger	Fujian Lutong Highway Engineering Construction Co., Ltd	1,024,845	588,792
Hire charge of crew	Fujian Lutong Highway Engineering Construction Co., Ltd	527,063	302,807
		$1,560,780	$900,337

Hire charges of dredger and crew are included as part of the cost of revenue. Office rental is included in the general and administrative expenses.

The total future minimum lease payments under non-cancellable operating leases with respect to office as of December 31,2009 were payable to the related party as follows:

Office rental
For the year ended December 31,
2010	$11,539
2011	11,539
2012	11,539
2013	11,539
2014	11,539
Thereafter	11,539
$69,234

Operating lease commitments for both related parties commitments and non-related parties commitments is summarized in note 18.

On January 4, 2011, the Company entered into a purchase agreement with Lutong Highway for the purchase of dredger Xinggangjun 9. The total purchase price was approximately $13.6 million (equivalent to RMB89.8 million). Since Xinggangjun 9 had been hired by the Company, the hire of the dredger was terminated effective on the date the agreement was signed (see note 20(d)). The Company also terminated the crew hire agreement with Lutong Highway effective on the same date.

FUJIAN XING GANG PORT SERVICE CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2009 AND
FROM JANUARY 8, 2008 (INCEPTION) TO DECEMBER 31, 2008

16. RELATED PARTY TRANSACTIONS  – (continued)

(b) Financial Guarantee

The Company had the following financial guarantees as of December 31, 2009:

Guarantees given to the bank to secure the bank loan granted to related party	$7,909,770

The Company has provided financial guarantee to a bank to secure the bank loan granted to a related party, Fujian Province Pingtan County Ocean Fishery Holdings Limited which engages in fishery, for the period of the loan outstanding, the maximum guaranteed amount is $7,909,770, and the Company pledged one of its dredger, Xinggangjun 6, to the bank for security. The Company is required to pay under the guarantee the loan principal, accrued interest and penalty, etc, when the related company failed to repay its loans in time. The indebtedness of the related party has all been repaid and there was no outstanding contingent payment obligation by the Company in respect to the indebtedness of the related party.

The related company is indirectly under control of Fujian Honglong Ocean Fishery Huanghe Company Limited (“Honglong”), which Ping Lin had 92.5% of the ownership holding of Honlong. Ping Lin is the daughter-in-law of Panxing Zhuo, the owner of the Company and sister of Qing Lin, the principal owner of the Company.

(c) Term loan

As of December 31, 2009 and 2008, one term loan from Fujian Haixia Bank was secured by one of the Company’s dredgers, Xinggangjun 66. The loan was guaranteed by Xinrong Zhuo, the Chairman and Chief Executive Officer of the Company’s holding company, China Dredging, and son of Pangxing Zhuo, an owner of Wonder Dredging.

17. CERTAIN RISKS AND CONCENTRATIONS

(a) Credit risk

As of December 31, 2009 and 2008, substantially all of the Company’s cash included bank deposits in accounts maintained within the PRC where there is currently no rule or regulation in place for obligatory insurance to cover bank deposits in the event of bank failure. However, the Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts.

(b) Major customers

Customers accounting for 10% or more of the Company’s revenues were as follows:

	For the year ended December 31, 2009	For the period from January 8, 2008 (Inception) to December 31, 2008
Customer A	40%	—
Customer B*	32%	48%
Customer C*	17%	—
Customer D	11%	21%
Customer E	—	24%
	100%	93%

*	Indicates customers under control of a common parent company.

FUJIAN XING GANG PORT SERVICE CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2009 AND
FROM JANUARY 8, 2008 (INCEPTION) TO DECEMBER 31, 2008

17. CERTAIN RISKS AND CONCENTRATIONS  – (continued)

(c) Major suppliers

Suppliers accounting for 10% or more of the Company’s total purchases were as follows:

	For the year ended December 31, 2009	For the period from January 8, 2008 (Inception) to December 31, 2008
Supplier A	65%	62%
Supplier B	30%	32%
	95%	94%

The Company is dependent on third-party consumable parts manufacturers for all of its supply of dredging consumable parts. Both for the year ended December 31, 2009 and the period from January 8, 2008 (Inception) to December 31, 2008, products purchased from the Company’s three largest suppliers accounted for 100% of product purchases. The Company is dependent on the ability of its suppliers to provide products on a timely basis and on favorable pricing terms. The loss of certain principal suppliers or a significant reduction in product availability from principal suppliers could have a material adverse effect on the Company. The Company believes that its relationships with its suppliers are satisfactory, and the Company has never experienced inadequate supply from suppliers.

18. OPERATING LEASE COMMITMENTS

The total future minimum lease payments under non-cancellable operating leases with respect to dredgers crew and office as of December 31, 2009 were payable as follows:

	Hire charge of dredger	Hire charge of crew	Office rental	Total
For the year ended December 31,
2010	$695,767	$930,716	$11,539	$1,638,022
2011	695,767	637,909	11,539	1,345,215
2012	695,767	527,318	11,539	1,234,624
2013	695,767	527,318	11,539	1,234,624
2014	695,767	527,318	11,539	1,234,624
Thereafter	695,767	527,318	11,539	1,234,624
	$4,174,602	$3,677,897	$69,234	$7,921,733

Rental expenses under non-cancellable operating leases arrangements for the year ended December 31, 2009 and for the period from January 8, 2008 (Inception) to December 31, 2008, were $3,186,476 and $2,392,600, respectively. $1,560,780 and $900,337 was of the rental expenses paid to the related parties for the year ended December 31, 2009 and for the period from January 8, 2008 (Inception) to December 31, 2008, respectively (see Note 16(a)).

FUJIAN XING GANG PORT SERVICE CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2009 AND
FROM JANUARY 8, 2008 (INCEPTION) TO DECEMBER 31, 2008

18. OPERATING LEASE COMMITMENTS  – (continued)

The operating commitments below include both the related parties commitments and non-related parties commitments. The total future lease payments as of December 31, 2009 is summarized as follows:

	Note	Hire charge of dredgers	Hire charge of crew	Office rental	Total

Related parties commitments	16(a)	$—	$—	$69,234	$69,234
Non-related parties commitments		4,174,602	3,677,897	—	7,852,499
		$4,174,602	$3,677,897	$69,234	$7,921,733

19. CONTINGENCIES

Legal proceeding

The Company was sued in four related lawsuits brought by several individuals in Wenzhou, China, in May 2010. The lawsuits related to a traffic accident that allegedly caused the deaths of two people and injuries to two other people. The plaintiffs alleged that a truck was hired for a port construction project referred to as the Lingkun Construction Project, and that the owner, the general contractor and the Company as the subcontractor of the Lingkun Construction Project, all of whom were named as co-defendants in these lawsuits, were responsible for the damages. The plaintiffs claimed total damages of approximately $0.6 million. The court in the first instance for these four lawsuits held that the Company was not responsible for any of the claims by the plaintiffs. Such court decisions are legally effective as they were not appealed. From time to time, the Company may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm the Company’s business.

20. SUBSEQUENT EVENTS

(a) Long-term loans

In order to meet the Company’s working capital needs, the Company has entered into two loan agreements in February 2010 with banks in the PRC to obtain fixed-rate term loans with maturities exceeding 12 months. The Company pledged two dredgers in connection with these loans and the loans are further guaranteed by Qing Lin, an owner of Wonder Dredging and Xinrong Zhuo the Chairman and Chief Executive Officer of the Company and the son of Panxing Zhuo (the other owner of Wonder Dredging). Such loans are summarized as follows:

Fujian Haixia Bank Co., Ltd	$5,859,088
Fuzhou City Rural Credit Cooperative	3,368,976
$9,228,064

The Company made loan repayments of $1.8 million and entered into new loans amounting to $9.2 million in the first quarter of 2010. The new loans were fully repaid by the Company in June and December 2010.

(b) Dividend payable

On May 27, 2010, the Company declared a dividend to its owner, Wonder Dredging, in the amount of $51,087,387 (RMB350,803,477), representing the entire retained profits of the Company through March 31, 2010. Wonder Dredging agreed this amount would be retained by the Company and not be drawn as a commitment to the investment of Fujian WangGang in the Company.

FUJIAN XING GANG PORT SERVICE CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2009 AND
FROM JANUARY 8, 2008 (INCEPTION) TO DECEMBER 31, 2008

20. SUBSEQUENT EVENTS  – (continued)

(c) Capital transactions

On May 20, 2010, Qing Lin and Panxing Zhuo sold all of their ownership interests in the Company to Wonder Dredging Engineering Limited Liability Company (“Wonder Dredging”) and Wonder Dredging assumed the unfunded subscription obligation of Qing Lin. Accordingly, as of May 20, 2010, Wonder Dredging held 100% of the ownership of the Company. The total registered capital contributed or committed remained unchanged at $29,002,371(RMB200,000,000), of which $10,982,735 (RMB75,000,000) was unfunded.

On June 29, 2010, Fujian WangGang Dredging Construction Co., Ltd. (“Fujian WangGang”), a wholly owned subsidiary of China Dredging Group Co., Ltd., obtained 50% ownership of the Company from Wonder Dredging by virtue of a capital contribution commitment of $23,602,460 (RMB158,597,183) into the Company, which amount included the unfunded subscription amount of $10,982,735 (RMB75,000,000). Fujian WangGang funded the total capital commitment in January 2011. As of June 29, 2010, Wonder Dredging held 50% of the ownership of the Company and Fujian WangGang held the remaining 50%.

(d) Purchase of a dredger

On January 4, 2011, the Company entered into a purchase agreement with Lutong Highway, a related party of the Company, for the purchase of dredger Xinggangjun 9. The total purchase price was approximately $13.6 million (equivalent to RMB89.8 million). The consideration was determined by reference to the valuation report value of $14.6 million (RMB96.6 million) with a 7% discount. On January 21, 2011, the full consideration was paid.

FUJIAN XING GANG PORT SERVICE CO., LTD.

BALANCE SHEETS
(IN US DOLLARS)

	(Unaudited) June 30, 2010	December 31, 2009
Assets
Current assets
Cash	$22,894,565	$23,343,469
Accounts receivable, net	3,692,713	—
Cost and estimated earnings in excess of billings on contracts in progress	5,152,615	2,211,411
Other receivables	1,079	312
Due from related companies	12,693,456	—
Inventories	1,193,210	429,226
Total current assets	45,627,638	25,984,418
Other assets
Prepaid dredger deposit	2,211,932	2,197,158
Security deposits	25,968,089	8,422,440
Property, plant and equipment, net	41,689,943	43,511,237
Total other assets	69,869,964	54,130,835
Total assets	$115,497,602	$80,115,253
Liabilities and owners’ equity
Current liabilities
Term loans	$4,423,865	$7,030,906
Accounts payable	789,086	—
Income tax payable	3,418,577	2,042,047
Accrued liabilities and other payables	771,486	209,680
Dividend payable	51,087,387	—
Total current liabilities	60,490,401	9,282,633
Non-current liabilities
Term loans, net of current portion	7,962,957	3,295,738
Total non-current liabilities	7,962,957	3,295,738
Total liabilities	68,453,358	12,578,371
Owners’ equity
Registered capital	29,002,371	29,002,371
Statutory reserves	4,888,018	4,888,018
Additional paid-in capital	12,619,725	—
Retained earnings	10,219,693	43,946,972
Accumulated other comprehensive income	1,297,172	682,256
Subscription receivable	(10,982,735)	(10,982,735)
Total owners’ equity	47,044,244	67,536,882
Total liabilities and owners’ equity	$115,497,602	$80,115,253

See notes to the financial statements

FUJIAN XING GANG PORT SERVICE CO., LTD.

STATEMENTS OF INCOME (UNAUDITED)
(IN US DOLLARS)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2010	2009	2010	2009
Contract revenue	$25,955,955	$22,723,001	$45,981,433	$40,825,253
Cost of contract revenue, includes depreciation of $1,249,866 and $1,500,647 for the three months ended June 30, 2010 and 2009, respectively and $2,497,042 and $2,475,070 for the six months ended June 30, 2010 and 2009, respectively	(10,882,457)	(10,332,609)	(20,389,446)	(18,830,015)
Gross profit	15,073,498	12,390,402	25,591,987	21,995,238
General and administrative expenses	(1,237,460)	(849,048)	(2,049,384)	(1,224,771)
Income from operations	13,836,038	11,541,354	23,542,603	20,770,467
Other income (expense):
Interest income	27,258	7,202	44,585	12,638
Interest expenses	(241,275)	(216,368)	(442,827)	(395,337)
Sundry income	—	—	88	—
Total other expenses	(214,017)	(209,166)	(398,154)	(382,699)
Income before income taxes	13,622,021	11,332,188	23,144,449	20,387,768
Income tax expense	(3,402,328)	(2,834,991)	(5,784,341)	(5,100,233)
Net income	$10,219,693	$8,497,197	$17,360,108	$15,287,535

See notes to the financial statements

FUJIAN XING GANG PORT SERVICE CO., LTD.

STATEMENT OF CHANGES IN OWNERS’ EQUITY (UNAUDITED)
FOR THE SIX MONTHS ENDED JUNE 30, 2010
(IN US DOLLARS)

	Registered Capital	Statutory reserves	Additional paid-in capital	Retained earnings	Accumulated other comprehensive income	Subscription receivable	Total
Balance as of December 31, 2009	$29,002,371	$4,888,018	$—	$43,946,972	$682,256	$(10,982,735)	$67,536,882
Capital contributed by Fujian WangGang Dredging Construction Co., Ltd.	—	—	12,619,725	—	—	—	12,619,725
Net income	—	—	—	17,360,108	—	—	17,360,108
Dividend	—	—	—	(51,087,387)	—	—	(51,087,387)
Foreign currency translation gain	—	—	—	—	614,916	—	614,916
Balance as of June 30, 2010	$29,002,371	$4,888,018	$12,619,725	$10,219,693	$1,297,172	$(10,982,735)	$47,044,244

See notes to the financial statements

FUJIAN XING GANG PORT SERVICE CO., LTD.

STATEMENTS OF CASH FLOWS (UNAUDITED)
(IN US DOLLARS)

	For the Six Months Ended June 30,
	2010	2009
Cash flows from operating activities:
Net income	$17,360,108	$15,287,535
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property, plant and equipment	2,497,401	2,475,429
Changes in operating assets and liabilities:
Accounts receivable, net	(3,672,405)	—
Cost and estimated earnings in excess of billings on contracts in progress	(2,910,240)	(439,238)
Other receivables	(761)	(329)
Inventories	(756,912)	(92,464)
Accounts payable	784,746	—
Income tax payable	1,355,304	422,462
Accrued liabilities and other payables	557,315	400,237
Net cash provided by operating activities	15,214,556	18,053,632
Cash flows from investing activities:
Deposit paid for dredgers	—	(20,029,229)
Changes in security deposits	(17,392,834)	—
Payment of purchases of property, plant and equipment	(323,644)	—
Advance to related companies	(73,731)	—
Net cash used in investing activities	(17,790,209)	(20,029,229)
Cash flows from financing activities:
Proceeds from short-term loans	—	3,366,411
Repayment of short-term loans	(3,372,978)	—
Proceeds from long-term loans	9,239,026	—
Repayment of long-term loans	(3,886,257)	—
Net cash provided by financing activities	1,979,791	3,366,411
Net (decrease)/increase in cash	(595,862)	1,390,814
Effect of exchange rate changes on cash	146,958	(1,363)
Cash at beginning of period	23,343,469	1,362,142
Cash at end of period	$22,894,565	$2,751,593
Supplemental information:
Cash paid for income tax	$4,429,037	$4,677,770
Cash paid for interest	$445,781	$390,945

See notes to the financial statements

FUJIAN XING GANG PORT SERVICE CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
(IN US DOLLARS)

1. DESCRIPTION OF BUSINESS AND ORGANIZATION

Fujian Xing Gang Port Service Co., Ltd. (the “Company” or “Fujian Service”) formerly known as Fujian Xing Gang Shipping Co., Ltd., is a China-based company that performs dredging services specifically, capital dredging, maintenance dredging and reclamation dredging throughout mainland China. The Company provides its services directly to its customers in the People’s Republic of China (PRC).

The Company was incorporated on January 8, 2008 with total registered capital $8,501,266 (RMB60,000,000). The Company was owned by two individuals, Qing Lin and Ping Lin. Qing Lin contributed cash of $5,950,886 (RMB42,000,000) holding 70% of the total ownership, while Ping Lin contributed cash of $2,550,380 (RMB18,000,000) holding 30% of the total ownership.

On April 14, 2008, Ping Lin sold all of her ownership to her father-in-law, Panxing Zhuo.

On September 21, 2009, the Company’s registered capital was increased to $29,002,371 (RMB200,000,000). $20,501,105 (RMB140,000,000) was contributed by Fujian Lutong Highway Engineering Construction Co. Ltd (“Lutong Highway”). As a result, Qing Lin’s ownership was reduced to 21%, and Panxing Zhuo’s ownership was reduced to 9% and Lutong Highway held the remaining 70% as of December 31, 2009. Lutong Highway has only funded $9,518,370 (RMB65,000,000) of the $20,501,105 (RMB140,000,000) commitment thereby creating a subscription receivable which is classified as a reduction of equity. The subscription receivable of $10,982,735 (RMB75,000,000) was originally payable by Lutong Highway, however, on March 3, 2010, Lutong Highway sold all its ownership to Qing Lin, who assumed the obligation to fulfill the unfunded subscription amount. Following the transfer of ownership interests to Qing Lin, his ownership percentage increased to 91% and Panxing Zhuo continued to hold 9% of the ownership.

On May 20, 2010, Qing Lin and Panxing Zhuo sold all of their ownership interests in the Company to Wonder Dredging Engineering Limited Liability Company (“Wonder Dredging”) and Wonder Dredging assumed the unfunded subscription obligation of Qing Lin. Accordingly, as of May 20, 2010, Wonder Dredging held 100% of the ownership of the Company. The total registered capital contributed or committed remained unchanged at $29,002,371(RMB200,000,000), of which $10,982,735 (RMB75,000,000) was unfunded.

On June 29, 2010, Fujian WangGang Dredging Construction Co., Ltd. (“Fujian WangGang”) obtained 50% ownership of the Company from Wonder Dredging by virtue of a capital contribution commitment of $23,602,460 (RMB158,597,183) into the Company, which amount included the unfunded subscription amount of $10,982,735 (RMB75,000,000). Fujian WangGang funded the total capital commitment in January 2011. As of June 29, 2010, Wonder Dredging held 50% of the ownership of the Company and Fujian WangGang held the remaining 50%.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of presentation

The Company’s financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (the “U.S. GAAP”).

Reclassifications

Certain reclassifications have been made to the financial statement presentations in the previous periods to correspond to the current period’s format. Total equity and net income are unchanged due to these reclassifications.

FUJIAN XING GANG PORT SERVICE CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
(IN US DOLLARS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

(b) Use of estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management of the Company to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the years. Significant items subject to such estimates and assumptions include the recoverability of the carrying amount and the estimated useful lives of long-lived assets; valuation allowances for receivables, percentage of completion of contracts and realizable values for inventories. Accordingly, actual results could differ from those estimates.

(c) Foreign currency translation

Assets and liabilities of foreign operation are translated at the rate of exchange in effect on the balance sheet date; income and expenses are translated at the average rate of exchange prevailing during the period. The period-end rates for June 30, 2010 and December 31, 2009 of Renminbi to one US dollar were 6.7814 and 6.8270, respectively; average rates for the six months ended June 30, 2010 and 2009 were 6.8189 and 6.8322, respectively. The related translation adjustments are reflected in “Accumulated other comprehensive income” in the owners’ equity section of the balance sheet. As of June 30, 2010 and December 31, 2009, the accumulated foreign currency translation gain was $1,297,172 and $682,256, respectively. Foreign currency gains and losses resulting from transactions are included in earnings.

(d) Cash

Cash consist of cash on hand and at banks. Substantially all of the Company’s cash deposits are held with financial institutions located in the PRC where there is currently no rule or regulation mandated on obligatory insurance of bank accounts. Management believes these financial institutions are of high credit quality. The Company maintains bank accounts in the PRC.

(e) Accounts receivable, net

Accounts receivable represent amounts billed under the terms of contracts with customers. There is no amount related to retainage. The Company anticipates collection of all the outstanding balances within 10 to 15 days after completion reports of the contracts are issued. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing receivable. The Company provides an allowance for estimated uncollectible receivables when events or conditions indicate that amounts outstanding are not recoverable. Outstanding account balances are reviewed individually for collectability. Based on the Company’s assessment of collectability, there has been no allowance for doubtful accounts recognized for the six months ended June 30, 2010 and the year ended December 31, 2009.

(f) Cost and estimated earnings in excess of billings on contracts in progress

Cost and estimated earnings in excess of billings represent amounts of revenue earned under contracts in progress but not billed at the balance sheet date. These amounts become billable according to the contract terms, which usually consider passage of time, and/or completion of the project. As of June 30, 2010 and December 31, 2009, cost and estimated earnings in excess of billings on contracts in progress were $5,152,615 and $2,211,411, respectively.

(g) Inventories

Inventories mainly consist of consumable parts including pipe, spare parts, and supplies used in the Company’s dredging operations. Inventories are stated at the lower of cost or market, using a weighted average cost method.

FUJIAN XING GANG PORT SERVICE CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
(IN US DOLLARS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

(h) Property, plant and equipment

Property, plant and equipment are recorded at cost less accumulated depreciation. Expenditures for major additions and betterments are capitalized. Depreciation of property, plant and equipment is computed by the straight-line method over the assets estimated useful lives ranging from five to ten years. Building improvements, are amortized on a straight-line basis over the estimated useful life.

Upon sale or retirement of property, plant and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.

The estimated useful lives of the assets are as follows:

Estimated lives
Dredgers	10
Machinery	5
Office equipment	5

Expenditures for repairs and maintenance, which do not extend the useful life of the assets, are expensed as incurred.

(i) Impairment of long-lived assets

In accordance with ASC 360, Property Plant and Equipment, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

As individual dredger generates its own cash flow, each individual dredger is separately reviewed for impairment. If long-lived assets are to be disposed, depreciation is discontinued, if applicable, and the assets are reclassified as held for sale at the lower of their carrying amounts or fair values less costs to sell.

Based on the Company’s assessment, no triggering events were identified as of June 30, 2010 and December 31, 2009.

(j) Fair value measurements

In April 2009, the FASB issued ASC 820-10-65-4 (formerly FSP No. 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset and Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly”). This standard emphasizes that even if there has been a significant decrease in the volume and level of activity, the objective of a fair value measurement remains the same. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants. This standard provides a number of factors to consider when evaluating whether there has been a significant decrease in the volume and level of activity for an asset or liability in relation to normal market activity. In addition, when transactions or quoted prices are not considered orderly, adjustments to those prices based on the weight of

FUJIAN XING GANG PORT SERVICE CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
(IN US DOLLARS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

available information may be needed to determine the appropriate fair value. This standard is effective for interim and annual reporting periods ending after June 15, 2009, and is applied prospectively. Early adoption is permitted for periods ending after March 15, 2009. The adoption of this standard did not have a material effect on the financial statements.

In August 2009, the FASB issued Accounting Standards Update “ASU” 2009-5 “Measuring Liabilities at Fair Value”. This ASU provides amendments to ASC 820-10 “Fair Value Measurements and Disclosures” to address concerns regarding the determination of the fair value of liabilities. Because liabilities are often not “traded”, due to restrictions placed on their transferability, there is typically a very limited amount of trades (if any) from which to draw market participant data. As such, many entities have had to determine the fair value of a liability through the use of a hypothetical transaction. This ASU clarifies the valuation techniques that must be used when the liability subject to the fair value determination is not traded as an asset in an active market. The management does not expect the adoption of this ASU to have a material effect on the financial statements.

(k) Revenue recognition

The Company recognizes contract revenues under the percentage-of-completion method to determine the appropriate amount to be recognized in a given period. Depending on the nature of contracts, the stage of completion is measured by reference to (a) the proportion of contract costs incurred for work performed to date to estimated total contract costs; (b) the amount of work certified by site engineer; or (c) completion of physical proportion of the contract work. The difference between amounts billed and recognized as revenue is reflected in the balance sheet as either contract revenues in excess of billings or billings in excess of contract revenues. Provisions for estimated losses on contracts in progress will be made in the period in which they are identified. In the event that contract revenue cannot be estimated reliably, contract revenue is recognized only to the extent of contract costs incurred that are likely to be recoverable. Costs that are incurred for a specific anticipated contract are deferred and recognized as prepaid expenses until the contracts are successfully bid, unless the costs are insignificant and in such case they are treated as expenses. These expenditures will be reported as prepaid expenses. Approved and unapproved change orders are considered a change in the scope of the original contracts to which they relate. Claims for additional compensation due to the Company are not recognized in contract revenues until such claims are settled.

(l) Cost and expenses

The components of costs of contract revenues include consumable parts, dredgers’ hire charges, salaries and wages and depreciation of dredgers. Costs of contract revenues vary significantly depending on the type, project size and location of work performed and assets utilized.

(m) Income taxes

The Company accounts for income taxes under ASC 740 “Income Taxes”. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be effective when the differences are expected to reverse.

Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of income in the period that includes the enactment date.

FUJIAN XING GANG PORT SERVICE CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
(IN US DOLLARS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

The Company adopted ASC 740, “Income Taxes”, which prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken in the tax return. This interpretation also provides guidance on de-recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods and income tax disclosures.

The Company recognizes interest and penalty related to income tax matters as income tax expense. As of June 30, 2010 and December 31, 2009, there was no penalty or interest recognized as income tax expenses.

(n) Other comprehensive income

The Company has adopted ASC 220 “Comprehensive Income”. This statement establishes rules for the reporting of comprehensive income and its components. Comprehensive income consists of net income and foreign currency translation adjustments.

Other comprehensive income consists of the following for the six months ended June 30, 2010 and 2009:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2010	2009	2010	2009
Net income	$10,219,693	$8,497,197	$17,360,108	$15,287,535
Other comprehensive income
– Foreign currency translation adjustments	602,366	15,366	614,916	(35,681)
Total comprehensive income	$10,822,059	$8,512,563	$17,975,024	$15,251,854

(o) Commitments and contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and environmental claims arising out of the normal course of businesses that relate to a wide range of matters, including among others, contracts breach liability. The Company records accruals for such contingencies based upon the assessment of the probability of occurrence and, where determinable, an estimate of the liability. Management may consider many factors in making these assessments including past history, scientific evidence and the specifics of each matter.

As of June 30, 2010 and December 31, 2009, the Company’s management has evaluated all such proceedings and claims. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial position, liquidity or results of operations.

(p) Economic and political risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances aboard, and rates and methods of taxation, among other things.

FUJIAN XING GANG PORT SERVICE CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
(IN US DOLLARS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

(q) Pension and employee benefits

Full time employees of the Company participate in a government mandated multi-employer defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees. PRC labor regulations require the Company to accrue for these benefits based on certain percentages of the employees’ salaries. Costs for pension and employee benefits for the periods ended June 30, 2010 and 2009 were $19,494 and $17,212, respectively.

(r) Segment information

ASC 280 “Segment reporting” establishes standards for reporting information on operating segments in interim and annual financial statements. The Company has only one segment, all of the Company’s operations and customers are in the PRC and all income are derived from the services of dredging. Accordingly, no geographic information is presented.

(s) Financial guarantee

Under ASC 460-25-4, the Company should recognize in the statement of financial position a liability for guarantee and the amount of recognition, pursuant to ASC 460-30-2, should be the premium received or receivable by the Company. As the Company has not received (or does not have any receivable for) any premium for the guarantee, the Company does not have an amount to recognize in the statement of financial position. In addition, the Company is not required to recognize a liability under ASC 450-20-25 as the information available before the financial statements were issued indicates that the probability is remote that an asset had been impaired or a liability had been incurred at the date of the financial statements.

There was no financial guarantee incurred as of June 30, 2010.

(t) Recently issued accounting standards

Set forth below are recent pronouncements that have had or may have a significant effect on the Company’s financial statements. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, or disclosures.

In May 2009, the FASB issued guidance within Topic 855-10 (formerly SFAS 165, “Subsequent Events”) relating to subsequent events. This guidance establishes principles and requirements for subsequent events. This guidance defines the period after the balance sheet date during which events or transactions that may occur would be required to be disclosed in a company’s financial statements. Public entities are required to evaluate subsequent events through the date that financial statements are issued. This guidance also provides guidelines in evaluating whether or not events or transactions occurring after the balance sheet date should be recognized in the financial statements. This guidance requires disclosure of the date through which subsequent events have been evaluated. This guidance is effective for interim and annual periods ending after June 15, 2009. The Company has adopted this guidance as of December 31, 2009. The adoption of this guidance did not have a material impact on the Company’s financial statements.

In June 2009, the FASB issued FASB ASC 105-10-05, 10, 15, 65, 70 (“FASB ASC 105-10-05, 10, 15, 65, 70”), (formerly FASB Statement No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles — a replacement of FASB Statement No. 162). FASB ASC 105-10-05, 10, 15, 65, 70 establishes the FASB ASC as the source of authoritative GAAP for nongovernmental entities. The ASC does not change GAAP, instead it takes individual pronouncements that currently comprise GAAP and reorganizes them into Topics. Contents in each Topic are further organized by Subtopic, then Section and finally Paragraph. The Paragraph level is the only level that contains substantive

FUJIAN XING GANG PORT SERVICE CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
(IN US DOLLARS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

content. Citing particular content in the ASC involves specifying the unique numeric path to the content through the Topic, Subtopic, Section and Paragraph structure. FASB suggests that all citations begin with “FASB ASC.” FASB ASC 105-10-05, 10, 15, 65, 70 was effective for interim and annual periods ending after September 15, 2009 and did not have an impact on the Company’s financial statements.

In August 2009, the FASB issued ASU No. 2009-05, Measuring Liabilities at Fair Value. ASU 2009-05 amended ASC 820, Fair Value Measurements. Specifically, ASU 2009-05 provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following methods: 1) a valuation technique that uses a) the quoted price of the identical liability when traded as an asset or b) quoted prices for similar liabilities or similar liabilities when traded as assets and/or 2) a valuation technique that is consistent with the principles of ASC 820 (e.g. an income approach or market approach). ASU 2009-05 also clarifies that when estimating the fair value of a liability, a reporting entity is not required to adjust to include inputs relating to the existence of transfer restrictions on that liability. The adoption of this standard did not have a material impact on the Company’s financial statements.

In December 2009, the Financial Accounting Standards Board (“FASB”) issued an amendment to the accounting and disclosure requirements for the consolidation of VIEs, ASU No. 2009-17, Consolidations, Improvements to Financial Reporting by Enterprises involved with Variable Interest Entities (“ASU No. 2009-17”), to codify in ASC 810-10 the amendments to Interpretation 46R contained in Statement 167. The amendment requires an entity to qualitatively, rather than quantitatively, assess the determination of the primary beneficiary of a VIE. This determination should be based on whether the entity has the power to direct the activities that most significantly impact the economic performance of the VIE and the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE. Other key changes include: the requirement for an ongoing reconsideration of the primary beneficiary, the criteria for determining whether service provider or decision maker contracts are variable interests, the consideration of kick-out and removal rights in determining whether an entity is a VIE, the types of events that trigger the reassessment of whether an entity is a VIE and the expansion of the disclosures previously required. The impact of the adoption may be applied retrospectively with a cumulative-effect adjustment to retained earnings as of the beginning of the first year restated, or through a cumulative-effect adjustment on the date of adoption. The new accounting guidance for VIEs is effective for fiscal years beginning after November 15, 2009, or January 1, 2010 for the Company. Early adoption is prohibited. The adoption of this standard did not have a material impact on the Company’s financial statements.

3. CASH

Cash represents cash in bank and cash on hand. Cash as of June 30, 2010 and December 31, 2009 was $22,894,565 and $23,343,469, respectively. Renminbi is not a freely convertible currency and the remittance of funds out of the PRC is subject to the exchange restrictions imposed by the PRC government.

FUJIAN XING GANG PORT SERVICE CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
(IN US DOLLARS)

4. ACCOUNTS RECEIVABLE, NET

As of June 30, 2010 and December 31, 2009, the balance of accounts receivable was $3,692,713 and zero, respectively, is set out as follows:

June 30, 2010

Name of contract	Estimated contract value	Total revenue recognized	Amount received/ billed	Accounts receivable	Status of contract (Completion %)
1. Tangshan Caofeidian Dredging and Reclamation I*	$9,236,094	$3,241,748	$3,241,748	$—	100%
2. Tangshan Caofeidian Dredging and Reclamation II*	11,028,172	3,691,289	3,691,289	—	100%
3. Oujiang Port Lantian Dredging II*	7,127,249	797,081	797,081	—	100%
4. Oujiang Port Lantian Dredging III	I4,197,158	4,245,908	4,245,908	—	100%
5. Zhuhai Gaolan Port Dredging III*	1,671,824	517,523	517,523	—	100%
6. Zhuhai Gaolan Port Dredging IV	2,089,780	2,104,910	2,104,910	—	100%
7. Zhanjiang Steel Base Dredging and Reclamation I	13,588,702	13,648,548	9,955,835	3,692,713	100%
	$48,938,979	$28,247,007	$24,554,294	$3,692,713

Note: *	The contract was commenced in 2009 and completed in 2010.

Most of the Company’s customers are state-owned companies of China. There is no credit term, customers settle the balances according to percentage of completion of contracts and the date of settlement has been specified in the contracts. The Company believes all outstanding balances can be fully collected within 10 to 15 days after the completion of contracts and project completed reports issued, therefore, no provision on allowance for doubtful accounts was provided as of June 30, 2010 and December 31, 2009.

5. COST AND ESTIMATED EARNINGS IN EXCESS OF BILLINGS ON CONTRACTS IN PROGRESS

Cost and estimated earnings in excess of billings represent amounts of revenue earned under contracts in progress but not billed at the balance sheet date. These amounts become billable according to the contract terms, which usually consider passage of time, and/or completion of the project. As of June 30, 2010 and December 31, 2009, the balance of cost and estimated earnings in excess of billings on contracts in progress was $5,152,615 and $2,211,411, respectively. Cost and estimated earnings in excess of billings include the following:

June 30, 2010

Name of contract	Estimated contract value	Total revenue recognized	Amount received/ billed	Cost and estimated earnings in excess of billings	Status of contract (Completion %)
1. Tangshan Caofeidian Dredging and Reclamation III	$10,019,505	$4,982,377	$4,002,413	$979,964	50%
2. Tangshan Caofeidian Dredging and Reclamation IV	8,830,750	3,876,915	3,530,395	346,520	44%
3. Tangshan Caofeidian Dredging and Reclamation V	7,896,728	3,520,228	3,156,692	363,536	45%
4. Zhuhai Gaolan Port Dredging V	2,867,031	2,524,234	1,907,965	616,269	88%
5. Qinzhou Port Channel Dredging I	1,343,325	1,007,494	—	1,013,065	75%
6. Tianjin South Port Industrial Zone Dredging & Reclamation I	6,371,937	884,991	—	889,885	14%
7. Jingtang Port Channel Dredging I	4,730,382	656,997	—	660,631	14%
8. Panjin Vessels Industrial Base Project I	10,628,987	281,190	—	282,745	3%
	$52,688,645	$17,734,426	$12,597,465	$5,152,615

FUJIAN XING GANG PORT SERVICE CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
(IN US DOLLARS)

5. COST AND ESTIMATED EARNINGS IN EXCESS OF BILLINGS ON CONTRACTS IN PROGRESS  – (continued)

December 31, 2009

Name of contract	Estimated contract value	Total revenue recognized	Amount received/billed	Cost and estimated earnings in excess of billings	Status of contract (Completion %)
1. Zhuhai Gaolan Port Dredging I	$3,593,400	$3,562,573	$3,562,573	$—	100%
2. Zhuhai Gaolan Port Dredging II	4,160,871	4,057,455	4,057,455	—	100%
3. Zhuhai Gaolan Port Dredging III	1,669,034	1,184,474	834,347	350,127	71%
4. Zhanjiang Industrial Centre Dredging and Reclamation I	2,912,024	2,839,336	2,839,336	—	100%
5. Dalin Chandao Hulushan Dredging I	7,378,885	7,332,395	7,332,395	—	100%
6. Dalin Chandao Hulushan Dredging II	8,608,699	8,623,406	8,623,406	—	100%
7. Oujiang Port Lantian Dredging I	7,589,711	7,210,493	7,210,493	—	100%
8. Oujiang Port Lantian Dredging II	7,115,354	6,336,300	5,691,971	644,329	89%
9. Taishan Tongguhai Zone Guohuatai Dianmei Port Dredging I	674,641	674,469	674,469	—	100%
10. Taishan Tongguhai Zone Guohuatai Dianmei Port Dredging II	3,513,755	3,383,060	3,383,060	—	100%
11. Fangchengguang Steel Project I	19,025,519	18,357,311	18,357,311	—	100%
12. Fangchengguang Steel Steel Project II	3,474,225	3,417,983	3,417,983	—	100%
13. Tangshan Caofeidian Dredging and Reclamation I	9,220,678	6,028,905	5,532,167	496,738	65%
14. Tangshan Caofeidian Dredging and Reclamation II	11,009,765	7,325,728	6,605,511	720,217	67%
	$89,946,561	$80,333,888	$78,122,477	$2,211,411

The following schedule summarizes changes in backlog on contracts during the six months ended June 30, 2010. Backlog represents the amount of revenue the Company expects to realize from work to be performed pursuant to contractual agreements on projects in progress and on projects for which work has not yet begun.

Backlog balance at December 31, 2009	$8,139,422
New contracts entered during the six months ended June 30, 2010	173,105,868
Add: Adjustment of contracts due to change orders during the period	231,945
Adjusted contract amount at June 30, 2010	181,477,235
Less: Contract revenue earned during the six months ended June 30, 2010	(45,981,433)
Backlog balance at June 30, 2010	$135,495,802

FUJIAN XING GANG PORT SERVICE CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
(IN US DOLLARS)

6. INVENTORIES

The Company provides dredging services for its customers in the PRC of China. Inventories consist of consumable parts which are used for dredging projects. As of June 30, 2010 and December 31, 2009, the balance of inventories was $1,193,210 and $429,226, respectively.

7. OTHER RECEIVABLES

Other receivables as of June 30, 2010 and December 31, 2009 consisted of the following:

	June 30, 2010	December 31, 2009
Social insurance prepaid for staff	$1,079	$312

Other receivables mainly represent social insurance prepaid for staff’s portion by the Company, this amount will be directly deducted from staff’s salaries and it is interest free.

8. DUE FROM RELATED COMPANIES

Due from related companies as of June 30, 2010 and December 31, 2009 consisted of the following:

	June 30, 2010	December 31, 2009
China Dredging Group Co., Ltd.	$73,731	$—
Fujian WangGang Dredging Construction Co., Ltd.	12,619,725	—
	$12,693,456	$—

The amount due from China Dredging Group Co., Ltd. (“China Dredging”) was to reimburse a legal fee paid by the Company on behalf of China Dredging.

The amount due from Fujian WangGang Dredging Construction Co., Ltd. (“Fujian WangGang”) was the remaining balance of the capital contribution commitment of $23,602,460 (RMB158,597,183) for which Fujian WangGang received a 50% ownership interest in the Company. The contribution commitment included a subscription receivable of $10,982,735 (RMB75,000,000) that is classified as a reduction of equity. Therefore, the balance is classified as due from a related company.

Fujian WangGang is a subsidiary of China Dredging (HK) Company Limited which is wholly owned by China Dredging.

The amount due from related companies is unsecured, interest free and have no fixed terms of repayment.

9. PREPAID DREDGER DEPOSIT AND CAPITAL COMMITMENT

(a) Prepaid dredger deposit

Prepaid dredger deposit as of June 30, 2010 and December 31, 2009 consisted of the following:

	June 30, 2010	December 31, 2009
Prepaid dredger deposit	$2,211,932	$2,197,158

Prepaid dredger deposit represents a deposit for a new dredger before delivery. The Company paid a deposit for the acquisition of a dredger which will be used for the expansion of dredging operations. The total expected cost of the dredger is $29,492,435 and it is expected to be delivered on or before May 31, 2012.

FUJIAN XING GANG PORT SERVICE CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
(IN US DOLLARS)

9. PREPAID DREDGER DEPOSIT AND CAPITAL COMMITMENT  – (continued)

(b) Capital commitment

The Company had the following capital commitment as of June 30, 2010:

Contracted, but not provided for:
Acquisition of dredger, net of deposit paid	$27,280,503

On May 20, 2009, the Company entered into a dredger purchase contract with Yiyang Zhonghai Vellel LLC (“Yiyang”), a non-related party of the Company. According to the dredger purchase contract, the Company paid a deposit of 7.5%, or $2,211,932 (RMB15,000,000), of the total purchase price on June 2, 2009. The balance due on the dredger amounted to $27,280,503 (RMB185,000,000), payable in 4 installments:

Payment Due Date (end of month after delivery)	Payment Amount
August 31, 2012	$8,184,151
November 30, 2012	6,820,126
February 28, 2013	6,820,126
May 31, 2013	5,456,100
$27,280,503

The dredger is expected to be delivered to the Company on or before May 31, 2012.

10. SECURITY DEPOSITS

Security deposits represent amounts on deposit with the owners of dredgers leased by the Company. Such amounts will be returned to the Company when the corresponding leases end. Security deposits as of June 30, 2010 and December 31, 2009 were $25,968,089 and $8,422,440, respectively.

11. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment as of June 30, 2010 and December 31, 2009 consisted of the following:

	June 30, 2010	December 31, 2009
Dredgers	$52,784,632	$52,146,433
Machinery	37,883	—
Office equipment	3,808	3,783
	52,826,323	52,150,216
Less: Accumulated depreciation	(11,136,380)	(8,638,979)
	$41,689,943	$43,511,237

Total depreciation expense for the six months ended June 30, 2010 and 2009 was $2,497,401 and $2,475,429, respectively in which depreciation expense of dredgers and machinery (2010: $2,497,042 and 2009: $2,475,070) has been included in cost of revenue.

As of June 30, 2010, the Company owned three dredgers. As of June 30, 2010 and December 31, 2009, the total net book value of the three dredgers was $41,653,130 and $43,508,412, respectively. Two dredgers, Xinggangjun 66 and Xinggangjun 3, with an aggregate net book value as of June 30, 2010 and December 31, 2009 of $30,266,386 and $31,541,841, respectively, were pledged as collateral for bank term loans (see Note 13). Another dredger, Xinggangjun 6, was pledged as a financial guarantee to a bank for the Company’s related company, Fujian Province Pingtan County Ocean Fishery Holdings Limited, to obtain a bank loan (see Note 16(b)).

FUJIAN XING GANG PORT SERVICE CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
(IN US DOLLARS)

12. ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables as of June 30, 2010 and December 31, 2009 consisted of the following:

	June 30, 2010	December 31, 2009
Accrued interest	$24,741	$27,527
Accrued salaries and wages	74,372	69,405
Accrued staff benefits	129,853	103,671
Other payables	405,055	—
Other tax payables	137,465	9,077
	$771,486	$209,680

Other tax payables represent payables other than income tax which consist of business tax, individual salary tax, stamp duty, embankment tax and other small local taxes. Business tax was 3% of revenue recognized, no business tax payable was included in other tax payable as of June 30, 2010 and December 31, 2009.

13. TERM LOANS

The Company entered into three loan agreements with two banks in the PRC to obtain fixed-rate term loans to meet its working capital needs. Two loan agreements were signed on September 28, 2008 and February 5, 2010 with Fujian Haixia Bank Co., Ltd. One loan in the amount of $8,847,731 is due on September 28, 2011, whereas the second loan in the amount of $5,898,487 is due on February 8, 2013. A third loan agreement was signed by the Company on February 22, 2010 in the amount of $3,391,630 is due on February 24, 2012 with Fuzhou City Rural Credit Cooperative.

The current portion of the term loans as of June 30, 2010 and December 31, 2009 is shown in the table below.

	June 30, 2010	December 31, 2009
Fujian Haixia Bank Co., Ltd	$4,423,865	$3,661,930
Fuzhou City Rural Credit Cooperative	—	3,368,976
	$4,423,865	$7,030,906
Range of monthly interest rate	5.400‰	5.974‰
Weighted average monthly interest rate	5.358‰	5.974‰

The loan agreements provide for principal payments of $1,843,277, $1,843,277 and $737,311 on July 20, 2010, January 20, 2011 and February 8, 2011, respectively.

The term loan amounts recorded as non-current as of June 30, 2010 and December 31, 2009 consisted of the following:

	June 30, 2010	December 31, 2009
Fujian Haixia Bank Co., Ltd	$6,635,798	$3,295,738
Fuzhou City Rural Credit Cooperative	1,327,159	—
	$7,962,957	$3,295,738

FUJIAN XING GANG PORT SERVICE CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
(IN US DOLLARS)

13. TERM LOANS  – (continued)

Interest expense on the term loans was $442,827 and $395,337 for the six months ended June 30, 2010 and 2009, respectively.

A summary of the principal payments for the outstanding term loans during the following three fiscal years is as follows:

			Principal payment due during				Total outstanding loan amount
Name of bank	Collateral	Term of loans	2010	2011	2012	2013
Fujian Haixia Bank Co., Ltd	Secured by one of dredgers, Xingganjun 66 and guaranteed by Xinrong Zhuo	January 21, 2010 to September 28, 2011	$1,843,277	$3,317,899	$—	$—	$5,161,176
Fujian Haixia Bank Co., Ltd	Secured by one of dredgers, Xingganjun 66 and guaranteed by Qing Lin and Xinrong Zhuo	February 8, 2010 to February 8 2013	—	737,311	2,211,932	2,949,243	5,898,486
Fuzhou City Rural Credit Cooperative	Secured by dredger, Xingganjun 3	August 10, 2010 to February 24 2012	—	—	1,327,160	—	1,327,160
			$1,843,277	$4,055,210	$3,539,092	$2,949,243	$12,386,822

Two of the term loans were secured by the Company’s two dredgers, Xinggangjun 66 and Xinggangjun 3. As of June 30, 2010, the net book value of Xinggangjun 66 and Xinggangjun 3 was $21,962,983 and $8,303,403, respectively.

14. OWNERS’ EQUITY AND RETAINED EARNINGS

(a) Registered capital

The Company was incorporated on January 8, 2008 in the PRC. On September 21, 2009, the Company’s registered capital was increased to $29,002,371 (RMB200,000,000). $20,501,105 (RMB140,000,000) was contributed by Lutong Highway. As a result, Qing Lin’s ownership was reduced to 21%, and Panxing Zhuo’s ownership was reduced to 9% and Lutong Highway held the remaining 70% as of December 31, 2009. Lutong Highway has only funded $9,518,370 (RMB65,000,000) of the $20,501,105 (RMB140,000,000) commitment thereby creating a subscription receivable which is classified as a reduction of equity. The subscription receivable of $10,982,735 (RMB75,000,000) was originally payable by Lutong Highway, however, on March 3, 2010, Lutong Highway sold all its ownership to Qing Lin, who assumed the obligation to fulfill the unfunded subscription amount. Following the transfer of ownership interests to Qing Lin, his ownership percentage increased to 91% and Panxing Zhuo continued to hold 9% of the ownership.

On May 20, 2010, Qing Lin and Panxing Zhuo sold all of their ownership interests in the Company to Wonder Dredging Engineering Limited Liability Company (“Wonder Dredging”) and Wonder Dredging assumed the unfunded subscription obligation of Qing Lin. Accordingly, as of May 20, 2010, Wonder Dredging held 100% of the ownership of the Company. The total registered capital contributed or committed remained unchanged at $29,002,371(RMB200,000,000), of which $10,982,735 (RMB75,000,000) was unfunded.

On June 29, 2010, Fujian WangGang Dredging Construction Co., Ltd. (“Fujian WangGang”) obtained 50% ownership of the Company from Wonder Dredging by virtue of a capital contribution commitment of $23,602,460 (RMB158,597,183) into the Company, which amount includes the unfunded subscription amount

FUJIAN XING GANG PORT SERVICE CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
(IN US DOLLARS)

14. OWNERS’ EQUITY AND RETAINED EARNINGS  – (continued)

of $10,982,735 (RMB75,000,000). Fujian WangGang funded the total capital commitment in January 2011. As of June 29, 2010, Wonder Dredging held 50% of the ownership of the Company and Fujian WangGang held the remaining 50%.

(b) Retained earnings and statutory reserves

Retained earnings and statutory reserves as of June 30, 2010 and December 31, 2009 consisted of the following:

	June 30, 2010	December 31, 2009
Retained earnings	$10,219,693	$43,946,972
Statutory reserves	$4,888,018	$4,888,018

The Company is required to transfer 10% of its net profits after income tax, as determined in accordance with the PRC accounting rules and regulations. Appropriation to the statutory reserve by the Company is based on profit arrived at under PRC accounting standards for business enterprises for each year.

The profit arrived at must be set off against any accumulated losses sustained by the Company in prior years, before allocation is made to the statutory reserve. Appropriation to the statutory reserve must be made before distribution of dividends to owners. The appropriation is required until the statutory reserve reaches 50% of the owners’ equity. This statutory reserve is not distributable in the form of cash dividends.

On May 27, 2010, the Company declared a dividend to its owner, Wonder Dredging, in the amount of $51,087,387 (RMB350,803,477), representing the entire retained profits of the Company through March 31, 2010. Wonder Dredging agreed this amount would be retained by the Company and not be drawn as a commitment to the investment of Fujian WangGang in the Company.

15. INCOME TAXES

All of the Company’s income was generated in the PRC.

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2010	2009	2010	2009
Current income tax expense	$3,402,328	$2,834,991	$5,784,341	$5,100,233

The Company’s income tax provision in respect of operations in PRC is calculated at the applicable tax rates on the estimated assessable profits for the year based on existing legislation, interpretations and practices in respect thereof. The standard tax rate applicable to the Company was 25% which was effective on January 1, 2008.

A reconciliation of the expected income tax expense to the actual income tax expense for the three and six months ended June 30, 2010 and 2009 was as follows:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2010	2009	2010	2009
Income before tax	$13,622,021	$11,332,188	$23,144,449	$20,387,768
Expected PRC income tax expense at statutory tax rate of 25%	$3,405,505	$2,833,047	$5,786,112	$5,096,942
Effect of exchange rate	(3,177)	1,944	(1,771)	3,291
Actual income tax expense	$3,402,328	$2,834,991	$5,784,341	$5,100,233

FUJIAN XING GANG PORT SERVICE CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
(IN US DOLLARS)

15. INCOME TAXES  – (continued)

The PRC tax system is subject to substantial uncertainties and has been subject to recently enacted changes, the interpretation and enforcement of which are also uncertain. There can be no assurance that changes in PRC tax laws or their interpretation or their application will not subject the Company to substantial PRC taxes in future.

No deferred tax liability has been provided as the amount involved is immaterial. The Company has analyzed the tax positions taken or expected to be taken in its tax filings and has concluded it has no material liability related to uncertain tax positions.

For the six months ended June 30, 2010 and 2009, there was no unrecognized tax benefit. Management does not anticipate any potential future adjustments in the next twelve months which would result in a material change to its financial tax position. As of June 30, 2010 and December 31, 2009, the Company did not accrue any interest and penalties.

16. RELATED PARTY TRANSACTIONS

(a) Operating lease commitments

In 2008, the Company entered into an office rental agreement with Ping Lin, a relative of one of the former owners, Qing Lin, from January 1, 2008 to December 31, 2009. This agreement has been renewed and extended the period from January 1, 2010 to December 31, 2015. The Company also entered into dredger and crew hire agreements from June 1, 2008 and May 31, 2016 with Lutong Highway, a company owned by Xiu Zhen Lin, one of the former owners of the Company. Office and dredger rental paid for the six months ended June 30, 2010 and 2009 were as follows:

		For the Six Months Ended June 30,
	Name of related party	2010	2009
Office rental	Ping Lin	$11,553	$8,870
Hire charge of dredger	Fujian Lutong Highway Engineering Construction Co., Ltd	513,279	512,280
Hire charge of crew	Fujian Lutong Highway Engineering Construction Co., Ltd	263,972	263,458
		$788,804	$784,608

Hire charges of dredger and crew are included as part of the cost of revenue. Office rental is included in the general and administrative expenses.

The total future minimum lease payments under non-cancellable operating leases with respect to office as of June 30, 2010 were payable to the related party as follows:

Office rental
For the year ended December 31,
2010	$—
2011	11,617
2012	11,617
2013	11,617
2014	11,617
Thereafter	11,617
$58,085

Operating lease commitments for both related parties commitments and non-related parties commitments is summarized in note 18.

FUJIAN XING GANG PORT SERVICE CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
(IN US DOLLARS)

16. RELATED PARTY TRANSACTIONS  – (continued)

On January 4, 2011, the Company entered into a purchase agreement with Lutong Highway for the purchase of dredger Xinggangjun 9. The total purchase price was approximately $13.6 million (equivalent to RMB89.8 million). Since Xinggangjun 9 had been hired by the Company, the hire of the dredger was terminated effective on the date the agreement was signed (see Note 20). The Company also terminated the crew hire agreement with Lutong Highway effective on the same date.

(b) Financial Guarantee

The Company had the following financial guarantee as of June 30, 2010:

Guarantees given to the bank to secure the bank loan granted to related party	$7,850,960

The Company pledged one of dredgers, Xinggangjun 6, to bank for the related party, Fujian Province Pingtan County Ocean Fishery Holdings Limited which engages in fishery, to obtain a bank loan. There was no outstanding contingent payment obligation by the Company in respect to the indebtedness of the related party.

The related company is indirectly under control of Fujian Honglong Ocean Fishery Company Limited (“Honglong”), which Ping Lin had 92.5% of the ownership holding of Honlong. Ping Lin is the daughter-in-law of Panxing Zhuo, one of owners of Wonder Dredging which held 50% ownership of Xing Gang, and sister of Qing Lin, the principal owner of Wonder Dredging.

17. CERTAIN RISKS AND CONCENTRATIONS

(a) Credit risk

As of June 30, 2010 and December 31, 2009, substantially all of the Company’s cash included bank deposits in accounts maintained within the PRC where there is currently no rule or regulation in place for obligatory insurance to cover bank deposits in the event of bank failure. However, the Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts.

(b) Major customers

Customers accounting for 10% or more of the Company’s revenues were as follows:

	For the Six Months Ended June 30,
	2010	2009
Customer A*	42.0%	—
Customer B*	29.7%	24.5%
Customer C	11.2%	18.6%
Customer D	11.0%	56.9%
	93.9%	100.0%

*	Indicates customers under control of a common parent company.

FUJIAN XING GANG PORT SERVICE CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
(IN US DOLLARS)

17. CERTAIN RISKS AND CONCENTRATIONS  – (continued)

(c) Major suppliers

Suppliers accounting for 10% or more of the Company’s total purchases were as follows:

	For the Six Months Ended June 30,
	2010	2009
Supplier A	31.3%	64.6%
Supplier B	29.8%	—
Supplier C	29.6%	—
Supplier D	—	30.1%
	90.7%	94.7%

The Company is dependent on third-party consumable parts manufacturers for all of its supply of dredging consumable parts. For the six months ended June 30, 2010 and the same period for 2009, products purchased from the Company’s three largest suppliers accounted for approximately 90.7% and 100% of product purchases, respectively. The Company is dependent on the ability of its suppliers to provide products on a timely basis and on favorable pricing terms. The loss of certain principal suppliers or a significant reduction in product availability from principal suppliers could have a material adverse effect on the Company. The Company believes that its relationships with its suppliers are satisfactory, and the Company has never experienced inadequate supply from suppliers.

18. OPERATING LEASE COMMITMENTS

The total future minimum lease payments under non-cancellable operating leases with respect to dredgers, crew, consumable parts and office as of June 30, 2010 were payable as follows:

	Hire charge of dredgers	Hire charge of crew	Consumable parts supply	Office rental	Total
For the year ended December 31,
2010	$5,404,489	$1,600,997	$13,448,550	$—	$20,454,036
2011	10,808,977	2,907,217	26,897,100	11,617	40,624,911
2012	10,808,977	2,795,883	26,897,100	11,617	40,513,577
2013	5,413,559	1,586,593	12,539,609	11,617	19,551,378
2014	700,445	530,864	—	11,617	1,242,926
Thereafter	700,445	530,864	—	11,617	1,242,926
	$33,836,892	$9,952,418	$79,782,359	$58,085	$123,629,754

Rental expenses under non-cancellable operating leases arrangements for the six months ended June 30, 2010 and 2009, was $2,018,641 and $1,597,229, respectively. $788,804 and $784,608 was of the rental expenses paid to the related parties for the six months ended June 30, 2010 and 2009, respectively (see Note 16(a)).

The operating lease commitments below include both the related parties commitments and non-related parties commitments. The total future lease payments as of June 30, 2010 is summarized as follows:

	Note	Hire charge of dredgers	Hire charge of crew	Consumable parts supply	Office rental	Total
Related parties commitments	16(a)	$—	$—	$—	$58,085	$58,085
Non-related parties commitments		33,836,892	9,952,418	79,782,359	—	123,571,669
		$33,836,892	$9,952,418	$79,782,359	$58,085	$123,629,754

FUJIAN XING GANG PORT SERVICE CO., LTD.

NOTES TO THE FINANCIAL STATEMENTS (UNAUDITED)
(IN US DOLLARS)

19. CONTINGENCIES

Legal proceeding

The Company was sued in four related lawsuits brought by several individuals in Wenzhou, China, in May 2010. The lawsuits related to a traffic accident that allegedly caused the deaths of two people and injuries to two other people. The plaintiffs alleged that a truck was hired for a port construction project referred to as the Lingkun Construction Project, and that the owner, the general contractor and the Company as the subcontractor of the Lingkun Construction Project, all of whom were named as co-defendants in these lawsuits, were responsible for the damages. The plaintiffs claimed total damages of approximately $0.6 million. The court in the first instance for these four lawsuits held that the Company was not responsible for any of the claims by the plaintiffs. Such court decisions are legally effective as they were not appealed. From time to time, the Company may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm the Company’s business.

20. SUBSEQUENT EVENT

Purchase of a dredger

On January 4, 2011, the Company entered into a purchase agreement with Lutong Highway, a related party of the Company, for the purchase of dredger Xinggangjun 9. The total purchase price was approximately $13.6 million (equivalent to RMB89.8 million). The consideration was determined by reference to the valuation report value of $14.6 million (RMB96.6 million) with a 7% discount. On January 21, 2011, the full consideration was paid.

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES

Index to Financial Statements

Page
Consolidated Financial Statements of China Dredging Group Co., Ltd and Subsidiaries (Audited)
Report of Independent Registered Public Accounting Firm	F-48
Consolidated Balance Sheets at December 31, 2010 and December 31, 2009	F-49
Consolidated Statements of Income for the years ended December 31, 2010 and 2009 and for the period from January 8, 2008 (Date of Inception) to December 31, 2008	F-50
Consolidated Statements of Changes in Shareholders’ Equity and Comprehensive Income for the years ended December 31, 2010 and 2009 and for the period from January 8, 2008 (Date of Inception) to December 31, 2008	F-51 to F-52
Consolidated Statements of Cash Flows for the years ended December 31, 2010 and 2009 and for the period from January 8, 2008 (Date of Inception) to December 31, 2008	F-53
Notes to the Consolidated Financial Statements	F-54 to F-86

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES

We have audited the accompanying consolidated balance sheets of China Dredging Group Co., Ltd. and its subsidiaries (collectively the “Company”) as of December 31, 2010 and 2009, and the related consolidated statements of income, changes in shareholders’ equity and comprehensive income and cash flows for each of the two years ended December 31, 2010 and for the period from January 8, 2008 (Inception) to December 31, 2008. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of China Dredging Group Co., Ltd. and Subsidiaries as of December 31, 2010 and 2009, the consolidated results of its operations and its consolidated cash flows for each of the two years ended December 31, 2010 and for the period from January 8, 2008 (Inception) to December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

UHY VOCATION HK CPA LIMITED

Hong Kong, the People’s Republic of China,
June 24, 2011

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(IN US DOLLARS)

	December 31,
	2010 (as restated)	2009
Assets
Current assets
Cash	$88,532,472	$23,343,469
Accounts receivable, net	12,841,108	—
Cost and estimated earnings in excess of billings on contracts in progress	834,909	2,211,411
Inventories	202,213	429,226
Other receivables	1,246	312
Total current assets	102,411,948	25,984,418
Other assets
Prepaid dredger deposits	14,764,074	2,197,158
Security deposits	21,454,545	8,422,440
Property, plant and equipment, net	40,604,784	43,511,237
Total other assets	76,823,403	54,130,835
Total assets	$179,235,351	$80,115,253
Liabilities and equity
Liabilities
Current liabilities
Term loans	$—	$7,030,906
Accounts payable	4,487,373	—
Income tax payable	4,833,193	2,042,047
Accrued liabilities and other payables	2,589,510	209,680
Total current liabilities	11,910,076	9,282,633
Non-current liabilities
Term loan, net of current portion	—	3,295,738
Total non-current liabilities	—	3,295,738
Total liabilities	11,910,076	12,578,371
Class A Preferred Shares, no par value; 25,000,000 shares authorized; 10,012,987 shares issued and outstanding (liquidation preference $50,064,935, less $23,339,500 discount) as of December 31, 2010 and 0 shares issued and outstanding as of December 31, 2009	26,725,435	—
Shareholders’ equity
Ordinary shares, 225,000,000 shares authorized with no par value; 52,677,323 shares issued and outstanding as of December 31, 2010 and 52,177,323 issued and outstanding as of December 31, 2009	—	—
Statutory reserves	10,295,279	4,888,018
Additional paid-in capital	115,302,249	29,002,371
Retained earnings	10,099,403	43,946,972
Accumulated other comprehensive income	4,902,909	682,256
Subscription receivable	—	(10,982,735)
Total shareholders’ equity	140,599,840	67,536,882
Total liabilities and equity	$179,235,351	$80,115,253

See accompanying notes to the consolidated financial statements.

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
(IN US DOLLARS)

	For the Years Ended December 31,		For the period from January 8, 2008 (Inception) to December 31,
	2010	2009	2008
Contract revenue	$131,405,665	$80,333,891	$54,480,271
Cost of contract revenue, includes depreciation of $5,037,318, $4,951,518 and $3,686,503 for the years ended December 31, 2010 and 2009 and for the period from January 8, 2008 (Inception) to December 31, 2008, respectively	(58,723,528)	(38,715,490)	(25,424,227)
Gross profit	72,682,137	41,618,401	29,056,044
General and administrative expenses	(7,159,793)	(2,531,132)	(2,152,575)
Income from operations	65,522,344	39,087,269	26,903,469
Other income (expense):
Interest income	123,536	29,833	43,172
Interest expenses	(843,995)	(755,853)	(179,504)
Sundry income	89	—	—
Total other income (expense)	(720,370)	(726,020)	(136,332)
Income before income taxes	64,801,974	38,361,249	26,767,137
Income tax expense	(16,556,396)	(9,596,651)	(6,696,745)
Net income	48,245,578	28,764,598	20,070,392
Deemed dividend and accretion of discount on Class A Preferred Shares	(25,598,499)	—	—
Net income attributable to ordinary shareholders	$22,647,079	$28,764,598	$20,070,392
Earnings per ordinary share
- Basic	$0.43	$0.55	$0.38
- Diluted	$0.43	$0.55	$0.38
Weighted average number of ordinary shares outstanding
- Basic	52,264,994	52,177,323	52,177,323
- Diluted	52,264,994	52,177,323	52,177,323

See accompanying notes to the consolidated financial statements.

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMEBR 31, 2010 AND 2009 AND
FOR THE PERIOD FROM JANUARY 8, 2008 (INCEPTION) TO DECEMBER 31, 2008
(IN US DOLLARS)

	Ordinary Shares, with no Par Value		Statutory reserves	Additional paid-in capital	Retained earnings	Subscription receivable	Accumulated other comprehensive income	Total shareholders’ equity	Total comprehensive income
	Number of Shares	Amount
Balance as of January 8, 2008	—	$—	$—	$—	$—	$—	$—	$—	$—
Capital contributed by owners	—	—	—	8,501,266	—	—	—	8,501,266	—
Recapitalization	52,177,323	—	—	—	—	—	—	—	—
Net income	—	—	—	—	20,070,392	—	—	20,070,392	20,070,392
Transfer to statutory reserves	—	—	2,009,023	—	(2,009,023)	—	—	—	—
Foreign currency translation gain	—	—	—	—	—	—	685,244	685,244	685,244
Balance as of December 31, 2008	52,177,323	$—	$2,009,023	$8,501,266	$18,061,369	$—	$685,244	$29,256,902	$20,755,636
Capital contributed by owners	—	—	—	20,501,105	—	—	—	20,501,105	—
Subscription receivable	—	—	—	—	—	(10,982,735)	—	(10,982,735)	—
Net income	—	—	—	—	28,764,598	—	—	28,764,598	28,764,598
Transfer to statutory reserves	—	—	2,878,995	—	(2,878,995)	—	—	—	—
Foreign currency translation gain	—	—	—	—	—	—	(2,988)	(2,988)	(2,988)
Balance as of December 31, 2009	52,177,323	$—	$4,888,018	$29,002,371	$43,946,972	$(10,982,735)	$682,256	$67,536,882	$28,761,610
Shares issued:
October 27, 2010 (reverse merger)	500,000	—	—	—	—	—	—	—	—
Preferred shares and contingent rights to escrow shares of Mr. Zhuo (private placement), portion allocated the escrow shares	—	—	—	34,398,695	—	—	—	34,398,695	—

51

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY AND COMPREHENSIVE INCOME – (continued)
FOR THE YEARS ENDED DECEMEBR 31, 2010 AND 2009 AND
FOR THE PERIOD FROM JANUARY 8, 2008 (INCEPTION) TO DECEMBER 31, 2008
(IN US DOLLARS)

	Ordinary Shares, with no Par Value		Statutory reserves	Additional paid-in capital	Retained earnings	Subscription receivable	Accumulated other comprehensive income	Total shareholders’ equity	Total comprehensive income
	Number of Shares	Amount
Contribution of dividends from Wonder Dredging’s shareholders generated by Fujian Service through March 31, 2010. Applied first as payment of subscription receivable, netted of the registered capital of Fujian Service of $29,002,371	—	—	—	22,085,016	—	—	—	22,085,016	—
Contribution of shareholders’ loans and net assets into statutory reserves and equity upon acquisition of interest in Wonder Dredging	—	—	—	18,019,636	—	—	—	18,019,636	—
Capital contributed in Wonder Dredging	—	—	—	878,876	—	—	—	878,876	—
Subscription receivable	—	—	—	—	—	10,982,735	—	10,982,735	—
Net income	—	—	—	—	48,245,578	—	—	48,245,578	48,245,578
Transfer to statutory reserves	—	—	5,407,261	—	(5,407,261)	—	—	—	—
Dividend – contributed back in a non-cash transaction (see above)	—	—	—	—	(51,087,387)	—	—	(51,087,387)	—
Deemed dividend on Class A Preferred Shares – beneficial conversion feature			—	10,917,655	(21,835,310)	—	—	(10,917,655)	—
Accretion of Class A Preferred Shares discount	—	—	—	—	(3,763,189)	—	—	(3,763,189)	—
Foreign currency translation gain	—	—	—	—	—	—	4,220,653	4,220,653	4,220,653
Balances as of December 31, 2010	52,677,323	$—	$10,295,279	$115,302,249	$10,099,403	$—	$4,902,909	$140,599,840	$52,466,231

52

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN US DOLLARS)

	For the Years Ended December 31,		For the period from January 8, 2008 (Inception) to December 31,
	2010	2009	2008
Cash flows from operating activities:
Net income	$48,245,578	$28,764,598	$20,070,392
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property, plant and equipment	5,038,074	4,952,236	3,686,744
Changes in operating assets and liabilities:
Accounts receivable, net	(12,536,435)	—	—
Cost and estimated earnings in excess of billings on contracts in progress	1,418,098	(2,210,343)	—
Other receivables	(905)	(311)	—
Inventories	236,039	(429,018)	—
Accounts payable	4,380,904	—	—
Income tax payable	2,656,355	(179,402)	2,186,909
Accrued liabilities and other payables	2,320,868	55,179	152,067
Net cash provided by operating activities	51,758,576	30,952,939	26,096,112
Cash flows from investing activities:
Deposits paid for dredgers	(12,194,972)	(2,196,096)	—
Changes in security deposits	(12,440,092)	—	(33,768,198)
Purchase of property, plant and equipment	(329,951)	—	(8,291,156)
Net cash used in investing activities	(24,965,015)	(2,196,096)	(42,059,354)
Cash flows from financing activities:
Repayment of term loans	(21,818,236)	(1,830,080)	—
Proceeds from term loans	11,389,859	3,367,348	8,651,641
Payment of dredger payable	—	(17,838,704)	—
Proceeds from share issue	46,443,286	—	—
Capital contributions from capital issue to Wonder Dredging/Fujian Service	878,876	9,516,419	8,651,641
Net cash provided by/(used in) financing activities	36,893,785	(6,785,017)	17,303,282
Net increase in cash	63,687,346	21,971,826	1,340,040
Effect of exchange rate changes on cash	1,501,657	9,501	22,102
Cash at beginning of year/period	23,343,469	1,362,142	—
Cash at end of year/period	$88,532,472	$23,343,469	$1,362,142
Supplemental disclosures of cash flow information
Cash paid:
Interest paid	$871,794	$753,776	$154,451
Income tax paid	$13,900,042	$9,776,053	$4,509,836
Supplemental disclosures of non-cash transactions:
Deemed dividend and accretion of discount on Class A Preferred Shares	$25,598,499	$—	$—
Purchases of property, plant and equipment with issuance of debt	$—	$—	$17,569,133

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

1. DESCRIPTION OF BUSINESS AND ORGANIZATION

On April 14, 2010, China Dredging Group Co., Ltd (“the Company”) was incorporated in the British Virgin Islands (“BVI”) as a limited liability company by the three shareholders, Mars Harvest Co., Ltd. (“Mars”), Venus Seed Co., Ltd. (“Venus”) and Saturn Glory Co., Ltd. (“Saturn”)(together, the “Shareholders”), by subscribing to 104,355 ordinary shares (after giving effect of the recapitalization as described below). The proportionate ownership percentage of the Company was 90%, 5% and 5% held by Mars, Venus and Saturn, respectively. The principal activity of the Company is to hold its interests in its subsidiaries. The Company, together with its wholly owned subsidiaries and variable interest entities (“VIEs”), of which one of the Company’s subsidiaries is the primary beneficiary, (collectively referred as the “Group”) is engaged in performing dredging services, specifically capital dredging, maintenance dredging and reclamation dredging throughout mainland China. The Group provides its services directly to its customers in the People’s Republic of China (“PRC”).

On May 26, 2010, the Company was recapitalized by increasing its number of authorized shares, changing its par value and by issuing 52,072,968 ordinary shares (after giving effect of the recapitalization as described below) to the three founding shareholders, Mars, Venus and Saturn, and four new shareholders (collectively “New Shareholders”), Regent Fill Investment Group Limited (“Regent Fill”), Poying Holdings Limited (“Poying”), Jianliang Yu and Nan Ding. At the time of recapitalization, the Company had not commenced operations and had no assets.

Pursuant to a unanimous resolution of the Company’s board of directors, the Company’s Memorandum and Articles of Association (“M&A”) was amended as of October 25, 2010 to increase its maximum number of authorised shares from 50,000 ordinary shares of one class with a par value of $1.00 each to a maximum 250,000,000 shares of no par value divided into two classes of shares: (i) 225,000,000 ordinary shares and 25,000,000 Class A Preferred Shares. The Company’s recapitalization was consummated on October 25, 2010, however, retroactively applied to reflect the recapitalized shares. On October 27, 2010, the Company entered into a merger with Chardan Acquisition Corp. (“CAC”), a BVI company (the “Merger”). The Company was the surviving entity in the Merger. Pursuant to the Merger Agreement, the shareholders of CAC received 500,000 of the Company’s ordinary shares. Following the recapitalization and reverse merger, the number and percentage of issued shares was distributed among shareholders as follows:

Name	No. of ordinary shares	%
Mars Harvest Co., Ltd.	33,852,703	64.26%
Venus Seed Co., Ltd.	2,608,866	4.95%
Saturn Glory Co., Ltd.	2,608,866	4.95%
Country Vitality Enterprises Limited	2,600,000	4.94%
Windham Investments Limited	2,580,000	4.90%
Partner One Holdings Limited	2,550,000	4.84%
NewMargin Growth Fund, L.P.	1,600,000	3.04%
Cadman Investments Ltd.	1,593,555	3.03%
Linkstate Global Investment Limited	600,000	1.14%
Newmargin Partners Ltd.	400,000	0.76%
Regent Fill Investment Group Limited	325,000	0.62%
Poying Holdings Limited	325,000	0.62%
Nan Ding	270,833	0.51%
Jianliang Yu	162,500	0.31%
Gala Fortune Limited	135,000	0.25%
Steven A. Urbach	128,515	0.24%
Fresh Reward Development Limited	100,000	0.19%

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

1. DESCRIPTION OF BUSINESS AND ORGANIZATION  – (continued)

Name	No. of ordinary shares	%
Delaware Charter FBO Kerry Propper IRA	91,755	0.17%
Chardan Capital Markets, LLC	74,620	0.14%
Kerry Propper	36,760	0.07%
George B. Kaufman	15,000	0.03%
WHI, Inc. Retirement Savings Plan	15,000	0.03%
Todd A. Gold	3,350	0.01%
	52,677,323	100%

All references in the accompanying financial statements to the number of ordinary shares issued and earnings per share have been retroactively restated to reflect the recapitalization.

During October through December, 2010, the Company completed multiple closings of a private placement of 10,012,987 shares of its Class A Preferred Shares (no par value) for gross proceeds of $50.06 million. Under the terms of the Securities Purchase Agreement, up to a total of 15,000,000 Class A Preferred Shares may be sold by the Company (the “Offering”). Net proceeds to the Company of the Offering, after deducting offering expenses of $3.61 million were $46.45 million. For these proceeds, the investors also received the right to up to 15,000,000 additional shares from the Company’s principal shareholder if the Company fails to meet certain net income thresholds. See Note 13 for a description of the rights and privileges of Class A Preferred Shares.

The Company’s holdings are comprised of China Dredging (HK) Company Limited (“China Dredging HK”), a wholly owned subsidiary of the Company (formed on April 26, 2010), Fujian WangGang Dredging Construction Co., Ltd (“Fujian WangGang”) (formed on June 12, 2010), a wholly foreign-owned enterprise of China Dredging HK, and a 50% controlling interest on Fujian Xing Gang Port Service Co., Ltd (“Fujian Service”), an operating company incorporated and operating in PRC. Fujian WangGang acquired a 50% direct ownership interest in Fujian Service on June 29, 2010 whereas the remaining 50% interest in Fujian Service is owned by Wonder Dredging Engineering Limited Liability Company (“Wonder Dredging”). Wonder Dredging was formed on May 10, 2010 by the same owners of Fujian Service. Through various agreements (collectively the “VIE Agreements”), Fujian WangGang has obtained irrevocable management control over both Wonder Dredging and Fujian Service. Through these agreements Fujian WangGang 1) receives substantially all of the economic benefits of Fujian Service’s ongoing operations, 2) has the right to purchase the other 50% interest in Fujian Service from Wonder Dredging for consideration which is equivalent to the net asset value of the latest quarterly report of Fujian Service with the consideration then contributed back to Fujian Service and 3) has the right to receive all other assets of Wonder Dredging with consideration which is equivalent to the net asset value of the latest quarterly report of Fujian Service.

The VIE Agreements include:

1)	Management Agreement — Fujian WangGang has the exclusive right to manage, operate and control the business operations of Fujian Service, including, but not limited to, establishing and implementing policies for management, using all of the assets of Fujian Service, appointing Fujian Service’s directors and senior management, directing Fujian Service to enter into loan agreement, making administrative decisions regarding employee wages or hiring and firing employees and other actions customarily associated with Fujian Service’s senior management. As consideration for its business management services, Fujian WangGang has agreed to pay to Fujian Service an annual fee of approximately $149,000 (RMB1 million), and Fujian Service will pay to Fujian WangGang 100% of the net profits of Fujian Service. The Management Agreement terminates upon the earlier of (i) Fujian WangGang’s exercise in full of the option to purchase the equity interests of Fujian Service, pursuant to the Exclusive Option Agreement, and Fujian WangGang and/or its designees individually

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

1. DESCRIPTION OF BUSINESS AND ORGANIZATION  – (continued)

or jointly own all of the equity interests in Fujian Service, or (ii) June 30, 2030, subject to the right of Fujian WangGang to renew the term of the Management Agreement for additional consecutive 20-year periods.
2)	Exclusive Option Agreement — Fujian WangGang has the exclusive right to purchase up to all of the equity interest in Fujian Service that is held by Wonder Dredging, to the extent allowed under the current PRC law. Accordingly, if and when the current limitations on direct ownership of Fujian Service by Fujian WangGang are eased or ceased, Fujian WangGang may exercise its option to purchase and directly own the equity interests of Fujian Service. The purchase price for the equity interest in Fujian Service held by Wonder Dredging would be equivalent to the net asset value reflected in Fujian Service’s then current quarterly report prepared according to U.S. GAAP. The term of the Exclusive Option Agreement is 20 years, which term continuously renews unless the option is exercised in full or the agreement is otherwise terminated by the parties. The agreement also provides that upon consummation of the exercise of the option, Wonder Dredging will contribute, without additional consideration, any funds actually received by it from Fujian WangGang for the transfer of its equity interest in Fujian Service to Fujian WangGang. The agreement further provides that, as of the date of the agreement, Fujian WangGang is entitled to all the future payments by Fujian Service to Wonder Dredging, together with all the profits of Fujian Service.
3)	Equity Interest Pledge Agreement — To ensure that Fujian Service and its shareholders perform their obligations under the Exclusive Option Agreement, the Management Agreement, and a letter of undertaking whereby Wonder Dredging waived its right to receive a dividend of approximately $51.1 million declared by Fujian Service in May 2010, the owners of 100% of the equity interests in Fujian Service, pledged their entire interest in Wonder Dredging to Fujian WangGang. The Equity Interest Pledge Agreement terminates upon the earlier of (i) the purchase of the entire equity interest in Fujian Service by Fujian WangGang or (ii) June 30, 2030, subject to the right of Fujian WangGang to renew the term of the Equity Interest Pledge Agreement for additional consecutive 20 year periods.
4)	Powers of Attorney — Wonder Dredging executed irrevocable power of attorney granting to Fujian WangGang or its designees the power to vote, pledge or dispose of all equity interests in Fujian Service that Wonder Dredging holds. Additionally, the powers of attorney allow Fujian WangGang or its designees to sign and carry out the intentions of the Management Agreement, the Equity Pledge Agreement and the Exclusive Option Agreement. At the same time, the owners of the equity interests in Wonder Dredging executed powers of attorney granting to Fujian WangGang or its designees the power to vote, pledge, or dispose of all equity interests in Wonder Dredging, and to appoint directors and senior management of Wonder Dredging.

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

1. DESCRIPTION OF BUSINESS AND ORGANIZATION  – (continued)

Below is the organization chart in existence as of December 31, 2010:

In management’s judgment Fujian Service was and is a VIE and Fujian WangGang was and is its primary beneficiary. This judgment is based on the following:

Fujian Service is a VIE

1)	There is no “equity investment at risk” as defined in ASC 810-10-15-14a.1 because no equity holders participate in profits as holders of the legal and accounting equity. Fujian WangGang, in its capacity as holder of the Management Agreement has the right to a fee equal to 100% of profits. With no equity investment at risk it cannot be said that the equity investment at risk is sufficient to finance the activities of Fujian Service. Consequently, Fujian Service is defined as a VIE under ASC 810-10-15-14a.
2)	Even if management’s judgment concerning the lack of equity investment at risk were to be determined inappropriate and the legal equity interests did represent equity investment at risk, the equity investors as a group do not have the power to direct the activities of Fujian Service that most significantly affect its economic performance. All such control rights rest with Fujian WangGang in its capacity as holder of the Management Agreement. Consequently, Fujian Service would be defined as a VIE under ASC 810-10-15-14b.1.
3)	Additionally, even if management’s judgment concerning the lack of equity investment at risk were to be determined inappropriate and the legal equity interests did represent equity investment at risk, the equity investors as a group do not have the right to receive the expected residual returns of Fujian Service. Fujian WangGang in its capacity as holder of the Management Agreement has the right to a fee equal to 100% of profits leaving no residual returns of Fujian Service for the equity investors. Consequently, Fujian Service would be defined as a VIE under ASC 810-10-15-14b.3.

Fujian WangGang is the primary beneficiary of Fujian Service

Fujian WangGang has the controlling financial interest, as defined in ASC 810-10-25-38, in Fujian Service because it 1) has the power to direct the activities of Fujian Service that most significantly impact Fujian Service’s economic performance and 2) the obligation to absorb losses of Fujian Service that could

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

1. DESCRIPTION OF BUSINESS AND ORGANIZATION  – (continued)

potentially be significant to Fujian Service or the right to receive benefits from Fujian Service that could potentially be significant to the Fujian Service. Management’s judgment is based on the following:

1) Power to direct the activities of Fujian Service:

a)	Fujian WangGang has the power to direct the activities of Fujian Service that most significantly impact Fujian Service’s economic performance because the Management Agreement gives Fujian WangGang all power to control the activities of Fujian Service.
b)	Even if management’s judgment that the Management Agreement gives Fujian WangGang that power were determined to be incorrect, Fujian WangGang would still have that power through i) its 50% legal voting interest and ii) its sole right under the Powers of Attorney, to use the voting power of Wonder Dredging’s 50% voting interest.

2) Obligation to absorb losses of Fujian Service or the right to receive benefits from Fujian Service. Each of the following would by itself suffice to meet this criterion:

a)	Fujian WangGang has a direct 50% ownership interest in Fujian Service which has an obligation to absorb losses.
b)	Fujian WangGang, in its capacity as holder of the Management Agreement has the right to 100% of the profits of Fujian Service.
c)	Fujian WangGang through the Exclusive Option Agreement is the beneficial owner of Wonder Dredging’s 50% ownership interest in Fujian Service, which is an additional source of both the obligation to absorb losses and the right to receive benefits that could potentially be significant to Fujian Service.

Also, in management’s judgment Wonder Dredging was and is a VIE and Fujian WangGang was and is its primary beneficiary. This judgment was based on the following:

Wonder Dredging is a VIE

1)	There is no “equity investment at risk” as defined in ASC 810-10-15-14a.1 because no equity holders participate in profits or losses as holders of the legal equity interests. Wonder Dredging’s only material asset is its 50% ownership interest in Fujian Service. Fujian WangGang, in its capacity as holder of the Exclusive Option Agreement receives all benefits and absorbs all losses of that asset, and therefore of Wonder Dredging. With no equity investment at risk it cannot be said that the equity investment at risk is sufficient to finance the activities of Wonder Dredging. Consequently, Wonder Dredging is defined as a VIE under ASC 810-10-15-14a.
2)	Even if management’s judgment concerning the lack of equity investment at risk were to be determined inappropriate and the legal equity interests did represent equity investment at risk, the equity investors as a group do not have the power to direct the activities of Wonder Dredging that most significantly affect its economic performance. All such control rights rest with Fujian WangGang, under the Powers of Attorney. Consequently, Wonder Dredging would be defined as a VIE under ASC 810-10-15-14b.1.
3)	Additionally, even if management’s judgment concerning the lack of equity investment at risk were to be determined inappropriate and the legal equity interests did represent equity investment at risk, the equity investors as a group do not have the right to receive the expected residual returns of Fujian Service. Fujian WangGang in its capacity as holder of the Exclusive Option Agreement has the right to all profits and gains on the Wonder Dredging’s only material asset, the ownership interest in Fujian Service, leaving no residual returns of Wonder Dredging for the equity investors. Consequently, Wonder Dredging would be defined as a VIE under ASC 810-10-15-14b.3.

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

1. DESCRIPTION OF BUSINESS AND ORGANIZATION  – (continued)

Fujian WangGang is the primary beneficiary of Wonder Dredging

Fujian WangGang has the controlling financial interest, as defined in ASC 810-10-25-38, in Wonder Dredging because it 1) has the power to direct the activities of Wonder Dredging that most significantly impact Wonder Dredging’s economic performance and 2) the obligation to absorb losses of Wonder Dredging that could potentially be significant to Wonder Dredging or the right to receive benefits from Wonder Dredging that could potentially be significant to the Wonder Dredging. Management’s judgment is based on the following:

1)	Power to direct the activities of Wonder Dredging:
a)	Fujian WangGang has the power to direct the activities of Wonder Dredging that most significantly impact Wonder Dredging’s economic performance because the Powers of Attorney give Fujian WangGang all power to control the activities of Wonder Dredging.
b)	Even if management’s judgment that the Powers of Attorney give Fujian WangGang that power were determined to be incorrect, Fujian WangGang would still have that power through its control of Wonder Dredging’s only significant activity, its ownership of a 50% interest in Fujian Service. Such control is held by Fujian WangGang even without consideration of the Powers of Attorney through i) Wonder Dredging’s inability to transfer the ownership interest in Fujian Service because of the Exclusive Option Agreement and ii) Wonder Dredging’s inability to exercise control over Fujian Service because of Fujian WangGang’s right under the Management Agreement to appoint all Directors of Fujian Service.
2)	Obligation to absorb losses of Wonder Dredging or the right to receive benefits from Wonder Dredging. In its capacity as holder of the Exclusive Option Agreement, Fujian WangGang receives all value of Wonder Dredging’s only material asset, its ownership interest in Fujian Service. Consequently, Fujian WangGang absorbs all losses and receives all benefits of this sole material asset.

Accordingly, the balance sheets of Wonder Dredging and Fujian Service are included in the Group’s consolidated financial statements. Since the Company has determined that the acquisition of Wonder Dredging and Fujian Service as VIE subsidiaries on June 29, 2010 was a combination of entities under common control and only Fujian Service had substantive operations Fujian Service is considered to be the continuing reporting entity that was reorganized into the current structure. The financial statements include the balance sheets, results of operations and cash flows of Fujian Service for all periods presented and the other members in the Group from their respective incorporation dates.

Fujian Service, which is the operating entity with RMB200,000,000 ($29,002,371 at December 31, 2010) registered capital, was incorporated on January 8, 2008. Fujian Service was originally owned by two individuals, Qing Lin and Panxing Zhuo, with holdings of 91% and 9%, respectively, of the total ownership. Qing Lin and Panxing Zhuo held their ownership interests in Fujian Service as the representatives of the family under an agreement that gave Xinrong Zhuo the exclusive right to make executive decisions and manage Fujian Service.

On May 20, 2010, Qing Lin and Panxing Zhuo sold all of their ownership interests of Fujian Service to Wonder Dredging, which they also owned fully and in the same percentages as their ownership interests in Fujian Service. Subsequent to this transaction Wonder Dredging owned 100% of Fujian Service and owed a total of $18,019,636 to Mr. Lin and Mr. Zhuo. These former owners of Fujian Service agreed to contribute the full purchase amount receivable to the capital of Wonder Dredging.

On June 29, 2010, Fujian WangGang acquired a 50% ownership interest in Fujian Service from Wonder Dredging by committing to invest, as a capital contribution, $23,602,460 (RMB158,597,183) into Fujian Service. This reduced Wonder Dredging’s ownership interest in Fujian Service to 50%.

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

1. DESCRIPTION OF BUSINESS AND ORGANIZATION  – (continued)

In conjunction with the effectiveness of the VIE Agreements, Wonder Dredging and its shareholders became obligated to contribute to the capital of Fujian WangGang a dividend receivable from Fujian Service together with all retained earnings of Fujian Service of which Wonder Dredging is the beneficiary under the purchase agreement with Mr. Lin and Mr. Zhuo.

At the close of business on June 30, 2010, various agreements became effective under which Fujian WangGang irrevocably obtained; 1) management control over all of the business and activities of Fujian Service and Wonder Dredging, 2) a direct right to receive substantially all of the economic benefits of Fujian Service, and 3) the right to acquire 50% equity interest in Fujian Service owned by Wonder Dredging.

According to the “Ordinance of Ship Registration of People’s Republic of China” and other relevant regulations, the maximum shareholding by foreign sources of capital in an entity operating in the PRC cannot exceed 50%. Also no operating entity’s vessels are entitled to be registered as Chinese ships if foreign-owners hold more that 50% of the equity interest in the operating entity. The Company’s management believes the corporate structure now in effect and set forth above permits Fujian Service to operate in the PRC and conduct its dredging contracts operations in compliance with PRC law.

The acquisition of Wonder Dredging and Fujian Service as VIE subsidiaries on June 29, 2010 was deemed to be a combination of entities under common control. Consequently, these financial statements have been prepared as if the entities in the Group had always been consolidated. The financial statements are principally those of Fujian Service with the other Group members included from their various dates of incorporation in 2010. The financial statements reflect the capital structure adopted the Company.

Management determined that the VIE Agreements constituted a combination of entities under common control, because the Company’s Chief Executive Officer, Mr. Xinrong Zhuo, controlled China Dredging and its subsidiary Fujian WangGang, as the 90% owner of the Company when the Company incepted, and then diluted to 88.27% after new shareholders acquired the Company’s ordinary shares in May 2010, and also had the right to make all executive and management decisions for Wonder Dredging and its subsidiary Fujian Service through an agreement with the legal owners, his brother-in-law and father, that predated the formation of Fujian Service. Under the agreement, Mr. Qing Lin and Mr. Panxing Zhuo, who hold 100% equity interests in Wonder Dredging collectively and own 50% equity interests in Fujian Service indirectly, hold those interests as representatives of the family.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of presentation

The consolidated financial statements include the accounts of the Company, its wholly-owned subsidiaries and variable interest entities (“VIE”) in which the Company is the primary beneficiary. All significant intercompany balances and transactions have been eliminated.

In June 2009, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2009-01, “Generally Accepted Accounting Principles” (ASC Topic 105) which establishes the FASB Accounting Standards Codification (“the Codification” or “ASC”) as the official single source of authoritative U.S. generally accepted accounting principles (“GAAP”). All existing accounting standards are superseded. All other accounting guidance not included in the Codification will be considered non-authoritative. The Codification also includes all relevant Securities and Exchange Commission (“SEC”) guidance organized using the same topical structure in separate sections within the Codification. Following the Codification, the FASB will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates (“ASU”) which will serve to update the Codification, provide background information about the guidance and provide the basis for conclusions on the changes to the Codification.

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

The Codification is not intended to change GAAP, but it will change the way GAAP is organized and presented. The adoption of ASC 105 does not have an impact on the Group’s financial statements.

(b) Variable interest entity

The consolidated financial statements include the accounts of the Company, its wholly-owned subsidiaries and variable interest entities (“VIE”) in which the Company is the primary beneficiary. All significant intercompany balances and transactions have been eliminated. The consolidated financial statements of the Company have been prepared as if the existing corporate structure had been in existence throughout the periods presented and as if the reorganization had occurred as of the beginning of the earliest period presented.

The following table shows the assets and liabilities of Wonder Dredging and Fujian Service after eliminating the intercompany balances as of December 31, 2010:

	Wonder Dredging	Fujian Service
ASSETS
Cash and cash equivalents	$909,353	$60,555,411
Accounts receivable, net	—	12,841,108
Cost and estimated earnings in excess of billings on contracts in progress	—	834,909
Other current assets	—	203,337
Property, plant and equipment, net	—	40,604,784
Prepaid dredger deposits	—	14,764,074
Security deposits	—	21,454,545
	$909,353	$151,258,168
LIABILITIES
Accounts payable	$—	$4,487,373
Income tax payable	—	4,833,193
Accrued liabilities and other payables	5,911	2,398,015
	$5,911	$11,718,581

The creditors of Wonder Dredging and Fujian Service do not have recourse against the general creditors of its primary beneficiary or other Group members.

The following table shows the contract revenue, cost of contract revenue, and net income/(loss) of Wonder Dredging and Fujian Service after eliminating the intercompany balances for the year ended December 31, 2010. This was the only period during the year ended December 31, 2010 for which the results of Wonder Dredging and Fujian Service were included in the consolidated Group.

	Year Ended December 31, 2010
	Wonder Dredging	Fujian Service
Contract revenue	$—	$131,405,665
Cost of contract revenue	$—	$(58,723,528)
Net (loss)/income attributable to the Company	$(5,515)	$49,678,234

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

The following table shows the condensed cash flow activities of Wonder Dredging and Fujian Service for the year ended December 31, 2010:

	Wonder Dredging	Fujian Service
Net cash provided by operating activities	$396	$52,999,859
Net cash provided by/(used in) investing activities	878,876	(30,305,428)
Net cash provided by financing activities	—	13,174,083
Net increase in cash	879,272	35,868,514
Effect on change of exchange rates	30,081	1,343,428
Cash at the beginning of the year	—	23,343,469
Cash at the end of the year	$909,353	$60,555,411

(c) Use of estimates

The Company’s consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (the “U.S. GAAP”) which requires management of the Company to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the years. Significant items subject to such estimates and assumptions include the recoverability of the carrying amount and the estimated useful lives of long-lived assets; valuation allowances for receivables, percentage of completion of contracts and realizable values for inventories. Accordingly, actual results could differ from those estimates.

(d) Foreign currency translation

Assets and liabilities of foreign subsidiaries are translated at the rate of exchange in effect on the balance sheet date; income and expenses are translated at the average rate of exchange prevailing during the period. The related transaction adjustments are reflected in “Accumulated other comprehensive income/(loss)” in the equity section of the Company’s consolidated balance sheet. A summary of exchange rate is as follows:

Renminbi to one US dollar
Rate as of December 31, 2010	6.6000
Average rate for the year ended December 31, 2010	6.7604
Rate as of December 31, 2009	6.8270
Average rate for the year ended December 31, 2009	6.8303
Average rate for the period from January 8, 2008 (Inception) to December 31, 2008	6.9351
Hong Kong dollar to one US dollar
Rate as of December 31, 2010	7.7810
Average rate for the twelve months ended December 31, 2010	7.7700

(e) Cash

Cash consists of cash on hand and at banks.

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

(f) Accounts receivable, net

Accounts receivable represent billed under the terms of contracts with customers. There is no amount related to retainage. The Group anticipates collection of all the outstanding balances within 10 to 15 days after completion reports of the contracts are issued. The allowance for doubtful accounts is the Group’s best estimate of the amount of probable credit losses in the Group’s existing receivable. The Group provides an allowance for estimated uncollectible receivables when events or conditions indicate that amounts outstanding are not recoverable. Outstanding account balances are reviewed individually for collectability. Based on the Group’s assessment of collectability, there has been no allowance for doubtful accounts recognized for the years ended December 31, 2010 and 2009 and for the period from January 8, 2008 (Inception) to December 31, 2008.

(g) Cost and estimated earnings in excess of billings on contracts in progress

Cost and estimated earnings in excess of billings represent amounts of revenue earned under contracts in progress but not billed at the balance sheet date. These amounts become billable according to the contract terms, which usually consider passage of time, and/or completion of the project. As of December 31, 2010 and 2009, cost and estimated earnings in excess of billings on contracts in progress were $834,909 and $2,211,411, respectively.

(h) Inventories

Inventories mainly consist of consumable parts including pipe, spare parts, and supplies used in the Group’s dredging operations. Inventories are stated at the lower of cost or market, using a weighted average cost method.

(i) Property, plant and equipment

Property, plant and equipment are recorded at cost less accumulated depreciation. Expenditures for major additions and betterments are capitalized. Depreciation of property, plant and equipment is computed by the straight-line method over the assets estimated useful lives ranging from five to ten years. Building improvements, are amortized on a straight-line basis over the estimated useful life.

Upon sale or retirement of property, plant and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations.

The estimated useful lives of the assets are as follows:

Estimated lives
Dredgers	10
Machinery	5
Office equipment	5

Expenditures for repairs and maintenance, which do not extend the useful life of the assets, are expensed as incurred.

(j) Impairment of long-lived assets

In accordance with ASC 360, Property Plant and Equipment, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value. As individual dredger generates its own cash flow, each individual dredger is separately reviewed for impairment. If long-lived assets are to be disposed, depreciation is discontinued, if applicable, and the assets are reclassified as held for sale at the lower of their carrying amounts or fair values less costs to sell.

Based on the Group’s assessment, no triggering events were identified as of December 31, 2010 and 2009.

(k) Fair value measurements

In April 2009, the FASB issued ASC 820-10-65-4 (formerly FSP No. 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset and Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly”). This standard emphasizes that even if there has been a significant decrease in the volume and level of activity, the objective of a fair value measurement remains the same. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants. This standard provides a number of factors to consider when evaluating whether there has been a significant decrease in the volume and level of activity for an asset or liability in relation to normal market activity. In addition, when transactions or quoted prices are not considered orderly, adjustments to those prices based on the weight of available information may be needed to determine the appropriate fair value. This standard is effective for interim and annual reporting periods ending after June 15, 2009, and is applied prospectively. Early adoption is permitted for periods ending after March 15, 2009. The adoption of this standard did not have a material effect on the consolidated financial statements.

In January 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update “ASU 2010-06” “Fair Value Measurements and Disclosures.” The new guidance clarifies two existing disclosure requirements and requires two new disclosures as follows: (1) a “gross” presentation of activities (purchases, sales, and settlements) within the Level 3 rollforward reconciliation, which will replace the “net” presentation format; and (2) detailed disclosures about the transfers in and out of Level 1 and 2 measurements. This guidance is effective for the first interim or annual reporting period beginning after December 15, 2009, except for the gross presentation of the Level 3 rollforward information, which is required for annual reporting periods beginning after December 15, 2010, and for interim reporting periods thereafter. The Company adopted the amended fair value disclosures guidance on January 1, 2010, except for the gross presentation of the Level 3 rollforward information, which the Company is not required to adopt until January 1, 2011.

(l) Revenue recognition

The Group generates revenue primarily from dredging services.

The Group recognizes contract revenues under the percentage-of-completion method to determine the appropriate amount to be recognized in a given period. Depending on the nature of each contract, the stage of completion is measured by reference to (a) the proportion of contract costs incurred for work performed to date to estimated total contract costs; (b) the amount of work certified by site engineer; or (c) completion of physical proportion of the contract work. The difference between amounts billed and recognized as revenue is reflected in the balance sheet as either contract revenues in excess of billings or billings in excess of contract revenues. Provisions for estimated losses on contracts in-progress will be

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

made in the period in which they are identified. In the event that contract revenue cannot be estimated reliably, contract revenue is recognized only to the extent of contract costs incurred that are likely to be recoverable. Costs that are incurred for a specific anticipated contract are deferred and recognized as prepaid expenses until the contracts are successfully bid, unless the costs are insignificant and in such case they are treated as expenses. Approved and unapproved change orders are considered a change in the scope of the original contracts to which they relate. Claims for additional compensation due to the Company are not recognized in contract revenues until such claims are settled.

(m) Costs and expenses

The components of costs of contract revenues include consumable parts, dredgers’ hire charges, salaries and wages and depreciation of dredgers. Costs of contract revenues vary significantly depending on the type, project size and location of work performed and assets utilized.

(n) Income taxes

The Group accounts for income taxes under ASC 740 “Income Taxes”. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be effective when the differences are expected to reverse.

Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of income in the period that includes the enactment date.

The Group adopted ASC 740, “Income Taxes”, which prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken in the tax return. This interpretation also provides guidance on de-recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, accounting for income taxes in interim periods and income tax disclosures.

The Group recognizes interest and penalty related to income tax matters as income tax expense. As of December 31, 2010 and 2009, there was no penalty or interest recognized as income tax expenses.

(o) Commitments and contingencies

In the normal course of business, the Group is subject to contingencies, including legal proceedings and environmental claims arising out of the normal course of businesses that relate to a wide range of matters, including among others, contracts breach liability. The Group records accruals for such contingencies based upon the assessment of the probability of occurrence and, where determinable, an estimate of the liability. Management may consider many factors in making these assessments including past history, scientific evidence and the specifics of each matter.

As of December 31, 2010 and 2009, the Group’s management has evaluated all such proceedings and claims. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Group’s financial position, liquidity or results of operations.

(p) Economic and political risks

The Group’s operations are conducted in the PRC. Accordingly, the Group’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

The Group’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Group’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances aboard, and rates and methods of taxation, among other things.

(q) Pension and employee benefits

Full time employees of the Group participate in a government mandated multi-employer defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees. PRC labor regulations require the Group to accrue for these benefits based on certain percentages of the employees’ salaries. Cost for pension and employee benefits of the Group was $39,888, $34,618 and $19,856 for the years ended December 31, 2010 and 2009 and for the period from January 8, 2008 (Inception) to December 31, 2008, respectively.

(r) Segment information

ASC 280 “Segment reporting” establishes standards for reporting information on operating segments in interim and annual financial statements. The Group has only one segment, all of the Group’s operations and customers are in the PRC and all income are derived from the services of dredging. Accordingly, no line of business or geographic information is presented.

(s) Escrow shares and preferred shares discount

On October 29, 2010, the Company’s controlling shareholder, a company controlled by Mr. Xinrong Zhuo, the Company’s Chairman of the Board of Directors and Chief Executive Officer, placed into escrow 15,000,000 of the Company’s ordinary shares (the “Make-Good Escrow”), pursuant to a securities escrow agreement, for the purpose of providing protection to the investors in the 2010 Private Placement in the event the Company does not achieve certain net income thresholds for the years ended 2010 and 2011. If the Company were not to achieve the thresholds set forth below, holders of the preferred shares will receive additional shares from the Make-Good Escrow, up to the full number of shares held in the Make-Good Escrow. The number of additional shares that may be released to investors in the 2010 Private Placement if the Company fails to meet the Adjusted Net Income targets set forth below is equal to: (Original Invested Shares * (Target EPS/Actual EPS)) — Original Invested Shares. “Actual EPS” means the Adjusted Net Income for fiscal year 2010 or 2011, as applicable, divided by the number of the Company’s fully diluted outstanding shares. “Target EPS” means the performance threshold for the applicable year divided by the number of the Company’s fully diluted outstanding shares. Adjusted Net Income means after-tax net income based on U.S. GAAP, adjusted to exclude (i) non-cash charges associated with the Merger, the 2010 Private Placement and the Company’s public offering or other financing, (ii) expenses related to the release of the escrow shares, and (iii) expenses related to implementation of any of the agreements related to the 2010 Private Placement. Adjusted Net Income for 2010 is calculated by adding the Adjusted Net Income of Fujian Service for the six months ended June 30, 2010 and the Company’s Adjusted Net Income on a consolidated basis for the six months ended December 31, 2010. The pro-rata right to receive shares issuable pursuant to the Make-Good Escrow is based upon the initial preferred shares issued to investors. Shares not distributed from the Make-Good Escrow will be returned to the shareholder that contributed them. The Adjusted Net Income targets for the 2010 and 2011 fiscal years are $48.1 million and $87.0 million, respectively.

The Company has already achieved the Target EPS for 2010 and believes that it is likely to achieve the Target EPS for 2011. If the Company does achieve the Target EPS for 2011 and releases the

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

escrowed shares back to the shareholder, the Company does not believe the fair value of the escrowed shares should be recognized as compensation or an expense. According to SEC Staff Announcement Topic No. D-110, (ASC 718-10-S99-2), to overcome the presumption that the release of shares are compensatory, the Company is required to “consider the substance of the arrangement, including whether the arrangement was entered into for purposes unrelated to, and not contingent upon, continued employment. For example, as a condition of a financing transaction, investors may request that specific significant shareholders, who also may be officers or directors, participate in an escrowed share arrangement. If the escrowed shares will be released or canceled without regard to continued employment, specific facts and circumstances may indicate that the arrangement is in substance an inducement made to facilitate the transaction on behalf of the company, rather than as compensatory. In such cases, the SEC staff generally believes that the arrangement should be recognized and measured according to its nature and reflected as a reduction of the proceeds allocated to the newly-issued securities.”

The Make-Good Escrow was not entered into for purposes related to, or contingent upon, continued employment of the key executive. The sole reason for the Company and Mr. Zhuo’s company to enter into the escrow arrangement was to induce the 2010 Private Placement investors to close the financing transaction. The Make-Good Escrow must still comply with ASC 225-10-S99-3 through S99-4 and reflect the placing of the shares in the escrow arrangement as an action of the Company rather than its major shareholder personally. Therefore, the Company believes the proceeds of the 2010 Private Placement should be treated as being received for a combination of the preferred shares issued to the investors and the placing of the shares in escrow. The Company further believes this requires that the 2010 Private Placement proceeds be allocated first to the escrow shares based on their estimated fair value, with the remaining proceeds allocated to the preferred shares. In effect, the escrow shares would be treated as having been issued by the Company, either as additional equity instruments sold to the 2010 Private Placement investors to the extent that they receive the shares, or as an additional cost of the 2010 Private Placement, recorded as a reduction of the proceeds. In either case, the accounting effect is the same: recording of a discount on the preferred shares for the estimated fair value of the escrow shares.

There were no readily ascertainable market prices for the ordinary shares. The Company decided to estimate the fair value of the ordinary shares based on their book value per share because the Company believes that was the only objective measurement available. Because the 2010 Private Placement took place in the fourth quarter of 2010, the Company used what it deemed to be the “expected book value” per share, which represents what shareholders’ equity would have been if 1) net income for 2010 were exactly the same amount that would have provided the Target EPS for 2010 and 2) the 2010 Private Placement did not take place. That “expected book value” was approximately $2.29 per share.

The Company believes this is a reasonable valuation when compared to the $5.00 per share paid by the 2010 Private Placement investors for the preferred shares. Those investors not only received the preferred shares convertible into ordinary shares but also received 1) the right, as described above, to potential additional ordinary shares from the Make-Good Escrow, 2) the right to receive $1.00 on the second anniversary of issuance if the underlying ordinary shares had not been registered and listed on a suitable exchange, 3) the right to have their shares redeemed at the $5.00 purchase price if the shares have not been listed on a suitable exchange and 4) a liquidation preference over the ordinary shares.

Accordingly, applying the “expected book value” to the 15,000,000 escrow shares, the total value was $34,398,695. Reducing the proceeds of the 2010 Private Placement by this amount resulted in $12,044,591 being initially allocated to the 10,012,987 preferred shares. The 10,012,987 preferred shares are convertible into an equal number of ordinary shares which at the approximately $2.29 estimated value per share would have a total value of $22,962,246. The allocation of $12,044,591 to preferred shares that are convertible into ordinary shares worth $22,962,246 constitutes a “beneficial conversion feature” as

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

described in FASB Accounting Standards Codification Topic 470-20-25. This beneficial conversion feature resulted in the allocation of $10,917,655 (the difference between the $22,962,246 and the $12,044,591) additional proceeds of the 2010 Private Placement to the beneficial conversion feature (recorded in additional paid-in capital) leaving $1,126,936 as the allocation of proceeds to the preferred shares, representing a discount of $48,937,999 compared to the liquidation preference of $50,064,935. Because the holders of the preferred shares had the immediate right to convert the shares to ordinary shares the $21,835,310 difference between the $22,962,246 estimated value of the ordinary shares into which the preferred shares were convertible and the $1,126,936 proceeds ultimately allocated to the preferred shares was immediately recorded as a deemed dividend in accordance with ASC 470-20-35-7. This deemed dividend did not affect net income, but resulted in a reduction of net income attributable to ordinary shareholders, which ultimately reduces earnings per share. The deemed dividend reduced retained earnings and increased the preferred share account.

In addition to the $48,937,999 discount on the preferred shares, the holders will be entitled to $10,012,987 two years after issuance if the Company is not listed on a qualifying stock exchange, for a total of $58,950,986, which amount is accreted over the two year period until payment and redemption can occur. In accordance with ASC 470-25-35-7 the accretion for each quarter is the amount necessary such that the cumulative accretion of the discount reflect the greater of the amount accreted under the interest (“effective yield”) method and the amount that would be realized by the holders of the preferred shares were they to convert on the balance sheet date at the estimated fair value of the ordinary shares into which they would convert. The accretion has no effect on net income but is recorded as a reduction of net income attributable to ordinary shareholders, which reduces earnings per share.

The additional reduction of net income attributable to ordinary shareholders for 2010 was $3,763,189 occurring entirely in the fourth quarter. That is based on increasing the preferred share account to the estimated fair value of the underlying ordinary shares. As discussed above, because of the lack of any other objective basis to value the ordinary shares, the December 31, 2010 estimated value of the ordinary shares is based on book value. This reduction of net income attributable to ordinary shareholders, together with the initial amount of $21,835,310, aggregated to the $25,598,499 deemed dividend and accretion of discount on the preferred shares recorded in the Company’s consolidated statements of income for 2010.

(t) Shares and Additional Paid-in Capital

The Company’s shares have no par value. The BVI law permits the Board of Directors to pay dividends if 1) in its judgment doing so is in the best interest of the Company and 2) if the Company would remain solvent as defined under BVI law. The Company records the net amounts received for the issuance of preferred shares, to the extent allocable to the preferred shares under U.S. GAAP, in the preferred shares account so that it properly reflects the discount from shares’ liquidation preference. The Company further adds any amounts that are required under U.S. GAAP for accretion of the discount or other reasons. In the case of the preferred shares issued in the private placement, this required $1,126,936 to be initially recorded as preferred shares, with the December 31, 2010 balance adjusted to $26,725,435. Other capital contributions, irrespective of whether they are for the issuance of shares, are recorded in the additional paid-in capital account. The balance sheet account for no par ordinary shares is kept at zero.

Pursuant to this policy, capital contributions of $8,501,266, received in 2008 for registered capital in Fujian Service has been reclassified from ordinary shares to additional paid-in capital for all periods presented. As a result ordinary shares at December 31, 2009, previously reported as $8,501,266 is now reported as zero and additional paid-in capital at December 31, 2009, previously reported as $20,501,105 is now reported as $29,002,371.

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

(u) Earnings per ordinary share

Earnings per ordinary share (basic and diluted) is based on the net income attributable to ordinary shareholders divided by the weighted average number of ordinary shares outstanding during each period. Ordinary share equivalents are not included in the calculation of diluted earnings per ordinary share if their effect would be anti-dilutive. As of December 31, 2010 the weighted average outstanding ordinary share equivalents outstanding totaled 909,403 consisting of Class A Preferred Shares, all of which were anti-dilutive and, therefore, excluded in the calculation of diluted earnings per ordinary share.

(v) Recently issued accounting standards

Set forth below are recent pronouncements that have had or may have a significant effect on the Group’s consolidated financial statements. The Group does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, or disclosures.

In May 2009, the FASB issued guidance within Topic 855-10 (formerly SFAS 165, “Subsequent Events”) relating to subsequent events. This guidance establishes principles and requirements for subsequent events. This guidance defines the period after the balance sheet date during which events or transactions that may occur would be required to be disclosed in a company’s financial statements. Public entities are required to evaluate subsequent events through the date that financial statements are issued. This guidance also provides guidelines in evaluating whether or not events or transactions occurring after the balance sheet date should be recognized in the financial statements. This guidance requires disclosure of the date through which subsequent events have been evaluated. This guidance is effective for interim and annual periods ending after June 15, 2009. The Group has adopted this guidance as of December 31, 2009. The adoption of this guidance did not have a material impact on the Group’s consolidated financial statements.

In June 2009, the FASB issued FASB ASC 105-10-05, 10, 15, 65, 70 (“FASB ASC 105-10-05, 10, 15, 65, 70”) (formerly FASB Statement No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles - a replacement of FASB Statement No. 162). FASB ASC 105-10-05, 10, 15, 65, 70 establishes the FASB ASC as the source of authoritative GAAP for nongovernmental entities. The ASC does not change GAAP, instead it takes individual pronouncements that currently comprise GAAP and reorganizes them into Topics. Contents in each Topic are further organized by Subtopic, then Section and finally Paragraph. The Paragraph level is the only level that contains substantive content. Citing particular content in the ASC involves specifying the unique numeric path to the content through the Topic, Subtopic, Section and Paragraph structure. FASB suggests that all citations begin with “FASB ASC.” FASB ASC 105-10-05, 10, 15, 65, 70 was effective for interim and annual periods ending after September 15, 2009 and did not have an impact on the Group’s consolidated financial statements.

In December 2009, the FASB issued an amendment to the accounting and disclosure requirements for the consolidation of VIEs, ASU No. 2009-17, Consolidations, Improvements to Financial Reporting by Enterprises involved with Variable Interest Entities (“ASU No. 2009-17”), to codify in ASC 810-10 the amendments to Interpretation 46R contained in Statement 167. The amendment requires an entity to qualitatively, rather than quantitatively, assess the determination of the primary beneficiary of a VIE. This determination should be based on whether the entity has the power to direct the activities that most significantly impact the economic performance of the VIE and the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE. Other key changes include: the requirement for an ongoing reconsideration of the primary beneficiary, the criteria for determining whether service provider or decision maker contracts are variable interests, the consideration of kick-out and removal rights in determining whether an entity is a VIE, the types of events that trigger the reassessment of whether an entity is a VIE and the expansion of the disclosures previously required. The

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  – (continued)

Company has assessed the terms contained in the contractual agreements among Fujian WangGang, Wonder Dredging and Fujian Service and determined that Wonder Dredging and Fujian Service are VIEs, and accordingly, consolidated them in the Group’s consolidated financial statements. The impact of the adoption may be applied retrospectively with a cumulative-effect adjustment to retained earnings as of the beginning of the first year restated, or through a cumulative-effect adjustment on the date of adoption. The new accounting guidance for VIEs is effective for fiscal years beginning after November 15, 2009, or January 1, 2010 for the Group. Early adoption is prohibited. The adoption of this standard did not have a material impact on the Group’s consolidated financial statements.

3. CASH

Cash represents cash in bank and cash on hand. Cash as of December 31, 2010 and 2009 were $88,532,472 and $23,343,469, respectively. As of December 31, 2010, cash of which $66,966,278 was held, in Renminbi on deposit with banks located in the PRC. Renminbi is not a freely convertible currency and the remittance of funds out of the PRC is subject to the exchange restrictions imposed by the PRC government.

Cash is classified by geographical areas is set out as follows:

	2010	2009
Hong Kong	$21,566,194	$—
The PRC	66,966,278	23,343,469
	$88,532,472	$23,343,469
Maximum exposure to credit risk	$88,532,472	$23,343,469

Cash is denominated in the following currencies:

	2010	2009
USD	$27,041,216	$—
RMB	61,465,283	23,343,469
HKD	25,973	—
	$88,532,472	$23,343,469

In the PRC and Hong Kong there are currently no rules or regulations mandated on obligatory insurance of bank accounts. Management believes these financial institutions are of high credit quality.

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

4. ACCOUNTS RECEIVABLE, NET

As of December 31, 2010 and 2009, the balance of accounts receivable was $12,841,108 and zero, respectively, is set out as follows:

December 31, 2010

Name of contract	Estimated contract value	Total revenue recognized in 2010	Amount received/billed	Accounts receivable	Status of contract (Completion %)
1. Zhuhai Gaolan Port Dredging III*	$1,686,291	$522,002	$522,002	$—	100%
2. Zhuhai Gaolan Port Dredging IV	2,107,863	2,123,125	2,123,125	—	100%
3. Zhuhai Gaolan Port Dredging V	2,891,841	3,022,060	3,022,060	—	100%
4. Zhuhai Gaolan Port Dredging VI	1,182,474	1,199,883	1,199,883	—	100%
5. Oujiang Port Lantian Dredging II*	7,188,924	803,979	803,979	—	100%
6. Oujiang Port Lantian Dredging III	4,233,477	4,282,649	4,282,649	—	100%
7. Tangshan Caofeidian Dredging and Reclamation I*	9,316,017	3,269,800	3,269,800	—	100%
8. Tangshan Caofeidian Dredging and Reclamation II*	11,123,602	3,723,230	3,723,230	—	100%
9. Tangshan Caofeidian Dredging and Reclamation III	10,106,207	10,138,730	10,138,730	—	100%
10. Tangshan Caofeidian Dredging and Reclamation IV	8,907,165	8,921,169	8,921,169	—	100%
11. Tangshan Caofeidian Dredging and Reclamation V	7,965,061	8,000,862	8,000,862	—	100%
12. Tangshan Caofeidian Dredging and Reclamation VI	1,199,041	1,265,383	1,265,383	—	100%
13. Tangshan Caofeidian Dredging and Reclamation VII	1,370,333	1,406,454	1,406,454	—	100%
14. Tangshan Caofeidian Dredging and Reclamation VIII	1,370,333	1,385,751	1,385,751	—	100%
15. Tangshan Caofeidian Dredging and Reclamation IX	1,884,208	1,961,333	1,370,836	590,497	100%
16. Tangshan Caofeidian Dredging and Reclamation X	2,226,791	2,255,933	1,619,452	636,481	100%
17. Tangshan Caofeidian Dredging and Reclamation XI	2,226,791	2,269,310	1,619,588	649,722	100%
18. Qinzhou Port Channel Dredging I	1,354,949	1,367,145	1,367,145	—	100%
19. Qinzhou Port Channel Dredging II	3,240,489	3,278,074	2,356,958	921,116	100%
20. Qinzhou Port Channel Dredging III	2,864,180	2,930,412	1,203,453	1,726,959	100%
21. Zhanjiang Steel Base Dredging and Reclamation I	13,706,290	13,766,653	13,766,653	—	100%
22. Zhanjiang Steel Base Dredging and Reclamation II	7,521,744	7,562,211	7,562,211	—	100%
23. Guohua Taidian Coal Port Dredging I	1,389,859	1,400,272	1,400,272	—	100%
24. Hainan Yangpu Port Dredging I	4,422,815	4,442,077	2,307,346	2,134,731	100%
25. Tianjin South Port Industrial Zone Dredging and Reclamation I	6,427,075	6,439,226	6,439,226	—	100%
26. Tianjin South Port Industrial Zone Dredging and Reclamation II	2,591,563	2,594,554	2,594,554	—	100%
27. Tianjin South Port Industrial Zone Dredging and Reclamation III	4,804,449	4,886,953	1,770,347	3,116,606	100%
28. Jingtang Port Channel Dredging I	4,771,315	4,825,986	4,825,986	—	100%
29. Jingtang Port Channel Dredging II	1,363,233	1,375,678	1,375,678	—	100%
30. Jingtang Port Channel Dredging III	1,704,041	1,718,233	1,718,233	—	100%
31. Qingdao Port Channel Dredging I	5,773,623	5,775,020	5,775,020	—	100%
32. Panjin Vessels Industrial Base Project I	10,720,963	10,739,467	7,674,471	3,064,996	100%
33. Tonggu Channel, Shenzhen West Port Public Dredging and Reclamation I	932,341	936,951	936,951	—	100%
	$150,575,348	$130,590,565	$117,749,457	$12,841,108

Note: * The contract was commenced in 2009 and completed in 2010.

Most of the Group’s customers are state-owned companies of China. There is no credit term, customers settle the balances according to percentage of completion of contracts and the date of settlement has been specified in the contracts. The Group believes all outstanding balances can be fully collected within 10 to 15

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

4. ACCOUNTS RECEIVABLE, NET  – (continued)

days after the completion of contracts and project completed reports issued, therefore, no provision on allowance for doubtful accounts was provided as of December 31, 2010 and 2009.

5. COST AND ESTIMATED EARNINGS IN EXCESS OF BILLINGS ON CONTRACTS ON CONTRACTS IN PROGRESS

Cost and estimated earnings in excess of billings represent amounts of revenue earned under contracts in progress but not billed at the balance sheet date. These amounts become billable according to the contract terms, which usually consider passage of time, and/or completion of the project. As of December 31, 2010 and 2009, the balance of cost and estimated earnings in excess of billings on contracts in progress was $834,909 and $2,211,411, respectively. Cost and estimated earnings in excess of billings on contracts in progress include the following:

December 31, 2010

Name of contract	Estimated contract value	Total revenue recognized	Amount received/billed	Cost and estimated earnings in excess of billings	Status of contract (Completion %)
Yantian Port Channel Dredging and Reclamation I	$1,867,937	$815,100	$—	$834,909	44%

December 31, 2009

Name of contract	Estimated contract value	Total revenue recognized	Amount received/billed	Cost and estimated earnings in excess of billings	Status of contract (Completion%)
1. Zhuhai Gaolan Port Dredging I	$3,593,400	$3,562,573	$3,562,573	$—	100%
2. Zhuhai Gaolan Port Dredging II	4,160,871	4,057,455	4,057,455	—	100%
3. Zhuhai Gaolan Port Dredging III	1,669,034	1,184,474	834,347	350,127	71%
4. Zhanjiang Industrial Centre Dredging and Reclamation I	2,912,024	2,839,336	2,839,336	—	100%
5. Dalin Chandao Hulushan Dredging I	7,378,885	7,332,395	7,332,395	—	100%
6. Dalin Chandao Hulushan Dredging II	8,608,699	8,623,406	8,623,406	—	100%
7. Oujiang Port Lantian Dredging I	7,589,711	7,210,493	7,210,493	—	100%
8. Oujiang Port Lantian Dredging II	7,115,354	6,336,300	5,691,971	644,329	89%
9. Taishan Tongguhai Zone Guohuatai Dianmei Port Dredging I	674,641	674,469	674,469	—	100%
10. Taishan Tongguhai Zone Guohuatai Dianmei Port Dredging II	3,513,755	3,383,060	3,383,060	—	100%
11. Fangchengguang Steel Project I	19,025,519	18,357,311	18,357,311	—	100%
12. Fangchengguang Steel Steel Project II	3,474,225	3,417,983	3,417,983	—	100%
13. Tangshan Caofeidian Dredging and Reclamation I	9,220,678	6,028,905	5,532,167	496,738	65%
14. Tangshan Caofeidian Dredging and Reclamation II	11,009,765	7,325,728	6,605,511	720,217	67%
	$89,946,561	$80,333,888	$78,122,477	$2,211,411

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

5. COST AND ESTIMATED EARNINGS IN EXCESS OF BILLINGS ON CONTRACTS ON CONTRACTS IN PROGRESS  – (continued)

The following schedule summarizes changes in backlog on contracts during the year ended December 31, 2010. Backlog represents the amount of revenue Fujian Service expects to realize from work to be performed pursuant to contractual agreements on projects in progress and on projects for which work has not yet begun.

Backlog balance at December 31, 2009	$8,139,422
New contracts entered during the year ended December 31, 2010	184,386,368
Add: Adjustment of contracts due to change orders during the year	1,190,626
Adjusted contract amount at December 31, 2010	193,716,416
Less: Contract revenue earned during the year ended December 31, 2010	(131,405,665)
Backlog balance at December 31, 2010	$62,310,751

The Group has excluded from the backlog three one-year contracts with two of its largest customers totaling approximately $44.6 million (at closing date of December 31, 2010), which were previously reported in its backlog as of June 30, 2010. These three contracts were formally deferred in October 2010 by mutual written agreement between the Group and its customers, but discussions were underway prior to reaching agreement on the deferral. By mutual agreement, these three contracts were, subsequent to December 31, 2010, replaced by three other one-year contracts for which work has commenced with an aggregate contract value of approximately $61.0 million.

6. INVENTORIES

The Group provides dredging services for its customers in the PRC. Inventories consist of consumable parts which are used for dredging projects. As of December 31, 2010 and 2009, the balance of inventories were $202,213 and $429,226, respectively.

7. OTHER RECEIVABLES

Other receivables as of December 31, 2010 and 2009 consisted of the following:

	2010	2009
Social insurance prepaid for staff	$1,124	$312
Others	122	—
	$1,246	$312

Other receivables include social insurance prepaid for staff’s portion by the Group, this amount will be directly deducted from staff’s salaries and it is interest free.

8. PREPAID DREDGER DEPOSITS AND CAPITAL COMMITMENTS

(a) Prepaid dredger deposits

Prepaid dredger deposits as of December 31, 2010 and 2009 consisted of the following:

	2010	2009
Non-related party	$2,272,727	$2,197,158
Related party	12,491,347	—
	$14,764,074	$2,197,158

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

8. PREPAID DREDGER DEPOSITS AND CAPITAL COMMITMENTS  – (continued)

Prepaid dredger deposits represent deposits for new dredgers before delivery. The Group paid deposits for the acquisition of two dredgers which will be used for the expansion of dredging operations.

The total expected cost of the dredger which purchased from a non-related party is $30,303,030 and it is expected to be delivered on or before May 31, 2012 (see Note 8(b)).

On January 4, 2011, Fujian Service entered into a purchase agreement with Fujian Lutong Highway Engineering Construction Co., Ltd (“Lutong Highway”), a related party of Fujian Service, for the purchase of dredger Xinggangjun 9. The total purchase price was approximately $13.6 million (equivalent to RMB89.8 million). In 2010, the parties expected that the transaction would be consummated, and Fujian Service paid $12.5 million to Lutong Highway as a deposit for the purchase of the dredger. $5.2 million of the $12.5 million was reclassified from security deposits, which was the deposit previously paid to Lutong Highway to lease the dredger. The remaining $7.3 million of the deposit was paid to Lutong Highway on November 30, 2010 in connection with the agreement to purchase the dredger, which was memorialized in a written agreement executed in January 2011. On January 21, 2011, Fujian Service fully paid the remaining amount of $1.1 million. Since the dredger had been hired by Fujian Service, the delivery of the dredger was effective on the date the agreement was signed.

(b) Capital commitments

The Group had the following capital commitments as of December 31, 2010:

Contracted, but not provided for:
Acquisition of dredgers, net of deposit paid	$29,149,562

On May 20, 2009, the Group entered into a dredger purchase contract with Yiyang Zhonghai Vellel LLC (“Yiyang”), a non-related party of the Group. According to the dredger purchase contract, the Group paid a deposit of 7.5%, or $2,272,727 (RMB15,000,000), of the total purchase price on June 2, 2009. The balance due on the dredger amounted to $28,030,303 (RMB185,000,000), payable in 4 installments:

Payment Due Date (end of month after delivery)	Payment Amount
August 31, 2012	$8,409,091
November 30, 2012	7,007,576
February 28, 2013	7,007,576
May 31, 2013	5,606,060
$28,030,303

The dredger is expected to be delivered to the Group on or before May 31, 2012.

On January 4, 2011, Fujian Service entered into a purchase agreement with Lutong Highway, a related party of Fujian Service, for the purchase of dredger Xinggangjun 9. The total purchase price was approximately $13.6 million (equivalent to RMB89.8 million). In 2010, the parties expected that the transaction would be consummated, and Fujian Service paid $12.5 million (including a reclassification of $5.2 million of a lease deposit) to Lutong Highway as a deposit for the purchase of the dredger. This amount was recorded as a dredger deposit on the balance sheet as of December 31, 2010. As of December 31, 2010, although Fujian Service intended to apply the deposit to the 2011 purchase and pay the additional consideration of $1.1 million, it was under no legal obligation to do so and could have had the deposit refunded or transferred back to the lease deposit, as applicable. On January 21, 2011, Fujian Service fully paid the total consideration. Since the dredger had been hired by Fujian Service, the delivery of the dredger was effective on the date the agreement was signed.

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

8. PREPAID DREDGER DEPOSITS AND CAPITAL COMMITMENTS  – (continued)

On May 11, 2011, the Company's subsidiary Fujian WangGang entered into another construction contract with Yiyang to build one 3,800 m3/h cutter suction dredger. Construction is expected to take approximately 18 months. Delivery of the dredger is expected in or before December 2012. The contract price for building the dredger is approximately $39.4 million (RMB260 million), subject to certain conditions including actual building cost incurred. According to the contract, the payment schedules of the dredger building are as follows:

Payment Due Date	Percentage of total contract sum	Payment Amount
		$	RMB
Within 7 days after contract signed	20%	7,878,788	52,000,000
Within 1 month after contract signed	30%	11,818,182	78,000,000
Within 7 days after completion of main dredger hull	20%	7,878,788	52,000,000
Within 7 days after dredger launched	20%	7,878,788	52,000,000
After completion of mooring trial but before delivery of dredger	10%	3,939,394	26,000,000
Total		39,393,940	260,000,000

9. SECURITY DEPOSITS

The Group’s security deposits represent amounts on deposit with the owners of dredgers leased by the Company’s subsidiary, Fujian Service. Such amounts will be returned to Fujian Service when the corresponding leases end. Security deposits were $21,454,545 and $8,422,440 as of December 31, 2010 and 2009, respectively.

10. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment as of December 31, 2010 and 2009 consisted of the following:

	2010	2009

Dredgers	$54,235,409	$52,146,433
Machinery	38,924	—
Office equipment	7,504	3,783
	54,281,837	52,150,216
Less: Accumulated depreciation	(13,677,053)	(8,638,979)
	$40,604,784	$43,511,237

Total depreciation expenses of the Group for the years ended December 31, 2010 and 2009 and for the period from January 8, 2008 (Inception) to December 31, 2008 were $5,038,074, $4,952,236 and $3,686,744, respectively, of which $5,037,318, $4,951,518 and $3,686,503, respectively, has been included in cost of revenue.

As of December 31, 2010, the Group owned three dredgers. As of December 31, 2010 and 2009, the total net book value of the three dredgers was $40,567,273 and $43,508,412, respectively. Two dredgers, Xinggangjun 66 and Xinggangjun 3, with an aggregate net book value as of December 31, 2010 of $29,474,614, were pledged as collateral for bank term loans and their titles had not been released, although all loans had been repaid before December 31, 2010 (see Note 12). In January 2011, the titles to these two dredgers were released by the respective banks.

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

11. ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables as of December 31, 2010 and 2009 consisted of the following:

	2010	2009
Accrued interest	$—	$27,527
Accrued salaries and wages	90,380	69,405
Accrued staff benefits	154,279	103,671
Other tax payables	42,758	9,077
Accrued outsourced dredger services and labor	2,082,954	—
Other payables	219,139	—
	$2,589,510	$209,680

Other tax payables represent payables other than income tax which consist of business tax, individual salary tax, stamp duty, embankment tax and other small local taxes. Business tax was 3% - 5% of revenue recognized, as of December 31, 2010 and 2009, other tax payables included $28,835 and zero of business tax payable, respectively.

12. TERM LOANS

Fujian Service entered into three loan agreements with two banks in the PRC to obtain fixed-rate term loans to meet its working capital needs. Two loan agreements were signed on September 28, 2008 and February 5, 2010 with Fujian Haixia Bank Co., Ltd. One loan in the amount of $3,409,091 is due on September 28, 2011, whereas the second loan in the amount of $6,060,606 is due on February 8, 2013. A third loan agreement was signed by Fujian Service on February 22, 2010 in the amount of $3,484,848 is due on February 24, 2012 with Fuzhou City Rural Credit Cooperative. As of December 31, 2010, Fujian Service had repaid all three loans.

The current portion of the term loans as of December 31, 2010 and 2009 is shown in the table below.

	2010	2009
Fujian Haixia Bank Co., Ltd	$—	$3,661,930
Fuzhou City Rural Credit Cooperative	—	3,368,976
	$—	$7,030,906
Range of monthly interest rate	5.400 – 5.786‰	5.974‰
Weighted average monthly interest rate	5.085‰	5.974‰

The term loan amounts recorded as non-current as of December 31, 2010 and 2009 consisted of the following:

	2010	2009
Fujian Haixia Bank Co., Ltd	$—	$3,295,738

Interest expense amounted to $843,995, $755,853 and $179,504 for the years ended December 31, 2010 and 2009 and for the period from January 8, 2008 (Inception) to December 31, 2008, respectively.

Two of the term loans were secured by the Group’s two dredgers, Xinggangjun 66 and Xinggangjun 3. Although Fujian Service had fully repaid all loans, the title of the two dredgers were not released by banks as of December 31, 2010. As of December 31, 2010, the net book value of Xinggangjun 66 and Xinggangjun 3 was $21,384,502 and $8,090,112, respectively. In January 2011, the titles to these two dredgers were released by the respective banks.

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

13. CLASS A PREFERRED SHARES

Each Class A Preferred Share is automatically convertible into one of the Company’s ordinary shares, which the Company calls the Conversion Ratio, upon occurrence of both of the following: (a) the registration of the underlying ordinary shares is declared effective by the SEC or other applicable regulatory authority designed by the holders of a majority of the preferred shares pursuant to the terms of the registration rights agreement with such holders, or the underlying ordinary shares become freely tradable in the United States or pursuant to any available exemption; and (b) the commencement of the trading of the Company’s ordinary shares on a national U.S. stock exchange or such other recognized international exchange as the holders of a majority of preferred shares may approve. The Conversion Rate is subject to proportional adjustment for share splits, divisions, share dividends, recapitalization and similar transactions. Each preferred share is also convertible into one of the Company’s ordinary shares at the option of the holder at any time prior to automatic conversion.

Holders of the preferred shares have no right to vote on any matters that requires shareholder approval; provided, however, the Company may not issue any shares that have a liquidation preference that is senior to that of the preferred shares without their consent. Class A Preferred Shares are entitled to a dividends equal to any that are declared on ordinary share. The Class A Preferred Shares have a liquidation preference of $5.00 per share.

If an Automatic Conversion does not occur by the second anniversary of the closing of the October 2010 Private Placement, holders of the Preferred Shares shall have the right to receive a payment equal to 20% of $5.00 per Class A Preferred Share. If such payment is due and remains unpaid at the time of an Automatic Conversion, the holders may choose to receive this payment in ordinary shares, in lieu of cash, at a purchase price of $5.00 per share. The holders also have the right, between the second and third anniversary of the closing, if the shares have not been converted, to demand the redemption of their share for $5.00 per share.

14. SHAREHOLDERS’ EQUITY

(a) Contributed capital

In connection with the purchase of the 50% interest of Fujian Service by Fujian WangGang, the shareholders of Wonder Dredging (being the same shareholders of Fujian Service at the time) were entitled, pursuant to the purchase agreement, to declare and be paid all of the retained earnings of Fujian Service from its inception through March 31, 2010, as a dividend, which amounted to $51,087,387. As described elsewhere in these financial statements the shareholders, pursuant to an agreement, held their interests as the representatives of a family includes the Company’s Chief Executive Officer, Mr. Xinrong Zhuo. As further outlined in the agreement and described in Note 1, such shareholders also committed to contribute all such dividends back into the Company as a capital contribution along with an allocation to its statutory reserves. Such contribution of dividends has been recorded first as a payment of a $10,982,735 subscription receivable and the $40,104,652 balance as additional paid-in capital.

Wonder Dredging was incorporated on May 10, 2010 with capital of $878,876 (RMB6 million) having been paid by the Wonder Dredging shareholders. Upon Wonder Dredging becoming a consolidated subsidiary of the Group on June 29, 2010, this amount was recorded as a capital contribution in the consolidated financial statements. In connection with the acquisition of the Company’s 50% ownership of Fujian Service, Fujian WangGang has met all of its related investment commitments to Fujian Service, having invested approximately $1.5 million in August 2010, approximately $17.1 million in November 2010 and approximately $5.0 million in January 2011.

The Company’s shares have no par value. The BVI permits the Board of Directors to pay dividends if 1) in its judgment doing so is in the best interest of the Company and 2) if the Company would remain solvent as defined under BVI law. The Company records the net amounts received for the issuance of preferred shares, to the extent allocable to the preferred shares under U.S. GAAP, in the preferred shares account. Other

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

14. SHAREHOLDERS’ EQUITY  – (continued)

capital contributions, irrespective of whether they are for the issuance of shares, are recorded in the additional paid-in capital account. The balance sheet account for no par ordinary shares is kept at zero.

(b) Retained earnings and statutory reserves

Retained earnings and statutory reserves as of December 31, 2010 and 2009 consisted of the following:

	2010	2009
Retained earnings	$10,099,403	$43,946,972
Statutory reserves	$10,295,279	$4,888,018

Fujian Service, Fujian WangGang and Wonder Dredging, which are located and operate in the PRC, are required to transfer 10% of their net profits after income tax, as determined in accordance with the PRC accounting rules and regulations. Appropriation to the statutory reserve by the Group is based on profit arrived at under PRC accounting standards for business enterprises for each year. The statutory reserves of the Group represent the statutory reserves of Fujian Service and Wonder Dredging as required under the PRC law.

The profit arrived at must be set off against any accumulated losses sustained by the Group in prior years, before allocation is made to the statutory reserve. Appropriation to the statutory reserve must be made before distribution of dividends to shareholders. The appropriation is required until the statutory reserve reaches 50% of the shareholders’ equity. This statutory reserve is not distributable in the form of cash dividends.

15. INCOME TAXES

The Company is incorporated in the BVI, the laws of which do not require the Company to pay any income taxes or other taxes based on revenue, business activity or assets. The Company has subsidiaries domiciled and operating in other countries and those entities file separate tax returns in the respective jurisdictions in which they are domiciled or operate.

The Company’s subsidiary China Dredging HK is domiciled in Hong Kong and would be subject to statutory profit tax in that jurisdiction of 16.5%. Two of the Company’s subsidiaries, Fujian WangGang and Fujian Service and Wonder Dredging operate in the PRC, where they are subject to a 25% statutory profit tax. All of the Group’s main income is generated in the PRC.

A reconciliation of the expected income tax expense to the actual income tax expense for the years ended December 31, 2010 and 2009 and for the period from January 8, 2008 (Inception) to December 31, 2008 was as follows:

	For the Years Ended December 31,		For the period from January 8, 2008 (Inception) to December 31, 2008
	2010	2009
Income before tax	$64,801,974	$38,361,249	$26,767,137
Expected PRC income tax expense at statutory tax rate of 25%	$16,200,494	$9,590,312	$6,691,784
Add: Non tax deductible expenses	358,407	—	—
Effect of exchange rate	(2,505)	6,339	4,961
Actual income tax expense	$16,556,396	$9,596,651	$6,696,745

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

15. INCOME TAXES  – (continued)

The PRC tax system is subject to substantial uncertainties and has been subject to recently enacted changes, the interpretation and enforcement of which are also uncertain. There can be no assurance that changes in PRC tax laws or their interpretation or their application will not subject the Group to substantial PRC taxes in future.

No deferred tax liability has been provided as the amount involved is estimated to be immaterial. Fujian Service has analyzed the tax positions taken or expected to be taken in its tax filings and has concluded it has no material liability related to uncertain tax positions.

For the years ended December 31, 2010 and 2009 and for the period from January 8, 2008 (Inception) to December 31, 2008, there was no unrecognized tax benefit. Management does not anticipate any potential future adjustments in the next twelve months which would result in a material change to its financial tax position. As of December 31, 2010 and 2009, the Group did not accrue any interest and penalties.

16. RELATED PARTY TRANSACTIONS

(a) Operating lease commitments

The Company’s VIE, Fujian Service, entered into an office rental agreement in 2008 with Ping Lin, a relative of one of the former owners, Qing Lin, from January 1, 2008 to December 31, 2009. This agreement has been renewed and extended the period from January 1, 2010 to December 31, 2015. Fujian WangGang and Wonder Dredging also entered into office rental agreements in 2010 with Ping Lin from June 10, 2010 to June 9, 2011 and May 1, 2010 to April 30, 2011, respectively. In addition, Fujian Service entered into dredger (Xinggangjun 9) and crew hire agreements from June 1, 2008 and May 31, 2016 with Lutong Highway, a company owned by Xiu Zhen Lin, one of the former owners of the Fujian Service. Office and dredger rental and crew hire charge paid for the years ended December 31, 2010 and 2009 and for the period from January 8, 2008 (Inception) to December 31, 2008 were as follows:

		For the Years Ended December 31,		For the period from January 8, 2008 (Inception) to December 31, 2008
Type	Name of related party	2010	2009
Office rental	Ping Lin	$11,653	$8,872	$8,738
Hire charge of dredger	Fujian Lutong Highway Engineering Construction Co., Ltd	1,035,442	1,024,845	588,792
Hire charge of crew	Fujian Lutong Highway Engineering Construction Co., Ltd	532,513	527,063	302,807
		$1,579,608	$1,560,780	$900,337

Hire charges of dredger and crew are included as part of the cost of revenue. Office rental is included in the general and administrative expenses.

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

16. RELATED PARTY TRANSACTIONS  – (continued)

The total future minimum lease payments under non-cancellable operating leases with respect to office as of December 31, 2010 were payable to the related party as follows:

Office rental
For the year ended December 31,
2011	$24,936
2012	11,936
2013	11,936
2014	11,936
2015	11,936
$72,680

Operating lease commitments for both related parties commitments and non-related parties commitments is summarized in Note 18.

On January 4, 2011, Fujian Service entered into a purchase agreement with Lutong Highway for the purchase of dredger Xinggangjun 9. The total purchase price was approximately $13.6 million (equivalent to RMB89.8 million). Since Xinggangjun 9 had been hired by Fujian Service, the hire of the dredger was terminated effective on the date the agreement was signed (see Note 22(a)). Fujian Service also terminated the crew hire agreement with Lutong Highway effective on the same date.

(b) Employment agreements

In August 2010, three of the Company’s executive officers, entered each into three-year employment agreements with the Company pursuant to which they receive aggregate annual compensation of approximately $116,000 (HK$900,000) each. Pursuant to the agreements, each executive will devote all of his working time to his respective duties at the Company and will not become employed in any competitive business while employed by the Company or for two years following the termination of his employment with the Company, and the executive will not solicit the services of any of the Company’s employees for two years after the executive terminates employment with the Company. The Company may terminate the executive for cause at any time without notice, or without cause upon one month prior written notice to the executive. In the event of termination without cause, the Company will pay to the executive a cash severance payment equal to three months of the executive’s then current base salary. In the event of a material and substantial reduction in the executive’s existing authority and responsibilities, the executive may resign upon one-month prior written notice to the Company.

17. CERTAIN RISKS AND CONCENTRATIONS

(a) Credit risk

As of December 31, 2010, substantially part of the Group’s cash included bank deposits in accounts maintained within the PRC where there is currently no rule or regulation in place for obligatory insurance to cover bank deposits in the event of bank failure. However, the Group has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts.

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

17. CERTAIN RISKS AND CONCENTRATIONS  – (continued)

(b) Major customers

Customers accounting for 10% or more of the Group’s revenues were as follows:

	For the Years Ended December 31,		For the period from January 8, 2008 (Inception) to December 31, 2008
	2010	2009
Customer A	—	40.3%	—
Customer B*	20.7%	32.2%	48.3%
Customer C*	36.4%	16.6%	—
Customer D	—	10.9%	21.2%
Customer E	—	—	23.9%
Customer F	10.6%	—	—
Customer G*	10.4%	—	—
	78.1%	100.0%	93.4%

*	Indicates customers under control of a common parent company.

(c) Major suppliers

Suppliers accounting for 10% or more of the Group’s total purchases were as follows:

	For the Years Ended December 31,		For the period from January 8, 2008 (Inception) to December 31, 2008
	2010	2009
Supplier A	22.4%	64.5%	61.7%
Supplier B	—	30.4%	32.4%
Supplier C	21.3%	—	—
Supplier D	21.3%	—	—
Supplier E	18.0%	—	—
	83.0%	94.9%	94.1%

The Company is dependent on third-party consumable parts manufacturers for all of its supply of dredging consumable parts. For the years ended December 31, 2010 and 2009 and for the period from January 8, 2008 (Inception) to December 31, 2008, products purchased from the Company’s three largest suppliers accounted for 65%, 100% and 100% of product purchases, respectively. The Company is dependent on the ability of its suppliers to provide products on a timely basis and on favorable pricing terms. The loss of certain principal suppliers or a significant reduction in product availability from principal suppliers could have a material adverse effect on the Company. The Company believes that its relationships with its suppliers are satisfactory, and the Company has never experienced inadequate supply from suppliers.

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

18. OPERATING LEASE COMMITMENTS

The total future minimum lease payments under non-cancellable operating leases with respect to dredgers, crew, consumable parts and office as of December 31, 2010 were payable as follows:

	Hire charge of dredgers	Hire charge of crew	Consumable parts supply	Office rental	Total
For the years ended December 31,
2011	$11,106,061	$2,987,121	$27,636,363	$24,936	$41,754,481
2012	11,106,061	2,872,727	27,636,363	11,936	41,627,087
2013	5,562,352	1,630,203	12,884,259	11,936	20,088,750
2014	719,697	545,455	—	11,936	1,277,088
2015	719,697	545,455	—	11,936	1,277,088
	$29,213,868	$8,580,961	$68,156,985	$72,680	$106,024,494

Rental expenses under non-cancellable operating leases arrangements for the years ended December 31, 2010 and 2009 and for the period from January 8, 2008 (Inception) to December 31, 2008 was $9,847,333, $3,186,476 and $2,392,600, respectively. $1,579,608, $1,560,780 and $900,337 was of the rental expenses paid to the related parties for the years ended December 31, 2010 and 2009 and for the period from January 8, 2008 (Inception) to December 31, 2008, respectively (see Note 16(a)).

The operating lease commitments below include both the related parties commitments and non-related parties commitments. The total future lease payments as of December 31, 2010 is summarized as follows:

	Note	Hire charge of dredgers	Hire charge of crew	Consumable parts supply	Office rental	Total
Related parties commitments	16(a)	$—	$—	$—	$72,680	$72,680
Non-related parties commitments		29,213,868	8,580,961	68,156,985	—	105,951,814
		$29,213,868	$8,580,961	$68,156,985	$72,680	$106,024,494

On March 7, 2011, Fujian Service entered into a non-binding lease agreement with Zhejiang Honglin Ship Engineering Co., Ltd (“Zhejiang Honglin”), an unrelated party of Fujian Service, for a trial period from March 8, 2011 to April 30, 2011 for the dredger Honglinjun 19. The lease agreement included hire charges of the dredger and crew and consumable parts supply for the trial period, which were approximately $0.6 million (RMB3.8 million), $0.09 million (RMB0.6 million) and $1.7 million (RMB11 million), respectively.

On April 27, 2011, Fujian Service entered into the formal lease agreement with Zhejiang Honglin for leasing the dredger Honglinjun 19 for three years, from April 27, 2011 to April 26, 2014. Fujian Service also entered into the crew hire agreement on the same day. Pursuant to the agreements, the payments would be approximately $3.9 million per year for hire charge of the dredger, approximately $0.6 million per year for hire charge of crew and approximately $11 million per year for consumable parts supply. A guarantee deposit of approximately $12 million (RMB80 million) was required ten days after the signing of the agreement and is refundable to the Company ten days after the contract has expired.

19. CONDENSED PARENT COMPANY FINANCIAL INFORMATION

For the purpose of preparing these supplemental condensed parent company (unconsolidated) financial statements, the Company records its investment in subsidiaries under the equity method of accounting as prescribed in ASC Topic 323, “Investments — Equity Method and Joint Ventures”. Such investment and long-term loans to subsidiaries are presented on the balance sheet as “Investments in subsidiaries” and the income of the subsidiaries is presented as “Equity in income of subsidiaries” on the statement of income.

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

19. CONDENSED PARENT COMPANY FINANCIAL INFORMATION  – (continued)

These supplemental condensed parent company (unconsolidated) financial statements should be read in conjunction with the notes to the Company’s Consolidated Financial Statements. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted.

As of December 31, 2010, there were no material contingencies, significant provisions for long-term obligations, or guarantees of the Company, except as separately disclosed in the Company’s Consolidated Financial Statements, if any.

CONDENSED BALANCE SHEET

As of December 31, 2010
Assets
Cash	$21,509,633
Other receivables	122
Investments in subsidiaries	145,992,195
Total assets	$167,501,950
Liabilities and equity
Current liabilities
Accrued liabilities and other payables	$176,675
Total liabilities	176,675
Class A Preferred Shares, no par value; 25,000,000 shares authorized; 10,012,987 shares issued and outstanding (liquidation preference $50,064,935, less $23,339,500 discount)	26,725,435
Shareholders’ equity
Ordinary shares, 225,000,000 shares authorized with no par value; 52,677,323 shares issued and outstanding	—
Statutory reserves	10,295,279
Additional paid-in capital	115,302,249
Retained earnings	10,099,403
Accumulated other comprehensive income	4,902,909
Total shareholders’ equity	140,599,840
Total liabilities and equity	$167,501,950

CONDENSED STATEMENT OF INCOME

For the Year Ended December 31, 2010
General and administrative expenses	$(1,198,877)
Equity income of subsidiaries	49,444,455
Net income	$48,245,578

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

19. CONDENSED PARENT COMPANY FINANCIAL INFORMATION  – (continued)

CONDENSED STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2010

Net cash used in operating activities	$(1,022,324)
Net cash used in investing activities	(23,908,485)
Net cash provided by financing activities	46,443,286
Effect of exchange rate changes on cash	(2,844)
Cash, end of year	$21,509,633

20. CONTINGENCIES

Legal proceeding

Fujian Service was sued in four related lawsuits brought by several individuals in Wenzhou, China, in May 2010. The lawsuits related to a traffic accident that allegedly caused the deaths of two people and injuries to two other people. The plaintiffs alleged that a truck was hired for a port construction project referred to as the Lingkun Construction Project, and that the owner, the general contractor and Fujian Service as the subcontractor of the Lingkun Construction Project, all of whom were named as co-defendants in these lawsuits, were responsible for the damages. The plaintiffs claimed total damages of approximately $0.6 million. The court in the first instance for these four lawsuits held that Fujian Service was not responsible for any of the claims by the plaintiffs. Such court decisions are legally effective as they were not appealed. From time to time, the Company may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm the Company’s business.

Registration rights agreement

In connection with its private placement, the Company entered into a registration rights agreement pursuant to which it agreed to use its best efforts to file within 60 days of the date after which the Company would no longer accept funds for the purchase of preferred shares (such 60-day deadline, the “Filing Deadline”) a registration statement with the SEC to register the sale by the Company of its ordinary shares by means of a firm commitment underwritten offering and to register for resale (i) the ordinary shares underlying the preferred shares issued in the private placement, (ii) the 15,000,000 shares held in the Make-Good Escrow, (iii) 37,177,323 ordinary shares held by certain of its founding shareholders which are not part of the Make-Good Escrow and (iv) the 500,000 shares issued to its placement agent pursuant to the Merger Agreement. If the registration statement covering these securities is not filed by the Filing Deadline or not declared effective by the SEC within 180 days of the Filing Deadline (such 180-day deadline, the “Effectiveness Deadline”), subject to certain exceptions, liquidated damages of 0.3% of the purchase price per month will accrue and will be payable in cash on a monthly basis, provided that in no event shall the amount of liquidated damages payable at any time to any holder of preferred shares exceed 10% of the amount of such holder’s initial investment in the private placement. According to this formula, the monthly liquidated damages to be paid would amount to $150,195 per month and the maximum payments would total $5,006,494.

Under the registration rights agreement, the Filing Deadline was February 21, 2011 and the Effectiveness Deadline is August 22, 2011. As of the initial date of issuance these financial statements, the Company assessed the likelihood of any liquidated damages becoming payable under the registration rights agreement and believed that the likelihood was not probable, based on its filing of a Form F-1 registration statement, engagement of professional advisers, and commitment to complete the registration process. Consequently, no liability or expense was recorded as of December 31, 2010 for liquidated damages under the registration rights agreement.

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

21. RESTATEMENT

The consolidated financial statements as of December 31, 2010 as previously issued, have been restated to 1) allocate proceeds of the 2010 private placement to the beneficial conversion feature and 2) to adjust accretion of the discount on the Class A Preferred Shares such that the cumulative amount at December 31, 2010 reflects the estimated portion that would be realized by the holders if converted at that date.

The following financial statement line items were affected by the change:

Balance sheet as of December 31, 2010

	As previously reported	As restated	Effect of change
Class A Preferred Shares	$24,022,303	$26,725,435	$2,703,132
Additional paid-in capital	$104,384,594	$115,302,249	$10,917,655
Retained earnings	$23,720,190	$10,099,403	$(13,620,787)
Total shareholders' equity	$143,302,972	$140,599,840	$(2,703,132)

Statement of Income for the year ended December 31, 2010

	As previously reported	As restated	Effect of change
Deemed dividend and accretion of discount on Class A Preferred Share	$(11,977,712)	$(25,598,499)	$(13,620,787)
Net income attributable to ordinary shareholders	$36,267,866	$22,647,079	$(13,620,787)
Earnings per ordinary share – Basic	$0.69	$0.43	$(0.26)
Earnings per ordinary share – Diluted	$0.69	$0.43	$(0.26)

22. SUBSEQUENT EVENTS

(a) Purchase of dredgers

On January 4, 2011, Fujian Service entered into a purchase agreement with Lutong Highway, a related party of Fujian Service, for the purchase of dredger Xinggangjun 9. The total purchase price was approximately $13.6 million (equivalent to RMB89.8 million). The consideration was determined by reference to the valuation report value of $14.6 million (RMB96.6 million) with a 7% discount. On January 21, 2011, the full consideration was paid.

On May 11, 2011, the Company's subsidiary Fujian WangGang entered into another construction contract with Yiyang to build one 3,800 m3/h cutter suction dredger. Construction is expected to take approximately 18 months. Delivery of the dredger is expected in or before December 2012. The contract price for building the dredger is approximately $39.4 million (RMB260 million), subject to certain conditions including actual building cost incurred.

(b) Lease agreement for a new dredger, crew and consumable parts supply

On March 7, 2011, Fujian Service entered into a non-binding lease agreement with Zhejiang Honglin for a trial period from March 8, 2011 to April 30, 2011 for the dredger Honglinjun 19. The lease agreement included hire charges of the dredger and crew and consumable parts supply for the trial period, which were approximately $0.6 million (RMB3.8 million), $0.09 million (RMB0.6 million) and $1.7 million (RMB11 million), respectively. The payments were to be made within 15 days after the trial period ended.

CHINA DREDGING GROUP CO., LTD AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(IN US DOLLARS)

22. SUBSEQUENT EVENTS  – (continued)

On April 27, 2011, Fujian Service entered into the formal lease agreement with Zhejiang Honglin for leasing the dredger Honglinjun 19 for three years, from April 27, 2011 to April 26, 2014. Fujian Service also entered into the crew hire agreement on the same day. Pursuant to the agreements, the payments would be approximately $3.9 million per year for hire charge of the dredger, approximately $0.6 million per year for hire charge of crew and approximately $11 million per year for consumable parts supply. A guarantee deposit of approximately $12 million (RMB80 million) was required ten days after the signing of the agreement and is refundable to the Company ten days after the contract has expired.

CHARDAN ACQUISITION CORP.
(A DEVELOPMENT STAGE COMPANY)

CONTENTS

PAGE
CONDENSED BALANCE SHEETS AS OF JUNE 30, 2010 (UNAUDITED) AND AS OF SEPTEMBER 30, 2009	F-88
CONDENSED STATEMENTS OF OPERATIONS FOR THE THREE AND NINE MONTHS ENDED JUNE 30, 2010 AND 2009 AND FOR THE PERIOD FROM SEPTEMBER 26, 2008 (INCEPTION) TO JUNE 30, 2010 (UNAUDITED)	F-89
CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIENCY FOR THE PERIOD FROM SEPTEMBER 26, 2008 (INCEPTION) TO JUNE 30, 2010 (UNAUDITED)	F-90
CONDENSED STATEMENTS OF CASH FLOWS FOR THE NINE MONTHS ENDED JUNE 30, 2010 AND 2009 AND FOR THE PERIOD FROM SEPTEMBER 26, 2008 (INCEPTION) TO JUNE 30, 2010 (UNAUDITED)	F-91
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)	F-92 – F-94

Chardan Acquisition Corp.
(A Development Stage Company)

Condensed Balance Sheets

	June 30, 2010	September 30, 2009
	(Unaudited)
ASSETS
Current Assets
Prepaid Expense	$1,515	$—
Total Assets	$1,515	$—
LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current Liabilities
Accounts payable	$750	$8,411
Note payable – related party	33,688	4,065
Total Liabilities	34,438	12,476
Commitments and Contingencies
Stockholders’ Deficiency
Common stock, no par value; 50,000 shares authorized, 50,000 and 50,000 shares issued and outstanding, respectively	31,499	23,010
Deficit accumulated during the development stage	(64,422)	(35,486)
Total Stockholders’ Deficiency	(32,923)	(12,476)
Total Liabilities and Stockholders’ Deficiency	$1,515	$—

See accompanying notes to condensed unaudited financial statements

Chardan Acquisition Corp.
(A Development Stage Company)

Condensed Statements of Operations
(Unaudited)

	For the Three Months Ended June 30, 2010	For the Three Months Ended June 30, 2009	For the Nine Months Ended June 30, 2010	For the Nine Months Ended June 30, 2009	For the Period from September 26, 2008 (Inception) to June 30, 2010
Operating Expenses
Professional fees	$10,540	$4,950	$17,669	$18,794	$41,073
General and administrative	4,050	3,679	10,578	9,472	22,660
Total Operating Expenses	14,590	8,629	28,247	28,266	63,733
Loss from Operations	(14,590)	(8,629)	(28,247)	(28,266)	(63,733)
Other Expenses
Interest Expense	(378)	—	(689)	—	(689)
LOSS FROM OPERATIONS BEFORE INCOME TAXES	(14,968)	(8,629)	(28,936)	(28,266)	(64,422)
Provision for Income Taxes	—	—	—	—	—
NET LOSS	$(14,968)	$(8,629)	$(28,936)	$(28,266)	$(64,422)
Net Loss Per Share – Basic and Diluted	$(0.30)	$(0.17)	$(0.58)	$(0.64)
Weighted average number of shares outstanding during the period – Basic and Diluted	50,000	50,000	50,000	44,493

See accompanying notes to condensed unaudited financial statements

Chardan Acquisition Corp.
(A Development Stage Company)

Condensed Statement of Changes in Stockholders’ Deficiency
For the Period from September 26, 2008 (Inception) to June 30, 2010
(Unaudited)

	Common stock		Deficit accumulated during development stage	Total Stockholders’ Deficiency
	Shares	Amount
Balance, September 26, 2008 (Inception)	—	$—	$—	$—
Common stock issued for services to founder ($0.0027/Sh)	3,676	10	—	10
Net loss for the period from September 26, 2008 (inception) to September 30, 2008	—	—	(1,510)	(1,510)
Balance, September 30, 2008	3,676	10	(1,510)	(1,500)
Common stock issued for cash ($0.27/Sh)	46,324	12,600	—	12,600
In-kind contribution of services	—	10,400	—	10,400
Net loss for the year ended September 30, 2009	—	—	(33,976)	(33,976)
Balance, September 30, 2009	50,000	23,010	(35,486)	(12,476)
In-kind contribution of services	—	7,800	—	7,800
In-kind contribution of interest	—	689	—	689
Net loss for the nine months ended June 30, 2010	—	—	(28,936)	(28,936)
Balance, June 30, 2010	50,000	$31,499	$(64,422)	$(32,923)

See accompanying notes to condensed unaudited financial statements

Chardan Acquisition Corp.
(A Development Stage Company)

Condensed Statements of Cash Flows
(Unaudited)

	For the Nine Months Ended June 30, 2010	For the Nine Months Ended June 30, 2009	For the Period from September 26, 2008 (Inception) to June 30, 2010
Cash Flows Used In Operating Activities:
Net Loss	$(28,936)	$(28,266)	$(64,422)
Adjustments to reconcile net loss to net cash used in operations
Common stock issued for services	—	—	10
In-kind contribution of interest	689	—	689
In-kind contribution of services	7,800	7,800	18,200
Changes in operating assets and liabilities:
Increase in prepaid expenses	(1,515)	—	(1,515)
Increase in accounts payable	(7,661)	3,800	750
Net Cash Used In Operating Activities	(29,623)	(16,666)	(46,288)
Cash Flows From Financing Activities:
Proceeds from loan payable – related party	29,623	4,066	33,688
Proceeds from issuance of common stock	—	12,600	12,600
Net Cash Provided by Financing Activities	29,623	16,666	46,288
Net Increase in Cash	—	—	—
Cash at Beginning of Period	—	—	—
Cash at End of Period	$—	$—	$—
Supplemental disclosure of cash flow information:
Cash paid for interest	$—	$—	$—
Cash paid for taxes	$—	$—	$—

See accompanying notes to condensed unaudited financial statements

CHARDAN ACQUISITION CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in The United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information necessary for a comprehensive presentation of financial position and results of operations.

It is management’s opinion, however that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statements presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

Activities during the development stage include developing the business plan and raising capital.

Effective May 25, 2010, the Company’s domicile was changed from the State of Nevada to the Territory of the British Virgin Islands (“BVI”) through a re-registration and continuation process (the “Redomestication”).

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(C) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. As of June 30, 2010 and September 30, 2009, respectively, the Company had no cash equivalents.

(D) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by FASB Accounting Standards Codification Topic 260, “Earnings Per Share.” As of June 30, 2010 and September 30, 2009, respectively, there were no common share equivalents outstanding.

(E) Income Taxes

In the BVI, there are no income or other business taxes applicable to the Company. However, the facts and circumstances of the Redomestication are such that Company management believes the Company remains subject to the continuing tax jurisdiction of the United States and accruals of tax reflect that assumption. The Company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”). Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(F) Business Segments

The Company operates in one segment and therefore segment information is not presented.

CHARDAN ACQUISITION CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION  – (continued)

(G) Revenue Recognition

The Company will recognize revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”. In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

(H) Recent Accounting Pronouncements

In October 2009, the Financial Accounting Standards Board (“FASB”) issued an Accounting Standard Update (“ASU”) No. 2009-13, which addresses the accounting for multiple-deliverable arrangements to enable vendors to account for products or services separately rather than as a combined unit and modifies the manner in which the transaction consideration is allocated across the separately identified deliverables. The ASU significantly expands the disclosure requirements for multiple-deliverable revenue arrangements. The ASU will be effective for the first annual reporting period beginning on or after June 15, 2010, and may be applied retrospectively for all periods presented or prospectively to arrangements entered into or materially modified after the adoption date. Early adoption is permitted, provided that the guidance is retroactively applied to the beginning of the year of adoption. The Company does not expect the adoption of ASU No. 2009-13 to have any effect on its financial statements upon its required adoption on January 1, 2011.

(I) Fair Value of Financial Instruments

The carrying amounts on the Company’s financial instruments including accounts payable, approximate fair value due to the relatively short period to maturity for this instrument.

NOTE 2 NOTE PAYABLE — RELATED PARTY

For the year ended September 30, 2009, Chardan Capital Markets, LLC, the Company’s controlling shareholder and related party, loaned the Company $4,065. The Company entered into a written promissory note concerning this obligation. The loan is non-interest bearing and payable on demand.

For the nine months ended June 30, 2010, Chardan Capital Markets, LLC, a related party, loaned the Company $29,623. The Company entered into a written promissory note concerning this obligation. The loan is non-interest bearing and payable on demand.

As of June 30, 2010, total loan payable — related party is $33,688 (See Note 4).

NOTE 3 STOCKHOLDERS’ DEFICIENCY

(A) Stock Issued for Services

On September 26, 2008, the Company issued 3,676 shares of common stock to its founder having a fair value of $10 ($0.0027/share) in exchange for services provided. (See Note 3(D) and 4).

(B) Stock Issued for Cash

On November 4, 2008, the Company issued 46,324 shares of common stock for cash of $12,600 ($0.27/share) to a related party. (See Note 3(D) and 4).

(C) In Kind Contribution of Services

For the year ended September 30, 2009, the shareholders of the Company contributed services having a fair value of $10,400 (See Note 4).

For the nine months ended June 30, 2010, the shareholders of the Company contributed services having a fair value of $7,800 (See Note 4).

CHARDAN ACQUISITION CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 3 STOCKHOLDERS’ DEFICIENCY  – (continued)

For the nine months ended June 30, 2010 the shareholder of the Company contributed $689 of in kind contribution of interest on behalf of the Company (See Note 4).

(D) Amendment to Articles of Incorporation/Redomestication

Effective May 25, 2010, the Company effected a change in domicile from the State of Nevada to the Territory of the British Virgin Islands. Effective the same date, the Company’s authorized capital was changed from 100,000,000 common shares $0.0001 par value to 50,000 common shares without a par value and from 10,000,000 preferred shares $0.0001 par value to no preferred shares authorized. Common Stock is the only authorized capital of the Company. All basic and diluted loss per share and average shares outstanding information has been adjusted to reflect the Redomestication from the date of inception.

NOTE 4 RELATED PARTY TRANSACTIONS

For the year ended September 30, 2009, Chardan Capital Markets, LLC, a related party, loaned the Company $4,065. The Company entered into a written promissory note concerning this obligation. The loan is noninterest bearing and payable on demand.

For the nine months ended June 30, 2010, Chardan Capital Markets, LLC, a related party, loaned the Company $29,623. The Company entered into a written promissory note concerning this obligation. The loan is not interest-bearing and is payable on demand.

As of June 30, 2010, the total loan payable — related party is $33,688 (See Note 2).

For the nine months ended June 30, 2010 a shareholder of the Company contributed $689 of in kind contribution of interest on behalf of the Company (See Note 3(C)).

For the year ended September 30, 2009, the shareholders of the Company contributed services having a fair value of $10,400 (See Note 3(C)).

For the nine months ended June 30, 2010 the shareholders of the Company contributed services having a fair value of $7,800 (See Note 3(C)).

On November 4, 2008, the Company issued 46,324 shares of common stock for cash of $12,600 ($0.27/share) to CCM, a related party (See Note 3(B)).

On September 26, 2008, the Company issued 3,676 shares of common stock to its founder having a fair value of $10 ($0.0027/share) in exchange for services provided (See Note 3(A)).

NOTE 5 GOING CONCERN

As reflected in the accompanying condensed unaudited financial statements, the Company is in the development stage with no operations and has a net loss of $64,422 for the period from September 26, 2008 (inception) to June 30, 2010; and a working capital deficiency and stockholders’ deficiency of $32,923 at June 30, 2010. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 6 SUBSEQUENT EVENT

On July 28, 2010, the Company’s sole Director authorized a change in the Company’s fiscal year end to January 31 from September 30.

CHARDAN ACQUISITION CORP.
(A DEVELOPMENT STAGE COMPANY)

CONTENTS

PAGE
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-96
BALANCE SHEETS AS OF JANUARY 31, 2010 AND SEPTEMBER 30, 2009	F-97
STATEMENTS OF OPERATIONS FOR THE PERIOD FROM OCTOBER 1, 2009 TO JANUARY 31 2010, FOR THE PERIOD FROM OCTOBER 1, 2008 TO JANUARY 31, 2009 (UNAUDITED), FOR THE YEAR ENDED SEPTEMBER 30, 2009, FOR THE PERIOD FROM SEPTEMBER 26, 2008 (INCEPTION) TO SEPTEMBER 30, 2008
AND FOR THE PERIOD FROM SEPTEMBER 26, 2008 (INCEPTION) TO
JANUARY 31, 2010	F-98
STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIENCY FOR THE PERIOD FROM SEPTEMBER 26, 2008 (INCEPTION) TO JANUARY 31, 2010	F-99
STATEMENTS OF CASH FLOWS FOR THE PERIOD FROM OCTOBER 1, 2009 TO JANUARY 31 2010, FOR THE PERIOD FROM OCTOBER 1, 2008 TO JANUARY 31, 2009 (UNAUDITED), FOR THE YEAR ENDED SEPTEMBER 30, 2009, FOR THE PERIOD FROM SEPTEMBER 26, 2008 (INCEPTION) TO SEPTEMBER 30, 2008
AND FOR THE PERIOD FROM SEPTEMBER 26, 2008 (INCEPTION) TO
JANUARY 31, 2010	F-100
NOTES TO FINANCIAL STATEMENTS.	F-101 – 104

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
Chardan Acquisition Corp.
(A Development Stage Company)

We have audited the accompanying balance sheets of Chardan Acquisition Corp. (a development stage company) as of January 31, 2010 and September 30, 2009, and the related statements of operations, changes in stockholders’ deficiency and cash flows for the four month period ended January 31, 2010, the year ended September 30, 2009, the period from September 26, 2008 (Inception) to September 30, 2008 and the period from September 26, 2008 (Inception) to January 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Chardan Acquisition Corp. (a development stage company) as of January 31, 2010 and September 30, 2009 and the results of its operations and its cash flows for the four month period ended January 31, 2010, the year ended September 30, 2009, the period from September 26, 2008 (Inception) to September 30, 2008 and the period from September 26, 2008 (Inception) to January 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has no operations and has a net loss of $47,682 from Inception, a working capital and stockholders’ deficiency of $20,935 at January 31, 2010 and used cash in operations from $18,781 from Inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
August 30, 2010

Chardan Acquisition Corp.
(A Development Stage Company)

Balance Sheets

	January 31, 2010	September 30, 2009
ASSETS
Total Assets	$—	$—
LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current Liabilities
Loans payable – related party	$14,754	$8,411
Accounts payable	6,181	4,065
Total Liabilities	20,935	12,476
Commitments and Contingencies	—	—
Stockholders’ Deficiency
Common stock, no par value; 50,000 shares authorized, 50,000 and 50,000 shares issued and outstanding, respectively	26,747	23,010
Deficit accumulated during the development stage	(47,682)	(35,486)
Total Stockholders’ Deficiency	(20,935)	(12,476)
Total Liabilities and Stockholders’ Deficiency	$—	$—

See accompanying notes to financial statements.

Chardan Acquisition Corp.
(A Development Stage Company)

Statements of Operations

	For the Period From October 1, 2009 to January 31, 2010	For the Period From October 1, 2008 to January 31, 2009	For the Year Ended September 30, 2009	For the Period from September 26, 2008 (Inception) to September 30, 2008	For the Period from September 26, 2008 (Inception) to January 31, 2010
		(Unaudited)
Operating Expenses
Professional fees	$7,129	$13,019	$21,904	$1,500	$30,533
General and administrative	4,797	4,035	12,072	10	16,879
Total Operating Expenses	11,926	17,054	33,976	1,510	47,412
Loss from Operations	(11,926)	(17,054)	(33,976)	(1,510)	(47,412)
Other Expenses
Interest Expense	(270)	—	—	—	(270)
LOSS FROM OPERATIONS BEFORE INCOME TAXES	(12,196)	(17,054)	(33,976)	(1,510)	(47,682)
Provision for Income Taxes	—	—	—	—	—
NET LOSS	$(12,196)	$(17,054)	$(33,976)	$(1,510)	$(47,682)
Net Loss Per Share – Basic and Diluted	$(0.24)	$(0.46)	$(0.74)	$(0.41)
Weighted average number of shares outstanding during the period – Basic and Diluted	50,000	37,090	45,673	3,676

See accompanying notes to financial statements.

Chardan Acquisition Corp.
(A Development Stage Company)

Statement of Changes in Stockholders’ Deficiency
For the Period from September 26, 2008 (Inception) to January 31, 2010

	Common stock		Deficit accumulated during development stage	Total Stockholders’ Deficiency
	Shares	Amount
Balance, September 26, 2008 (inception)	—	$—	$—	$—
Common stock issued for services to founder ($0.0027/Sh)	3,676	10	—	10
Net loss for the period from September 26, 2008 (inception) to September 30, 2008	—	—	(1,510)	(1,510)
Balance, September 30, 2008	3,676	10	(1,510)	(1,500)
Common stock issued for cash ($0.27/Sh)	46,324	12,600	—	12,600
In kind contribution of services	—	10,400	—	10,400
Net loss for the year ended September 30, 2009	—	—	(33,976)	(33,976)
Balance, September 30, 2009	50,000	23,010	(35,486)	(12,476)
In kind contribution of services	—	3,467	—	3,467
In kind contribution of interest	—	270	—	270
Net loss for the period from October 1, 2009 to January 31, 2010	—	—	(12,196)	(12,196)
Balance, January 31, 2010	50,000	$26,747	$(47,682)	$(20,935)

See accompanying notes to financial statements.

Chardan Acquisition Corp.
(A Development Stage Company)

Statements of Cash Flows

	For the Period from October 1, 2009 to January 31, 2010	For the Period from October 1, 2008 to January 31, 2009	For the Year Ended September 30, 2009	For the Period From September 26, 2008 (Inception) to September 30, 2008	For the Period from September 26, 2008 (Inception) to January 31, 2010
		(Unaudited)
Cash Flows Used In Operating Activities:
Net Loss	$(12,196)	$(17,054)	$(33,976)	$(1,510)	$(47,682)
Adjustments to reconcile net loss to net cash used in operations
Common stock issued for services	—	—	—	10	10
In-kind contribution of interest	270	—	—	—	270
In-kind contribution of services	3,467	3,467	10,400	—	13,867
Changes in operating assets and liabilities:
Increase in accounts payable	6,343	987	6,911	1,500	14,754
Net Cash Used In Operating Activities	(2,116)	(12,600)	(16,665)	—	(18,781)
Cash Flows From Financing Activities:
Proceeds from loan payable – related party	2,116	—	4,065	—	6,181
Proceeds from issuance of common stock	—	12,600	12,600	—	12,600
Net Cash Provided by Financing Activities	2,116	12,600	16,665	—	18,781
Net Increase in Cash	—	—	—	—	—
Cash at Beginning of Period	—	—	—	—	—
Cash at End of Period	$—	$—	$—	$—	$—
Supplemental disclosure of cash flow information:
Cash paid for interest	$—	$—	$—	$—	$—
Cash paid for taxes	$—	$—	$—	$—	$—

See accompanying notes to financial statements.

CHARDAN ACQUISITION CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

Chardan Acquisition Corp. (a development stage company) (the “Company”) was incorporated under the laws of the State of Nevada on September 26, 2008. Effective May 25, 2010, the Company redomesticated from the State of Nevada to the Territory of the British Virgin Islands.

The Company was formed to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. It has been in the developmental stage since inception and has no operations to date other than issuing shares to the Company’s original shareholder. It will attempt to locate and negotiate with a business entity for the combination of that target company with us. The combination will normally take the form of a merger, stock- for-stock exchange or stock-for-assets exchange. In most instances, the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that it will be successful in locating or negotiating with any target company.

Activities during the development stage include developing the business plan and raising capital.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(C) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. As of January 31, 2010 and September 30, 2009, respectively, the Company had no cash equivalents.

(D) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by FASB Accounting Standards Codification Topic 260, “Earnings Per Share.” As of January 31, 2010, January 31, 2009, September 30, 2009, and September 30, 2008, respectively, there were no common share equivalents outstanding.

(E) Income Taxes

In the BVI, there are no income or other business taxes applicable to the Company. However, the facts and circumstances of the Redomestication are such that the Company management believes the Company remains subject to the continuing jurisdiction of the United States and accruals of tax reflect that assumption. The Company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”). Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

CHARDAN ACQUISITION CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION  – (continued)

As of January 31, 2010, the Company has net operating loss carryforwards of approximately $33,500 available to offset future taxable income through 2030. The valuation allowance for the period from October 1, 2009 to January 31, 2010 was $11,402. The valuation allowance at September 30, 2009 was $8,526. The net change in the valuation allowance for the period ended January 31, 2010 was an increase of $2,876.

	January 31, 2010	September 30, 2009
Expected income tax recovery (expense) at the statutory rate of 34%	$(4,147)	$(11,552)
Tax effect of expenses that are not deductible for income tax purposes (net of other amounts deductible for tax purposes)	1,271	3,536
Tax effect of differences in the timing of deductibility of items for income tax purposes	—	—
Change in valuation allowance	2,876	8,016
Provision for income taxes	$—	$—

The components of deferred income taxes are as follows:

	January 31, 2010	September 30, 2009
Deferred income tax asset:
Net operating loss carryforwards	$11,402	$8,526
Valuation allowance	(11,402)	(8,526)
Deferred income taxes	$—	$—

(F) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(G) Revenue Recognition

The Company will recognize revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”. In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

(H) Recent Accounting Pronouncements

In October 2009, the Financial Accounting Standards Board (“FASB”) issued an Accounting Standard Update (“ASU”) No. 2009-13, which addresses the accounting for multiple-deliverable arrangements to enable vendors to account for products or services separately rather than as a combined unit and modifies the manner in which the transaction consideration is allocated across the separately identified deliverables. The ASU significantly expands the disclosure requirements for multiple-deliverable revenue arrangements. The ASU will be effective for the first annual reporting period beginning on or after June 15, 2010, and may be applied retrospectively for all periods presented or prospectively to arrangements entered into or materially modified after the adoption date. Early adoption is permitted, provided that the guidance is retroactively applied to the beginning of the year of adoption. The Company does not expect the adoption of ASU No. 2009-13 to have any effect on its financial statements upon its required adoption on January 1, 2011.

CHARDAN ACQUISITION CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 2 NOTE PAYABLE — RELATED PARTY

For the year ended September 30, 2009, a related party loaned the Company $4,065. The Company entered into a written promissory note concerning this obligation. The loan is noninterest bearing and payable on demand (See Note 4).

As of January 31, 2010, total loan payable — related party is $6,181 (See Note 4).

NOTE 3 STOCKHOLDERS’ DEFICIENCY

(A) Stock Issued for Services

On September 26, 2008, the Company issued 3,676 shares of common stock to its founder having a fair value of $10 ($0.0027/share) in exchange for services provided (See Note 3(D) and 4).

(B) Stock Issued for Cash

On November 4, 2008, the Company issued 46,324 shares of common stock for cash of $12,600 ($0.27/share) to a related party (See Note 3(D) and 4).

(C) In Kind Contribution of Services

For the period from October 1, 2009 to January 31, 2010, the shareholder of the Company contributed $270 of in kind contribution of interest on behalf of the Company (See Note 4).

For the year ended September 30, 2009, the shareholders of the Company contributed services having a fair value of $10,400 (See Note 4).

For the period from October1, 2009 to January 31, 2010, the shareholders of the Company contributed services having a fair value of $3,467 (See Note 4).

(D) Amendment to Articles of Incorporation/Redomestication

Effective May 25, 2010, the Company redomesticated from the State of Nevada to the Territory of the British Virgin Islands. Effective the same date, the Company’s authorized capital was changed from 100,000,000 of common shares $0.0001 par value to 50,000 common shares without a par value and from 10,000,000 of preferred shares $0.0001 par value to no preferred shares authorized. Common Stock is the only authorized capital of the Company. All basic and diluted loss per share and average shares outstanding information has been adjusted to reflect the aforementioned redomestication.

NOTE 4 RELATED PARTY TRANSACTIONS

For the year ended September 30, 2009, a related party loaned the Company $4,065. The Company entered into a written promissory note concerning this obligation. The loan is noninterest bearing and payable on demand.

For the period from October 1, 2009 to January 31, 2010, a related party loaned the Company $2,116. The Company entered into various written promissory notes concerning those obligations. These loans are non-interest bearing and payable on demand.

As of January 31, 2010, total loan payable — related party is $6,181 (See Note 2).

For the period from October 1, 2009 to January 31, 2010, the shareholder of the Company contributed $270 of in kind contribution of interest on behalf of the Company (See Note 3(C)).

For the year ended September 30, 2009, the shareholders of the Company contributed services having a fair value of $10,400 (See Note 3(C)).

For the period from October1, 2009 to January 31, 2010, the shareholders of the Company contributed services having a fair value of $3,467 (See Note 4).

CHARDAN ACQUISITION CORP.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 4 RELATED PARTY TRANSACTIONS  – (continued)

On November 4, 2008, the Company issued 46,324 shares of common stock for cash of $12,600 ($0.27/share) to a related party (See Note 3 (B)).

On September 26, 2008, the Company issued 3,676 shares of common stock to its founder having a fair value of $10 ($0.0027/share) in exchange for services provided (See Note 3(A)).

NOTE 5 GOING CONCERN

As reflected in the accompanying financial statements, the Company is in the development stage with no operations and has a net loss of $47,682 for the period from September 26, 2008 (inception) to January 31, 2010; and a working capital deficiency and stockholders’ deficiency of $20,935 at January 31, 2010. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 6 SUBSEQUENT EVENTS

On July 28, 2010, the Company’s Board of Directors authorized a change in the Company’s fiscal year end to January 31 from September 30.

On March 10, 2010, a related party loaned the Company $8,801. The Company entered into a written promissory note concerning this obligation. The loan is noninterest bearing and payable on demand.

On March 25, 2010, a related party loaned the Company $3,975. The Company entered into a written promissory note concerning this obligation. The loan is noninterest bearing and payable on demand.

On March 26, 2010, a related party loaned the Company $1,028. The Company entered into a written promissory note concerning this obligation. The loan is noninterest bearing and payable on demand.

On April 27, 2010, a related party loaned the Company $3,355. The Company entered into a written promissory note concerning this obligation. The loan is noninterest bearing and payable on demand.

On August 14, 2010, a related party loaned the Company $10,350. The Company entered into a written promissory note concerning this obligation. The loan is noninterest bearing and payable on demand.

Effective May 25, 2010, the Company redomesticated from the State of Nevada to the Territory of the British Virgin Islands. Effective the same date, the Company’s authorized capital was changed from 100,000,000 of common shares $0.0001 par value to 50,000 common shares without a par value and from 10,000,000 of preferred shares $0.0001 par value to no preferred shares authorized. Common Stock is the only authorized capital of the Company. All basic and diluted loss per share and average shares outstanding information has been adjusted to reflect the aforementioned redomestication.

CHARDAN ACQUISITION CORP. (A DEVELOPMENT STAGE COMPANY)

CONTENTS

PAGE
CONDENSED BALANCE SHEETS AS OF SEPTEMBER 30, 2010 (UNAUDITED) AND AS OF JANUARY 31, 2010	F-106
CONDENSED STATEMENTS OF OPERATIONS FOR THE PERIOD FROM FEBRUARY 1, 2010 TO SEPTEMBER 30, 2010 (UNAUDITED) AND THE PERIOD FROM SEPTEMBER 26, 2008 (INCEPTION) TO JANUARY 31, 2010	F-107
CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIENCY FOR THE PERIOD FROM SEPTEMBER 26, 2008 (INCEPTION) TO SEPTEMBER 30, 2010 (UNAUDITED)	F-108
CONDENSED STATEMENTS OF CASH FLOWS FOR THE PERIOD FROM FEBRUARY 1, 2010 TO SEPTEMBER 30, 2010 (UNAUDITED) AND FOR THE PERIOD FROM SEPTEMBER 26, 2008 (INCEPTION) TO JANUARY 31, 2010	F-109
NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)	F-110 – F-112

Chardan Acquisition Corp.
(A Development Stage Company)
Condensed Balance Sheets

	September 30, 2010	January 31, 2010
	(Unaudited)	(Audited)
ASSETS
Current Assets
Prepaid Expense	$1,010	$—
Total Assets	$1,010	$—
LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current Liabilities
Accounts payable	$16,524	$6,181
Note payable – related party	34,640	14,754
Total Liabilities	51,164	20,935
Commitments and Contingencies Stockholders' Deficiency
Common stock, no par value; 50,000 shares authorized, 50,000 and 50,000 shares issued and outstanding, respectively	34,098	26,747
Deficit accumulated during the development stage	(84,252)	(47,682)
Total Stockholders' Deficiency	(50,154)	(20,935)
Total Liabilities and Stockholders' Deficiency	$1,010	$—

See accompanying notes to condensed unaudited financial statements.

Chardan Acquisition Corp.
(A Development Stage Company)
Condensed Statements of Operations

	For the Period from February 1, 2010 to September 30, 2010	For the Period from September 26, 2008 (Inception) to January 31, 2010
	Unaudited	Audited
Operating Expenses
Professional fees	$26,514	$30,533
General and administrative	9,637	16,879
Total Operating Expenses	36,151	47,412
Loss from Operations	(36,151)	(47,412)
Other Expenses
Interest Expense	(419)	(270)
LOSS FROM OPERATIONS BEFORE INCOME TAXES	(36,570)	(47,682)
Provision for Income Taxes	—	—
NET LOSS	$(36,570)	$(47,682)
Net Loss Per Share – Basic and Diluted	$(0.73)	$(0.95)
Weighted average number of shares outstanding during the period – Basic and Diluted	50,000	50,000

See accompanying notes to condensed unaudited financial statements.

Chardan Acquisition Corp.
(A Development Stage Company)
Condensed Statement of Changes in Stockholders' Deficiency
For the Period from September 26, 2008 (Inception) to September 30, 2010
(Unaudited)

	Common stock		Deficit accumulated during development stage	Total Stockholders’ Deficiency
	Shares	Amount
Balance, September 26, 2008 (inception)	$—	$—	$—	$—
Common stock issued for services to founder ($0.0027/Sh)	3,676	10	—	10
Common stock issued for cash ($0.27/Sh)	46,324	12,600	—	12,600
In-kind contribution of service	—	13,867	—	13,867
In-kind contribution of interest	—	270	—	270
Net loss for the period September 26, 2008 (inception) to January 31, 2010	—	—	(47,682)	(47,682)
Balance, January 31, 2010	50,000	26,747	(47,682)	(20,935)
In-kind contribution of services	—	6,932	—	6,932
In-kind contribution of interest	—	419	—	419
Net loss for the period ended September 30, 2010	—	—	(36,570)	(36,570)
Balance, September 30, 2010	50,000	$34,098	$(84,252)	$(50,154)

See accompanying notes to condensed unaudited financial statements.

Chardan Acquisition Corp.
(A Development Stage Company)
Condensed Statements of Cash Flows
(Unaudited)

	For the Period from February 1, 2010 to September 30, 2010	For the Period from September 26, 2008 (Inception) to January 31, 2010
	Unaudited	Audited
Cash Flows Used In Operating Activities:
Net Loss	$(36,570)	$(47,682)
Adjustments to reconcile net loss to net cash used in operations
Common stock issued for services	—	10
In-kind contribution of interest	419	270
In-kind contribution of services	6,932	13,867
Changes in operating assets and liabilities:
Increase in prepaid expenses	(1,010)	—
Increase in accounts payable	10,343	14,754
Net Cash Used In Operating Activities	(19,886)	(18,781)
Cash Flows From Financing Activities:
Proceeds from loan payable-related party	19,886	6,181
Proceeds from issuance of common stock	—	12,600
Net Cash Provided by Financing Activities	28,459	18,781
Net Increase in Cash	—	—
Cash at Beginning of Period	—	—
Cash at End of Period	$—	$—
Supplemental disclosure of cash flow information:
Cash paid for interest	$—	$—
Cash paid for taxes	$—	$—

See accompanying notes to condensed unaudited financial statements.

CHARDAN ACQUISITION CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in The United States of America and the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all the information necessary for a comprehensive presentation of financial position and results of operations.

It is management's opinion, however that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statements presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

Activities during the development stage include developing the business plan and raising capital.

Effective May 25, 2010, the Company’s domicile was changed from the State of Nevada to the Territory of the British Virgin Islands (“BVI”) through a re-registration and continuation process (the “Redomestication”). As a result of the continuation, the Company’s ordinary shares outstanding was designated as 50,000, and this number of shares has been used on a retroactively herein as applicable.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(C) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. As of September 30, 2010 and January 31, 2010, respectively, the Company had no cash equivalents.

(D) Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by FASB Accounting Standards Codification Topic 260, “Earnings Per Share.”

(E) Income Taxes

In the BVI, there are no income or other business taxes applicable to the Company. However, the facts and circumstances of the Redomestication are such that Company management believes the Company remains subject to the continuing tax jurisdiction of the United States and accruals of tax reflect that assumption. The Company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”). Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(F) Business Segments

The Company operates in one segment and therefore segment information is not presented.

CHARDAN ACQUISITION CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION  – (continued)

(G) Revenue Recognition

The Company will recognize revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”. In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

(H) Recent Accounting Pronouncements

In May 2009, the FASB issued guidance within Topic 855-10 (formerly SFAS 165, “Subsequent Events”) relating to subsequent events. This guidance establishes principles and requirements for subsequent events. This guidance defines the period after the balance sheet date during which events or transactions that may occur would be required to be disclosed in a company’s financial statements. Public entities are required to evaluate subsequent events through the date that financial statements are issued. This guidance also provides guidelines in evaluating whether or not events or transactions occurring after the balance sheet date should be recognized in the financial statements. This guidance requires disclosure of the date through which subsequent events have been evaluated. This Statement is effective for interim and annual periods ending after June 15, 2009. The company has adopted this standard as of September 30, 2010. The adoption of this standard does not have a material impact on the company’s financial statements.

(I) Fair Value of Financial Instruments

The carrying amounts on the Company’s financial instruments including accounts payable, approximate fair value due to the relatively short period to maturity for this instrument.

NOTE 2 NOTE PAYABLE — RELATED PARTY

For the period ended January 31, 2010, Chardan Capital Markets, LLC, the Company’s controlling shareholder and related party, loaned the Company $14,754. The Company entered into a written promissory note concerning this obligation. The loan is noninterest bearing and payable on demand.

For the period ended September 30, 2010, Chardan Capital Markets, LLC, a related party, loaned the Company $19,886. The Company entered into a written promissory note concerning this obligation. The loan is not interest-bearing and is payable on demand.

As of September 30, 2010, the total loan payable — related party is $34,640.

NOTE 3 STOCKHOLDERS’ DEFICIENCY

(A) Stock Issued for Services

On September 26, 2008, the Company issued 3,676 shares of common stock to its founder having a fair value of $10 ($0.0027/share) in exchange for services provided. (See Note 3(D) and 4).

(B) Stock Issued for Cash

On November 4, 2008, the Company issued 46,324 shares of common stock for cash of $12,600 ($0.27/share) to a related party. (See Note 3(D) and 4).

(C) In Kind Contribution

For the period ended January 31, 2010, the shareholders of the Company contributed services having a fair value of $13,867 (See Note 4).

For the period ended September 30, 2010, the shareholders of the Company contributed services having a fair value of $6,932 (See Note 4).

CHARDAN ACQUISITION CORP.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONDENSED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 3 STOCKHOLDERS’ DEFICIENCY – (continued)

For the period ended January 31, 2010, the shareholders of the Company contributed $270 of in kind contribution of interest on behalf of the Company (See Note 4).

For the period ended September 30, 2010 the shareholder of the Company contributed $419 of in kind contribution of interest on behalf of the Company (See Note 4).

(D) Amendment to Articles of Incorporation/Redomestication

Effective May 25, 2010, the Company effected a change in domicile from the State of Nevada to the Territory of the British Virgin Islands. Effective the same date, the Company's authorized capital was changed from 100,000,000 common shares $0.0001 par value to 50,000 common shares without a par value and from 10,000,000 preferred shares $0.0001 par value to no preferred shares authorized. Common Stock is the only authorized capital of the Company. All basic and diluted loss per share and average shares outstanding information has been adjusted to reflect the Redomestication from the date of inception.

NOTE 4 RELATED PARTY TRANSACTIONS

For the period ended January 31, 2010, Chardan Capital Markets, LLC, a related party, loaned the Company $14,754. The Company entered into a written promissory note concerning this obligation. The loan is not interest-bearing and is payable on demand.

For the period ended September 30, 2010, Chardan Capital Markets, LLC, a related party, loaned the Company $19,886. The Company entered into a written promissory note concerning this obligation. The loan is not interest-bearing and is payable on demand.

As of September 30, 2010, the total loan payable — related party is $34,640 (See Note 2).

For the period ended January 31, 2010 a shareholder of the Company contributed $270 of in kind contribution of interest on behalf of the Company (See Note 3(C)).

For the period ended September 30, 2010, the shareholders of the Company contributed $419 of in kind contribution of interest on behalf of the Company (See Note 3(C)).

On November 4, 2008, the Company issued 46,324 shares of common stock for cash of $12,600 ($0.27/share) to CCM, a related party (See Note 3 (B)).

On September 26, 2008, the Company issued 3,676 shares to its founder having a fair value of $10 ($0.0027/share) in exchange for services provided (See Note 3 (A)).

NOTE 5 SUBSEQUENT EVENT

On October 27, 2010, the Company entered into a merger with China Dredging Group Co., Ltd. China Dredging Group Co., Ltd. was the surviving entity in the Merger. Pursuant to the merger agreement and upon the consummation thereof (i) all liabilities of the Company were satisfied or assumed by Chardan Capital Markets, LLC, a related party, including contingent tax liabilities arising from the merger, (ii) all promissory notes and other liabilities to Chardan Capital Markets, LLC were extinguished pursuant to a capital contribution agreement, and (iii) the Company was removed from the corporate register in the British Virgin Islands.

China Dredging Group Co., Ltd.

      American Depositary Shares

Representing       Ordinary Shares

PROSPECTUS

Chardan Capital Markets, LLC

The information in this preliminary prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION	PRELIMINARY PROSPECTUS DATED JUNE 28, 2011

American Depositary Shares

China Dredging Group Co., Ltd.

Representing         Ordinary Shares

This prospectus relates to the offering of       American depositary shares, or ADSs, each representing one ordinary share, no par value per share by the shareholders identified in this prospectus. Such ADSs may not be sold until the expiration of contractual lock-up restrictions. We will not receive any proceeds from the ADSs sold by the selling shareholders, if at all, upon the expiration of the applicable lock-up restrictions, all of which will be received by the selling shareholders. We are paying the cost of registering the ADSs covered by this prospectus as well as various related expenses.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with such sales. In the event such persons may be deemed to be “underwriters,” any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended.

No public market currently exists for our shares or ADSs. We have applied to list our ADSs on the NASDAQ Capital Market, or the Nasdaq, under the symbol “CLFF.” The selling shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their ADSs included in this prospectus on any stock exchange, market or trading facility on which the ADSs are traded or in private transactions, subject to applicable lock-up restrictions. These sales may be at fixed or negotiated prices. However, selling shareholders must sell at a fixed price until there is a market for the ADSs on the Nasdaq, which we expect to occur prior to the expiration of the applicable lock-up restrictions.

Investing in our ADSs involves a high degree of risk. See “Risk Factors” beginning on page 11.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2011.

[Alternate Prospectus Front Cover Page]

CHINA DREDGING GROUP CO., LTD.

You should rely only on the information contained in this prospectus or in any related free-writing prospectus that we have filed with the Securities and Exchange Commission, or the SEC. We have not authorized anyone to provide you with information that is different from that contained in this prospectus or in any other filed free-writing prospectus. We are offering to sell, and seeking offers to buy, the ADSs only in jurisdictions where offers and sales are permitted.

We have not taken any action to permit a public offering of the ADSs outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the ADSs and the distribution of this prospectus outside the United States.

We are separately conducting a firm committment underwritten public offering, or our public offering. Our public offering is unrelated to the offering by the selling shareholders pursuant to this prospectus.

A-i

PROSPECTUS SUMMARY

You should read the following summary together with the entire prospectus, including the more detailed information regarding us, the ADSs being sold in this offering, and our consolidated financial statements and related notes appearing elsewhere in this prospectus. You should consider carefully, among other things, the matters discussed in the section entitled “Risk Factors.”

Our Company

We provide specialized dredging services exclusively to the Chinese marine infrastructure market and, based on the number and capacity of the dredging vessels we operate, we believe we are one of the leading independent (not state-owned) providers of such services in the PRC. Our services, which require significant engineering and project management expertise, include on-site investigation and measurement, cost estimation, sediment and obstruction removal and transport and disposal of dredged material in an environmentally responsible manner. We conduct our dredging operations through Fujian Service, in which we hold a 50% equity interest, with the remaining 50% interest controlled by us pursuant to variable interest entity agreements.

Dredging involves preserving or enhancing the navigability of waterways by removing soil, sand or rock or the transfer of marine bottom materials to other locations for environmental purposes or for land creation. We engage in three primary types of dredging work:

•	Capital dredging, which represented 13.5% of our revenues for the twelve months ended December 31, 2010, consists of sediment removal or transfer for the initial construction or deepening of ports and navigation channels;
•	Maintenance dredging, which represented 13.7% of our revenues for the twelve months ended December 31, 2010, entails ongoing dredging that is required to ensure that ports and navigation channels maintain sufficient water depth to serve their intended purpose; and
•	Reclamation dredging, which represented 72.8% of our revenues for the twelve months ended December 31, 2010, involves transferring material removed from sea or river-beds to another location to raise the surface above the water level and thereby increase land availability or utility.

Our modern fleet of ten dredging vessels has broad capabilities with which we are able to address diverse types of projects, and we intend to build our fleet by continuing to acquire additional vessels. As of December 31, 2010, we had successfully completed over 53 dredging projects in fifteen districts of eight provinces in the PRC. Our fleet has been substantially fully committed to projects since our inception in 2008. Fujian Service operated five dredgers in 2008 that it owned or leased. Currently, we own and operate four dredgers and lease six dredgers.

Our primary customers are large, state-owned enterprises that act as general contractors and perform a significant majority of the port infrastructure and dredging activity in the PRC. These companies sub-contract a portion of the required dredging services to specialty contractors, such as us, as a means of increasing their margins and more efficiently allocating their own resources.

Our Corporate Structure

We are a BVI holding company and conduct our dredging operations through our PRC subsidiary, Fujian Service. Our wholly owned subsidiary, China Dredging HK, was organized under the laws of Hong Kong in April 2010 to serve as a holding company for Fujian WangGang, a PRC company and wholly foreign-owned enterprise, or WFOE, under PRC law. Fujian WangGang holds a 50% direct equity interest in Fujian Service and consolidates the remaining 50% interest as a result of certain variable interest entity agreements described in the section entitled “Our Corporate History and Structure — Variable Interest Entity Agreements.”

In October 2010, we merged with CAC, a public reporting, non-trading shell company domiciled in the BVI. The terms of the Merger were set forth in a merger agreement, or the Merger Agreement, which provided that China Dredging would continue as the surviving company following the Merger. We have accounted for the Merger as a recapitalization, with China Dredging being treated as the accounting acquirer. Immediately prior to, and in contemplation of, the consummation of the Merger, we redesignated our shares to retroactively adjust our legal capital. At the time of the Merger, all of the issued and outstanding shares of CAC were exchanged for 500,000, or 0.95%, of our issued and then outstanding ordinary shares, while our shareholders immediately prior to the Merger retained 52,177,323, or 99.05%, of our issued and then outstanding ordinary shares. As a result of the Merger, we became a public reporting company. CAC, being the non-surviving company, ceased its corporate existence. Concurrently with the closing of the Merger, we conducted a private placement, which is described in more detail below in the section entitled “Our Corporate History and Structure —  2010 Private Placement.”

Under applicable PRC law, foreign ownership in certain industries is restricted and may not exceed a government specified level. WFOEs may only undertake certain types of construction projects, and foreign ownership in a Chinese-foreign joint venture construction enterprise is restricted to no more than 75% according to the PRC Regulations on Administration of Foreign-Invested Construction Enterprises, or the RAFCE. Additionally, as a marine contractor working on restricted projects within the PRC, Fujian Service is required to register its vessels under the flag of the PRC, and foreign ownership of the enterprises which own the PRC-registered vessels is limited to no more than 50%. Therefore, Fujian Service’s business operations will be adversely affected if its foreign ownership is increased to more than 50%. While Wonder Dredging qualifies as a PRC entity under PRC law and owns 50% equity of Fujian Service, Fujian WangGang’s direct ownership of 50% of Fujian Service and beneficial ownership and control of the remaining 50% of Fujian Service through the variable interest entity agreements allows it to meet both the requirements for foreign ownership under its qualifications as a marine construction company and as an operator of dredging vessels within PRC waters.

The following diagram illustrates our corporate structure immediately prior to our public offering:

(1)	Xinrong Zhuo is our Chairman of the Board of Directors and Chief Executive Officer, Bin Lin is our Senior Vice President, and Kit Chan is one of our independent directors.
(2)	Assumes the conversion of all of our preferred shares into ordinary shares upon completion of our public offering. Following our public offering, we expect public shareholders to own approximately % of China Dredging.
(3)	Qing Lin is the brother-in-law of Xinrong Zhuo, our Chairman of the Board of Directors and Chief Executive Officer, and holds the 91% interest as the representative of the family.
(4)	Panxing Zhuo is the father of Xinrong Zhuo, our Chairman of the Board of Directors and Chief Executive Officer, and holds the 9% interest as the representative of the family.

For more information regarding our corporate structure, including a “Make-Good Escrow” our controlling shareholder entered into in connection with our 2010 Private Placement, please see “Our Corproate History and Structure.”

Our Corporate Information

Our principal executive offices are located at Floor 18, Tower A, Zhongshan Building No. 154, Hudong Road, Gulou District, Fuzhou City, Fujian Province 350001, PRC. Our telephone number at this address is +86-591-8727-1266. Our registered office in the BVI is located at Kingston Chambers, PO Box 173, Road Town, Tortola, BVI.

Investors should submit any inquiries to the address and telephone number of our principal executive offices. Our main website is www.chinadredgingco.com. The information contained on our website is not a part of this prospectus. Our agent for service of process in the United States is C T Corporation System.

The Offering

ADSs offered by the selling shareholders
ADSs, which may not be sold, if at all, until the expiration of contractual lock-up restrictions described below under “Lock-Up Arrangements.”
Ordinary shares outstanding immediately before this offering
52,677,323 ordinary shares as of June 24, 2011 (which excludes up to ADSs offered by us in our public offering).
Listing
We have applied to list our ADSs on the Nasdaq under the symbol “CLFF.” The ADSs and shares will not initially be listed on any other exchange or quoted for trading on any other automated quotation system.
Use of proceeds
We will not receive any proceeds from the ADSs sold by the selling shareholders, if at all, upon the expiration of the applicable lock-up restrictions, all of which will be received by the selling shareholders.
Risk factors
See “Risk Factors” and other information included in this prospectus for a discussion of risks you should carefully consider before investing in the ADSs.
Terms of the offering by selling shareholders
The selling shareholders will determine when and how they will sell the ADSs, if at all, upon the expiration of the applicable lock-up restrictions.

USE OF PROCEEDS

We will not receive any proceeds from the ADSs sold by the selling shareholders, if any, upon the expiration of the applicable lock-up restrictions, all of which will be received by the selling shareholders.

SELLING SHAREHOLDERS

This prospectus relates to the resale, by the selling shareholders named below, of our ordinary shares (in the form of ADSs) issued or issuable to the selling shareholders. The table below sets forth the name of each selling shareholder, the number of shares and percentage of our ordinary shares and preferred shares beneficially owned by each selling shareholder as of the date of this prospectus, the number of ordinary shares (in the form of ADSs) being offered for resale for the account of the selling shareholder, and the number of shares and the percentage of our ordinary shares to be beneficially owned by each selling shareholder after the completion of this offering (assuming all of the offered shares are sold by the selling shareholders), as adjusted to reflect the sale of ADSs offered in this offering. The selling shareholders may offer the shares under this prospectus from time to time and may elect to sell none, some or all of the shares set forth next to their names. We may amend or supplement this prospectus from time to time in the future to update or change this list and shares which may be resold.

In October 2010, we merged with CAC, a public reporting, non-trading shell company domiciled in the BVI. The terms of the Merger were set forth in the Merger Agreement, which provided that China Dredging would continue as the surviving company following the Merger. At the time of the Merger, all of the issued and outstanding shares of CAC were exchanged for 500,000, or 0.95%, of our issued and then outstanding ordinary shares. At the time of the Merger, our shareholders immediately prior to the Merger retained 52,177,323, or 99.05%, of our issued and then outstanding ordinary shares. 52,677,323 ordinary shares (in the form of ADSs) offered by selling shareholders reflect the ordinary shares outstanding since the Merger.

Concurrently with the closing of the Merger, we conducted our 2010 Private Placement. Pursuant to the Purchase Agreement, through multiple closings between October and December 2010, the selling shareholders purchased 10,012,987 of our preferred shares, at a purchase price of $5.00 per share, each of which is convertible into one of our ordinary shares. 10,012,987 ordinary shares (in the form of ADSs) offered by the selling shareholders reflect the ordinary shares issueable upon conversion of 10,012,987 preferred shares that were previously issued to the selling shareholders in our 2010 Private Placement.

Mr. Xinrong Zhuo is our Chairman of the Board of Directors and Chief Executive Officer. In September 2008 and February 2010, we entered into loan agreements which aggregate approximately $9.0 million. One of these loans is guaranteed by Mr. Xinrong Zhuo. Mr. Kit Chan is one of our directors. Mr. Bin Lin is our Senior Vice President. Kerry Propper was the former President, Chief Executive Officer, Chief Financial Officer and sole director of CAC until July 2010. Chardan Capital Markets, LLC acted as the lead placement agent in connection with our 2010 Private Placement and is the representative of the underwriters of our public offering.

Except as disclosed in this prospectus, none of the selling shareholders has held a position or office or had a material relationship with us within the past three years, other than as a result of the ownership of our securities.

We will not receive any proceeds from the ADSs sold by the selling shareholders, if any, upon the expiration of the applicable lock-up restrictions, all of which will be received by the selling shareholders.

	Shares Beneficially Owned Prior to This Offering						Ordinary Shares Being Offered		Ordinary Shares Beneficially Owned After This Offering
	Ordinary Shares				Preferred Shares(1)
	Number Outstanding	Number Underlying Preferred Shares Outstanding(1)	Total	Percent of Class	Number Outstanding	Percent of Class	Number Outstanding	Percent of Class	Number Outstanding	Percent of Class
Mr. Xinrong Zhuo(3)	33,852,703		33,852,703	64.3%			33,852,703	64.3%	0	0%
Mr. Kit Chan(4)	2,608,866		2,608,866	4.9%			2,608,866	4.9%	0	0%
Mr. Bin Lin(5)	2,608,866		2,608,866	4.9%			2,608,866	4.9%	0	0%
Regent Fill Investment Group Limited(6)	325,000		325,000	*			325,000	*	0	0%
Poying Holdings Limited(7)	325,000		325,000	*			325,000	*	0	0%
Yu Jianliang(8)	162,500		162,500	*			162,500	*	0	0%
Ding Nan(9)	270,833		270,833	*			270,833	*	0	0%

A-99.1

	Shares Beneficially Owned Prior to This Offering										Ordinary Shares Being Offered			Ordinary Shares Beneficially Owned After This Offering
	Ordinary Shares							Preferred Shares(1)
	Number Outstanding		Number Underlying Preferred Shares Outstanding(1)		Total		Percent of Class	Number Outstanding		Percent of Class	Number Outstanding		Percent of Class	Number Outstanding	Percent of Class
Gala Fortune Limited(10)	135,000				135,000		*				135,000		*	0	0%
Country Vitality Enterprises Limited(11)	2,600,000				2,600,000		4.9%				2,600,000		4.9%	0	0%
Partner One Holdings Limited(12)	2,550,000				2,550,000		4.8%				2,550,000		4.8%	0	0%
Windham Investments Limited(13)	2,580,000				2,580,000		4.9%				2,580,000		4.9%	0	0%
Fresh Reward Development Limited(10)	100,000				100,000		*				100,000		*	0	0%
Propper Entities	128,515				128,515		*				128,515		*	0	0%
Delaware Charter FBO Kerry Propper IRA(14)	91,755	(2)			91,755	(2)	*				91,755	(2)	*	0	0%
Kerry Propper(17)(18)	36,760	(2)			36,760	(2)	*				36,760	(2)	*	0	0%
Steven A. Urbach(14)	128,515				128,515		*				128,515		*	0	0%
Todd A. Gold(14)	3,350				3,350		*				3,350		*	0	0%
WHI, Inc. Retirement Savings Plan(19)	15,000				15,000		*				15,000		*	0	0%
Chardan Capital Markets, LLC(17)(59)	74,620				74,620		*				74,620		*	0	0%
NewMargin Entities	2,000,000				2,000,000		3.8%				2,000,000		3.8%	0	0%
NewMargin Growth Fund, L.P.(15)	1,600,000	(2)			1,600,000	(2)	3.0%				1,600,000	(2)	3.0%	0	0%
NewMargin Partners Ltd(15)	400,000	(2)			400,000	(2)	*				400,000	(2)	*	0	0%
Linkstate Global Investment Limited(16)	600,000				600,000		1.1%				600,000		1.1%	0	0%
AQR Affiliated Funds(20):			1,750,000		1,750,000		3.3%	1,750,000		17.5%	1,750,000		3.3%	0	0%
AQR Funds – AQR Diversified Arbitrage Fund			1,000,000	(2)	1,000,000	(2)	1.9%	1,000,000	(2)	10.0%	1,000,000	(2)	1.9%	0	0%
AQR Absolute Return Master Account, L.P.			500,000	(2)	500,000	(2)	*	500,000	(2)	5.0%	500,000	(2)	*	0	0%
AQR Opportunistic Premium Offshore Fund, L.P.			250,000	(2)	250,000	(2)	*	250,000	(2)	2.5%	250,000	(2)	*	0	0%
Cadman Investments Ltd.(21)	1,593,555		1,000,000		2,593,555		4.8%	1,000,000		10.0%	2,593,555		4.8%	0	0%
D’Alessandro Family(22):			213,000		213,000		*	213,000		2.1%	213,000		*	0	0%
Garrett R. D’Alessandro			200,000	(2)	200,000	(2)	*	200,000	(2)	2.0%	200,000	(2)	*	0	0%
Garrett R. D’Alessandro & Amy Rappaport			13,000	(2)	13,000	(2)	*	13,000	(2)	*	13,000	(2)	*	0	0%
CNH Diversified Opportunities Master Account, L.P.(23)			150,000		150,000		*	150,000		1.5%	150,000		*	0	0%
Advanced Series Trust, solely on behalf of AST Academic Strategies Asset Allocation Portfolio(23)			100,000		100,000		*	100,000		*	100,000		*	0	0%
Soundpost Capital, LP(24)			100,000		100,000		*	100,000		*	100,000		*	0	0%
Morse Entities			340,000		340,000		*	340,000		3.4%	340,000		*	0	0%
Sidney N. Morse Trust B UAD 12/06/99 Birgit F. Morse & E. Richard Baum & Mary Susan Leahy Esq. TTEES(25)			100,000	(2)	100,000	(2)	*	100,000	(2)	*	100,000	(2)	*	0	0%
U/W/O Sidney N. Morse FBO Sidney N. Morse Jr.(25)			100,000	(2)	100,000	(2)	*	100,000	(2)	*	100,000	(2)	*	0	0%
Elizabeth S. Morse Irrevocable Trust DTD 11/8/90(25)			60,000	(2)	60,000	(2)	*	60,000	(2)	*	60,000	(2)	*	0	0%
Birgit Faber Morse Trust UAD 12/6/99(25)			20,000	(2)	20,000	(2)	*	20,000		*	20,000	(2)	*	0	0%

A-99.2

	Shares Beneficially Owned Prior to This Offering									Ordinary Shares Being Offered			Ordinary Shares Beneficially Owned After This Offering
	Ordinary Shares						Preferred Shares(1)
	Number Outstanding	Number Underlying Preferred Shares Outstanding(1)		Total		Percent of Class	Number Outstanding		Percent of Class	Number Outstanding		Percent of Class	Number Outstanding	Percent of Class
Trust DTD 7/21/70 FBO Christina S. Morse(25)		20,000	(2)	20,000	(2)	*	20,000	(2)	*	20,000	(2)	*	0	0%
Thomas F. Morse Trust UAD 3/16/01 Thomas Morse Trustee(30)		40,000	(2)	40,000	(2)	*	40,000	(2)	*	40,000	(2)	*	0	0%
Strauss Affiliated Funds(26):		100,000		100,000		*	100,000		*	100,000		*	0	0%
Straus Partners, L.P.		75,000	(2)	75,000		*	75,000	(2)	*	75,000	(2)	*	0	0%
Straus China Partners, L.P.		25,000	(2)	25,000		*	25,000	(2)	*	25,000	(2)	*	0	0%
Rochdale Affiliated Funds(27):		290,000		290,000		*	290,000		2.9%	290,000		*	0	0%
Rochdale Large Growth Portfolio		60,000	(2)	60,000	(2)	*	60,000	(2)	*	60,000	(2)	*	0	0%
Rochdale Large Value Portfolio		60,000	(2)	60,000	(2)	*	60,000	(2)	*	60,000	(2)	*	0	0%
Rochdale Mid-Small Growth Portfolio		60,000	(2)	60,000	(2)	*	60,000	(2)	*	60,000	(2)	*	0	0%
Rochdale Offshore Global Opportunities Fund LP		60,000	(2)	60,000	(2)	*	60,000	(2)	*	60,000	(2)	*	0	0%
Rochdale Mid-Small Value Portfolio		50,000	(2)	50,000	(2)	*	50,000	(2)	*	50,000	(2)	*	0	0%
Shira Capital LLC(28)		60,000		60,000		*	60,000		*	60,000		*	0	0%
Hammerman Capital Partners, LP(29)		40,000		40,000		*	40,000		*	40,000		*	0	0%
Peggy Casper(31)		30,000		30,000		*	30,000		*	30,000		*	0	0%
Robert J. Guttag(32)		30,000		30,000		*	30,000		*	30,000		*	0	0%
Guerrino De Luca Revocable Trust(33)		30,000		30,000		*	30,000		*	30,000		*	0	0%
Jeffrey I. Blake(34)		20,000		20,000		*	20,000		*	20,000		*	0	0%
Jerry Roland(35)		20,000		20,000		*	20,000		*	20,000		*	0	0%
Pappas Partners Limited Partnership(36)		20,000		20,000		*	20,000		*	20,000		*	0	0%
The USX China Fund(37)		20,000		20,000		*	20,000		*	20,000		*	0	0%
Daniel S. Van Riper Revocable Trust DTD 10/5/04(38)		12,000		12,000		*	12,000		*	12,000		*	0	0%
Elizabeth Grover Living Trust(39)		10,000		10,000		*	10,000		*	10,000		*	0	0%
Wei Li(40)		9,000		9,000		*	9,000		*	9,000		*	0	0%
The Tucker/Enander Living Trust(41)		7,000		7,000		*	7,000		*	7,000		*	0	0%
Bruce Groom Separate Property(42)		5,000		5,000		*	5,000		*	5,000		*	0	0%
Kassirer Opportunities, L.P.(43)		5,000		5,000		*	5,000		*	5,000		*	0	0%
Thomas Lee(44)		5,000		5,000		*	5,000		*	5,000		*	0	0%
Paul Guerney(45)		3,000		3,000		*	3,000		*	3,000		*	0	0%
Kurt A. Hawkesworth & Esmat Bahar Hawkesworth JTTEN(46)		2,000		2,000		*	2,000		*	2,000		*	0	0%
SEI Private Trust Co FAO Jim Smucker Co Master Trust(47)		100,000		100,000		*	100,000		*	100,000		*	0	0%
Utilico Emerging Markets Limited(48)		300,000		300,000		*	300,000		3.0%	300,000		*	0	0%
Coronado Capital Parnters LP(49)		40,000		40,000		*	40,000		*	40,000		*	0	0%
Antoine De Sejournet(50)		24,994		24,994		*	24,994		*	24,994		*	0	0%
Stourbridge Investments LLC(51)		5,000		5,000		*	5,000		*	5,000		*	0	0%
SCGC Capital Holding Company Limited(52)		3,440,000		3,440,000		6.1%	3,440,000		34.4%	3,440,000		6.1%	0	0%
A-99.3

	Shares Beneficially Owned Prior to This Offering						Ordinary Shares Being Offered		Ordinary Shares Beneficially Owned After This Offering
	Ordinary Shares				Preferred Shares(1)
	Number Outstanding	Number Underlying Preferred Shares Outstanding(1)	Total	Percent of Class	Number Outstanding	Percent of Class	Number Outstanding	Percent of Class	Number Outstanding	Percent of Class
Septwolves Group (Asia) Investments Limited(53)		799,997	799,997	1.5%	799,997	8.0%	799,997	1.5%	0	0%
Splendid Max Limited(54)		400,000	400,000	*	400,000	4.0%	400,000	*	0	0%
CIVC Investment LTD(55)		360,000	360,000	*	360,000	3.6%	360,000	*	0	0%
China Select Capital Partners Corp.(56)		29,996	29,996	*	29,996	*	29,996	*	0	0%
Genesis Opportunity Fund L.P.(57)		80,000	80,000	*	80,000	*	80,000	*	0	0%
WEC Partners LLC(57)		60,000	60,000	*	60,000	*	60,000	*	0	0%
George B. Kaufman(58)	15,000	2,000	17,000	*	2,000	*	17,000	*	0	0%
Total	52,677,323	10,012,987	62,690,310	100%	10,012,987	100%	62,690,310	100%	0	0%

*	Less than 1% of total outstanding ordinary shares or preferred shares, as applicable.
(1)	Each preferred share is automatically convertible into one share of our ordinary shares, which we call the Conversion Ratio, upon occurrence of both of the following: (a) the registration of the underlying ordinary shares is declared effective by the SEC or other applicable regulatory authority designed by the holders of a majority of the preferred shares pursuant to the terms of the registration rights agreement with such holders, or the underlying ordinary shares become freely tradable in the United States or pursuant to any available exemption; and (b) the commencement of the trading of our ordinary shares on a national U.S. stock exchange or such other recognized international exchange as the holders of a majority of preferred shares may approve. The Conversion Ratio is subject to proportional adjustment for share splits, divisions, share dividends, recapitalization and similar transactions. Each preferred share is also convertible into one of our ordinary shares at the option of the holder at any time prior to automatic conversion. Holders of the preferred shares have no right to vote on any matters that requires shareholder approval; provided, however, we may not issue any shares that have a liquidation preference that is senior to that of the preferred shares without the consent of the holders of at least two-thirds of the preferred shares then issued and outstanding.
(2)	These figures represent record ownership and not beneficial ownership.
(3)	Shares are held of record by Mars Harvest Co. Ltd, Building 26, Mingyang Tianxia, No. 1 Yuquan Road, Fuzhou, Fujian Province, PRC. Mr. Zhuo is the sole director of Mars Harvest and has the power to vote and dispose of all of our ordinary shares that it holds.
(4)	Shares are held of record by Venus Seed Co., Ltd, Flat B, 27/F, Ko On Mansion, Taikoo Shing, Quarry Bay, Hong Kong. Mr. Chan is the sole director of Venus Seed and has the sole power to vote and dispose of all of our ordinary shares that it holds.
(5)	Shares are held of record by Saturn Glory Co., Ltd., Room 1402, Building 8, D District, Rongqiao Jinjiang, No. 66, Jiangbin West Road, Fuzhou, Fujian Province, PRC. Mr. Lin is the sole director of Saturn Glory and has the sole power to vote and dispose of all of our ordinary shares that it holds.
(6)	The business address is Room 2508 A, 25/F Bank of America Tower, Central, Hong Kong.
(7)	The business address is Unit 1001, Fourseas Building, 208-212 Nathan Road, Kowloon, Hong Kong.
(8)	The address is No. 18-2 Yonghe Road, Wuxi City, Jiangsu Province, China.
(9)	The address is 18M, Tower A, Marriott International Apartment, No. 5 Lingtongguan, Jianguomenwai, Chaoyang District, Beijing, China.
(10)	The business address is No. 2206, Tower A, Chaowai SOHO, No. 6B Chaowai Street, Chaoyang District, Beijing, China.
(11)	The business address is 28/F, Guangdong Finance Building, 88 Connaught Road West, Sheung Wan, Hong Kong.
(12)	The business address is 22/F, Sunshine Golf Building, No. 7009 Shennan Street, Futian District, Shenzhen, China.

A-99.4

(13)	The business address is Flat B. 19/F, Macdonald Mansion, No. 8 MacDonald Road, Hong Kong.
(14)	The business address is 17 State Street, Suite 1600, New York, NY 10004, United States of America.
(15)	The business address for NewMargin Growth Fund, L.P. is PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. The business address for NewMargin Partners Ltd. is P.O. Box 3321, Drake Chambers, Tortola, British Virgin Islands. Includes 1,600,000 ordinary shares held by NewMargin Growth Fund, L.P. and 400,000 ordinary shares held by NewMargin Partners Ltd.
(16)	The business address is OMC Chambers, P.O. Box 3152, Road Town, Tortola, British Virgin Islands.
(17)	The business address is 17 State Street, 16th Floor, New York, NY 10004, United States of America. Chardan Capital Markets, LLC is a registered broker dealer.
(18)	Kerry Propper is the former President of Chardan and has voting and investment control over the shares. Mr. Propper disclaims the beneficial ownership of the shares held by Chardan listed in the table except to the extent of his pecuniary interest therein, if any.
(19)	The business address is 410 South Michigan Ave., Suite 620, Chicago, IL 606011, United States of America.
(20)	The business address is c/o CNH Partners, LLC, Two Greenwich Plaza, Greenwich, CT 06830, United States of America. Includes 1,000,000 preferred shares held by AQR Funds – AQR Diversified Arbitrage Fund, 500,000 preferred shares held by AQR Absolute Return Master Account, L.P.; and 250,000 preferred shares held by AQR Opportunistic Premium Offshore Fund, L.P.
(21)	The business address is Unit C, CNT Tower, 338 Hennessy Road, Wanchai, Hong Kong.
(22)	The business address is c/o Rochdale Investment Management, 570 Lexington Ave., 9th Floor, New York, NY 10022, United States of America. Includes 200,000 preferred shares held by Garrett R. D’Alessandro and 13,000 preferred shares held jointly by Garrett R. D’Alessandro & Amy Rappaport.
(23)	The business address is c/o CNH Partners, LLC, Two Greenwich Plaza, Greenwich, CT 06830, United States of America.
(24)	The business address is c/o Howard Bloom, 405 Park Ave., 6th Floor, New York, NY 10022, United States of America.
(25)	The business address is c/o E. Richard Baum, Anchin, Block & Anchin LLP, 1375 Broadway, New York, NY 10018, United States of America.
(26)	The business address is c/o Straus Asset Management, 767 Third Avenue, 21st Floor, New York, NY 10017, United States of America. Includes 75,000 preferred shares held by Straus Partners L.P. and 25,000 preferred shares held by Straus China Partners, L.P.
(27)	The business address is c/o Physical Processing, MK-WI S302, U.S. Bank Trust Services, 1555 N. River Center Drive, Suite 302, Milwaukee, WI 53212, United States of America. Includes 60,000 preferred shares held by Rochdale Large Growth Portfolio, 60,000 preferred shares held by Rochdale Large Value Portfolio, 60,000 preferred shares held by Rochdale Mid-Small Growth Portfolio, 60,000 share of preferred shares held by Rochdale Offshore Global Opportunities Fund LP, and 50,000 preferred shares held by Rochdale Mid-Small Value Portfolio.
(28)	The business address is 71 S. Walker, Suite 1900, Chicago, IL 60606, United States of America.
(29)	The business address is 1232 Rose Lane, Lafayette, CA 94549, United States of America.
(30)	The business address is 3200 Plumfield, Milford, MI 48380, United States of America.
(31)	The business address is 45 East 89th St., #35E, New York NY 10128-1232, Untied States of America.
(32)	The business address is c/o Peggy Casper, 45 East 89th St., #35E, New York NY 10128-1232, Untied States of America.
(33)	The business address is 2866 Pine Street, San Francisco, CA 94115, United States of America.
(34)	The business address is 2216 South Shore Dr., Erie, PA 16505, United States of America.
(35)	The business address is 33 Julia Court, Twp. of Washington, NJ 07676, United States of America.
(36)	The business address is c/o Mr. Harry G. Pappas Jr., 12500 Jarretsville Pike, Phoenix, MD 21131, United States of America.
(37)	The business address is c/o Kim Williams, 5700 Poplar Ave., Suite 3117, Memphis, TN 38137, United States of America.
(38)	The business address is 1920 Virginia Ave., Apt 1303, Fort Myers, FL 33901, United States of America.
(39)	The business address is 3867 La Donna Ave., Palo Alto, CA 94306-3153, United States of America.

A-99.5

(40)	The business address is 3540 W. Sahara Ave., #325, Las Vegas, NV 89102-5816, United States of America.
(41)	The business address is c/o Mr. Michael G. Tucker, 517 Panchita Way, Los Altos, CA 94022, United States of America.
(42)	The business address is 1628 California Ave., SW, Apt. A, Seattle, WA 98161-1692, United States of America.
(43)	The business address is c/o Mark Kassirer, 55 University Ave., Suite 1604, Toronto, Ontario, Canada, M5J2H7.
(44)	The business address is 14A East Coast Terrace, Singapore 458926.
(45)	The business address is 34 Morton Pl, Chappaqua, NY 10514, United States of America.
(46)	The business address is 7400 River Road, Apt. 320, North Bergen, NJ 07047, United States of America.
(47)	The business address is c/o SPTC Specialized Trust Admin, 1 Freedom Valley Dr., Oaks, PA 19456, United States of America.
(48)	The business address is P.O. Box 208, Epsom Surrey, KT 18 7YF, United Kingdom.
(49)	The business address is 111 Town Square Place #1500, Jersey City, NJ 07310, United States of America.
(50)	The business address is 56 Dreve D’Argenteuil, B-1410 Waterloo, Belgium.
(51)	The business address is 700 Summit Road, Union, NJ 07083, United States of America.
(52)	The business address is Floor 11, Investment Building, No. 4009, Shen Nan Road, Futian District, Shenzhen, Guangdong Province, China.
(53)	The business address is c/o Septwolves Group Holding Co., Ltd., No. 6 Building, Wuyi Industry & Trading District, No. 189, Lianyue Rd., Xiamen, Fujian, China.
(54)	The business address is c/o Sinocap Investment Holdings Limited, P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.
(55)	The business address is PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
(56)	The business address is 300-1055 West Hastings St., Vancouver, BC, Canada, V6E 2E9.
(57)	The business address is 61 Paine Avenue, New Rochelle, NY 10804, United States of America.
(58)	The business address is 310 Greenwich St., Apt. 9.G., New York, NY 10013, United States of America.
(59)	Assumes the underwriters of our public offering do not exercise their over-allotment option.

A-99.6

PLAN OF DISTRIBUTION

The selling shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their ADSs included in this prospectus on any stock exchange, market or trading facility on which the ADSs are traded or in private transactions, subject to applicable lock-up restrictions. These sales may be at fixed or negotiated prices. However, selling shareholders must sell at a fixed price until there is a market for the ADSs on the Nasdaq, which we expect to occur prior to the expiration of the applicable lock-up restrictions. A selling shareholder may use any one or more of the following methods when selling ADSs at the time such sales are permitted under applicable lock-up restrictions:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell their shares (whether or not in the form of ADSs) under Rule 144 under the Securities Act, if available, rather than under this prospectus.

We, our officers, directors and holders of all our outstanding capital shares and other securities have agreed, subject to specified exceptions, not to directly or indirectly sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Exchange Act, or otherwise dispose of any of our ADSs or ordinary shares, options or warrants to acquire ADSs or ordinary shares, or securities exchangeable or exercisable for or convertible into ADSs or ordinary shares or any substantially similar securities currently or hereafter owned either of record or beneficially, or publicly announce an intention to do any of the foregoing, for the following periods without the prior written consent of the representative of the underwriters of our public offering, in the case of:

•	our directors and executive officers, including their respective affiliates, 360 days after the date of this prospectus,
•	Regent Fill Investment Group, Poying Holdings Limited, Yu Jianliang, Ding Nan and all the holders of preferred shares, 180 days after the date of this prospectus, and
•	our other shareholders, 270 days after the date of this prospectus.

This restriction terminates after the close of trading of the ADSs on and including the 360, 180 and 270 days, as applicable, after the date of this prospectus. However, subject to certain exceptions, in the event that either:

•	during the last 17 days of the applicable restricted period, we issue an earnings release or material news or a material event relating to us occurs, or
•	prior to the expiration of the applicable restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the applicable restricted period,

then, in either case, the expiration of the applicable restricted period will be extended until the expiration of the 18-day period beginning on the date of the issuance of an earnings release or the occurrence of the material news or event, as applicable, unless the representative of the underwriters of our public offering waives, in writing, such an extension. After the expiration of the applicable lock-up period, the ordinary shares or ADSs held by our existing shareholders, executive officers and directors may be sold subject to the restrictions under Rule 144 under the Securities Act or by means of registered public offerings.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with the Financial Industry Regulatory Authority’s, or FINRA, NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA’s NASD IM-2440.

In connection with the sale of our ordinary shares or interests therein, the selling shareholders may, upon the expiration of contractual lock-up restrictions, enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the ordinary shares in the course of hedging the positions they assume. The selling shareholders may also, upon the expiration of contractual lock-up restrictions, sell shares of our ordinary shares short and deliver these securities to close out their short positions, loan or pledge the ordinary shares to broker-dealers that in turn may sell these securities, or enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In the event such persons may be deemed to be “underwriters,” any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling shareholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are paying the cost of registering the ordinary shares covered by this prospectus as well as various related expenses, which are estimated to be approximately $          . We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because the selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. There is no underwriter or coordinating broker acting in connection with the proposed sale of the shares registered hereunder by the selling shareholders. We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to keep this prospectus effective pursuant to Rule 415 under the Securities Act until the earlier of (i) the date on which all the shares registered for the selling shareholders have been sold, (ii) the date on which the shares registered for the selling shareholders hereunder are eligible to be sold pursuant to Rule 144 without any restriction pursuant to Rule 144.

LEGAL MATTERS

The validity of the ordinary shares represented by the ADSs offered in this offering will be passed upon for us by Maples and Calder.

EXPERTS

The financial statements of our company as of December 31, 2010, 2009 and 2008, and for the years ended December 31, 2010 and 2009 and from January 8, 2008 (Inception) to December 31, 2008 appearing in this prospectus and registration statement have been audited by UHY Vocation HK CPA Limited, or UHY, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The offices of UHY are located at 3/F., Malaysia Building, 50 Gloucester Road, Wanchai, Hong Kong.

The financial statements of Chardan Acquisition Corp. as of September 30, 2009 and 2008 and January 31, 2010 for the 4-month period ended January 31, 2010, for the year ended September 30, 2009 and for the period from September 26, 2008 (inception) to September 30, 2008 appearing in this prospectus and registration statement have been audited by Webb & Company, P.A., or Webb & Company, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report on the authority of such firm as experts in accounting and auditing. The offices of Webb & Company are located at 1500 Gateway Blvd, Suite 202, Boynton Beach, Florida, The United States of America.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under BVI law, each director of the registrant, when exercising powers or performing duties as a director, is required to act honestly and in good faith in what the director believes to be to the registrant’s best interests and to exercise the care, diligence and skill that a reasonable director would exercise in comparable circumstances. The registrant’s memorandum and articles of association provide that, to the fullest extent permitted by BVI law, the registrant may indemnify our directors against claims by its shareholders for any acts or omissions in the performance of their duties. Such indemnification does not affect the availability of equitable remedies such as injunctive relief or rescission. These provisions will not limit the liability of directors under United States federal securities laws.

The registrant may indemnify any of its directors, officers, agents, a liquidator appointed in relation to it or anyone serving at its request as a director of another entity against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings to the maximum extent permitted by law. The registrant may only indemnify a person if he or she acted honestly and in good faith in what the person believed to be the registrant’s best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his or her conduct was unlawful. The decision of the registrant board of directors as to whether the person acted honestly and in good faith in what the person believed the registrant’s best interests and as to whether the person had no reasonable cause to believe that his or her conduct was unlawful, is, in the absence of fraud, sufficient for the purposes of indemnification, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entry of no plea does not, by itself, create a presumption that a person did not act honestly and in good faith and with a view to our best interests or that the person had reasonable cause to believe that his or her conduct was unlawful. If a person to be indemnified has been successful in defense of any proceedings referred to above, the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

The registrant may purchase and maintain insurance in relation to any of its directors or officers against any liability asserted against the directors or officers and incurred by the directors or officers in that capacity, whether or not the registrant has or would have had the power to indemnify the directors or officers against the liability as provided in the registrant’s memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable as a matter of United States law.

ITEM 7.  RECENT SALES OF UNREGISTERED SECURITIES

The Redomicile, the Merger and 2010 Private Placement

In May 2010, CAC changed its domicile from Nevada to the BVI. In connection therewith, CAC’s only two shareholders, each accredited investors, exchanged an aggregate of 1,360,000 shares of common stock in the Nevada corporation for an aggregate of 50,000 ordinary shares of the BVI company, for no other consideration. The exchange of shares was conducted without any general solicitation or general advertising. The registrant believes that this transaction did not require registration under the Securities Act in reliance on Section 4(2) of the Securities Act regarding transactions not involving a public offering.

In October 2010, the registrant merged with CAC, a public reporting, non-trading shell company domiciled in the BVI. The registrant refers to this transaction as the “Merger.” Immediately prior to the consummation of the Merger, the registrant redesignated its shares to retroactively adjust its legal capital. At the time of the Merger, all of the issued and outstanding shares of CAC were exchanged for 500,000, or 0.95%, of the registrant’s issued and outstanding ordinary shares, while the registrant’s shareholders immediately prior to the Merger retained 52,177,323, or 99.05%, of its issued and outstanding ordinary shares.

Concurrently with the closing of the Merger, the registrant entered into a securities purchase agreement, or the Purchase Agreement, with certain accredited investors. Pursuant to the Purchase Agreement, through multiple closings between October and December 2010, such investors purchased 10,012,987 of the registrant’s preferred shares, at a purchase price of $5.00 per share, for aggregate proceeds of approximately $50.1 million. Chardan Capital Markets, LLC acted as the lead placement agent in connection with the private placement. The transaction did not involve any general advertisement or solicitation.

The registrant believes that each of the above issuances did not require registration under the Securities Act in reliance on Regulation S under the Securities Act for offshore offerings and/or Section 4(2) of the Securities Act regarding transactions not involving a public offering.

ITEM 8.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

See Exhibit Index beginning on page II-7 of this registration statement.

The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

The registrant acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, the registrant is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the notes thereto.

ITEM 9.  UNDERTAKINGS

a.	The undersigned registrant hereby undertakes:
1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4.	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.
5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
6.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
b.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of Form F-1, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
c.	The undersigned registrant hereby undertakes that:
1.	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(I) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
2.	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fuzhou City, China, on June 28, 2011.

China Dredging Group Co., Ltd.

By:	/s/ Xinrong Zhuo Xinrong Zhuo Chairman of the Board of Directors and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated and on June 28, 2011.

Signature	Title
/s/ Xinrong Zhuo Xinrong Zhuo	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)
/s/ Alfred Ho Alfred Ho	Chief Financial Officer (Principal Accounting Officer)
/s/ Fangjie Gu* Fangjie Gu	Chief Operating Officer and Director
/s/ Kit Chan* Kit Chan	Director
/s/ Yeliang Zhou* Yeliang Zhou	Director
/s/ Zengbiao Zhu* Zengbiao Zhu	Director
*By: /s/ Alfred Ho Alfred Ho, Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of China Dredging Group Co., Ltd. has signed this registration statement or amendment thereto in Newark, Delaware, on June 28, 2011.

Authorized U.S. Representative
Puglisi & Associates

By:	/s/ Donald J. Puglisi Name: Donald J. Puglisi Title: Managing Director

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1*	Form of Underwriting Agreement
3.1(1)	Amended and Restated Memorandum of Association of China Dredging Group Co., Ltd.
3.2(1)	Articles of Association of China Dredging Group Co., Ltd.
4.1*	Registrant’s Specimen American Depositary Receipt (included in Exhibit 4.3)
4.2*	Registrant’s Specimen Certificate for Ordinary Shares
4.3*	Form of Deposit Agreement, among the Registrant, the depositary and holder of the American Depositary Receipts
5.1*	Opinion of Maples and Calder regarding the validity of the ordinary shares being registered
8.1*	Opinion of Dacheng Law Offices LLP (Fuzhou) regarding certain PRC tax matters (included in Exhibit 99.2)
8.2*	Opinion of Maples and Calder regarding certain BVI tax matters (included in Exhibit 5.1)
8.3*	Opinion of DLA Piper LLP (US) regarding certain U.S. tax matters
10.1(1)	Employment Agreement of Xinrong Zhuo
10.2(1)	Employment Agreement of Bin Lin
10.3(1)	Employment Agreement of Fangjie Gu
10.4(1)	Agreement and Plan of Merger by and among Chardan Acquisition Corp., Shareholders of Chardan Acquisition Corp., China Dredging Group Co., Ltd. and Shareholders Of China Dredging Group Co., Ltd. dated October 27, 2010
10.5(1)	Securities Purchase Agreement by and among China Dredging Group Co., Ltd. and the Purchasers Listed on Exhibit A thereto, dated October 29, 2010
10.6(1)	Registration Rights Agreement dated October 29, 2010
10.7(1)	Securities Escrow Agreement dated October 29, 2010
10.8(5)	Contracted Management Agreement by and among Fujian WangGang Dredging Construction Co., Ltd., Wonder Dredging LLC and Fujian Xing Gang Port Service Ltd., dated June 30, 2010
10.9(4)	Equity Interest Pledge Agreement by and among Qing Lin, Panxing Zhuo, Fujian WangGang Dredging Construction Co., Ltd. and Wonder Dredging LLC, dated June 30, 2010
10.10(4)	Contract Relating to the Exclusive Purchase Right of Equity Interest by and among Fujian WangGang Dredging Construction Co., Ltd., Wonder Dredging LLC and Fujian Xing Gang Port Service Ltd., dated June 30, 2010
10.11(1)	Power of Attorney by and among Qing Lin, Panxing Zhuo and Fujian WangGang Dredging Construction Co., Ltd., dated June 30, 2010
10.12(1)	Power of Attorney by and between Wonder Dredging LLC and Fujian WangGang Dredging Construction Co., Ltd., dated June 30, 2010
10.13(1)	Engineering Boat Purchase and Sale Contract for Xinggangjun #3 by and between Yiyang Zhonghai Boats and Ships Limited Liability Company and Fujian Xing Gang Shipping Service Co., Ltd., January 13, 2008
10.14(1)	“Hongtaihai” Engineering Boat Purchase and Sale Contract for Xinggangjun #66 by and between Taizhou Hongtaihai Port Engineering Co., Ltd. and Fujian Xing Gang Shipping Service Co., Ltd., March 23, 2008
10.15(1)	Engineering Boat Purchase and Sale Contract for Xinggangjun #6 by and between Yiyang Zhonghai Boats and Ships Limited Liability Company and Fujian Xing Gang Shipping Service Co., Ltd., dated January 18, 2008
10.16(1)	Engineering Boat Purchase and Sale Contract by and between Yiyang Zhonghai Boats and Ships Limited Liability Company and Fujian Xing Gang Shipping Service Co., Ltd., dated May 20, 2009

Exhibit Number	Description of Document
10.17(1)	Crewmen Dispatch Contract for Xinggangjun #3 by and between Fujian Haiyi International Shipping Service Agency Co., Ltd. and Fujian Xing Gang Shipping Service Co., Ltd., April 21, 2008
10.18(1)	Crewmen Dispatch Contract for Xinggangjun #66 by and between Fujian Haiyi International Shipping Service Agency Co., Ltd. and Fujian Xing Gang Shipping Service Co., Ltd., February 21, 2008
10.19(1)	Crewmen Dispatch Contract for Xinggangjun #6 by and between Fujian Haiyi International Shipping Service Agency Co., Ltd. and Fujian Xinggang Shipping Service Co., Ltd., dated April 21, 2008
10.20(1)	Ship Lease Contract for Hengshengjun #88 by and between Lianyungang Hengrong Shipping Service Co., Ltd. and Fujian Xing Gang Shipping Service Co., Ltd., dated January 8, 2008
10.21(1)	Crewmen Assignment Agreement for Hengshengjun #88 by and between Lianyungang Hengrong Shipping Service Co., Ltd. and Fujian Xing Gang Shipping Service Co., Ltd., dated January 8, 2008
10.22(1)	Ship Lease Supplemental Agreement for Hengshengjun #88 by and between Lianyungang Hengrong Shipping Service Co., Ltd. and Fujian Xing Gang Shipping Service Co., Ltd., dated April 13, 2010
10.23(1)	Crewmen Assignment Supplemental Agreement for Hengshengjun #88 by and between Lianyungang Hengrong Shipping Service Co., Ltd. and Fujian Xing Gang Shipping Service Co., Ltd., dated May 21, 2010
10.24(1)	Ship Lease Contract for Xinggangjun #9 by and between Fujian Lutong Highway Engineering Construction Co., Ltd. and Fujian Xing Gang Shipping Service Co., Ltd., dated May 20, 2008
10.25(1)	Crewmen Assignment Agreement for Xinggangjun #9 by and between Fujian Lutong Highway Engineering Construction Co., Ltd. and Fujian Xing Gang Shipping Service Co., Ltd., dated May 20, 2008
10.26(1)	Ship Lease Supplemental Agreement Contract for Xinggangjun #9 by and between Fujian Lutong Highway Engineering Construction Co., Ltd. and Fujian Xing Gang Shipping Service Co., Ltd., dated April 11, 2010
10.27(1)	Crewmen Assignment Supplemental Agreement for Xinggangjun #9 by and between Fujian Lutong Highway Engineering Construction Co., Ltd. and Fujian Xing Gang Shipping Service Co., Ltd., dated May 21, 2010
10.28(1)	Ship Lease Contract for Liya #10 by and between Beihai Shunda Liya Shipping Service Co., Ltd. and Fujian Xing Gang Port Service Co., Ltd., dated June 14, 2010
10.29(1)	Crewmen Assignment Agreement for Liya #10 by and between Beihai Shunda Liya Shipping Service Co., Ltd. and Fujian Xing Gang Port Service Co., Ltd., dated June 14, 2010
10.30(1)	Ship Leasing Contract for Honglinjun #9 by and between Zhejiang Honglin Ship Engineering Co., Ltd. and Fujian Xing Gang Port Service Co., Ltd., dated June 19, 2010
10.31(1)	Crewmen Assignment Agreement for Honglinjun #9 by and between Zhejiang Honglin Ship Engineering Co., Ltd. and Fujian Xing Gang Port Service Co., Ltd., dated June 19, 2010
10.32(1)	Ship Lease Contract for Honglinjun #18 by and between Zhejiang Honglin Ship Engineering Co., Ltd. and Fujian Xing Gang Port Service Co., Ltd., dated June 18, 2010
10.33(1)	Crewmen Assignment Agreement for Honglinjun #18 by and between Zhejiang Honglin Ship Engineering Co., Ltd. and Fujian Xing Gang Port Service Co., Ltd., dated June 18, 2010
10.34(1)	Ship Lease Contract for Xiechang #18 by and between Zhonghai Engineering Construction General Bureau Dalian Engineering Construction Bureau and Fujian Xing Gang Port Service Co., Ltd., dated June 24, 2010
10.35(1)	Crewmen Assignment Agreement for Xiechang #18 by and between Zhonghai Engineering Construction General Bureau Dalian Engineering Construction Bureau and Fujian Xing Gang Port Service Co., Ltd., dated June 24, 2010

Exhibit Number	Description of Document
10.36(1)	Office Lease Agreement by and between LIN Ping and Fujian Xing Gang Shipping Service Co., Ltd., dated January 1, 2008
10.37*	Employment Agreement of Alfred Ho
10.37(1)	Office Lease Agreement by and between LIN Ping and Fujian Xing Gang Port Service Co., Ltd., dated January 1, 2010
10.38(1)	Office Lease Supplemental Agreement by and between LIN Ping and Fujian Xing Gang Port Service Co., Ltd., dated March 30, 2010
10.39(3)	Supplemental Employment Agreement of Fangjie Gu
10.40(3)	Employment Agreement of Fangjie Gu
21.1(1)	Subsidiaries of the Registrant
23.1	Consent of UHY Vocation HK CPA Limited, an independent registered public accounting firm
23.2*	Consent of Maples and Calder (included in Exhibit 5.1)
23.3*	Consent of Dacheng Law Offices LLP (Fuzhou) (included in Exhibit 99.2)
23.4*	Consent of DLA Piper LLP (US) (included in Exhibit 8.3)
23.5	Consent of Webb & Company, P.A.
24.1(2)	Powers of Attorney (included on signature page)
24.2(5)	Power of Attorney for Messrs. Yeliang Zhou and Zengbiao Zhu
99.1*	Code of Business Conduct and Ethics of the Registrant
99.2*	Opinion of Dacheng Law Officers LLP (Fuzhou) regarding certain PRC law matters

*	To be filed by amendment.
(1)	Previously filed as an Exhibit to Form 20-F filed on November 2, 2010 (File # 000-53465).
(2)	Previously filed as an Exhibit to Form F-1 filed on December 30, 2010 (File # 333-171484).
(3)	Previously filed as an Exhibit to Form F-1, Amendment No. 1, filed on February 16, 2011 (File # 333-171484).
(4)	Previously filed as an Exhibit to Form F-1, Amendment No. 2, filed on March 28, 2011 (File # 333- 171484).
(5)	Previously filed as an Exhibit to Form F-1, Amendment No. 3, filed on May 20, 2011 (File # 333- 171484).